AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1998



                                                              FILE NO. 001-14373

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 2


                                       TO

                                    FORM 10
                             ---------------------
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                          INSIGNIA/ESG HOLDINGS, INC.
                (TO BE RENAMED "INSIGNIA FINANCIAL GROUP, INC.")
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      56-2084290
       (State or other jurisdiction of                (I.R.S. Employer Identification
        incorporation or organization)                            Number)

                   200 PARK AVENUE, NEW YORK, NEW YORK 10166
              (Address of Principal Executive Offices) (Zip Code)

                                 (212) 984-8000
              (Registrant's telephone number, including area code)

       Securities to be registered pursuant to Section 12(b) of the Act:

             TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
             -------------------                      ------------------------------
   COMMON STOCK, PAR VALUE $.01 PER SHARE              NEW YORK STOCK EXCHANGE, INC.

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)

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--------------------------------------------------------------------------------

                             INFORMATION STATEMENT

                                [INSIGNIA LOGO]

                          INSIGNIA/ESG HOLDINGS, INC.
                (TO BE RENAMED "INSIGNIA FINANCIAL GROUP, INC.")

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

     This Information Statement ("Information Statement") has been prepared by Insignia Financial Group, Inc., a Delaware corporation ("Insignia"), in connection with the proposed pro rata distribution (the "Distribution") by Insignia to its stockholders of all of the outstanding Common Stock, par value $.01 per share ("Holdings Common Stock"), of Insignia/ESG Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Insignia ("Holdings"). It is currently anticipated that the Distribution will be effected as soon as possible after the Special Meeting of Stockholders of Insignia to be held on September 14, 1998 (the "Insignia Meeting"), at which Insignia stockholders will be asked to approve, among other things, the Distribution and the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), by and among Insignia, Holdings, Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), and AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO Operating Partnership"), which provides for the proposed merger (the "Merger") of Insignia with and into AIMCO, as such Merger is described in the Joint Proxy Statement/Prospectus dated August
     , 1998 (the "Joint Proxy Statement/Prospectus") relating to the Insignia Meeting and the Special Meeting of Stockholders of AIMCO to be held on September 14, 1998 (the "AIMCO Meeting"). Following the Merger, Holdings will change its name to "Insignia Financial Group, Inc."

     As a result of the Distribution, each holder of record as of September 15, 1998 (the "Distribution Record Date") of shares of Class A Common Stock, par value $.01 per share, of Insignia ("Insignia Common Stock") will receive two shares of Holdings Common Stock for each three shares of Insignia Common Stock held by such holder. Cash will be distributed in lieu of any fractional shares of Holdings Common Stock (determined in the aggregate). The Insignia Board of Directors (the "Insignia Board") expects to consummate the Distribution as soon as practicable after the Distribution Record Date.

     The Distribution will occur if the Insignia stockholders approve the Distribution and the Insignia Board determines that the conditions to the Distribution have been satisfied, regardless of whether the Merger Agreement is approved. See "THE DISTRIBUTION -- CONDITIONS."

                             ---------------------
  THE SECURITIES TO BE ISSUED IN THE DISTRIBUTION AND THE WARRANT DISTRIBUTION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
     OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS INFORMATION STATEMENT OR THE JOINT PROXY STATEMENT/PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

         The date of this Information Statement is August      , 1998.

     Prior to the Distribution, Insignia will transfer to Holdings and its subsidiaries the assets and liabilities that comprise Insignia's commercial real estate operations and other select holdings. The business of Holdings will include Insignia's commercial real estate services business, cooperative and condominium apartment management business, single-family home brokerage and mortgage origination business, equity co-investment business and certain other related businesses. After the Distribution, Insignia and its remaining subsidiaries will continue to own and operate Insignia's existing residential multifamily property management, ownership and partnership administration businesses, including related assets and liabilities, and if the Merger is consummated, such businesses, assets and liabilities will be acquired by AIMCO.

     No consideration will be paid by Insignia stockholders for the shares of Holdings Common Stock to be received by them in the Distribution. There is currently no public trading market for the Holdings Common Stock. The shares of Holdings Common Stock to be distributed in the Distribution have been approved for listing, subject to official notice of issuance and approval of the Distribution by Insignia stockholders, on the NYSE under the symbol "IEG." See "THE DISTRIBUTION -- MANNER OF EFFECTING THE DISTRIBUTION."

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................  iii
SUMMARY.....................................................    1
  Insignia/ESG Holdings, Inc................................    1
  Pro Forma Revenues........................................    3
  The Distribution and the Merger...........................    3
  Effects of the Distribution...............................    4
SUMMARY COMBINED HISTORICAL AND PRO FORMA FINANCIAL
  INFORMATION OF HOLDINGS...................................    6
CAPITALIZATION..............................................    8
LISTING AND TRADING OF HOLDINGS COMMON STOCK................    8
DIVIDEND POLICY.............................................    8
THE DISTRIBUTION............................................    9
  Reasons for the Distribution..............................    9
  The Distribution..........................................   10
  Manner of Effecting the Distribution......................   11
  Conditions................................................   11
  Relationship with Insignia and AIMCO Following the
     Distribution...........................................   12
  Expenses..................................................   12
THE MERGER..................................................   12
  Reasons for the Merger....................................   12
  The Merger Agreement......................................   13
  The Indemnification Agreement.............................   13
BUSINESS OF HOLDINGS........................................   14
  General...................................................   14
  Commercial Real Estate Services -- Insignia/ESG...........   16
  Residential Real Estate Services -- Realty One and
     Insignia Residential Group.............................   21
  Cooperative and Condominium Apartment Management
     Services...............................................   23
  Mergers and Acquisitions..................................   25
  Competition...............................................   25
  Employees.................................................   26
  Environmental Regulation..................................   26
  Litigation................................................   26
CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO INSIGNIA
  STOCKHOLDERS..............................................   28
  The Distribution..........................................   28
SELECTED COMBINED HISTORICAL AND PRO FORMA FINANCIAL
  INFORMATION OF HOLDINGS...................................   30
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF
  HOLDINGS (UNAUDITED)......................................   32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   37
  Results of Operations for the Three Months Ended March 31,
     1998 and 1997..........................................   37
  Results of Operations for the Years Ended December 31,
     1997 and 1996..........................................   39
  Results of Operations for the Years Ended December 31,
     1996 and 1995..........................................   40
  Liquidity and Capital Resources...........................   41
  Effect of New Accounting Standards........................   41
  Year 2000 Compliance......................................   41
  Impact of Inflation and Changing Prices...................   42

                                                              PAGE
                                                              ----
MANAGEMENT..................................................   43
  Directors and Executive Officers..........................   43
  Committees of the Holdings Board..........................   44
  Directors' Compensation...................................   45
EXECUTIVE COMPENSATION......................................   46
  Summary Compensation Table................................   46
  Insignia Option/SAR Grants in Last Fiscal Year............   47
  Aggregated Insignia Option/SAR Exercises in Last Fiscal
     Year and Fiscal Year-End Option/SAR Values.............   48
  Compensation Pursuant to Plans............................   48
  Employment Agreements.....................................   54
  Compensation Committee Interlocks and Insider
     Participation..........................................   58
CERTAIN TRANSACTIONS........................................   58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   59
DESCRIPTION OF CAPITAL STOCK................................   61
  Common Stock..............................................   61
  Preferred Stock...........................................   61
  NYSE Listing..............................................   61
  Transfer Agent and Registrar..............................   61
  The Delaware Business Combination Act.....................   61
  Certain Certificate and By-laws Provisions................   62
INDEX TO FINANCIAL STATEMENTS...............................  F-1
ANNEX A -- AGREEMENT AND PLAN OF DISTRIBUTION...............  A-1

                             AVAILABLE INFORMATION

     Holdings has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form 10 (such registration statement, as it may be amended or supplemented, the "Registration Statement") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Holdings Common Stock to be distributed to Insignia stockholders in the Distribution. This Information Statement does not contain all of the information that is set forth in the Registration Statement and the exhibits and schedules thereto. Additional information concerning the proposed Distribution and related transactions may be found in the Joint Proxy Statement/Prospectus forming a part of the registration statement on Form S-4 (the "Form S-4") filed by AIMCO under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement and the Form S-4, as well as the respective annexes, exhibits and schedules thereto, can be copied and inspected at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, as well as the Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street NW, Washington, D.C. 20549 at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Holdings and Insignia. In addition, information filed by Holdings and Insignia with the NYSE may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     Following the Distribution, Holdings will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that will be filed by Holdings with the SEC will be available for inspection and copying at the SEC's public reference facilities referred to above. Copies of such material will be obtainable by mail from the Public Reference Section of the SEC at the address referred to above at prescribed rates and from the SEC's web site referred to above. In addition, it is expected that reports, proxy statements, and other information concerning Holdings will be available for inspection at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     NO PERSON HAS BEEN AUTHORIZED BY INSIGNIA OR HOLDINGS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT AND IN THE JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER INSIGNIA OR HOLDINGS. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT OR THE JOINT PROXY STATEMENT/PROSPECTUS NOR THE CONSUMMATION OF THE DISTRIBUTION CONTEMPLATED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HOLDINGS SINCE THE DATE THEREOF, OR THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE.

                                    SUMMARY

     The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, included in this Information Statement and the Appendices to the Joint Proxy Statement/Prospectus, including (i) the form of the Agreement and Plan of Distribution to be entered into between Insignia and Holdings attached hereto as Appendix A (the "Distribution Agreement") and (ii) the Merger Agreement attached as Appendix I to the Joint Proxy Statement/Prospectus. Stockholders are urged to read this Information Statement, the Joint Proxy Statement/Prospectus and the Appendices thereto in their entirety. After the Distribution, Holdings will be one of the largest international real estate firms in the world, comprised of Insignia's international commercial real estate services business, cooperative and condominium apartment management business, single-family home brokerage and mortgage origination business, equity co-investment and certain other related businesses (collectively, the "Holdings Businesses"), and Insignia will continue to own and operate Insignia's existing residential multifamily property management and ownership and partnership administration businesses, including related assets and liabilities (collectively, the "Multifamily Business"). Assuming the Merger with AIMCO is consummated, AIMCO will succeed to the Multifamily Business, including related assets and liabilities.

INSIGNIA/ESG HOLDINGS, INC.

     Holdings, headquartered in New York, New York, is the parent company of an international real estate organization. Holdings' business units specialize in commercial real estate services, single-family home brokerage and mortgage origination, condominium and cooperative apartment management, equity co-investment and other services. As more fully described below and elsewhere in this Information Statement, Holdings' principal operating units are Insignia/ESG, Inc. (international commercial property services), Realty One, Inc. (single-family home brokerage and mortgage origination) and Insignia Residential Group, Inc. (condominium and cooperative housing management).

     Through Insignia/ESG, Inc. and its subsidiaries ("Insignia/ESG"), including its U.K. subsidiary Richard Ellis Group Limited ("Richard Ellis"), its Italian subsidiary Insignia CAGISA S.P.A. ("Insignia/ CAGISA"), and its German subsidiary Insignia RE GmbH, Holdings provides a broad spectrum of commercial real estate services, including tenant representation, property leasing and management, property disposition and acquisition, investment sales, equity and debt financing, equity co-investment and consulting services. Insignia/ESG provides these services for tenants, owners and investors in office, manufacturing/distribution, retail, hospitality and mixed-use properties. Insignia/ESG is among the leading providers of commercial real estate services in the United States according to the January 1998 edition of Commercial Property News. Insignia/ESG enjoys a dominant market position in the New York metropolitan area, and also maintains a significant market position in property owner and/or tenant services in Washington, DC, Philadelphia, Chicago, Atlanta, Phoenix, Los Angeles, San Francisco, Dallas and other major central business districts. In all, Insignia/ESG has operations in more than 40 markets in the United States. Insignia/ESG also has growing international capabilities which allow it to meet clients' expanding world-wide needs, most notably through Richard Ellis in the United Kingdom, Insignia RE GmbH in Germany, and Insignia/ CAGISA in Italy. According to the January 1998 issue of Estates Gazette, Richard Ellis is among the leading property services companies in the United Kingdom with offices in London, Manchester, Glasgow, Birmingham, Leeds, Liverpool and Belfast.

        Map of United States showing                   Map of United Kingdom showing
      locations of Insignia/ESG offices              locations of Insignia/ESG offices

               [INSIGNIA/ESG U.S. AND U.K. OFFICE LOCATIONS MAPS]

     Through Realty One, Inc. and its affiliated companies ("Realty One"), Holdings operates a full-service single-family residential brokerage and mortgage loan origination business in northern Ohio. Realty One is the ninth largest (based on unit volume) residential real estate brokerage firm in the United States according to Real Trends "Big Broker Report" published in May 1998. In 1997, it handled more than 20,000 transaction sides valued at more than $2.8 billion, and through its affiliate, First Ohio Mortgage Corp. Inc. ("First Ohio"), Realty One originated in excess of 2,650 mortgage loans totaling approximately $292 million.

     Holdings' subsidiary, Insignia Residential Group, Inc. ("Insignia Residential Group"), is the largest manager of cooperatives and condominiums in the New York metropolitan tri-state area according to the July/August 1998 issue of New York Habitat. As of March 31, 1998, Insignia Residential Group managed 315 residential properties, consisting of 237 cooperatives, 41 condominiums and 37 rental properties, comprising a total of approximately 59,000 residential units.

     As a result of the Distribution, Holdings will be an independent, publicly held company. Certain of the current executive officers and directors of Insignia are also executive officers and directors of Holdings. See "MANAGEMENT."

     Holdings, which was incorporated under the laws of the State of Delaware on May 6, 1998, was organized by Insignia for the purpose of owning and operating the Holdings Businesses in order to facilitate the Distribution. Holdings has no operating history and no established sources of capital. Holdings' principal executive offices are located at 200 Park Avenue, New York, New York 10166, and its telephone number at that address is (212) 984-8000. Following the Merger, Holdings will change its name to "Insignia Financial Group, Inc."

PRO FORMA REVENUES

     On a pro forma basis, Insignia/ESG's U.S. operations accounted for 58% of Holdings' 1997 revenues, Insignia/ESG's European operations accounted for 16% of Holdings' 1997 revenues, Realty One accounted for 21% of Holdings' 1997 revenues, and Insignia Residential Group accounted for 5% of Holdings' 1997 revenues.

                          HOLDINGS PRO FORMA REVENUES

                                    [CHART]

                [PIE CHART ILLUSTRATING PERCENTAGES OF HOLDINGS'
          PRO FORMA REVENUES ACCOUNTED FOR BY OPERATIONS LISTED ABOVE]

THE DISTRIBUTION AND THE MERGER

     Prior to the Distribution, Insignia will effect a series of contributions, transfers and liability assumptions among itself and its subsidiaries for the purpose of separating the Holdings Businesses and the Multifamily Business. The purpose of these transactions is to facilitate the Distribution and the Merger. Most of Insignia's existing liabilities, other than those directly relating to the Holdings Businesses, will remain with Insignia after the Distribution (subject to certain guarantees and pledges of Holdings and its subsidiaries pending the completion of the Merger or refinancing thereof by Insignia). Assuming the Merger is consummated, those liabilities will be assumed by AIMCO and Holdings will be released from all guarantees, liens and pledges in favor of Insignia's revolving credit facility lenders.

     The Distribution. Insignia will distribute to each record holder of Insignia Common Stock as of the Distribution Record Date certificates representing that number of whole shares of Holdings Common Stock equal to two-thirds of the number of shares of Insignia Common Stock held by such holder. Insignia stockholders will recognize gain or loss to the extent cash is distributed in lieu of any fractional shares of Holdings Common Stock. It is currently anticipated that the Distribution will be effected as soon as practicable after approval thereof at the Insignia Meeting. Insignia has received an opinion from Rogers & Wells LLP that, although the matter is not free from doubt, the Distribution should qualify as a reorganization and tax-free distribution for Federal income tax purposes. Notwithstanding the receipt of such an opinion, no assurance can be given that the Internal Revenue Service ("IRS") or a court will agree with the conclusions of Rogers & Wells LLP. To qualify as a tax-free distribution, the Distribution must satisfy the requirements of Sections 355 and 368 of the Internal Revenue Code of 1986, as amended (the "Code"), including the requirements that the Distribution not be used as a device for the distribution of Insignia's earnings and that

Insignia's historic business be continued following the Merger and Distribution. The law is not entirely clear regarding the application of these requirements to a distribution and subsequent merger with a real estate investment trust ("REIT") that will conduct the acquired business through a subsidiary partnership and other non-controlled subsidiaries. If the Distribution did not qualify as a tax-free reorganization, each Insignia stockholder would be treated as receiving a distribution in an amount equal to the fair market value of Holdings Common Stock received, which would result in a taxable dividend to the extent of such stockholder's pro rata share of Insignia's current and accumulated earnings and profits (including gain to Insignia from the distribution of Holdings Common Stock). In the event that Insignia stockholders approve the Distribution but not the Merger Agreement, the Distribution will nonetheless be consummated if the Insignia Board determines that the conditions to the Distribution have been satisfied. See "THE DISTRIBUTION -- CONDITIONS."

     In connection with the Distribution, Insignia anticipates making a distribution (the "Warrant Distribution") to record holders on the Distribution Record Date of the 6 1/2% Trust Convertible Preferred Securities issued by Insignia Financing I, a subsidiary of Insignia (the "Convertible Preferred Securities"), of warrants to purchase approximately 1,196,000 shares of Holdings Common Stock (four warrants for each $500 liquidation amount of Convertible Preferred Securities held by them) (the "Warrants"). Each Warrant will represent the right to purchase one share of Holdings Common Stock. The Warrants will have an exercise price of 120% of the market price of Holdings Common Stock following the Distribution. The term of each Warrant will be five years, and no Warrant will be exercisable before two years after it is granted. Immediately prior to the Warrant Distribution, Insignia will purchase the Warrants from Holdings for approximately $8.5 million, which represents the estimated fair market value of the Warrants. This value was determined using the Black-Scholes method, based on the following assumptions: (i) no dividends are paid on Holdings Common Stock,
(ii) an exercise price equal to 120% of the market price, (iii) a five-year term and (iv) 30% volatility of the Holdings Common Stock. See "THE
DISTRIBUTION -- MANNER OF EFFECTING THE DISTRIBUTION."

     The Insignia Board will formally declare, and authorize Insignia to effect, the Warrant Distribution if the Distribution has occurred and the Insignia Board determines, among other things, that (i) the conditions to the Merger have been satisfied and (ii) the closing of the Merger is imminent. See "THE
DISTRIBUTION -- CONDITIONS."

     The Merger. If the Distribution and the Merger Agreement are approved by Insignia stockholders, pursuant to the Merger Agreement Insignia (and thus the Multifamily Business) will be merged with and into AIMCO, with AIMCO being the surviving corporation. In the aggregate, Insignia's stockholders will receive shares of preferred AIMCO equity securities ("AIMCO Securities") in the Merger, which will also entitle the holders of the AIMCO Securities to a one-time special dividend of approximately $50 million in cash (the "Special Dividend"). In addition, AIMCO is required to have Holdings released from all guarantees of, and pledges of collateral for, Insignia debt as a condition of the Merger. A more detailed description of the Merger Agreement and the Merger, including the respective pre- and post-Merger obligations of the parties to the Merger Agreement and the conditions to consummation of the Merger, can be found in the Joint Proxy Statement/Prospectus. See "THE MERGER."

EFFECTS OF THE DISTRIBUTION

     Set forth below is a brief summary of certain terms of the Distribution and related transactions. The Distribution Agreement is more fully described herein under "THE DISTRIBUTION" and is attached hereto as Appendix A.

Distributing Company..........   Insignia

Securities to be
Distributed...................   Shares of Holdings Common Stock, on the basis
                                 of two shares of Holdings Common Stock for each three shares of Insignia Common Stock, and cash in lieu of any fractional shares of Holdings
                                 Common Stock. Based on the number of shares of Insignia

                                 Common Stock outstanding as of July 31, 1998, it is estimated that approximately 21,500,000 shares of Holdings Common Stock will be distributed to Insignia stockholders in the Distribution.

Distribution Record Date......   The Distribution Record Date is September 15,
                                 1998.

Time of Distribution..........   The time at which the Distribution is effective
                                 (the "Time of Distribution") is expected to be as soon as practicable after the approval thereof at the Insignia Meeting. Stock certificates for shares of Holdings Common
                                 Stock will be mailed as soon as practicable after the Time of Distribution. See "THE
                                 DISTRIBUTION -- MANNER OF EFFECTING THE
                                 DISTRIBUTION."

Trading Market................   The Holdings Common Stock to be distributed in
                                 the Distribution have been approved for listing on the NYSE, subject to official notice of issuance and approval of the Distribution by Insignia stockholders, under the symbol "IEG."
                                 Holdings is also considering applying to list its shares of the Holdings Common Stock on the London Stock Exchange. See "LISTING AND TRADING
                                 OF HOLDINGS COMMON STOCK."

Distribution Agent, Transfer
Agent and Registrar...........   First Union National Bank, which also serves as
                                 transfer agent for the Insignia Common Stock, is expected to serve as the distribution agent and as the transfer agent and registrar for the Holdings Common Stock.

Tax Consequences..............   The Distribution is intended to be tax-free to
                                 holders of Insignia Common Stock. See "CERTAIN
                                 FEDERAL INCOME TAX CONSEQUENCES TO INSIGNIA
                                 STOCKHOLDERS."

Distribution Agreement........   Holdings and Insignia will enter into the
                                 Distribution Agreement immediately prior to the Distribution, which will govern the parties respective rights, duties and obligations with respect to the sharing of tax liabilities, if any, and other pre- and post-Distribution liabilities and obligations. A copy of the Distribution Agreement is attached hereto as Appendix A. See "THE DISTRIBUTION --
                                 RELATIONSHIP WITH INSIGNIA FOLLOWING THE
                                 DISTRIBUTION."

Relationship with Insignia
After the Distribution........   Except as provided in the Distribution
                                 Agreement, the Merger Agreement and the Amended and Restated Indemnification Agreement, dated as of May 26, 1998, between AIMCO and Holdings
                                 (the "Indemnification Agreement") and as otherwise described herein, there will be no relationship between Holdings and Insignia after the Distribution, or between Holdings and AIMCO after the Merger. See "THE
                                 DISTRIBUTION -- RELATIONSHIP WITH INSIGNIA
                                 FOLLOWING THE DISTRIBUTION."

                   SUMMARY COMBINED HISTORICAL AND PRO FORMA
                       FINANCIAL INFORMATION OF HOLDINGS

     The following table sets forth (i) unaudited summary combined historical financial information of the Insignia entities to be spun off into Holdings (the "Holdings Businesses") as of March 31, 1998 and for each of the three-month periods ended March 31, 1998 and 1997; (ii) summary combined historical financial information as of December 31, 1997 and 1996 and for each of the years ended December 31, 1997, 1996 and 1995, which has been derived from the Holdings Businesses' audited combined financial statements as of December 31, 1997 and 1996, and for each of the years ended December 31, 1997, 1996 and 1995, included elsewhere herein; (iii) summary historical financial information as of and for each of the years ended December 31, 1995, 1994, and 1993, which has been derived from the unaudited combined financial statements of the Holdings Businesses, not included elsewhere herein; and (iv) unaudited summary combined pro forma financial information as of and for the three-month period ended March 31, 1998 and for the year ended December 31, 1997, which has been derived from the Unaudited Pro Forma Condensed Combined Financial Statements of Holdings included elsewhere herein. This historical and pro forma financial information includes an allocable portion of corporate, administrative and general expenses of Insignia estimated to be incurred by Holdings operating on a stand alone basis. Such data should be read in conjunction with the combined financial statements (including the notes thereto) and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere herein. The unaudited summary combined pro forma balance sheet information as of March 31, 1998 is presented as if the Distribution and the Merger had occurred on March 31, 1998, and the unaudited summary combined pro forma income statement information for the three-month period ended March 31, 1998 and the year ended December 31, 1997 is presented as if the Distribution, the acquisition of Richard Ellis, the acquisition of Realty One, and the acquisition of Barnes, Morris, Pardoe & Foster had occurred on January 1, 1997. The unaudited summary combined pro forma financial information incorporates certain assumptions set forth in the footnotes to the Unaudited Pro Forma Condensed Combined Financial Statements of Holdings included elsewhere herein. Historical per share data has not been presented because the financial statements of the Holdings Businesses include primarily wholly-owned subsidiaries or divisions of Insignia. The summary combined pro forma information does not purport to represent what Holdings' financial position or results of operations actually would have been had the Distribution and the acquisitions described above, in fact, occurred on such date or at the beginning of the period indicated, or to project Holdings' financial position or results of operations at any future date or for any future period.

     The tables set forth below provide a variety of statistical information about Holdings and the Holdings Businesses. Management believes that Net EBITDA, which is defined as earnings before interest, income taxes, depreciation and amortization ("EBITDA") combined with funds from operations ("FFO") less interest expense, is a significant indicator of the strength of its results. EBITDA does not represent cash flow as defined by GAAP and does not necessarily represent amounts of cash available to fund Holdings' cash requirements. EBITDA should not be considered an alternative to net income, an indicator of operating performance or an alternative to cash flow from operations as a measure of liquidity. There can be no assurance that Holdings' basis of computing EBITDA and Net EBITDA is comparable with that of other companies.

                                   THREE MONTHS ENDED MARCH 31,     HOLDINGS                   HOLDINGS BUSINESSES
                                 --------------------------------   ---------   -------------------------------------------------
                                 HOLDINGS    HOLDINGS BUSINESSES                       YEAR ENDED DECEMBER 31,
                                 ---------   --------------------   -------------------------------------------------------------
                                 PRO FORMA                          PRO FORMA
                                   1998        1998        1997       1997        1997       1996      1995      1994      1993
                                 ---------   ---------   --------   ---------   --------   --------   -------   -------   -------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues.......................  $113,033    $102,801    $43,866    $460,717    $295,753   $122,005   $38,658   $15,665   $11,711
Operating expenses.............   101,690      91,776     39,162     408,848     258,625    107,444    37,554    14,606     8,672
Depreciation and
  amortization.................     6,007       5,184      3,268      22,056      15,244      9,197     3,778       771       157
Net income (loss)..............     2,330       2,759      1,072      14,570      13,055      3,484    (2,278)      173     1,758
Per share amount -- assuming
  dilution.....................  $   0.10                           $   0.67
Weighted average and potential
  dilutive common shares.......    22,581                             21,657
CASH FLOW DATA:
Cash provided by (used in)
  operating activities.........       N/A    $(11,778)   $(6,030)        N/A    $ 30,332   $  7,307   $(1,399)      N/A       N/A
Cash used in investing
  activities...................       N/A     (36,845)    (3,117)        N/A     (82,893)   (77,194)  (19,796)      N/A       N/A
Cash provided by financing
  activities...................       N/A      54,424      9,116         N/A      61,767     69,895    21,221       N/A       N/A
SUPPLEMENTAL DATA:
EBITDA.........................  $ 11,343    $ 11,025    $ 4,704    $ 51,869    $ 37,128   $ 14,561   $ 1,104   $ 1,059   $ 3,039
Combined EBITDA and FFO........    11,709      11,391      4,860      52,673      37,932     14,923     1,104     1,059     3,039
Net EBITDA.....................    11,096      11,009      4,860      50,621      37,614     14,905     1,104     1,059     3,039

                                    AS OF MARCH 31,                                            HOLDINGS BUSINESSES
                                 ----------------------                         -------------------------------------------------
                                 HOLDINGS     HOLDINGS
                                 ---------   BUSINESSES                                        AS OF DECEMBER 31,
                                 PRO FORMA   ----------                         -------------------------------------------------
                                   1998         1998                              1997       1996      1995      1994      1993
                                 ---------   ----------                         --------   --------   -------   -------   -------
                                     (IN THOUSANDS)                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Total assets...................  $485,652     $450,907                          $334,494   $171,787   $43,074   $19,877   $ 3,153
Notes payable..................    31,208       31,208                            20,891         --        --        --        --
Investment and net advances
  from Insignia................        --      288,720                           208,444    137,777    39,948    17,294     1,671
Stockholders' equity...........   323,465           --                                --         --        --        --

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Holdings Businesses as of March 31, 1998 and the pro forma capitalization of Holdings as of such date after giving effect to the Distribution (amounts in thousands, except share data). This table should be read in conjunction with Holdings Businesses' Combined Financial Statements and the notes thereto, Holdings' Unaudited Pro Forma Condensed Combined Financial Statements and the notes thereto, and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," all of which are included elsewhere herein.

                                                               AS OF MARCH 31, 1998
                                                              -----------------------
                                                              HISTORICAL    PRO FORMA
                                                              ----------    ---------
  Long-term debt(1).........................................   $ 31,208     $ 31,208
  Investment and net advances from Insignia -- stockholders'
     equity.................................................    288,720           --
  Common Stock, $.01 par value per share, 80,000,000 shares
     authorized, 21,500,000 shares issued and
     outstanding(2).........................................         --          215
  Preferred Stock, $.01 par value per share, 20,000,000
     shares authorized, no shares issued and outstanding....         --           --
  Additional paid-in capital................................         --      323,250
  Retained earnings.........................................         --           --
                                                               --------     --------
          Total investment and net advances from Insignia --
            stockholders' equity............................    288,720      323,465
                                                               --------     --------
          Total capitalization..............................   $319,928     $354,673
                                                               ========     ========

---------------

(1) Holdings is a guarantor of, and the stock of each of its material subsidiaries is pledged to secure, Insignia's $300 million revolving credit facility.

(2) Does not include 6,154,000 shares of Holdings Common Stock which may be issued upon exercise of options and warrants.

                  LISTING AND TRADING OF HOLDINGS COMMON STOCK

     The Holdings Common Stock to be distributed in the Distribution have been approved for listing on the NYSE, subject to official notice of issuance, under the symbol "IEG." Holdings is also considering applying to list the Holdings Common Stock on the London Stock Exchange. There is currently no public trading market for the Holdings Common Stock, and there can be no assurance as to the establishment or consistency of any such market. Of the approximately 21,500,000 million shares of Holdings Common Stock that are expected to be outstanding following the Distribution, approximately 13.6 million shares will become eligible for sale in the public market immediately following the Distribution, and the remaining approximately 7.9 million shares held by affiliates will become eligible for resale 90 days following the Distribution, subject to volume, manner of sale and other limitations of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of Holdings after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Holdings, and may include the directors and executive officers of Holdings as well as any principal stockholder of Holdings. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                                DIVIDEND POLICY

     Holdings does not intend to pay dividends on the Holdings Common Stock in the foreseeable future. Any payment of future dividends and the amounts thereof will be dependent upon Holdings' earnings, financial requirements and other factors, including contractual obligations.

                                THE DISTRIBUTION

     This section of the Information Statement describes certain aspects of the Distribution. This description does not purport to be complete and is qualified in its entirety by reference to the agreements (including the Distribution Agreement and the Merger Agreement) which are attached as Appendices to this Information Statement and to the Joint Proxy Statement/Prospectus.

REASONS FOR THE DISTRIBUTION

     The Insignia Board believes that the Distribution will enhance stockholder value principally for the following reasons:

     - Access to Capital Markets. The separation of the Holdings Businesses will provide Holdings with greater access to the capital markets to develop its commercial and retained residential real estate operations, facilitate future acquisitions and make Holdings better able to attract and retain top quality professionals in its commercial real estate future operations. Stock-based compensation of commercial real estate professionals is expected to more closely tie their performance and compensation.

     - Continuation of Multifamily Business. Regardless of whether the Merger occurs, the Distribution will permit Insignia to continue and expand the Multifamily Business. Immediately following the Distribution, Insignia will continue to be the largest manager of multifamily housing in the United States.

     - Future Prospects of Holdings. The strength and future prospects of Holdings are favorable, even without the net cash flow contributed by the Multifamily Business. The Insignia Board believes that Holdings will have sufficient access to capital to fund its operations as a stand alone entity.

     - Commercial Business Attractive to Investors. The Insignia Board believes that the creation of a stand-alone commercial business will be more attractive to the investment community, because it will enable that community to better understand and analyze the performance and prospects of the Holdings Businesses.

     - Management Focus. The Distribution will allow the management of Holdings to focus exclusively on the operation and growth of the Holdings Businesses.

     - Tax Free Distribution. The Distribution is expected to be tax-free to Insignia stockholders (except to the extent of cash received in lieu of fractional shares).

Notwithstanding these favorable aspects of the Distribution, the Insignia stockholders should be aware of the following factors, among others which the Insignia Board considered in approving the Distribution:

     - Tax Risks. While Insignia intends that the Distribution will qualify as a tax-free distribution to its stockholders, the issue is not entirely free from doubt and no assurance can be given that the IRS will agree with this characterization. Insignia has received an opinion of Rogers & Wells LLP to the effect that the Distribution should be tax-free to Insignia stockholders (except in respect of cash received in lieu of fractional shares).

     - Lack of Operating History. Holdings has not operated as a business apart from Insignia and there can be no assurance that the separation will not result in a disruption, at least temporarily, of the Holdings Businesses. The Insignia Board believes that Holdings' management has the experience necessary to operate Holdings as a stand alone business.

     - No Market for Holdings Common Stock. There is not currently a public market for Holdings Common Stock, and there can be no assurance that a public trading market will develop. However, Holdings' Common Stock has been approved for listing on the NYSE, subject to official notice of issuance.

     - Uncertainty of Market Prices. There can be no assurance that the combined market value of Holdings Common Stock and Insignia Common Stock after the Distribution will equal or exceed the market value of Insignia Common Stock before the Distribution.

     - Access to Credit. If the Merger does not occur following the Distribution, Holdings and Insignia will have to refinance or restructure Insignia's revolving credit facility in order to permit Holdings to have access to the credit markets. The Insignia Board believes that Insignia's revolving credit facility can be adequately restructured.

     - Interests of Directors and Officers. Certain directors and officers of Insignia will receive substantial payments from Insignia as a result of the Merger and certain executive officers (or entities they control) will be parties to employment and/or consulting agreements with Holdings and Insignia. The Insignia Board reviewed and approved the nature and amount of such payments and considered the consequent effect on non-affiliated stockholders. In addition, the independent directors and certain key personnel of Holdings will be granted an aggregate of approximately 1,100,000 options to purchase Holdings Common Stock under the Holdings 1998 Stock Plan.

     The foregoing discussion of the factors considered by the Insignia Board is not intended to be exhaustive, but includes all material factors considered by the Insignia Board. In light of the variety of the factors considered in connection with its evaluation of the Distribution, the Insignia Board did not find it practicable to, and therefore did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and did not try to reach a consensus as to the appropriate analysis of each factor. In addition, different members of the Insignia Board may have given different weights to different factors and may have analyzed each factor differently.

THE DISTRIBUTION

     Prior to the Distribution, Insignia effected a series of contributions, transfers and liability assumptions among itself and its subsidiaries for the purpose of separating the Holdings Businesses and the Multifamily Business in order to facilitate the Distribution and the Merger. Most of Insignia's existing liabilities, other than those directly relating to the Holdings Businesses, will remain with Insignia after the Distribution (subject to certain guarantees and pledges of Holdings and its subsidiaries pending the completion of the Merger or refinancing thereof by Insignia). Assuming the Merger is consummated, those liabilities will be assumed by AIMCO and Holdings will be released from all guarantees, liens and pledges in favor of Insignia's revolving credit facility.

     Subject to receipt of Insignia stockholder approval and the satisfaction of certain other conditions, Insignia will effect the Distribution by distributing to each record holder of Insignia Common Stock as of the Distribution Record Date certificates representing that number of whole shares of Holdings Common Stock equal to two-thirds of the number of shares of Insignia Common Stock held by such holder. Cash will be distributed in lieu of any fractional shares of Holdings Common Stock (determined in the aggregate). It is currently anticipated that the Distribution will be effected as soon as practicable after approval thereof at the Insignia Meeting. In the event that Insignia stockholders approve the Distribution but not the Merger Agreement, the Distribution will nonetheless be consummated if the Insignia Board determines that the conditions to the Distribution have been satisfied. The Holdings Common Stock has been approved for listing on the NYSE, subject to official notice of issuance and approval of the Distribution by Insignia stockholders, under the symbol "IEG." Consummation of the Distribution is not conditioned upon approval or consummation of the Merger. See "-- MANNER OF EFFECTING THE DISTRIBUTION" AND "-- CONDITIONS."

     In connection with the Merger, Holdings will assume certain existing options and warrants to purchase shares of Insignia Common Stock. It is estimated that following the Distribution, such options and warrants will represent the right to purchase approximately 3.86 million shares of Holdings Common Stock. The precise number of shares underlying certain of such options and warrants and the exercise prices thereof will depend in part upon the fair market value of Holdings Common Stock following the Distribution, and thus is indeterminable at this time. Such options and warrants are in addition to the approximately 1,100,000 options to purchase Holding Common Stock under the Holdings 1998 Stock Plan. See "CERTAIN TRANSACTIONS."

     In connection with the Distribution, Insignia anticipates making a distribution to record holders of the Convertible Preferred Securities on the Distribution Record Date of Warrants to purchase approximately 1,196,000 shares of Holdings Common Stock (four warrants for each $500 liquidation amount of Convertible Preferred Securities held by them). Each Warrant will represent the right to purchase one share of Holdings Common Stock. The Warrants will have an exercise price of 120% of the market price of Holdings Common Stock following the Distribution. The term of each Warrant will be five years, and no Warrant will be exercisable before two years after it is granted. Immediately prior to the Warrant Distribution, Insignia will purchase the Warrants from Holdings for approximately $8.5 million, which represents the estimated fair market value of the Warrants. This value was determined using the Black-Scholes method, based on the following assumptions: (i) no dividends are paid on Holdings Common Stock,
(ii) an exercise price equal to 120% of the market price, (iii) a five-year term, and (iv) 30% volatility of the Holdings Common Stock. See "-- MANNER OF EFFECTING THE DISTRIBUTION."

     The Insignia Board will formally declare and authorize Insignia to effect the Warrant Distribution if the Distribution has occurred and the Insignia Board determines, among other things, that (i) the conditions to the Merger have been satisfied, and (ii) the closing of the Merger is imminent. See "-- CONDITIONS."

MANNER OF EFFECTING THE DISTRIBUTION

     Prior to the Distribution, Holdings will effect a stock split of the sole current outstanding share of Holdings Common Stock, which will permit Insignia to distribute the required number of shares of Holdings Common Stock in the Distribution. Insignia will effect the Distribution by delivering new share certificates for Holdings Common Stock to First Union National Bank as the distribution agent (the "Distribution Agent"), for delivery on a pro rata basis to the holders of Insignia Common Stock as of the close of business on the Distribution Record Date without further action by such holders. It is expected that the Distribution Agent will begin mailing new share certificates representing the Holdings Common Stock as soon as practicable after the Distribution. The Distribution will be deemed effective upon notification by Insignia to the Distribution Agent that the Distribution has been declared and that the Distribution Agent is authorized to proceed with the distribution of Holdings Common Stock. All shares of Holdings Common Stock to be distributed in the Distribution will be fully paid, nonassessable and free of preemptive rights. See "DESCRIPTION OF CAPITAL STOCK." Insignia will effect the Warrant Distribution by delivering warrant certificates for the Warrants to the Distribution Agent for delivery to the holders of Convertible Preferred Securities as of the close of business on the Distribution Record Date without further action by such holders.

     No fractional shares of Holdings Common Stock will be distributed in the Distribution. Insignia stockholders who otherwise would be entitled to receive fractional shares of Holdings Common Stock in the Distribution will receive a number of whole shares of Holdings Common Stock equal to the next lower number of shares of Insignia Common Stock to which such holder would be entitled. All fractional shares of Holdings Common Stock that otherwise would have been distributed to such holders of Insignia Common Stock will be aggregated and sold in the open market as soon as practicable after the Time of Distribution and the holders otherwise entitled to such fractional shares will receive, and will be subject to tax on, their pro rata share of the proceeds of such sale in lieu of such fractional shares.

     No holder of Insignia Common Stock will be required to pay any cash or any other consideration for the shares of Holdings Common Stock to be received in the Distribution or to surrender or exchange shares of Insignia Common Stock in order to receive shares of Holdings Common Stock.

     THE DISTRIBUTION AGENT WILL SEND YOU YOUR NEW HOLDINGS STOCK CERTIFICATES FOLLOWING CONSUMMATION OF THE DISTRIBUTION. STOCKHOLDERS SHOULD NOT SEND INSIGNIA STOCK CERTIFICATES TO HOLDINGS OR THE DISTRIBUTION AGENT.

CONDITIONS

     The obligation of Insignia to consummate the Distribution is subject to the fulfillment or waiver of each of the following conditions: (i) the approval of the Distribution by Insignia stockholders; (ii) the receipt of the requisite consent to the Distribution by Insignia's revolving credit facility lenders;
(iii) the receipt of a confirming opinion of tax counsel to Insignia to the effect that the Distribution should qualify as a tax-free distribution to Insignia's stockholders; and (iv) the determination by the Insignia Board that Holdings and its subsidiaries will be relieved of substantially all of their obligations under Insignia's revolving credit facility and that all related liens on their assets will be terminated. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO INSIGNIA STOCKHOLDERS." See also "THE MERGER AGREEMENT AND THE TERMS OF THE MERGER -- CONDITIONS TO THE MERGER" in the Joint Proxy Statement/Prospectus.

RELATIONSHIP WITH INSIGNIA AND AIMCO FOLLOWING THE DISTRIBUTION

     Immediately prior to the Distribution, Holdings and Insignia will enter into the Distribution Agreement described below relating to the future relationship between Holdings and Insignia after the Distribution. The Distribution Agreement will govern the parties respective rights, duties and obligations with respect to the sharing of tax liabilities, if any, and other pre- and post-Distribution liabilities and obligations.

     Prior to and after the Distribution, Holdings' stock in its material subsidiaries will be subject to liens in favor of Insignia's revolving credit facility lenders. The Distribution Agreement provides, among other things, that Insignia will use its reasonable best efforts to obtain the release of the liens on Holdings' stock in its material subsidiaries in favor of Insignia's revolving credit facility lenders. AIMCO has covenanted in the Merger Agreement to obtain such a release as a condition to the Merger being consummated. Unless and until Insignia, or AIMCO after the Merger, obtains the release of such liens on Holdings' stock in its material subsidiaries, it is unlikely that Holdings will be able to obtain additional financing. Following the Merger, the relationship between Holdings and AIMCO will be governed by the Merger Agreement and the Indemnification Agreement. See "THE MERGER -- THE MERGER AGREEMENT" AND "-- THE INDEMNIFICATION AGREEMENT."

     After the Distribution, affiliates of Holdings will continue to provide management services for certain properties owned by partnerships whose general partners are affiliates of Insignia (or, after the Merger, AIMCO) on substantially the same terms and conditions as management agreements currently in effect. In addition, after the Distribution Insignia (or, after the Merger, AIMCO) will provide computer services and data processing for accounting and payroll functions at Insignia's (or AIMCO's) actual direct cost through December 31, 1998, and on a month-to-month basis thereafter pursuant to a technical services agreement.

EXPENSES

     Regardless of whether the Distribution and the Merger are consummated, all fees, costs and expenses incurred in connection therewith will be paid by the party incurring such fees, costs and expenses, except that Insignia and AIMCO will share equally the cost of printing the Joint Proxy Statement/Prospectus.

                                   THE MERGER

     The following is a brief summary of the key terms and provisions of the Merger Agreement and the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the agreements (including the Merger Agreement and the Indemnification Agreement) which are attached as Appendices to the Joint Proxy Statement/Prospectus.

REASONS FOR THE MERGER

     For information concerning the background of and reasons for the Merger, see "THE MERGER AND RELATED TRANSACTIONS -- BACKGROUND OF THE MERGER," and
"-- INSIGNIA'S REASONS FOR THE MERGER; RECOMMENDATION OF THE INSIGNIA BOARD" in the Joint Proxy Statement/Prospectus. As described therein, the Insignia Board has unanimously approved the Merger and believes that it is in the best interests of Insignia's stockholders. AIMCO's interest in Insignia related only to the Multifamily Business, and therefore a divestiture of the Holdings' Businesses was required to permit the Merger to proceed. The Insignia Board believes that the Merger will permit the Multifamily Business to maximize its competitive advantage. The Insignia Board further believes that, taken together, the Distribution and the Merger will permit stockholders to continue to be involved in the Holdings Businesses, while also providing them with the opportunity to participate in a company which will be one of the largest owners and managers of multifamily apartment properties in the United States after the Merger.

THE MERGER AGREEMENT

     If the Distribution and the Merger are approved by Insignia stockholders, pursuant to the Merger Agreement Insignia (and thus the Multifamily Business) will be merged with and into AIMCO, with AIMCO being the surviving corporation. In the aggregate, Insignia's stockholders will receive a number of AIMCO Securities in the Merger equal to approximately $303 million divided by the AIMCO Index Price, which will also entitle the holders of AIMCO Securities to the one-time Special Dividend of approximately $50 million in cash. In addition, AIMCO is required to have Holdings released from all guarantees of, and pledges of collateral for, Insignia debt at or prior to the time of the Merger. A more detailed description of the Merger Agreement and the Merger, including the respective pre- and post-Merger obligations of the parties to the Merger Agreement and the conditions to consummation of the Merger, can be found in the Joint Proxy Statement/Prospectus. The "AIMCO Index Price" is defined in the Merger Agreement as the aggregate of the daily average price of AIMCO Common Stock (computed based on the sum of the high and low sales prices of AIMCO Common Stock (as reported on the NYSE Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) divided by two) on each of the 20 consecutive NYSE trading days ending on the fifth NYSE trading day immediately preceding the effective time of the Merger, divided by 20; provided, however, that if the AIMCO Index Price is greater than $38.00, then the AIMCO Index Price will be deemed to be $38.00. The AIMCO Index Price is not intended to and will not necessarily represent the fair market value of the AIMCO Securities.

THE INDEMNIFICATION AGREEMENT

     In connection with the Merger Agreement, Holdings and AIMCO entered into the Indemnification Agreement. The Indemnification Agreement provides generally that following consummation of the Merger, Holdings will indemnify and hold harmless AIMCO from and against all losses in excess of $9.1 million resulting from (i) breaches of representations, warranties or covenants of Insignia or Holdings in the Merger Agreement, (ii) actions taken by or on behalf of Insignia prior to consummation of the Merger and (iii) the Distribution. Holdings is also required to indemnify AIMCO against all losses (without regard to any dollar value limitation) resulting from (a) amounts paid or payable to employees of Insignia actually paid by AIMCO, other than those employees AIMCO has agreed to retain following the consummation of the Merger, (b) obligations to third parties for goods, services, taxes or indebtedness incurred prior to the consummation of the Merger, other than as agreed to by AIMCO or included in the approximately $458 million of indebtedness and liabilities of Insignia and its subsidiaries which will be assumed by AIMCO in the Merger, and (c) Insignia's ownership and operation of Holdings and the Holdings Businesses.

     At the time of the Merger, to the extent that Insignia and its subsidiaries have more or less than $458 million of debts and liabilities, including estimated income taxes through the effective time of the Merger (including income taxes that will result from the Distribution), the Merger consideration will be adjusted as follows: if such debts and liabilities are greater than $458 million, Holdings will pay to AIMCO the difference between those amounts; if such debts and liabilities are less than $458 million, AIMCO will pay to Holdings the difference between those amounts. Income taxes arising from the Distribution have been estimated based on an assumed value of Holdings. Assuming an AIMCO Index Price of $38.00, and based on 32,010,907 shares of Insignia Common Stock outstanding as of July 31, 1998 and a spread value of approximately $10.8 million for warrants and employee stock options which AIMCO is expected to assume as a result of the Merger, the Merger consideration of $353 million (including the Special Dividend) approximates $10.49 per share of Insignia Common Stock. Using an assumed price of $25.00 per share of Insignia Common Stock would imply a market value of Holdings of approximately $14.41 per share of Insignia Common Stock. Insignia's taxable income attributable to the Distribution at this implied value after reduction for expenses incurred in connection with the Distribution and Merger, including the retirement of options, is estimated to be approximately $5 million.

     The Distribution contemplates that two shares of Holdings Common Stock will be distributed for each three shares of Insignia Common Stock. Accordingly, the implied market valuation of Holdings per share of Insignia Common Stock would equate to an implied market valuation of $21.51 per share of Holdings Common Stock, with approximately 21,500,000 shares of Holdings Common Stock outstanding. To the extent the fair market value of Holdings Common Stock is greater than the implied market valuation of $21.51 per share of Holdings Common Stock, Holdings is required to indemnify AIMCO for taxes paid in respect of such excess fair market value. The amount of such taxes should approximate $13.0 million for each $1 per share that the fair market value of a share of Holdings Common Stock exceeds $21.51. On the other hand, if the fair market value of the Holdings Common Stock is less than $21.51 per share, the income tax liability of Insignia assumed by AIMCO in the Merger would be less than the estimate included in the $458 million of debt and liabilities of Insignia and its subsidiaries to be assumed by AIMCO in the Merger, in which case AIMCO would owe to Holdings the amount of such difference. The foregoing references to assumed market value are not, and are not intended to be, an estimate of the actual prices at which such shares may trade in the market.

     The Indemnification Agreement also provides that following consummation of the Merger, AIMCO will indemnify and hold harmless Holdings from all losses that arise out of the operation of the Multifamily Business following consummation of the Merger and for all losses in excess of $9.1 million arising from breach of any representation, warranty or covenant of AIMCO in the Merger Agreement.

                              BUSINESS OF HOLDINGS

     The following description of the business of Holdings gives effect to the Distribution.

GENERAL

     Holdings, headquartered in New York, New York, is the parent company of an international real estate organization. Holdings' business units specialize in commercial real estate services, single-family home brokerage and mortgage origination, condominium and cooperative apartment management, equity co-investment and other services. As more fully described below and elsewhere in this Information Statement, Holdings' principal operating units are Insignia/ESG (international commercial property services), Realty One (single-family home brokerage and mortgage origination) and Insignia Residential Group (condominium and cooperative housing management). The European operations of Insignia/ESG consist of Richard Ellis in the United Kingdom, Insignia/CAGISA in Italy and Insignia RE GmbH in Germany. The British Pound (Sterling) represents the only foreign currency of a material business operation, as Richard Ellis is currently responsible for approximately 90% of all foreign operations.

     Through Insignia/ESG, Holdings provides a broad spectrum of commercial real estate services, including tenant representation, property leasing and management, property disposition and acquisition, investment sales, equity and debt financing, equity co-investment and consulting services. Insignia/ESG provides these services for tenants, owners and investors in office, manufacturing/distribution, retail, hospitality and mixed-use properties. Insignia/ESG is among the leading providers of commercial real estate services in the United States. Insignia/ESG enjoys a dominant market position in the New York metropolitan area, and also maintains a significant market position in property owner and/or tenant services in Washington, DC, Philadelphia, Chicago, Atlanta, Phoenix, Los Angeles, San Francisco, Dallas and other major central business districts. In all, Insignia/ESG has operations in more than 40 markets in the United States. Insignia/ESG also has growing international capabilities which allow it to meet clients' expanding world-wide needs, most notably through Richard Ellis in the United Kingdom, Insignia RE GmbH in Germany and Insignia/ CAGISA in Italy. According to the January 1998 issue of Estates Gazette, Richard Ellis is among the leading property services companies in the United Kingdom, with offices in London, Manchester, Glasgow, Birmingham, Leeds, Liverpool and Belfast.

     Through Realty One, Holdings operates a full-service single-family residential brokerage and mortgage loan origination business in northern Ohio. Realty One is the ninth largest (based on unit volume) residential real estate brokerage firm in the United States according to Real Trends "Big Broker Report" published in May 1998. In 1997, it handled more than 20,000 transactions valued at more than $2.8 billion, and through its mortgage loan affiliate, First Ohio, originated in excess of 2,650 mortgage loans totaling approximately $292 million. A transaction is measured by closed transaction "sides," which means either the listing or selling of a closed transaction. Each side closed is a commissionable event to the broker responsible for that side of the transaction.

     Holdings' subsidiary, Insignia Residential Group, is the largest manager of cooperatives and condominiums in the New York metropolitan tri-state area, according to the July/August 1998 issue of New York Habitat. As of March 31, 1998, Insignia Residential Group managed 315 residential properties, consisting of 237 cooperatives, 41 condominiums and 37 rental properties, comprising a total of approximately 59,000 residential units.

     As a result of the Distribution, Holdings will be an independent, publicly held company. Certain of the current executive officers and directors of Insignia are also executive officers and directors of Holdings. See "MANAGEMENT."

     Holdings, which was incorporated under the laws of the State of Delaware on May 6, 1998, was organized by Insignia for the purpose of owning and operating the Holdings Businesses in order to facilitate the Distribution. Holdings has no operating history and no established sources of capital. Holdings' principal executive offices are located at 200 Park Avenue, New York, New York 10166, and its telephone number at that address is (212) 984-8000. Following the Merger, Holdings will change its name to "Insignia Financial Group, Inc."

COMMERCIAL REAL ESTATE SERVICES -- INSIGNIA/ESG

  UNITED STATES OPERATIONS GENERALLY

     The U.S. commercial real estate services business is the largest of Holdings' operations, accounting for an estimated 58% of Holdings' 1997 pro forma revenues. Insignia/ESG's commercial services business commenced operations on January 1, 1991, as a division of Insignia's residential property management business. As the commercial services area grew, it was separately incorporated in late 1992 as Insignia Commercial Group, Inc. and has operated separately from Insignia's residential services since that time. Its growth has come principally through acquisitions, most notably substantially all the assets of Edward S. Gordon Company, Incorporated ("ESG") on June 30, 1996. In February 1998, ESG was merged into Insignia Commercial Group, Inc. which then changed its name to Insignia/ESG, Inc. Insignia/ESG generated approximately $31.3 million in revenues in 1995, $97.7 million in revenues in 1996, and $245.2 million in revenues in 1997.

                       U.S. COMMERCIAL SERVICES REVENUES

                                    [CHART]
            [BAR CHART ILLUSTRATING THE ANNUAL REVENUES OF HOLDINGS' REAL ESTATE SERVICES OPERATIONS FOR 1995, 1996 AND 1997]

     Its 1997 revenues made Insignia/ESG the third-largest provider of commercial real estate services in the United States according to the January 1998 issue of Commercial Property News. Insignia/ESG provides a broad spectrum of commercial real estate services to corporations and other major space users, property owners and investors. These services include tenant representation, property leasing and management, property acquisition and disposition services, placement of equity and debt financing, property co-investment and consulting services. Insignia/ESG provides these services in the office, industrial, retail and hospitality sectors of the commercial real estate industry. At June 30, 1998, Insignia/ESG provided property management, leasing or other services for approximately 195 million square feet of commercial real estate, including 123 million square feet of office space, 53 million square feet of industrial space, and 19 million square feet of retail space. These services are provided on a third-party basis for owners such as Metropolitan Life Insurance Company, Chase Manhattan Bank, Lennar, John Hancock Mutual Life, The Irvine Company and others.

                        U.S. PROPERTY SERVICES PORTFOLIO
                           Total: 195 million Sq. Ft.

                                    [CHART]
                       [PIE CHART ILLUSTRATING HOLDINGS'
              U.S. PROPERTY SERVICES PORTFOLIO BY SQUARE FOOTAGE]

     Beginning in early 1998, all services nationally were rendered under the highly-regarded Insignia/ESG brand name. Specialized divisions within Insignia/ESG include the Capital Advisors Group, responsible for third-party investment sales and equity/debt placement activities, and the Commercial Investments Group, which offers fee-development and redevelopment services.

     During 1997, Insignia/ESG completed in excess of 70 million square feet of commercial real estate transactions, sold more than $2 billion in commercial properties and arranged more than $500 million of financing for properties.

     Insignia/ESG prides itself on the consistent, high-quality delivery of its services across geographic markets, property types and disciplines. It is active to varying degrees in more than 40 US markets, and maintains substantial market share in key central business districts, such as New York, Chicago, Washington, DC, Philadelphia, Phoenix, Los Angeles and others.

     New York City is the largest market for Insignia/ESG. Insignia/ESG represents many leading corporations and property owners, helping them to fulfill their requirements in this marketplace. Insignia/ESG was responsible for 23 of the 50 largest leasing transactions in New York City during 1997, including the single largest: Standard & Poors' 947,000 square feet lease at 55 Water Street. The closest competitor to Insignia/ESG was responsible for 10 of the 50 largest leasing transactions in New York City.

     Insignia/ESG believes that its success and reputation within the New York area serve as a catalyst for its growth nationally as well as internationally. Insignia/ESG's growth strategy combines targeted acquisitions of companies that offer complementary skill sets as well as the establishment of servicing capabilities in markets where it does not currently offer these services. Insignia/ESG's expansion is primarily focused on first tier U.S. and international markets (those comprising 75 million square feet or more) and secondarily on opportunities in second tier U.S. and international markets (those comprising 25 million to 74 million square feet). In the past 18 months, Insignia/ESG has completed acquisitions of real estate services companies in Chicago, IL, Washington, DC, Philadelphia, PA, Portland, OR and Stamford, CT, and established brokerage capabilities in Atlanta, GA and Phoenix, AZ.

  EUROPEAN OPERATIONS GENERALLY

     Insignia/ESG's European operations consist of Richard Ellis in the United Kingdom, Insignia/CAGISA in Italy and Insignia RE GmbH in Germany. The European operations accounted for approximately 16% of Holdings' 1997 pro forma revenues.

       Richard Ellis

     Richard Ellis is a London-based commercial real estate firm. It has operated for 225 years and until May 1997 operated as a partnership. In 1997, Richard Ellis was converted into an English limited company. Richard Ellis was acquired by Insignia in February 1998 and its operations are currently being integrated with Insignia/ESG's operations.

     Richard Ellis is a highly regarded name in commercial real estate throughout the United Kingdom. It provides extensive coverage of the entire UK market through full-service offices in London, Glasgow, Birmingham, Leeds, Manchester, Liverpool and Belfast. During 1997, Richard Ellis had revenues of approximately $58 million, concluded 12.5 million square feet of transactions and sold more than $2.4 billion worth of commercial property. Richard Ellis services more than 20 million square feet of commercial properties. It has over 500 employees.

     Richard Ellis' capabilities, culture, operating philosophy and client base are very similar to Insignia/ESG's. In an increasingly global business environment, Holdings expects that substantial synergies and cross-selling opportunities will accrue from the pairing of the Richard Ellis and Insignia/ESG operations, particularly with respect to two of the world's leading financial centers, New York and London.

     Richard Ellis provides broad-ranging services, including consulting, project management, appraisal, zoning and other general services. The major income components, however, are agency leasing, tenant representation and property sales and financing. The London market reflects growing rents and continued construction after a marked decline from the peak in the late 1980's. It is currently expected that the positive market environment will continue in London and in other parts of the country.

     Through Richard Ellis, Holdings believes it can serve as a springboard for the global expansion of its commercial real estate services business. Holdings expects to further penetrate the European market, and longer-term, expects to expand into Asia as well. For example, in July 1998, Richard Ellis assisted in opening the offices of Insignia RE GmbH, Holdings' German subsidiary, in Frankfurt.

       Insignia/CAGISA

     In 1997, Insignia acquired 60% of the capital stock of Insignia/CAGISA, a leading Italian management company founded in 1939. Insignia/CAGISA operates a mixed portfolio of 10,000 commercial and residential units throughout Italy from its offices in Rome and Milan.

     Insignia/CAGISA is operating in a relatively underdeveloped real estate services market in Italy which presents growth opportunities. Government entities, such as municipalities and pension funds, are required by law to outsource the management of their properties, and many private companies, driven by European convergence and competitive pressures, are following suit. Insignia/CAGISA has started to develop strong real estate advisory expertise for these clients, leveraging on the Insignia, and particularly the Richard Ellis experience and know-how.

  SERVICES

     The full-range of Insignia/ESG's services, both in the United States and internationally, includes:

          Tenant Representation: the acquisition or disposition of leased or owned space on behalf of space users;

          Consulting: specialization in large, multi-faceted transactions (usually 50,000 square feet or more) requiring in-depth planning, analysis and execution;

          Investment Sales: the sale or acquisition of all types of commercial property on behalf of owners;

          Debt/Equity Placement: the arrangement of financing -- either debt or equity -- on behalf of owners of all types of commercial properties;

          Property Leasing: the marketing of available space within commercial properties and the consummation of leases with tenants;

          Property Management: responsibility for the financial and operational aspects of a commercial property which sometimes involves specialized services such as construction management, engineering or energy management;

          Retail Services: specialized services performed on behalf of retail tenants and retail property owners;

          Industrial Services: specialized services performed for the owners and/or users of manufacturing, warehouse, distribution, or flex-space (combining office and industrial uses) facilities; and

          Property Development: development and construction services for owners of office, industrial and retail properties, and the re-development/re-positioning of properties for owners looking to create enhanced value.

          Equity Co-investments in Real Estate: the identification of investment opportunities for select clients and investment along side of these clients in the ownership of qualifying properties.

  MARKET TRENDS

     Management believes that the commercial real estate services industry in the United States is undergoing consolidation. A number of factors are driving this trend, including:

     - Clients Demand More Services; Desire to Consolidate Service
       Providers -- As requirements become more sophisticated, clients' needs follow. They want to be able to turn to a single source for all of their real estate use, investment and management requirements. As a result, clients with multiple real estate requirements ranging from occupancy needs to investment objectives are fast consolidating service providers. Whereas several years ago it might have been common for real estate owners, users and investors to hire several different companies in different locations to manage their needs, the industry is clearly seeing a trend towards the hiring of fewer providers to address all of a client's requirements.

     - Industrial Consolidation is Driven by Economies of Scale -- The ability of commercial property services providers to accommodate the increasing demands being made by clients is in no small part driven by their ability to deliver these services while controlling cost increases. The ability of service companies to amortize their overhead costs over a larger revenue base helps to drive consolidation.

     - Increasing Sophistication of Transactions -- As companies grow, the significance of their real estate issues follow suit. It is common today for a company's real estate occupancy and investment issues to be second only to labor as a component of overall operating costs. Additionally, with the increasing sophistication of capital markets, the trend towards real estate securitization, the tendency of companies today to merge with others to achieve economies of scale and capture market share, and the consolidation of worldwide locations that accompany such mergers, the manner in which corporations manage such issues can have profound impacts on their profit and loss statements and on their balance sheets. As a result, the level of sophistication required to manage such complex requirements and interrelationships transcends the traditional role of the real estate broker. Successful commercial real estate services companies today must be able to manage these requirements in order to effectively compete.

     - Improvements in Real Estate Markets and the Economy Generally -- To the extent that commercial property services firms do not focus on expansion of service lines, consolidation, and increasing their ability to manage complex transactions, an improving economy can commoditize their services.

     - Insignia/ESG's Business Plan -- Insignia/ESG's response to all of the foregoing is to seek to become an advisor for corporations and pension funds with respect to their real estate use, investment and management requirements in the same manner that major investment banks are advisors with respect to a corporation's corporate finance requirements. By focusing on providing the highest quality services with the best talent in the major business centers of the world, Insignia/ESG seeks to become the one-stop resource for all real estate requirements, specializing in the more complex and creative transactions that characterize today's worldwide marketplace.

     Holdings believes that Insignia/ESG is well positioned to meet the competitive challenges of an industry in flux. Among its competitive strengths are:

     - its strong reputation and the recognition of its brand name within the industry;

     - the quality and depth of both its management and brokerage staff;

     - its entrepreneurial corporate culture, which allows it to respond quickly to opportunities;

     - its unique methodologies for implementing large, complex transactions;

     - its array of services, which allows it to both meet existing client needs and take advantage of cross-selling opportunities;

     - its extensive nationwide property services portfolio, which provides significant economies of scale;

     - its proven mergers and acquisitions capability;

     - growth in excess of 250% over the last 24 months;

     - its market leadership in the world's two most important financial centers -- New York and London; and

     - its focus on attracting, retaining, supporting and promoting the highest quality, most skilled personnel in the industry.

  EQUITY CO-INVESTMENTS IN REAL ESTATE

     Insignia/ESG will succeed to the commercial portion of the equity co-investment programs formerly conducted by Insignia's investment banking unit, which Insignia/ESG intends to expand into European markets through Richard Ellis, Insignia GmbH and Insignia/CAGISA. This unit identifies investment opportunities for select clients and invests along side of these clients in the ownership of qualifying properties.

     Since its formation in 1996, this unit has concluded real estate investment transactions having an aggregate value of approximately $575 million, with Holdings' ownership interest typically ranging from 10% to 35%. Co-investment partners include ING Barings, Blackacre Capital, Lennar, Investcorp, Lone Star, Lehman Brothers, Whitehall and CS First Boston. Insignia/ESG does not compete for acquisitions with its advisory clients who do not seek co-investment partners. In addition, with the recent acquisition of Richard Ellis, this program is being expanded to include opportunities in the United Kingdom and Europe. This expansion is expected to utilize the personnel of Richard Ellis Financial, Ltd., a Securities and Futures Authority regulated entity which has substantial investment experience. Holdings believes the European co-investment opportunities will increase as a result of increasing investor appetites for European real estate and Holdings' increase in the capital to be made available to the Richard Ellis unit. See "CERTAIN TRANSACTIONS."

  ACQUISITIONS

     Since 1991, Insignia has completed the following acquisitions of commercial real estate services firms which are now included within Insignia/ESG's operations:

             ACQUISITIONS OF COMMERCIAL REAL ESTATE SERVICES FIRMS

  YEAR                                                           PURCHASE
ACQUIRED                NAME                    LOCATION           PRICE
--------                ----                    --------        -----------
  1991     Brunner Companies               Southeast            $ 1,450,000
  1993     First Resource Realty, Inc.     Oklahoma                 425,000
  1994     Gross Lancton & Co.             Houston, TX            1,200,000
  1995     O'Donnell Property Services,    Southern California    7,000,000
           Inc.
  1996     Paragon Commercial              National              18,100,000
  1996     Edward S. Gordon Company, Inc.  New York, NY          81,000,000
  1997     Rostenberg-Doern Company, Inc.  Westchester/Fairfield   2,333,333
                                           Counties (New York)
  1997     HMB Property Services, Inc.     Denver, CO             1,100,000
  1997     Frain, Camins & Swartchild,     Chicago, IL            5,000,000
           Inc.
  1997     Radius Retail Advisors, Inc.    California               250,000
  1997     Forum Properties, Inc.          Portland, OR           1,500,000
  1997     CAGISA                          Rome/Milan, Italy      2,800,000
  1997     Barnes, Morris, Pardoe &        Washington, D.C.      17,000,000
           Foster
  1998     Cohen Financial                 Chicago, IL            1,000,000
  1998     Richard Ellis Group Limited     United Kingdom        68,200,000
  1998     Goldie B. Wolfe & Company       Chicago, IL            5,300,000
  1998     Hotel Partners                  Chicago, IL           14,200,000
  1998     Jackson-Cross Co.               Philadelphia, PA       9,100,000

     In addition, Insignia has completed the following acquisitions which included some commercial operations:

                   OTHER INSIGNIA ACQUISITIONS WHICH INCLUDED
                           SOME COMMERCIAL OPERATIONS

  YEAR
ACQUIRED                     NAME                      LOCATION
--------                     ----                      --------
  1992     Angeles Corporation                        National
  1992     Brunner Companies                          Southeast
  1993     Duddlesten Management Co.                  Texas
  1993     VMS Realty Investment, Ltd.                National
  1994     SHL Properties Acquisition Partners, Ltd.  National
  1994     Hampton Real Estate Group                  National
  1994     The Rooney Company                         Tulsa, OK
  1994     Allegiance Realty Group, Inc.              National
  1994     Capital Realty Group, Inc.                 Dallas, TX
  1994     Consolidated Capital                       National

RESIDENTIAL REAL ESTATE SERVICES -- REALTY ONE AND INSIGNIA RESIDENTIAL GROUP

  SINGLE-FAMILY HOME BROKERAGE SERVICES

     General

     Realty One, a full-service residential real estate broker headquartered in Cleveland, Ohio, was established in 1953 and acquired by Insignia in 1997. Realty One's current business operation is the result of nearly 60 separate mergers and acquisitions. It is the largest residential real estate brokerage firm in Ohio and the ninth largest (based on unit volume) in the United States according to Real Trends "Big Brokers Report" published in May 1998. With more than 1,500 sales associates and 400 support staff located in more than 45 offices throughout northern Ohio, it represents more than 90 residential builders and handles more than 20,000 transactions valued at more than $2.8 billion annually. Realty One's services include residential real estate sales, corporate relocation services and residential builder representation. First Ohio, an affiliate of Realty One, originates single-family home mortgages for both Realty One clients and third parties. Realty One accounted for approximately 21% of Holdings' 1997 pro forma revenues.

     Services

     The services provided by Realty One include the following:

          Residential Brokerage: the agency representation of both buyers and sellers in the purchase and sale of residential housing. These services include assisting the seller in pricing the property, marketing and advertising the property, showing the property to prospective buyers, assisting the parties in negotiating the terms of the sale and closing the transaction.

          Relocation Services: assisting both corporations and individuals in the sale, procurement and temporary management of properties for corporations and transferees. Realty One assists in large group moves as well as individual relocations.

          Builder Marketing Services: representing and consulting with large national and local developers providing marketing, research studies, product development and brokerage services.

          Mortgage: through First Ohio, Realty One offers convenient and competitive mortgage services to its customers and many other brokerages throughout northern Ohio. First Ohio represents more than 15 lenders, each offering multiple financial products.


          Escrow: through First Ohio Escrow, an affiliate of First Ohio, Realty One provides residential escrow services facilitating the closing of property sales.


     Industry Overview

     Holdings continues to evaluate a consolidation-based strategy in the single-family brokerage industry. The industry is currently defined by several key trends, including:

          Margin Compression: Margins are being compressed as a result of increasing splits paid to agents and, for the larger, more progressive firms, the investment in technology, marketing and development of one-stop shopping services.

          Market Fragmentation: There are more than 50,000 single-family brokerages in the U.S., one quarter of which are currently estimated to be unprofitable, according to various industry research studies. These consist of independent brokerages as well as franchise operations. No single independent broker commands more than 1% of the national market, and no national franchise company maintains more than an 11% market share, with only three franchise companies holding more than 3%.

          Aging Entrepreneurial Base of Industry Founders: According to the July 1997 issue of Real Estate Outlook, a leading industry publication, over 85% of the current principals in this industry are over 55 years old and are beginning to look for ways to continue to grow their business, such as mergers or strategic alliances, or for exit strategies.

     Strategy

     The above trends coupled with the available economies of scale suggest that pursuit of a consolidation based strategy may be capable of reversing the downward trend in margins, exploiting proprietary technology to build real competitive advantages, and building brand equity so as to increase the value of the brokerage company in the eyes of the consumer. Realty One may also benefit from horizontal and vertical expansion in related areas, such as mortgage, escrow and title, by offering the consumer a one stop shopping experience.

     The residential brokerage industry has been consolidating for some time, and with access to additional capital, Realty One could acquire key brokerage firms. Realty One already has significant experience acquiring and assimilating companies, completing 60 acquisitions over the last 15 years. The senior officers of Realty One are highly respected within their industry and have strong contacts with the principals of numerous other large, independent brokerages around the United States.

     In addition to consolidation strategies, opportunities exist to increase margins to the brokerage firm as well as the sale of services to generate other income. Realty One is a pioneer with this strategy and has been successful at increasing its margins. Realty One's approach is, through technology, to bundle services more inexpensively and increase the value to the consumer.

  COOPERATIVE AND CONDOMINIUM APARTMENT MANAGEMENT SERVICES

     General

     In 1995, Insignia purchased the residential property management business of Douglas Elliman-Gibbons & Ives and all of the outstanding capital stock of Kreisel Company, Inc., forming the largest manager of cooperative and condominium apartments in the New York metropolitan tri-state area according to the July/August 1998 issue of New York Habitat. Its primary business is to provide third party fee management to cooperative, condominium and rental housing in the New York marketplace. At March 1, 1998, Insignia Residential Group, operating under the Douglas Elliman-Gibbons & Ives and Kreisel Company, Inc. trade names, provided full service management to 315 residential properties comprised of approximately 59,000 residential units in the greater New York metropolitan area. Insignia Residential Group's cooperative and condominium management services accounted for approximately 5% of Holdings' 1997 pro forma revenues.

     Portfolio Composition

     The 315 residential properties consist of 237 cooperatives, 41 condominiums and 37 rental properties. Among the notable properties in each of these categories are the San Remo, Worldwide Plaza and Fresh Meadows, respectively. Manhattan is the largest market for Insignia Residential Group, although it does maintain a presence in each of the other four boroughs of New York City as well as Long Island and Westchester County. In late 1996, Insignia Residential Group made its foray into the Northern New Jersey marketplace by obtaining the management of the 1,266 unit Horizon House cooperative. Since that time Insignia Residential Group has added an additional 1,300 units in New Jersey. The division strategy has been to focus in key markets where its size and economies of scale allow it to become the dominant player.

     Services

     Insignia Residential Group generated revenues of $21.3 million in 1995, $23.5 million in 1996 and $24.4 million in 1997.

                                    [CHART]

                 [BAR CHART ILLUSTRATING HOLDINGS' COOPERATIVE/
             CONDOMINIUM SERVICES REVENUES FOR 1995, 1996 AND 1997]

     Insignia Residential Group's revenues were generated by providing the following services:

          Property Management: Responsibility for all of the financial and operational aspects of a residential property. This service involves providing accounting on a cash or accrual basis, lease administration, central purchasing, cash management, insurance oversight, collections and compliance monitoring, and construction management.

          Transfer Agent: On behalf of cooperative and condominium clients, Insignia Residential Group processes applications of prospective purchasers, arranges and attends closings, facilitates the assignment of proprietary leases and provides safekeeping of leases and other documents.

          Brokerage: While Insignia Residential Group does engage, to a limited extent, in apartment resale and mortgage brokerage, there exists the potential to expand these activities to a point where they could make a meaningful contribution. Many cooperative and condominium management companies have used management as a loss leader to provide business flows to more profitable transactional activities.

          Strategy: Insignia Residential Group anticipates that its reputation for quality service and the broad experience of its personnel in managing condominiums and cooperatives located throughout the New York metropolitan area should enable it to successfully pursue new property management opportunities. Insignia Residential Group also believes its economies of scale and state-of-the-art management information system will allow it to increase margins by offering its services efficiently and at a competitive cost. Insignia Residential Group also anticipates pursuing opportunities in the apartment resale and mortgage brokerage businesses, which not only could offer the potential for higher margins but may provide for an above average rate of growth.

MERGERS AND ACQUISITIONS

     Holdings will maintain an internal mergers and acquisitions staff, which will include all senior members of Insignia's existing investment banking group as well as the acquisition analysis staff currently maintained by Richard Ellis.


     Insignia has historically pursued an opportunistically oriented acquisition strategy focusing on the development of its core businesses. Holdings expects to continue this approach in the development of each of its international and domestic businesses, while simultaneously seeking principal opportunities to invest capital in real estate assets in partnership with its clients. Such undertakings are expected to be pursued in the areas of both commercial and residential real estate assets and services. Holdings also expects that, with time, it may pursue opportunities to diversify its lines of business and investment objectives as circumstances and opportunities change. Holdings believes this strategy to be consistent with the ideas and objectives upon which Insignia was founded.


COMPETITION

  COMMERCIAL PROPERTY SERVICES

     Competition is intense in the commercial property services industry, particularly in the areas of tenant representation, property leasing/management and other services in which Insignia/ESG is engaged. Historically, most competitors have been regional or local companies specializing in one or more aspects of the business (e.g. property management, tenant representation, etc.). However, the consolidation trend (discussed in "-- COMMERCIAL REAL ESTATE SERVICES -- INSIGNIA/ESG -- MARKET TRENDS" above) has spawned fewer, larger national competitors that are integrated across property types and disciplines. Insignia/ESG competes increasingly with these full-service national competitors, including CB/Richard Ellis, Cushman & Wakefield, Grubb & Ellis, LaSalle Partners and Trammel Crow.

     Different factors weigh heavily in the competition for tenant representation and property services assignments. For major tenant representation assignments, competition is based on quality of services, demonstrated track record, breadth of resources, analytical skills and market knowledge. Insignia/ESG believes it has a distinct methodology for executing major tenant representation assignments, which combines brokerage and consulting disciplines. This methodology, honed in New York over the past decade, can be exported to top tier markets throughout the United States. Further, Insignia/ESG has an outstanding track record in completing major tenant representation assignments. As tenant representative, Insignia/ESG arranged 16 transactions for more than 100,000 square feet in New York City during 1997 -- twice as many as the nearest competitor -- including assignments for such well-known entities as McGraw-Hill, Standard & Poors, Chubb Insurance, Empire Blue Cross and Blue Shield, AON Risk Services and Bankers Trust. Moreover, Insignia/ESG's creativity and transaction-structuring have been recognized by a leading trade group which annually recognizes two New York City transactions as its "Deals of the Year." Insignia/ESG has been the recipient of both awards in each of the past three years, and has earned the top award overall in four consecutive years. Insignia/ESG believes this outstanding track record provides a distinct competitive advantage.

     Competition for third-party commercial property services is based principally on quality of service, including the ability to enhance asset values, and cost. Unlike many of its competitors, Insignia/ESG's personnel are experienced in managing a wide variety of types of properties in locations throughout the country. This enables Insignia/ESG to offer an owner of a large diversified portfolio the ability to obtain experienced management for most or all of its properties through one organization. Insignia/ESG believes it has demonstrated an ability to effectively manage, lease and improve the value of properties. In addition, Insignia/ESG believes it has developed a reputation for quality service and attention to detail to clients, investors and tenants alike. Insignia/ESG also believes its economies of scale and state-of-the-art management information systems allow it to offer its services efficiently and at an overall cost which is competitive with or less expensive than is offered by other property service companies. Because of its size, Insignia/ESG is able to control operating costs by spreading fixed overhead costs over its large service volume, which benefits Insignia/ESG's results of operations and enables Insignia/ESG to pass on some of these savings to the property owners for which it provides services. As a result, Insignia/ESG believes it has competed effectively in the market for provision of real estate services to third party entities.

  SINGLE-FAMILY HOME BROKERAGE SERVICES

     Realty One accounts for almost one-third of single-family home sales or listings within the northern Ohio residential market. The number two firm, Smythe, Cramer, is responsible for approximately 20% of the total sales and listings. Other firms trail significantly further behind. Realty One believes its success is due to a number of factors, including its leading-edge use of technology and innovative marketing practices. For example, its proprietary computer system, CARS, defines the "readiness" of potential customers to purchase a home, thus allowing for highly targeted direct-marketing and advertising programs.

  COOPERATIVE AND CONDOMINIUM MANAGEMENT SERVICES

     The cooperative condominium management business is extremely competitive. In addition, to several large companies, including Charles Greenthal, Inc. and Brown, Harris and Stevens, Inc., there are many small entities that aggressively compete for business. In addition, some owner associations have opted for self management, which eliminates the need for third party service providers altogether. Despite the competitive landscape, Insignia Residential Group believes that it has a proven record and that it has the capability to continue to compete successfully. It has grown to be an industry leader by offering superior service while providing its clients cost benefits not available from smaller competitors. Examples are the lower cost of supplies, insurance and other items that Insignia Residential Group purchases on behalf of its clients using the buying power available because of size. Furthermore, Insignia Residential Group has begun to develop a new state-of-the-art information system that, when fully operational, will provide further product differentiation.

EMPLOYEES

     If the Distribution had occurred on March 31, 1998, Holdings would have had approximately 3,700 full time employees as of such date. As Insignia's employee relations have been good for the seven years prior to the Distribution, Holdings believes that its employee relations will be good as well.

ENVIRONMENTAL REGULATION

     Under various federal and state environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate certain hazardous or toxic substances or petroleum-product releases at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. There can be no assurance that Holdings, or any assets owned or controlled by Holdings, currently are in compliance with all of such laws and regulations, or that Holdings will not become subject to liabilities that arise in whole or in part out of any such laws, rules, or regulations. Moreover, there can be no assurance that any of such liabilities to which Holdings may become subject will not have a material adverse effect upon the business or financial condition of Holdings.

LITIGATION

     On March 24, 1998, certain persons claiming to own limited partner interests in certain limited partnerships whose general partners (the "General Partners") are affiliates of Insignia (the "Partnerships") filed a purported class and derivative action in California Superior Court in the County of San Mateo against Insignia, the General Partners, AIMCO, certain persons and entities who purportedly formerly controlled the General Partners, and additional entities affiliated with and individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached their fiduciary duties to the plaintiffs by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the General Partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached their fiduciary duties by mismanaging the Partnerships and misappropriating the assets of the Partnerships by (a) manipulating the operations of the Partnerships to depress the trading price of limited partnership units ("Units") of the Partnerships; (b) coercing and fraudulently inducing Unit holders to sell Units to certain of the defendants at depressed prices, and (c) using the voting control obtained by purchasing Units at depressed prices to entrench certain of the defendants' positions of control over the Partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the Partnerships such as mailing lists of Unit holders; and (b) causing the General Partners to enter into exclusive arrangements with their affiliates to sell goods and services to the Partnerships, the Unit holders and tenants of Partnership properties. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the General Partners to AIMCO and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. On June 25, 1998, Insignia, the General Partners and certain other defendants served a demurrer to the complaint and a motion to strike. Plaintiffs' opposition to the demurrer and motion to strike is due on August 21, 1998 and a hearing is scheduled for October 2, 1998. AIMCO served a separate demurrer to the complaint which is scheduled to be heard by the Court on August 6, 1998. Defendants Apollo Real Estate Advisors, L.P. and Michael L. Ashner have also each filed separate motions which seek, respectively, to dismiss the complaint and quash service of the summons. In lieu of responding to defendants' motion and demurrers, plaintiffs' counsel has notified defendants that they intend to file and serve an amended complaint, which will render the motions and demurrers moot. Based upon the allegations of the complaint, Holdings is unable to quantify the relief sought. Holdings intends to defend the action vigorously. Holdings does not believe that the outcome of the litigation will have a material adverse impact on either its financial condition, its results of operations or its ability to consummate the Distribution.

     On July 30, 1998, certain entities claiming to own limited partnership interests in certain limited partnerships whose general partners are affiliates of Insignia filed a complaint in the Superior Court of the State of California, County of Los Angeles, which asserts eleven causes of action, including breach of contract and fiduciary duty, tortious interference with prospective economic advantage, interference with contract, unfair business practices, violations of California's Cartwright Act, and the respective Limited Partnership Acts of California, Delaware, South Carolina, Massachusetts and Missouri, under which the relevant limited partnerships are organized. The complaint names, among others, Insignia Financial Group, Inc., Insignia Properties Trust ("IPT"), Insignia Properties, L.P., three IPT subsidiaries (Angeles Realty Corporation, Angeles Realty Corporation II and ConCap Equities, Inc.) and 12 other entities alleged to be managing partners of the defendant limited partnerships.

     The action involves 44 real estate limited partnerships (each named as a defendant) in which the plaintiffs allegedly own interests and which Insignia entities allegedly manage or control (the "Subject Partnerships"). Plaintiffs allege that they have requested from, but have been denied by, each of the Subject Partnerships their respective lists of limited partners for the purpose of making tender offers to purchase up to 4.9% of the limited partner units of each of the Subject Partnerships. The complaint also alleges that certain of the defendants made tender offers to purchase limited partner units in many of the Subject Partnerships, with the result that plaintiffs have been deprived of the benefits they would have realized from ownership of the additional units. Plaintiffs' complaint seeks compensatory damages in excess of $15 million, punitive and treble damages.

     Certain subsidiaries of Holdings are defendants in lawsuits arising in the ordinary course of business. Claims may demand substantial compensatory and punitive damages. Management of Holdings believes that all of those lawsuits will be resolved without material loss to Holdings or its subsidiaries.

        CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO INSIGNIA STOCKHOLDERS

     The following discussion is a summary of the material U.S. Federal income tax consequences of the Distribution to a holder of Insignia Common Stock. The discussion is based on the Code, Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. Federal taxation that may be relevant to particular Insignia stockholders in light of their personal investment circumstances or to Insignia stockholders subject to special treatment under the Code (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, regulated investment companies, Insignia stockholders who received their shares through the exercise of employee stock options or otherwise as compensation, foreign corporations and persons who are not citizens or residents of the United States and Insignia stockholders who hold their shares as part of a straddle, hedge or conversion transaction) who may be subject to tax rules that differ significantly from those described below. In addition, this discussion does not include a detailed discussion of any state, local or foreign tax consequences.

     EACH INSIGNIA STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S TAX ADVISOR AS TO THE PERSONAL TAX CONSEQUENCES OF THE DISTRIBUTION, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

     There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Distribution to Insignia stockholders.

THE DISTRIBUTION

  General

     Insignia has received an opinion of its special tax counsel, Rogers & Wells LLP, to the effect that for Federal income tax purposes, although the matter is not entirely free from doubt, the Distribution should qualify as a tax-free distribution and reorganization under Sections 355 and 368 of the Code. Counsel's opinion is based on various assumptions and is conditioned upon certain representations made by Insignia, AIMCO, the AIMCO Operating Partnership and others as to factual matters. An opinion of counsel is not binding upon the IRS and no assurance can be given that the IRS will not challenge the tax treatment of the Distribution. In this regard, the Distribution must satisfy the requirements of Sections 355 and 368 of the Code to qualify as a tax-free distribution, including the requirements that the Distribution not be used as a device for the distribution of Insignia's earnings. Moreover, the tax treatment of the Distribution depends on future events, such as AIMCO and the AIMCO Operating Partnership continuing certain businesses of Insignia in the AIMCO Operating Partnership, and various other qualification tests imposed under the Code, to which AIMCO and the AIMCO Operating Partnership have made factual representations concerning their business and properties, and the use of the business and properties of Insignia after the Merger, the results of which will not be reviewed by counsel. The law is not entirely clear regarding the application of these requirements to a distribution and subsequent merger with a REIT that will conduct the acquired business through a subsidiary partnership and other non-controlled subsidiaries. If the Distribution did not qualify as a tax-free reorganization, each Insignia stockholder would be treated as receiving a distribution in an amount equal to the fair market value of Holdings Common Stock received, which would result in a taxable dividend to the extent of such stockholder's pro rata share of Insignia's current and accumulated earnings and profits (including gain to Insignia from the distribution of Holdings Common Stock).

     The Distribution and Merger Agreement are subject to the approval of the Insignia stockholders. In the event the Insignia stockholders approve the Distribution, but not the Merger Agreement, or there is a change in circumstances after the approval of both the Distribution and Merger Agreement which prevents the completion of the Merger, Insignia intends, subject to the conditions noted under "THE DISTRIBUTION -- CONDITIONS," to consummate the Distribution nonetheless. Insignia believes that there are substantial business purposes supporting the completion of the Distribution independent of the Merger. Based on these purposes,

Rogers & Wells LLP expects to issue its opinion that the Distribution should still qualify as a reorganization within the meaning of Section 368(a)(1)(D) of the Code and a tax-free distribution under Section 355 of the Code. See "THE DISTRIBUTION -- REASONS FOR THE DISTRIBUTION." However, no assurance can be given that the IRS will agree with the opinion of Rogers & Wells LLP.

  Taxation to Insignia Stockholders

     Assuming the Distribution qualifies as a tax-free distribution under
Section 355 of the Code, (i) Insignia stockholders will not recognize any gain or loss upon the receipt of Holdings Common Stock, (ii) Insignia stockholders' aggregate tax basis in the Insignia Common Stock and the Holdings Common Stock held by them immediately after the Distribution will equal the stockholders' aggregate basis in the Insignia Common Stock held by them immediately before the Distribution and will be allocated between the Insignia Common Stock and the Holdings Common Stock in proportion to their market values (if an Insignia stockholder holds blocks of Insignia Common Stock that were purchased at different times or for different prices, the allocation of basis must be calculated separately for each of those blocks of Insignia Common Stock); and
(iii) Insignia stockholders' holding period of the Holdings Common Stock received in the Distribution will include the holding period of the Insignia Common Stock with respect to which the Holdings Common Stock was issued. Cash received in lieu of fractional shares will be treated as if such fractional shares were actually received and then redeemed for cash and, in general, gain or loss will be measured by the differences between the cash received and the basis allocable to such fractional shares.

     Each Insignia stockholder who receives Holdings Common Stock in the Distribution must attach to the stockholder's Federal income tax return for the year in which the Holdings Common Stock is received, a statement which describes the applicability of Code Section 355 to the Distribution. Each Insignia stockholder is urged to consult its own tax advisor with respect to special tax consequences of the Distribution which may apply to that particular Insignia stockholder, including the effects of state, local and foreign tax laws.

  Taxation to Insignia

     Under recently-enacted Section 355(e) of the Code, a corporation that distributes the stock of a subsidiary in a distribution under Section 355 of the Code will be required to recognize gain if the transaction is part of a plan in which one or more persons acquire directly or indirectly stock representing a 50% or greater interest in either the distributing corporation or the distributed subsidiary. If one or more persons acquire such stock within two years before or after the transaction, the acquisition will be treated as being part of a plan unless it is otherwise established. AIMCO will be treated as acquiring 100% of the stock of Insignia in the Merger. Therefore, if the Merger is consummated, gain will be realized and recognized by Insignia, but not by Insignia stockholders, as if Insignia had sold its stock in Holdings to its Insignia stockholders at its fair market value immediately before the Distribution.

     If the Distribution is completed without the Merger, Insignia generally should not recognize gain under Code Section 355(e), provided that AIMCO or another party (or their stockholders) does not directly or indirectly acquire a 50% or greater interest in Insignia or Holdings after the Distribution as part of a plan in existence at the time of the Distribution.

     BECAUSE OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH INSIGNIA STOCKHOLDER IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PERSONAL TAX CONSEQUENCES OF THE DISTRIBUTION, INCLUDING THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN AND OTHER TAX RULES, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS.

                        SELECTED COMBINED HISTORICAL AND
                  PRO FORMA FINANCIAL INFORMATION OF HOLDINGS

     The following table sets forth (i) unaudited selected combined historical financial information of the Holdings Businesses as of March 31, 1998 for each of the three-month periods ended March 31, 1998 and 1997; (ii) selected combined historical financial information as of December 31, 1997 and 1996 and for each of the years ended December 31, 1997, 1996 and 1995, which has been derived from the Holdings Businesses' audited combined financial statements as of December 31, 1997 and 1996, and for each of the years ended December 31, 1997, 1996 and 1995, included elsewhere herein; (iii) selected historical financial information as of and for each of the years ended December 31, 1995, 1994, and 1993, which has been derived from the unaudited combined financial statements of the Holdings Businesses, not included elsewhere herein; and (iv) unaudited selected combined pro forma financial information as of and for the three-month period ended March 31, 1998 and for the year ended December 31, 1997, which has been derived from the Unaudited Pro Forma Condensed Combined Financial Statements of Holdings included elsewhere herein. This historical and pro forma financial information includes an allocable portion of corporate, administrative and general expenses of Insignia estimated to be incurred by Holdings operating on a stand alone basis. Such data should be read in conjunction with the combined financial statements (including the notes thereto) and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere herein. The unaudited selected combined pro forma balance sheet information as of March 31, 1998 is presented as if the Distribution and the Merger had occurred on March 31, 1998, and the unaudited selected combined pro forma income statement information for the three-month period ended March 31, 1998 and the year ended December 31, 1997 is presented as if the Distribution, the acquisition of Richard Ellis, the acquisition of Realty One, and the acquisition of Barnes, Morris, Pardoe & Foster had occurred on January 1, 1997. The unaudited selected combined pro forma financial information incorporates certain assumptions set forth in the footnotes to the Unaudited Pro Forma Condensed Combined Financial Statements of Holdings included elsewhere herein. Historical per share data has not been presented because the financial statements of the Holdings Businesses include primarily wholly-owned subsidiaries or divisions of Insignia. The selected combined pro forma information does not purport to represent what Holdings' financial position or results of operations actually would have been had the Distribution and the acquisitions described above in fact occurred on such date or at the beginning of the period indicated, or to project Holdings' financial position or results of operations at any future date or for any future period.

     The tables set forth below provide a variety of statistical information about Holdings and the Holdings Businesses. Management believes that Net EBITDA is a significant indicator of the strength of its results. EBITDA does not represent cash flow as defined by GAAP and does not necessarily represent amounts of cash available to fund Holdings' cash requirements. EBITDA should not be considered an alternative to net income, an indicator of operating performance or an alternative to cash flow from operations as a measure of liquidity. There can be no assurance that Holdings' basis of computing EBITDA and Net EBITDA is comparable with that of other companies.

                                 THREE MONTHS ENDED MARCH 31,      HOLDINGS                   HOLDINGS BUSINESSES
                              ----------------------------------   ---------   --------------------------------------------------
                              HOLDINGS     HOLDINGS BUSINESSES                        YEAR ENDED DECEMBER 31,
                              ---------   ----------------------   --------------------------------------------------------------
                              PRO FORMA                            PRO FORMA
                                1998         1998         1997       1997        1997       1996       1995      1994      1993
                              ---------   -----------   --------   ---------   --------   --------   --------   -------   -------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
Revenues....................  $113,033     $102,801     $ 43,866   $460,717    $295,753   $122,005   $ 38,658   $15,665   $11,711
Operating expenses..........   101,690       91,776       39,162    408,848     258,625    107,444     37,554    14,606     8,672
Depreciation and
  amortization..............     6,007        5,184        3,268     22,056      15,244      9,197      3,778       771       157
Net income (loss)...........     2,330        2,759        1,072     14,570      13,055      3,484     (2,278)      173     1,758
Per Share amount -- assuming
  dilution..................  $   0.10                             $   0.67
Weighted average and
  potential dilutive common
  shares....................    22,581                               21,657
CASH FLOW DATA:
Cash provided by (used in)
  operating activities......       N/A     $(11,778)    $ (6,030)       N/A    $ 30,332   $  7,307     (1,399)  $   N/A       N/A
Cash used in investing
  activities................       N/A      (36,845)      (3,117)       N/A     (82,893)   (77,194)   (19,796)      N/A       N/A
Cash provided by financing
  activities................       N/A       54,424        9,116        N/A      61,767     69,895     21,221       N/A       N/A
SUPPLEMENTAL DATA:
EBITDA......................  $ 11,343     $ 11,025     $  4,704   $ 51,869    $ 37,128   $ 14,561   $  1,104   $ 1,059   $ 3,039
Combined EBITDA and FFO.....    11,709       11,391        4,860     52,673      37,932     14,923      1,104     1,059     3,039
Net EBITDA..................    11,096       11,009        4,860     50,621      37,614     14,905      1,104     1,059     3,039

                                  AS OF MARCH 31,                                             HOLDINGS BUSINESSES
                              -----------------------                          --------------------------------------------------
                              HOLDINGS     HOLDINGS
                              ---------   BUSINESSES                                           AS OF DECEMBER 31,
                              PRO FORMA   -----------                          --------------------------------------------------
                                1998         1998                                1997       1996       1995      1994      1993
                              ---------   -----------                          --------   --------   --------   -------   -------
                                  (IN THOUSANDS)                        (IN THOUSANDS)
BALANCE SHEET DATA:
Total assets................  $485,652     $450,907                            $334,494   $171,787   $ 43,074   $19,877   $ 3,153
Notes payable...............    31,208       31,208                              20,891         --         --        --        --
Investment and net advances
  from Insignia.............        --      288,720                             208,444    137,777     39,948    17,294     1,671
Stockholders' equity........   323,465           --                                  --         --         --        --        --

                     PRO FORMA CONDENSED COMBINED FINANCIAL
                       STATEMENTS OF HOLDINGS (UNAUDITED)

     The following Pro Forma Condensed Combined Balance Sheet as of March 31, 1998 gives effect to the consummation of the Distribution and the Merger as if effected at such date and the Pro Forma Condensed Combined Statements of Income for the year ended December 31, 1997 and the three months ended March 31, 1998 for Holdings give effect to (i) the acquisition of the outstanding stock of Realty One, (ii) the acquisition of Barnes, Morris, Pardoe & Foster and (iii) the acquisition of the outstanding stock of Richard Ellis, in each case as if effected at January 1, 1997. The exchange rates used in the translation of the Richard Ellis financial statements, included herein, are as follows: $1.68 for the balance sheet as of March 31, 1998; $1.68 for statement of income for the year end December 31, 1997; and $1.65 for the statement of income for the three months ended March 31, 1998. These exchange rates have been determined based on the end of the period rate, in the case of the balance sheet, and the average rate for the periods presented, in the case of the statement of income.

     The pro forma statements have been prepared by management of Insignia and are based on the historical financial statements of Holdings, Realty One and Richard Ellis, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements. These pro forma statements may not be indicative of the actual results that may have occurred if the combination had been in effect on the date indicated or results which may be experienced in the future. The pro forma statements should be read in conjunction with the audited financial statements and corresponding footnote disclosures of the Holdings Businesses included elsewhere herein.

                          PRO FORMA CONDENSED COMBINED
                    BALANCE SHEET OF HOLDINGS -- (UNAUDITED)
                                 MARCH 31, 1998

                                                                      PRO FORMA        PRO FORMA
                                                          HOLDINGS   ADJUSTMENTS     BALANCE SHEET
                                                          --------   -----------     -------------
                                                                       (IN THOUSANDS)
ASSETS
  Cash and cash equivalents.............................  $ 15,051    $  34,745(a)     $  49,796
  Receivables...........................................   129,115           --          129,115
  Property and equipment................................    13,473           --           13,473
  Co-investments in real estate.........................    19,637           --           19,637
  Property management contracts.........................    46,825           --           46,825
  Cost in excess of net assets of acquired businesses...   209,947           --          209,947
  Other assets..........................................    16,859           --           16,859
                                                          --------    ---------        ---------
  Total assets..........................................  $450,907    $  34,745        $ 485,652
                                                          ========    =========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable......................................  $ 13,912    $      --        $  13,912
  Commissions payable...................................    56,404           --           56,404
  Accrued and sundry liabilities........................    60,308           --           60,308
  Notes payable.........................................    31,208           --           31,208
                                                          --------    ---------        ---------
  Total liabilities.....................................   161,832           --          161,832
                                                          --------    ---------        ---------
Minority interest in consolidated subsidiaries..........       355           --              355
Stockholders' Equity:
  Investment and net advances from Insignia.............   288,720       34,745(a)            --
                                                                       (323,465)(b)
  Common stock, par value $.01 per share................        --          215(b)           215
  Additional paid-in capital............................        --      323,250(b)       323,250
  Retained earnings.....................................        --           --               --
                                                          --------    ---------        ---------
  Total stockholders' equity............................   288,720       34,745          323,465
                                                          --------    ---------        ---------
  Total liabilities and stockholders' equity............  $450,907    $  34,745        $ 485,652
                                                          ========    =========        =========

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

PRO FORMA ADJUSTMENTS

     (a) As a part of the Merger negotiation, Insignia provided that a significant portion of its working capital will be contributed to Holdings at the time of the Distribution. This pro forma adjustment, which assumes the consummation of the proposed Merger, represents the contribution by Insignia which will result in the debt and other liabilities of Insignia and its subsidiaries at the time of the Merger being in compliance with the Merger Agreement.

     The cash contributed by Insignia is shown net of approximately $9.6 million to be paid by Holdings to certain of Insignia's executive officers. These payments are the obligation of Holdings only in the event that the Merger occurs. The net impact of these payments has no effect on Holdings.

     (b) Represents the adjustment to record the issuance of approximately 21,500,000 shares of Holdings Common Stock, with a par value of $.01 per share, at the time of the Distribution.

                   PRO FORMA CONDENSED COMBINED STATEMENT OF
                     OPERATIONS OF HOLDINGS -- (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                          PRO FORMA ADJUSTMENTS
                                               --------------------------------------------      PRO FORMA
                                               REALTY    RICHARD     BARNES        OTHER          INCOME
                                    HOLDINGS   ONE(1)    ELLIS(1)   MORRIS(1)   ADJUSTMENTS      STATEMENT
                                    --------   -------   --------   ---------   -----------     -----------
REVENUES
  Fee based services..............  $295,258   $71,364   $69,405     $21,409    $        --     $   457,436
  Interest........................       457        48       622         118             --           1,245
  Other...........................        38     1,987        --          11             --           2,036
                                    --------   -------   -------     -------    -----------     -----------
                                     295,753    73,399    70,027      21,538             --         460,717
                                    --------   -------   -------     -------    -----------     -----------
Costs and expenses
  Fee based services..............   251,268    62,436    60,767      17,578         (4,152)(a)     387,897
  Overhead allocations from
    Insignia......................     6,770        --        --          --             --           6,770
  Administrative..................       587     4,730     2,465       3,714          2,685(b)       14,181
  Contract terminations...........        --        --     8,702          --         (8,702)(c)          --
  Interest........................       318       441       704           9            580(d)        2,052
  Depreciation and amortization...    15,244     1,804       850         221          3,937(e)       22,056
                                    --------   -------   -------     -------    -----------     -----------
                                     274,187    69,411    73,488      21,522         (5,652)        432,956
                                    --------   -------   -------     -------    -----------     -----------
Equity earnings...................       151        --        --          --         (3,669)(f)      (3,518)
Minority interest in consolidated
  subsidiaries....................        41        --        60          --            (60)(g)          41
                                    --------   -------   -------     -------    -----------     -----------
INCOME (LOSS) BEFORE INCOME
  TAXES...........................    21,758     3,988    (3,401)         16          1,923          24,284
  Provision for income taxes......     8,703       552      (489)         --            948(h)        9,714
                                    --------   -------   -------     -------    -----------     -----------
NET INCOME (LOSS).................  $ 13,055   $ 3,436   $(2,912)    $    16    $       975     $    14,570
                                    ========   =======   =======     =======    ===========     ===========
Per share amount -- assuming
  dilution........................       N/A                                                    $      0.67
                                    ========                                                    ===========
Weighted average and potential
  dilutive common shares..........       N/A                                     21,656,679(i)   21,656,679
                                    ========                                    ===========     ===========

---------------

(1) Represents operations prior to acquisition by Holdings.

See "Notes to Unaudited Pro Forma Condensed Combined Statements of Operations" for pro forma adjustments notes.

                   PRO FORMA CONDENSED COMBINED STATEMENT OF
                     OPERATIONS OF HOLDINGS -- (UNAUDITED)

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                          PRO FORMA ADJUSTMENTS
                                                          ----------------------      PRO FORMA
                                                          RICHARD       OTHER           INCOME
                                               HOLDINGS   ELLIS(1)   ADJUSTMENTS      STATEMENT
                                               --------   --------   -----------      ----------
REVENUES
  Fee based services.........................  $102,511   $10,079    $        --      $  112,590
  Interest...................................       282       153             --             435
  Other......................................         8        --             --               8
                                               --------   -------    -----------      ----------
                                                102,801    10,232             --         113,033
                                               --------   -------    -----------      ----------
COSTS AND EXPENSES
  Fee based services.........................    89,212     9,473           (446)(a)      98,239
  Overhead allocations from Insignia.........     1,746        --             --           1,746
  Administrative.............................       818       217            670(b)        1,705
  Interest...................................       382        72            159(d)          613
  Depreciation and amortization..............     5,184        90            733(e)        6,007
                                               --------   -------    -----------      ----------
                                                 97,342     9,852          1,116         108,310
                                               --------   -------    -----------      ----------
Equity earnings..............................      (476)       --             --            (476)
Minority interest in consolidated
  subsidiaries...............................        33       (43)            --             (10)
                                               --------   -------    -----------      ----------
INCOME (LOSS) BEFORE INCOME TAXES............     5,016       337         (1,116)          4,237
  Provision for income taxes.................     2,257       191           (541)(h)       1,907
                                               --------   -------    -----------      ----------
NET INCOME (LOSS)............................  $  2,759   $   146    $      (575)     $    2,330
                                               ========   =======    ===========      ==========
Per share amount -- assuming dilution........       N/A                               $     0.10
                                               ========                               ==========
Weighted average and potential dilutive
  common shares..............................       N/A               22,580,876(i)   22,580,876
                                               ========              ===========      ==========

---------------

(1) Represents operations prior to acquisition by Holdings.

See "Notes to Unaudited Pro Forma Condensed Combined Statements of Operations" for pro forma adjustments notes.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                      INCOME INCREASE (DECREASE)
                                                                   ---------------------------------
                                                                    YEAR ENDED    THREE MONTHS ENDED
                                                                   DECEMBER 31,       MARCH 31,
                                                                       1997              1998
                                                                   ------------   ------------------
PRO FORMA ADJUSTMENTS
COSTS AND EXPENSES
(a)  Reduction (increase) in fee-based services expenses:
     Prior to its acquisition, Richard Ellis accounted for
       annuities to retired employees as expense when paid. As a
       part of the purchase, the present value of these
       obligations was recorded as a liability using a 9% present value discount rate and actuarial life expectancies. The
       pro forma adjustment eliminates the annuity expense from
       fee-based services expense................................  $        687      $         71
     As a part of the Richard Ellis acquisition, the present
       value of future office lease obligations pertaining to
       locations no longer occupied, and in one case, the
       difference between the rental rate pursuant to the lease
       in excess of current market rent, was recorded as a
       liability using a 9% present value discount rate. The
       applicable rent is removed from fee-based services
       expense...................................................         1,650               268
     As a condition to the acquisition of Richard Ellis, lifetime employment agreements of seven employees of Richard Ellis
       were terminated by payment in cash. These employees were
       no longer providing any economic benefit to Richard Ellis.
       The pro forma adjustment removes these cash payments from
       fee-based services expense................................         1,529               107
     As a condition to the acquisition of Richard Ellis, the
       Richard Ellis bonus plan was modified by shareholder vote.
       The adjustment to the amount of bonus based on the revised plan in place at the date of acquisition is reflected as a
       pro forma adjustment......................................           286                --
                                                                   ------------      ------------
                                                                          4,152               446
                                                                   ------------      ------------
(b)  Represents the estimated administrative expenses associated with new employment agreements with three executive
       officers of Insignia, liability insurance policies,
       director fees and similar costs in excess of
       administrative expenses formerly allocated from
       Insignia..................................................        (2,685)             (670)
(c)  Prior to the Richard Ellis acquisition, Insignia entered into agreements to terminate lifetime employment
       agreements with seven persons and to reduce the term of
       employment contracts with three other persons. The amount
       to be paid for such terminations and modifications was
       accrued by Richard Ellis during the year ended December
       31, 1997, and Insignia contributed the funds to make the
       modification payments to Richard Ellis at the time of the
       acquisition. The contract termination expense is
       eliminated from historical results as a pro forma
       adjustment................................................         8,702                --
(d)  Interest expense on the present value obligations described in (a) above is reflected as a pro forma adjustment using
       the 9% present value discount rate in calculating the
       liabilities...............................................          (580)             (159)
(e)  Represents reductions (increases) in:
     Amortization of purchase price of acquired entities
       allocated to goodwill (25 yr.)............................        (4,068)             (749)
     Removal of Richard Ellis historical goodwill amortization...           131                16
                                                                   ------------      ------------
                                                                         (3,937)             (733)
                                                                   ------------      ------------
        Total cost and expense effect............................         5,652            (1,116)
                                                                   ------------      ------------
(f)  Represents the pro forma adjustment to record equity loss in
       Fresh Meadows (apartment property 35% owned) from 1/1/97
       to 12/4/97................................................        (3,669)
(g)  Represents the removal of Richard Ellis historical
       interest..................................................           (60)
(h)  Income tax effect...........................................          (948)              541
                                                                   ------------      ------------
     Adjustment to net income....................................  $        975      $       (575)
                                                                   ============      ============
SHARE DATA
(i)  Weighted average and potential dilutive common shares:
     Issuance of Holdings Common Stock, on a two for three basis,
       to Insignia stockholders..................................    20,835,288        21,538,208
     Potential dilutive common shares, with respect to warrants
       and employee options assumed by Holdings..................       821,391         1,042,668
                                                                   ------------      ------------
                                                                     21,656,679        22,580,876
                                                                   ============      ============

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Holdings has two principal business segments -- commercial real estate services and residential real estate services. The commercial real estate services segment is comprised of Insignia/ESG's United States operations division and its European operations division; and the residential services segment is comprised of a single-family home brokerage division (Realty One) and a cooperative and condominium apartment services division (Insignia Residential Group).

     Insignia/ESG is one of the largest commercial real estate services firms in the United States according to January 1998 issue of Commercial Property News. With the acquisition of Richard Ellis in the United Kingdom and the purchase of 60% of the capital stock in Insignia/CAGISA in Italy, Insignia/ESG is becoming a global leader in real estate services.

     In addition to commercial real estate services, Holdings provides residential real estate services principally through Realty One and Insignia Residential Group. Realty One, based in Ohio, is the ninth largest residential real estate brokerage firm in the United States according to Real Trends "Big Broker Report" published in May 1998. Insignia Residential Group manages cooperative and condominium properties in the New York metropolitan tri-state area.

     Revenue from tenant representation, consulting, investment sales, debt/equity placements and property leasing, which is a substantial majority of Holdings' revenue, is largely transactional in nature and therefore subject to changes in economic cycles. Holdings believes that its large, diversified client base, geographical reach, overall size and number of annual transactions will minimize the impact of changes in economic cycles on annual revenue. A large majority of the expenses associated with the above mentioned activities are directly correlated to revenue.

     Holdings' primary objective is to increase EBITDA and stockholder value through internal growth and the acquisition of companies. See "BUSINESS OF HOLDINGS -- COMMERCIAL SERVICES -- INSIGNIA/ESG" and "BUSINESS OF
HOLDINGS -- MERGERS AND ACQUISITIONS" for information regarding Holdings' acquisitions.

     The following results are based on the historical financial statements of the Holdings Businesses and include certain assumptions concerning the allocation of overhead costs from Insignia. These results may not be indicative of the actual results that may have occurred if the Holdings Businesses had been operating on a stand-alone basis for the periods presented.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

     The Holdings Businesses, with the exception of Insignia Residential Group, posted strong results in all major components of operational activity for the three months ended March 31, 1998 in comparison to 1997. These results are primarily attributable to a vibrant real estate market in the United States and Europe, as well as continued growth through acquisitions over the past year. The Holdings Businesses use Net EBITDA, which is EBITDA combined with funds from operations minus interest expenses, as a primary indicator of financial performance. Net EBITDA increased 126% for the quarter over the same period last year from $4.9 million for March 31, 1997 to $11.0 million for March 31, 1998.

     Total revenues increased 134% or $58.9 million for the three months from $43.9 million in 1997 to $102.8 million in 1998. The growth in revenues is primarily reflected in fee-based services, which posted gains of 134% or $58.6 million for the three months. This growth is attributable primarily to internal growth in the U.S. commercial operations of Insignia/ESG, in conjunction with the operations of the Richard Ellis and Realty One companies acquired over the past six months.

     Fee-based services expense increased 136% from $37.9 million in the first quarter of 1997 to $89.2 million in the first quarter of 1998. Consistent with fee-based services revenue, fee-based services expense increased significantly as a result of the internal growth and growth through acquisitions over the past 12 months.

     Insignia/ESG revenues increased 85% from $37.7 million in the first quarter of 1997 to $69.7 million in the first quarter of 1998. This increase is attributable to the operating impact of several acquisitions throughout the last nine months of 1997, including Frain, Camins & Swartchild, Inc.; Forum Properties, Inc.; and Barnes, Morris, Pardoe & Foster. Also, contributing to this increase was increased brokerage activity in comparison to the same period of 1997. Insignia/ESG fee-based services expense increased 81% from $32.6 million in the first quarter of 1997 to $59.1 million in the first quarter of 1998. Consistent with revenues, the increase in fee-based services expense is due primarily to the impact of the above mentioned acquisitions coupled with increased brokerage activity in the New York metropolitan tri-state area.

     The European operations of Insignia/ESG, comprised of Richard Ellis in London and Insignia/CAGISA in Italy, reported revenues of $7.7 million and fee-based service expenses of $5.6 million for the three months of 1998. These entities were acquired subsequent to March 31, 1997 (Insignia/CAGISA on September 30, 1997 and Richard Ellis on February 26, 1998), therefore no comparable operations existed for this period. The operations of Richard Ellis, which reflected less than a full quarter of ownership, comprised $7.0 million, or 91%, of the total revenues for the European operations.

     Realty One reported total revenues of $18.3 million for the first three months of 1998. Realty One was acquired in October 1997; therefore, no actual operations are reflected for Realty One for the first three months of 1997. These results were considerably stronger than anticipated and can be attributed to an improved market due to attractive interest rates and the mild winter. On a comparable basis after giving pro forma effect to the ownership of the Realty One operations for all of the three-month periods of 1998 and 1997 revenues increased 9% from $16.8 million in the first quarter of 1997 to $18.3 million in the first quarter of 1998. During the first quarter of 1998, fee-based services expense for Realty One was $18.3 million. On a comparable basis after giving effect for the ownership of the Realty One operations for all of the three-month periods of 1998 and 1997, fee-based services expense decreased 7% from $19.8 million in 1997.

     It is important to note that despite the improved performance over 1997, Realty One reported a negative Net EBITDA of $512,000 for the first three months of 1998. Consistent with most of the residential brokerage industry, Realty One experiences significant seasonality, with the first quarter results typically being the lowest. In spite of the negative contribution, the results exceeded expectations for the period due to a mild winter and strong home sales.

     Insignia Residential Group revenues increased 1% from $6.1 million in the first quarter of 1997 to $6.2 million in the first quarter of 1998. Fee-based services expense increased 8% from $5.3 million in the first quarter of 1997 to $5.7 million in the first quarter of 1998. These changes reflect that revenues were consistent with the prior year, whereas fee-based services expenses were impacted by normal salary increases and additional staffing hires throughout the latter part of 1997.

     Overhead allocations from Insignia increased 35% from $1.3 million in the first quarter of 1997 to $1.7 million in the first quarter of 1998. This increase is directly correlated to the increased administrative costs absorbed with newly acquired entities over the past year. It is important to note that the rate of growth in overhead costs from Insignia is substantially lower than the growth rate in revenues of the combined entities.

     Administrative expenses of $0.8 million were incurred for the three months ended March 31, 1998. These expenses relate entirely to the operations of the Richard Ellis, Insignia/CAGISA and Realty One subsidiaries acquired over the past six months. No comparable expenses were incurred for the same period of 1997. As additional consolidations are made in the respective business units represented by these entities, efficiencies are expected to be gained and the growth in administrative expenses is expected to slow.

     Depreciation and amortization increased 59% from $3.3 million in the first quarter of 1997 to $5.2 million in the first quarter of 1998. This increase is consistent with the growth in the Holdings Businesses over the past year attributable to acquisitions. These acquisitions, most notably Richard Ellis and Realty One, have resulted in significant purchases of amortizable assets resulting in a corresponding increase in amortization expense.

     Equity earnings decreased from $351,000 in the first quarter of 1997 to a loss of $476,000 in the first quarter of 1998. The loss is primarily attributable to substantial losses of Fresh Meadows, a 35% owned apartment property, acquired in December 1997. Holdings' share of the loss was $656,000.

     The provision for income taxes increased 216% from $715,000 in the first quarter of 1997 to $2.3 million in the first quarter of 1998. This increase is due primarily to the increase in pretax earnings attributable to the factors discussed above. Also contributing to this increase is a change in the effective tax rate from 40% to 45% because of changes in assets and their tax bases from acquisition activity and higher tax rates where those acquisitions occurred.

     As a result of the foregoing, net income increased 157% to $2.8 million for the first three months of 1998 compared to $1.1 million for the same period of 1997.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

     The Holdings Businesses posted strong results in all major components of operational activity for 1997. Favorable comparisons to 1996 are attributable to a vibrant commercial real estate market in the United States, the inclusion of ESG for a full year (versus six months in 1996), and the partial year impact of several acquisitions during 1997. The Holdings Businesses use Net EBITDA as a primary indicator of financial performance. Net EBITDA increased 152% from $14.9 million in 1996 to $37.6 million in 1997.

     Total revenues increased 142% or $173.7 million for the year from $122.0 million in 1996 to $295.8 million in 1997. The growth in revenues is primarily reflected in fee-based services, which posted gains of 142% or $173.3 million in comparison to 1996. This increase is reflective of the contributions of a full year of operations of ESG, which was acquired on June 30, 1996, and the eight acquisitions made in 1997. In addition ESG experienced strong internal revenue growth of over $60 million in 1997 as compared to its 1996 results.

     Fee-based services expense increased 142% from $103.9 million in 1996 to $251.3 million in 1997. Consistent with fee-based services revenue, fee-based services expense increased significantly as a direct result of the acquisitions over the past eighteen months and Insignia/ESG's strong internal growth. In addition, in 1997 Holdings incurred a one time charge of $1.5 million in legal and litigation settlement costs associated with the establishment of an office in Phoenix.

     Insignia/ESG revenues increased 151% from $97.7 million in 1996 to $245.2 million in 1997. This increase is attributable to the operating impact of several acquisitions throughout 1997, including Rostenberg-Doern Company, Inc.; HMB Property Services, Inc.; Frain, Camins & Swartchild, Inc.; Forum Properties, Inc.; and Barnes, Morris, Pardoe & Foster. Also, contributing to this increase was a full year of operations of ESG in 1997 compared to six months for 1996, and increased brokerage activity of ESG in the New York metropolitan tri-state area. Insignia/ESG fee-based services expense increased 145% from $83.4 million in 1996 to $204.7 million in 1997. Consistent with revenues, the increase in fee-based services expense is due primarily to the impact of the above mentioned acquisitions coupled with the full year's effect of ESG operations.

     The European operations of Insignia/ESG, comprised of Insignia/CAGISA in Italy, reported revenues of $712,000 for 1997. These revenues reflect only one quarter of operations for Insignia/CAGISA, which was acquired on September 30, 1997. Fee-based services expense for Insignia/CAGISA was $413,000 for 1997.

     Realty One, organized in October 1997, reported total revenues of $24.0 million and fee-based services expenses of $22.2 million for the three months of ownership in 1997. No comparative operations are reflected for Realty One for 1996.

     Insignia Residential Group revenues increased 4% from $23.5 million in 1996 to $24.4 million in 1997. Fee-based services expense for Insignia Residential Group increased 10% from $20.5 million in 1996 to $22.6 million in 1997. These figures reflect that the operations of the cooperative and condominium business for 1997 were consistent with the prior year.

     Overhead allocations from Insignia increased 93% from $3.5 million in 1996 to $6.8 million in 1997. This increase is directly correlated to increased administrative responsibility in absorbing newly acquired entities over the past year. The rate of growth in overhead allocations from Insignia is substantially lower than the growth rate in revenues for the same period, clearly reflecting the ability of Holdings to efficiently absorb acquisitions into its existing corporate infrastructure.

     Administrative expenses of $0.6 million were included in 1997 which relate entirely to the Insignia/ CAGISA acquisition.

     Depreciation and amortization increased 66% from $9.2 million in 1996 to $15.2 million in 1997. This increase is consistent with the growth of Holdings attributable to acquisitions. These acquisitions have reflected significant purchases of amortizable assets resulting in a corresponding increase in amortization expense.

     The provision for income taxes increased 308% from $2.1 million in 1996 to $8.7 million in 1997. This increase is attributable to the rise in net income in comparison to 1996 coupled with an increase in the effective tax rate from 38% to 40% because of changes in assets and their tax bases as determined by the structure of the purchase agreements for acquisitions completed over the past twelve months and higher tax rates where these acquisitions occurred.

     As a result of the foregoing factors, net income increased 275% to $13.1 million in 1997 compared to $3.5 million in 1996.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

     The Holdings Businesses posted strong growth in all major components of operational activity for 1996 due primarily to acquisition activity.

     Revenues increased 216% for the year from $38.7 million for 1995 to $122.0 million for 1996 with the primary growth being in fee-based services revenue. The acquisitions of ESG and Group Property Services, Inc. completed in June 1996 contributed substantially to this growth.

     Fee-based services expense increased 189% from $36.0 million for 1995 to $103.9 million for 1996. This increase is primarily caused by the completed acquisitions mentioned previously.

     Insignia/ESG revenues increased 249% from $28.0 million in 1995 to $97.7 million in 1996. This increase is due to internal growth of $12.6 million in the commercial management business, coupled with the acquisition of ESG on June 30, 1996. ESG, a commercial brokerage firm located in New York, contributed revenues of $53.4 million for the second half of 1996. On a comparable basis without respect to ownership, ESG total revenues increased 9% from $92.1 million in 1995 to $100.2 million for the twelve months of 1996. Insignia/ESG fee-based services expense increased 183% from $29.5 million in 1995 to $83.4 million in 1996. Consistent with revenues, the increase in fee-based services expense is due primarily to the impact of the ESG acquisition, which contributed $45.2 million in expense in the second half of 1996.

     Insignia Residential Group revenues increased 220% from $7.3 million in 1995 to $23.5 million in 1996. Insignia Residential Group commenced operations with the acquisition of Douglas Elliman-Gibbons & Ives and Kreisel Company, Inc. of New York in September 1995. Insignia Residential Group fee-based services expense increased 216% from $6.5 million in 1995 to $20.5 million in 1996. This increase is due to the comparison of four months of operations in 1995 to a full year for 1996.

     Overhead allocations from Insignia increased 119% from $1.6 million for 1995 to $3.5 million for 1996. This increase is due to increased administrative responsibility related to the recent acquisitions.

     During 1995, a one-time charge for $1.0 million was incurred as a result of terminating a contract arrangement with a senior executive. Both Holdings and the employee agreed to the termination. No such expenses were incurred during the year ended December 31, 1996.

     Depreciation and amortization increased 143% from $3.8 million for 1995 to $9.2 million for 1996. This is a result of the amortization of acquired property management contracts and goodwill.

     The provision for income taxes increased by $3.5 million from $(l.4) million in 1995 to $2.1 million in 1996 in direct proportion to the increase in income before income taxes, resulting from the factors discussed above.

     As a result of the foregoing factors, net income increased by $5.8 million from a $2.3 million loss in 1995 to $3.5 million in 1996.

LIQUIDITY AND CAPITAL RESOURCES

     The Holdings Businesses have not historically maintained separate capital resources. Rather, all of its cash flows have been remitted to Insignia, and Insignia has provided the capital resources required for operating needs, capital expenditure needs and to acquire businesses.

     Holdings uses Net EBITDA as an indicator of its ability to internally produce capital. Net EBITDA was $11.0 million for the three months ended March 31, 1998 and $37.6 million for the year ended December 31, 1997. However, Net EBITDA must be used to finance increases in net working capital and to pay income taxes before it is available for other purposes.

     Holdings expects to use excess cash generated from its businesses together with external capital to continue its acquisition and equity co-investment activities. During the first quarter of 1998, the aggregate expenditure for such activities was $26.6 million, all of which was paid for by Insignia. Cash provided by operations was $30.3 million for the year ended December 31, 1997, however, operations used cash of $11.8 million in the first quarter of 1998. The first quarter of each year typically reflects annual employee bonus payments for the prior year, and the amount paid in 1998 was approximately $12 million, reflecting the strong 1997 results. Additionally, increased receivables related to heightened commercial brokerage activity contributed to the use of funds in the first quarter of 1998.

     Holdings has pro forma cash of approximately $50 million and is negotiating for and expects to procure a $150 million revolving credit facility as soon as possible after the Distribution. However, negotiations regarding the credit facility are in the very early stages, and there can be no assurance that Holdings will in fact procure a facility in any amount. In addition, all of Holdings' interests in its material subsidiaries are pledged to secure Insignia's $300 million revolving credit facility, and any Holdings borrowings under a new credit facility would require a release from that obligation.

     Over the twelve-month period commencing July 1, 1998, Holdings anticipates incurring capital expenditures significantly in excess of the normal needs of the business due to following: (i) the relocation of Insignia Residential Group to newly leased office space in Manhattan and the purchase and development of new client accounting and information systems which Holdings believes will be state-of-the-art for the cooperative and condominium management industry, (ii) the upgrade and replacement of substantially all information systems of Richard Ellis, as contemplated in the purchase transaction, (iii) the separation of networks systems of the commercial businesses from the residential businesses to be merged with AIMCO and (iv) the potential purchase of a new marketing system for the single-family brokerage business. The aggregate capital expenditures anticipated for these and other normal items is approximately $16.0 million, which Holdings expects to pay from operating cash flows and cash on hand at the time of the Distribution.

EFFECT OF NEW ACCOUNTING STANDARDS

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which requires that an enterprise report the change in its net assets during the period from nonowner sources, and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes annual and interim reporting and disclosure standards for an enterprise's operating segments. Adoption of these statements will not impact the Holdings consolidated financial position, results of operations or cash flows, and will be limited to the form and content of its disclosures. Both statements are effective for fiscal years beginning after December 15, 1997.

YEAR 2000 COMPLIANCE

     Holdings has completed an assessment on the impact of the year 2000 issue and has determined that it will have to modify or replace portions of its software and its computer platform so that computer systems will function properly with respect to dates in the year 2000 and thereafter. The project is expected to be completed in 1998; therefore, the year 2000 issues should not pose significant operational problems for Holdings.

     Holdings has begun to assess the impact of the year 2000 issue as it relates to systems and software used to process property management customers' transactions. At this point, Holdings cannot estimate the cost and time required to modify or replace such systems and software. Holdings plans to complete this assessment and begin implementation during 1998.

     Holdings believes that year 2000 issues could have a substantial impact on the operation of buildings managed by it, such as life safety, energy management, elevator and security systems. Holdings has a program to assist its property management customers with the identification and correction of year 2000 issues associated with critical systems at these properties.

     Holdings is currently assessing the extent to which its operations are vulnerable should third party vendors and other organizations with which Holdings conducts business fail to properly remediate their computer systems. In the event that such necessary modifications and conversions are not made, or are not completed in a timely fashion, the year 2000 issue could potentially have a material impact on the operations of Holdings.

IMPACT OF INFLATION AND CHANGING PRICES

     Inflation has not had a significant impact on the results of operations of Holdings in recent years and is not anticipated to have a significant negative impact in the foreseeable future. Holdings' exposure to market risk from changing prices consists primarily of fluctuations in rental rates of properties managed, market interest rates on residential mortgages and debt obligations, real estate property values, and foreign currency fluctuations of the European operations.

     The revenues of the property management operations with respect to rental properties are highly dependent upon the aggregate rents of the properties managed, which are affected by rental rates and building occupancy rates. Rental rate increases are dependent upon market conditions and the competitive environments in the respective locations of the properties. Employee compensation is the principal cost element of property management.

     The revenues of the single-family brokerage business are impacted by changes in market interest rates on residential mortgage loans and changes in real property values in the Northern Ohio area.

     The revenues associated with the commercial services business are impacted by fluctuations in interest rates, lease rates, real property values and the availability of space and competition in the market place. Commercial services revenues are derived from a broad range of services which are primarily transaction driven and are therefore volatile in nature and highly competitive.

     Recent price and cost trends have not significantly affected profit margins; however, changes in these trends in the future could have a potentially significant impact on the profitability of Holdings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning persons who serve as directors and executive officers of Holdings, most of whom currently serve in similar capacities for Insignia.


          NAME             AGE                         POSITION WITH HOLDINGS
          ----             ---                         ----------------------
Andrew L. Farkas.........  38    Director; Chairman of the Board; Chief Executive Officer
Robert J. Denison........  57    Director
Robin L. Farkas..........  64    Director
Andrew J.M. Huntley......  59    Director; Office of the Chairman
Robert G. Koen...........  52    Director
Stephen B. Siegel........  53    Director; President
H. Strauss Zelnick.......  41    Director
James A. Aston...........  45    Office of the Chairman; Chief Financial Officer
Frank M. Garrison........  43    Office of the Chairman
Adam B. Gilbert..........  45    Executive Vice President -- Legal General Counsel; Secretary
Edward S. Gordon.........  62    Office of the Chairman
Ronald Uretta............  42    Office of the Chairman; Chief Operating Officer; Treasurer


     The Board of Directors of Holdings (the "Holdings Board") is comprised of seven members, divided into two classes of two members each and one class of three members. At each annual meeting of stockholders, directors constituting one class will be elected for a three-year term. The terms of Messrs. Huntley and Koen will expire at the 1999 annual meeting of stockholders, the terms of Messrs. Robin L. Farkas, Denison and Zelnick will expire at the 2000 annual meeting of stockholders, and the terms of Messrs. Andrew L. Farkas and Siegel will expire at the 2001 annual meeting of stockholders. See "DESCRIPTION OF CAPITAL STOCK -- CERTAIN CERTIFICATE AND BY-LAWS PROVISIONS." All executive officers of Holdings serve at the discretion of the Holdings Board.

     The following is additional information with respect to the above-named executive officers and directors.

     Andrew L. Farkas has been a director and Chairman of Holdings since its inception in May 1998, Chief Executive Officer of Holdings since August 1998 and a director of Insignia since its inception in August 1990. Mr. Farkas has been Chairman and Chief Executive Officer of Insignia since January 1991, and President since May 1995. Prior to August 1993, Mr. Farkas was the sole director of Insignia. He has been Chairman of the Board of Trustees of Insignia Properties Trust since December 1996.

     Robert J. Denison has been a director of Holdings since its inception in May 1988 and a director of Insignia since May 1996. Mr. Denison has been General Partner of First Security Company II, L.P., an investment advisory firm, for more than the past five years.

     Robin L. Farkas has been a director of Holdings since its inception in May 1988 and a director of Insignia since August 1993. Mr. Farkas is the retired Chairman of the Board and Chief Executive Officer of Alexander's Inc., a real estate company. He served in that capacity from 1984 until 1993. He is also a director of Refac Technology Development Corporation, Noodle Kiddoodle, Inc. and Containerways International, Ltd.

     Andrew J.M. Huntley has been a director and member of the Office of the Chairman of Holdings since its inception in May 1998. Mr. Huntley also serves as Chairman of Richard Ellis, and his principal employment has been with Richard Ellis for more than the past five years.

     Robert G. Koen has been a director of Holdings since its inception in May 1998 and a director of Insignia since August 1993. Since February 1996, Mr. Koen has been a partner in the law firm Akin, Gump, Strauss, Hauer & Feld, which represents Insignia or certain of its affiliates from time to time. From January 1991 to February 1996, Mr. Koen was a partner in the law firm of LeBoeuf, Lamb, Greene & MacRae.

     Stephen B. Siegel has been a director of Holdings since its inception in May 1998 and President of Holdings since August 1998. Mr. Siegel also serves as Chief Executive Officer of Insignia/ESG (since July

1996) and Executive Managing Director of Insignia (since June 1996). Mr. Siegel served as President of ESG (now Insignia/ESG) from June 1992 to May 1998. From 1988 to 1992, Mr. Siegel was engaged in a joint venture with Chubb Corporation to develop and acquire investment-grade office buildings throughout the United States.


     H. Strauss Zelnick has been a director of Holdings since August 1998. Mr. Zelnick has been President and Chief Executive Officer of BMG Entertainment since July 1998. Mr. Zelnick was President and Chief Executive Officer of BMG Entertainment North America, a division of BMG Entertainment, from January 1994 to June 1998. Prior to joining BMG Entertainment, Mr. Zelnick was President and Chief Executive Officer of Crystal Dynamics, a supplier of video game software, from 1993 to 1994.


     James A. Aston has been a member of the Office of the Chairman and Chief Financial Officer of Holdings since August 1998. Mr. Aston has been Executive Managing Director of Investment Banking of Insignia since January 1991, with the Office of the Chairman of Insignia since July 1994, and Chief Financial Officer since August 1996.

     Frank M. Garrison has been a member of the Office of the Chairman of Holdings since August 1998. Mr. Garrison also serves as Executive Managing Director of Insignia and President of Insignia Financial Services, a division of Insignia. He commenced his employment with Insignia in January 1992.

     Adam B. Gilbert has been General Counsel and Secretary of Holdings since its inception in May 1998 and Executive Vice President -- Legal of Holdings since August 1998. Mr. Gilbert also serves as an Executive Managing Director of Insignia/ESG (since July 1998) and General Counsel and Secretary of Insignia (since March 1998). Prior to March 1998, Mr. Gilbert was a partner in the law firm of Nixon, Hargrave, Devans & Doyle, LLP, New York, New York.

     Edward S. Gordon has been a member of the Office of the Chairman of Holdings since its inception in May 1998. Mr. Gordon also serves as Chairman of Insignia/ESG (since June 1996) and a member of the Office of the Chairman of Insignia (since June 1996). He is also the founder of ESG, which was acquired by Insignia in June 1996.

     Ronald Uretta has been a member of the Office of the Chairman, Chief Operating Officer and Treasurer of Holdings since August 1998. Mr. Uretta also serves as Chief Operating Officer and Treasurer of Insignia.

     There is no family relationship between any of the executive officers of Holdings. Robin L. Farkas is the father of Andrew L. Farkas.

COMMITTEES OF THE HOLDINGS BOARD

     In order to facilitate the activities of the Holdings Board following the Distribution, it has created the following standing committees: an Executive Committee, an Audit Committee and a Compensation Committee. The Holdings Board will not have a standing nominating committee. The functions normally performed by a nominating committee will be performed by the Holdings Board as a whole. The committees, their primary functions and their memberships are as follows:

          Executive Committee -- This Committee has the authority of the Holdings Board to act on most matters during intervals between meetings of the Board of Directors. The members of the Executive Committee are Andrew
     L. Farkas (Chairman), Robin L. Farkas, Mr. Siegel, Mr. Koen and Mr.
     Huntley.

          Audit Committee -- This Committee will make recommendations to the Holdings Board with respect to the appointment of independent public accountants, review significant audit and accounting policies and practices, meet with Holdings' independent public accountants concerning, among other things, the scope of audits and reports, and review the performance of the overall accounting and financial controls of Holdings. The members of the Audit Committee are Mr. Denison (Chairman) and Mr. Zelnick.

          Compensation Committee -- This Committee has the responsibility for reviewing and approving the compensation and benefits of executive officers, advising management regarding benefits, including bonuses, and other terms and conditions of compensation of other employees, administering Holdings' incentive compensation plans, including the Holding 1998 Stock Incentive Plan (the "Holdings Stock Plan"), and reviewing and recommending compensation of directors. The members of the Compensation Committee are Mr. Denison (Chairman) and Mr. Zelnick.

     Nominations for election to the Holdings Board may be made by the Holdings Board, by a nominating committee appointed by the Holdings Board or by any stockholder entitled to vote for the election of directors as described below. The By-laws establish an advance notice procedure for the nomination, other than by or at the direction of the Holdings Board or a committee thereof, of candidates for election as directors. Notice of director nominations must be timely given in writing to the Secretary of Holdings prior to the meeting at which the directors are to be elected. To be timely, notice must be delivered to or mailed and received at the principal executive offices of Holdings not less than 50 nor more than 80 days prior to the scheduled date of the annual meeting of the stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors, provided, however, that if less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed, or (ii) the day on which such public disclosure was made. Notice to Holdings from a stockholder who proposes to nominate a person at a meeting for election as a director must contain all information about such person that would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee (including such person's written consent to serve as a director if so elected) and certain information about the stockholder proposing to nominate that person. If the chairman of the meeting of stockholders determines that a person was not nominated in accordance with the nomination procedure, such nomination will be disregarded.

DIRECTORS' COMPENSATION

     Each of Holdings' directors who is not an employee of Holdings will receive a fee of $25,000 per year for serving as a director. Each director who is not a full-time employee of Holdings also may receive a bonus based on Holdings' performance. Each director who is not a full-time employee of Holdings is eligible to participate in the Holdings Stock Plan, which provides for each non-employee director to receive at the time of his initial election an option to purchase 20,000 shares of Holdings Common Stock and to receive an additional option each year thereafter to purchase 2,000 shares, in each case at the then fair market value of the Holdings Common Stock.

                             EXECUTIVE COMPENSATION

     Prior to the Distribution, Holdings has been a wholly-owned subsidiary of Insignia and Holdings' officers and directors have not been separately compensated for acting in such capacities. The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of Andrew L. Farkas, the Chief Executive Officer of Holdings, and the four other executive officers of Holdings who were paid over $100,000 for services rendered to Insignia in 1997 and who served as executive officers of Insignia at December 31, 1997 (including Mr. Farkas, the "Named Executive Officers"). Compensation and benefits to be provided by Holdings to its executive officers will be governed, in part, by the employment agreements between such officers and Holdings. See "-- EMPLOYMENT AGREEMENTS." In addition, certain of the Named Executive Officers and certain key personnel of Holdings have been granted, effective at the Time of the Distribution, an aggregate of approximately 1,100,000 options to purchase Holdings Common Stock under the Holdings Stock Plan. See "-- COMPENSATION PURSUANT TO PLANS.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                                                -------------------------
                                                                                         AWARDS
                                            ANNUAL COMPENSATION                 -------------------------
                                --------------------------------------------    RESTRICTED    SECURITIES
                                                                OTHER ANNUAL      STOCK       UNDERLYING     ALL OTHER
                                         SALARY       BONUS     COMPENSATION      AWARDS     OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR       ($)         ($)          ($)            ($)           (#)            ($)
---------------------------     ----    ---------   ---------   ------------    ----------   ------------   ------------
Andrew L. Farkas                1997      600,000   2,000,000     153,329(a)                        --         61,500(b)
  Chairman, President, and      1996      600,000   1,450,000     151,055(c)                   300,000(j)      58,500(b)
  Chief Executive Officer       1995      600,000   1,450,000     233,636(d)                   628,000         48,000(b)
Edward S. Gordon                1997    1,000,000   1,334,000     322,546(e)(f)                     --          3,200(b)
  Office of the                 1996(i)   505,130          --      83,377(e)(f)                250,000(g)          --
  Chairman of Insignia
Stephen B. Siegel               1997    1,000,613   2,400,000     998,376(e)(f)   374,063(k)    50,000(l)       4,056(b)
  Chairman, President and       1996(i)   303,333     300,000     284,117(e)(f)                 75,000(h)       6,500(b)
  Chief Executive Officer
  of Insignia/ESG
Frank M. Garrison               1997      300,000     500,000          --(f)                        --         21,000(b)
  Executive                     1996      250,000     400,000            (f)                        --          3,000(b)
  Managing Director             1995      199,667     325,000            (f)                   190,000          3,000(b)
James A. Aston                  1997      300,000     500,000          --(f)                        --          3,200(b)
  Office of the                 1996      250,000     400,000            (f)                        --          3,000(b)
  Chairman and Chief            1995      194,900     325,000            (f)                   250,000          3,000(b)
  Financial Officer

---------------

(a) Represents forgiveness of $77,350 principal and $1,875 interest related to a $400,000 loan in accordance with the Employment Agreement dated August 1, 1993. Prerequisites totaled $74,104 including $58,633 for personal tax return assistance.

(b) Represents Insignia's contribution under its 401(k) Plan and 401(k) Restoration Plan.

(c) Represents forgiveness of $100,000 principal and $7,641 interest related to a $400,000 loan in accordance with the Employment Agreement dated August 1, 1993. Perquisites totaled $43,414 including $30,267 for personal use of leased aircraft.

(d) Represents forgiveness of $100,000 principal and $18,000 interest to a $400,000 loan in accordance with the Employment Agreement dated August 1, 1993. Perquisites totaled $115,636 including $37,284 for personal use of leased aircraft and $32,231 for personal tax return assistance.

(e) Sales commissions. Does not include certain advance payments with respect to a non-compete agreement. See "Executive Compensation -- Employment Agreements."

(f) Total perquisites did not exceed the lesser of $50,000 or 10% of total salary and bonus.

(g) Does not include options to purchase 840,679 shares assumed by the Company in the acquisition of ESG.

(h) Does not include options to purchase 146,680 shares assumed by the Company in the acquisition of ESG.

(i)  Employment began on July 1, 1996.

(j) Granted on February 20, 1996 and disclosed in the Proxy Statement for the Annual Meeting of Stockholders held on May 23, 1996.

(k) Restricted stock award for 17,500 shares of Insignia Common Stock. Valuation based on $21.375 per share, the fair market value on the date of the award. The restrictions lapse for 25% of the award after 18 months, 25% after 36 months and 50% after 60 months.

(l) Does not include repriced options replacing those originally granted in 1996.

                 INSIGNIA OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table summarizes the terms of stock options granted by Insignia to each of the Named Executive Officers during 1997. All of the options referred to in the table below are nonqualified stock options granted pursuant to Insignia's 1992 Stock Incentive Plan, as amended (the "Insignia 1992 Stock Plan"), at the fair market value on the date of grant and are for the purchase of Insignia Common Stock. In connection with the Distribution, all then outstanding options held by Insignia employees and consultants who become employees of Holdings or any affiliate, including those that are held by the Named Executive Officers, will be converted into options to purchase Holdings Common Stock and will be covered by the Holdings Stock Plan, except that options and warrants held by Messrs. Farkas, Aston and Garrison and certain other employees and certain options held by Mr. Siegel will be purchased for a cash payment by Insignia. See "-- EMPLOYMENT AGREEMENTS."

                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                          AT ASSUMED
                                                                                    ANNUAL RATES OF STOCK
                                                                                      PRICE APPRECIATION
                                            INDIVIDUAL GRANTS                        FOR OPTION TERMS(A)
                           ----------------------------------------------------   --------------------------
                                           % OF TOTAL
                                          OPTIONS/SARS   EXERCISE
                                           GRANTED TO     OR BASE
                                          EMPLOYEES IN     PRICE
                           OPTIONS/SARS   FISCAL YEAR    ($/SHARE)   EXPIRATION
          NAME              GRANTED(#)        (B)           (C)         DATE          5%            10%
          ----             ------------   ------------   ---------   ----------   ----------    ------------
Andrew L. Farkas.........       none
Edward S. Gordon.........       none
Stephen B. Siegel........    125,000(d)       13.4%      $16.4375     7/21/02      $567,675(e)   $1,254,413(e)
Frank M. Garrison........       none
James A. Aston...........       none

---------------

(a) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Insignia Common Stock price.

(b) During the year ended December 31, 1997, stock options representing an aggregate of 935,250 shares of Insignia Common Stock were issued to all employees as a group.

(c) Exercise prices represent the fair market value, as determined by the Insignia Board, on the date of grant. The exercise price may be paid in cash, in shares of Insignia Common Stock valued at fair market value on the date of exercise, or a combination thereof.

(d) Includes options to purchase 75,000 shares repriced to replace options originally issued July 1, 1996 and options to purchase 25,000 shares repriced to replace options originally issued February 21, 1997. All such options become exercisable in five equal annual installments, the first installment becoming exercisable six months after the date of grant.

(e) Represents gain before income taxes; the fair market value of the Insignia Common Stock on July 21, 1997 (the date of the grant), as determined by the Insignia Board, was $16.4375 per share.

          AGGREGATED INSIGNIA OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table summarizes, for each of the Named Executive Officers, information concerning the exercise of stock options during fiscal 1997 and the total number of unexercised stock options and the aggregate dollar value of in-the-money unexercised stock options held at December 31, 1997. All of the stock options referenced below are for Insignia Common Stock and were awarded pursuant to the Insignia 1992 Stock Plan. In connection with the Distribution, all then outstanding options held by Insignia employees and consultants who become employees of or consultants to Holdings or any affiliate, including those that are held by the Named Executive Officers, will be converted into options to purchase Holdings Common Stock and will be covered by Holdings Stock Plan, except that options and warrants owned by Messrs. Farkas, Aston and Garrison and certain options held by Mr. Siegel will be purchased for a cash payment by Insignia. See "-- EMPLOYMENT AND CONSULTING AGREEMENTS."

                                                               NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                 OPTIONS/SARS AT       OPTIONS/SARS AT FISCAL
                                                                FISCAL YEAR-END(#)         YEAR-END($)(A)
                                                   VALUE      ----------------------   ----------------------
                            SHARES ACQUIRED      REALIZED        EXERCISABLE(E)/          EXERCISABLE(E)/
NAME                        ON EXERCISE(#)          ($)          UNEXERCISABLE(U)         UNEXERCISABLE(U)
----                        ---------------     -----------   ----------------------   ----------------------
Andrew L. Farkas..........         none                              748,000(E)              $6,330,750(E)
                                                                     180,000(U)                 630,000(U)
                                                                     -------                 ----------
                                                                     928,000                 $6,960,750
                                                                     =======                 ==========
Edward S. Gordon..........      840,679(b)      $12,921,473           50,000(E)              $      -0-(E)
                                                                     200,000(U)                     -0-(U)
                                                                     -------                 ----------
                                                                     250,000                 $      -0-
                                                                     =======                 ==========
Stephen B. Siegel.........         none                              146,680(E)(c)           $2,470,332(E)(c)
                                                                     125,000(U)                 820,313(U)
                                                                     -------                 ----------
                                                                     271,680                 $3,290,645
                                                                     =======                 ==========
Frank M. Garrison.........        8,890         $   166,132          168,500(E)              $2,195,742(E)
                                                                     112,000(U)               1,277,863(U)
                                                                     -------                 ----------
                                                                     280,500                 $3,473,605
                                                                     =======                 ==========
James A. Aston............         none                              239,890(E)              $2,836,800(E)
                                                                      78,000(U)                 911,375(U)
                                                                     -------                 ----------
                                                                     317,890                 $3,748,175
                                                                     =======                 ==========

---------------

(a) Based on the closing price of Insignia Common Stock on the NYSE on December 31, 1997 of $23.00 per share.

(b) Includes options to purchase 840,679 shares assumed by Insignia in the acquisition of ESG.

(c) Includes options to purchase 146,680 shares assumed by Insignia in the acquisition of ESG.

COMPENSATION PURSUANT TO PLANS

     HOLDINGS STOCK PLAN

     At the Insignia Meeting, Insignia's stockholders will be asked to approve the Holdings Stock Plan which is intended to enhance the profitability and value of Holdings for the benefit of its stockholders by enabling Holdings (i) to offer stock-based incentives to employees and consultants of Holdings and its affiliates (as defined in the Holdings Stock Plan), thereby creating a means to raise the level of stock ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and stockholders, and (ii) to grant nondiscretionary, nonqualified stock options to non-employee directors, thereby creating a means to attract, retain and reward such non-employee directors and strengthen the mutuality of interests between non-employee directors and stockholders. The following description of the Holdings Stock Plan is a summary and is qualified in its entirety by reference to the Holdings Stock Plan, a copy of which may be obtained upon written request to Holdings' Investor Relations Department at 200 Park Avenue, New York, NY 10166.

     Administration

     The Holdings Stock Plan will be administered and interpreted by the Compensation Committee of the Holdings Board (which must consist of two or more non-employee directors, each of whom is intended to be a non-employee director as defined in Rule 16b-3 under the Exchange Act ("Rule 16b-3") and an outside director as defined under Section 162(m) of the Code). If no Compensation Committee exists which has the authority to administer the Holdings Stock Plan, the functions of the Compensation Committee will be exercised by the Holdings Board.

     The Compensation Committee will have the full authority to administer and interpret the Holdings Stock Plan (except that with respect to awards to non-employee directors, the Holdings Stock Plan will be administered by the Holdings Board), to grant discretionary awards under the Holdings Stock Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine whether, to what extent and under what circumstances to provide loans to participants (other than non-employee directors) in order to exercise stock options or to purchase awards (including shares of Holdings Common Stock), to determine the number of shares of Holdings Common Stock to be covered by each award, to prescribe the form or forms of instruments evidencing awards and to make all other determinations in connection with the Holdings Stock Plan and the awards thereunder as the Compensation Committee (or the Holdings Board, in the case of non-employee directors' awards), in its sole discretion, deems necessary or desirable.

     The terms and conditions of individual awards will be set forth in written agreements which will be consistent with the terms of the Holdings Stock Plan. Awards under the Holdings Stock Plan may not be made on or after the tenth anniversary of the earlier of the adoption of the Holdings Stock Plan or the date of stockholder approval, but awards granted prior to such date may extend beyond that date.

     Eligibility and Types of Awards

     All employees and consultants of Holdings and its affiliates (including prospective employees and consultants) are eligible to be granted nonqualified stock options, stock appreciation rights, restricted stock, performance shares, performance units, other stock-based awards and awards providing benefits similar to those listed above which are designed to meet the requirements of non-U.S. jurisdictions under the Holdings Stock Plan. In addition, employees of Holdings and its affiliates that qualify as subsidiaries or parent corporations (within the meaning of Section 424 of the Code) are eligible to be granted incentive stock options ("ISOs") under the Holdings Stock Plan. Non-employee directors of Holdings are eligible to receive nondiscretionary grants of nonqualified stock options.

     Available Shares

     The aggregate number of shares of Holdings Common Stock which may be issued or used for reference purposes under the Holdings Stock Plan or with respect to which awards may be granted may not exceed the greater of (i) 3,500,000 shares of Holdings Common Stock with respect to all types of awards or (ii) 12% of the number of shares of Holdings Common Stock issued and outstanding (assuming full dilution for all outstanding awards and equity convertible into Holdings Common Stock), determined as of the close of the most recent fiscal quarter of Holdings, with respect to all types of awards other than ISOs.

     The maximum number of shares of Holdings Common Stock with respect to which any option, stock appreciation right, award of performance shares or award of restricted stock for which the grant of such award or lapse of the relevant restriction period is subject to the attainment of pre-established performance goals (in accordance with Section 162(m) of the Code) which may be granted under the Holdings Stock Plan during any fiscal year of Holdings to any individual will be 500,000 shares per type of award, provided that the
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

maximum number of shares of Holdings Common Stock for all types of awards does not exceed 500,000 during any fiscal year. The maximum value at grant of performance units which may be granted under the Stock Plan during any fiscal year of Holdings to any individual will be $250,000. To the extent that shares of Holdings Common Stock for which awards are permitted to be granted to an individual during a fiscal year are not covered by an award in a fiscal year, the number of shares of Holdings Common Stock available for awards will automatically increase in subsequent fiscal years until used.

     The number of shares of Holdings Common Stock available for the grant of awards and the exercise price of an award may be adjusted to reflect any change in the Holdings' capital structure or business by reason of certain corporate transactions or events.

     Outstanding options held by Insignia employees who become employees of Holdings or any affiliate (other than options held by Messrs. Farkas, Aston and Garrison and certain options held by Mr. Siegel) will be converted into options to purchase shares of Holdings Common Stock and will be covered by the Holdings Stock Plan.

     Awards Under the Holdings Stock Plan

      Stock Options. The Compensation Committee may grant nonqualified stock options and ISOs to purchase shares of Holdings Common Stock. The Compensation Committee will determine the number of shares of Holdings Common Stock subject to each option, the term of each option (which may not exceed 10 years (or five years in the case of an ISO granted to a 10% shareholder)), the exercise price, the vesting schedule (if any) and the other material terms of each option. No ISO or nonqualified stock option which is intended to be performance based for purposes of Section 162(m) of the Code may have an exercise price less than the fair market value of the Holdings Common Stock at the time of grant (or, in the case of an ISO granted to a 10% shareholder, 110% of fair market value). Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee in its sole discretion. Payment of the purchase price may be made: (i) in cash or by check, bank draft or money order, (ii) through a "cashless exercise" procedure whereby the recipient delivers irrevocable instructions to a broker to deliver promptly to Holdings an amount equal to the purchase price, or (iii) on such other terms and conditions as may be acceptable to the Compensation Committee or the Holdings Board of Directors, as applicable.

      Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights ("SARs") either with a stock option which may be exercised only at such times and to the extent the related option is exercisable ("Tandem SAR") or independent of a stock option ("Non-Tandem SARs"). An SAR is a right to receive a payment either in cash or common stock, as the Compensation Committee may determine, equal in value to the excess of the fair market value of one share of Holdings Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by an SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of the Holdings Common Stock on the date of grant in the case of a Non-Tandem SAR.

      Restricted Stock. The Compensation Committee may award "restricted" shares of Holdings Common Stock. Upon the award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient's restricted stock agreement. The Compensation Committee may, in its sole discretion, determine at grant, that the payment of dividends, if any, shall be deferred until the expiration of the applicable restriction period. Recipients of restricted stock are required to enter into a restricted stock agreement with Holdings which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. Within these limits, based on service, attainment of objective performance goals and such other factors as the Compensation Committee may determine in its sole discretion, the Compensation Committee may provide for the lapse of such restrictions or may accelerate or waive such restrictions at any time. If the grant

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

of restricted stock or the lapse of the relevant restriction is based on the attainment of objective performance goals, the Compensation Committee shall establish the performance goals, formulae or standards and the applicable vesting percentage for the restricted stock award applicable to each participant while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including without limitation dispositions and acquisitions) and other similar events or circumstances. These performance goals shall be based on one or more of the performance criteria described under the description of the Executive Performance Incentive Plan below ("Performance Criteria").

     Performance Shares and Performance Unit. The Compensation Committee may grant performance shares entitling recipients to receive a fixed number of shares of Common Stock or the cash equivalent thereof, as determined by the Compensation Committee in its sole discretion, upon the attainment of performance goals established by the Compensation Committee (based on the Performance Criteria), based on a specified performance period. The Compensation Committee may also grant performance units entitling recipients to receive a value payable in cash or shares of Holdings Common Stock, as determined by the Compensation Committee, upon the attainment of performance goals established by the Compensation Committee (based on the Performance Criteria), for a specified performance cycle. The Compensation Committee may subject such grants of performance shares and performance units to such vesting and forfeiture conditions as it deems appropriate.

       Other Stock-Based Awards. The Compensation Committee may grant awards of Holdings Common Stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Holdings Common Stock and may be granted either alone or in addition to or in tandem with stock options, stock appreciation rights, restricted stock, performance shares or performance units. Subject to the provisions of the Holdings Stock Plan, the Compensation Committee has the authority to determine the recipients to whom and the time or times at which such awards will be made, the number of shares of Holdings Common Stock to be awarded pursuant to such awards and all other conditions of the awards. The Compensation Committee may also provide for the grant of Holdings Common Stock under such awards upon the completion of a specified performance period. The Compensation Committee also determines the purchase price to be paid, if any, by a recipient to purchase other stock-based awards (including without limitation shares of Holdings Common Stock). The purchase of shares of Holdings Common Stock or other stock-based awards may be made on either an after-tax or pre-tax basis, as determined by the Compensation Committee; provided, however, that if the purchase is made on a pre-tax basis, such purchase will be made pursuant to a deferred compensation program established by the Compensation Committee, which will be deemed to be part of the Holdings Stock Plan.

     Supplemental Stock Purchase and Loan Program. The Compensation Committee has adopted as an "Other Stock-Based Award" under the Holdings Stock Plan, a supplemental stock purchase and loan program (the "Supplemental Stock Purchase and Loan Program") for employees of Holdings and its designated affiliates whose target annual base compensation equals or exceeds $100,000 ("Covered Employees"). Covered Employees may purchase shares of Holdings Common Stock through the Holdings Stock Plan, subject to and in accordance with terms and conditions set by the Compensation Committee. Under the Supplemental Stock Purchase and Loan Program, purchases of shares of Holdings Common Stock may be made by means of check, payroll deduction or pursuant to a loan granted to the Covered Employee. Purchases generally may be made on a quarterly basis at a price per share equal to 100% of fair market value of a share of Holdings Common Stock on the last business day of the applicable calendar quarter.

     Covered Employees may borrow up to 50% of their base compensation to purchase shares of Holdings Common Stock at an interest rate set by the Compensation Committee, but in no event less than the rate at which Holdings may borrow from its principal lenders. Loans may not exceed five years, may be repaid by payroll deductions and will be secured by the Holdings Common Stock purchased with such loans. Upon a Covered Employee's termination of employment, any outstanding loan amounts (including accrued and unpaid interest) will be due and payable within 30 days of such event.

     Change in Control

     Unless determined otherwise by the Compensation Committee at the time of grant, and except to the extent provided in the applicable award agreement, the recipient's employment agreement or other agreement approved by the Compensation Committee, no accelerated vesting or lapsing of restrictions will occur upon a change in control of Holdings (as defined in the Holdings Stock Plan). The Compensation Committee may, in its sole discretion, provide for accelerated vesting of an award at any time. Upon a change in control of Holdings, options granted to non-employee directors will be subject to the rules described below.

     Non-Employee Director Stock Option Grants

     The Holdings Stock Plan authorizes the automatic grant of nonqualified stock options to each non-employee director, without further action by the Holdings Board or the stockholders, as follows: (i) options to purchase 20,000 shares of Holdings Common Stock will be granted to each non-employee director as of the date he or she begins service as a non-employee director on the Holdings Board; and (ii) options to purchase 2,000 shares of Holdings Common Stock will be granted to each non-employee director as of the first day of the month following each annual meeting of stockholders of Holdings. The exercise price per share of such options will be determined by the Holdings Board at the time of grant but may not be less than the fair market value of the Holdings Common Stock at the time of grant. The term of each such option will be five years. Options granted to non-employee directors pursuant to (i) above will vest and become exercisable at the rate of 5,000 shares of Holdings Common Stock on or after each anniversary of the date that is six months and one day after the date of grant. Options granted to non-employee directors pursuant to (ii) above will vest and become exercisable on or after six months and one day after the date of grant. All options granted to non-employee directors and not previously exercisable will become fully exercisable immediately upon a change in control (as defined in the Holdings Stock Plan) of Holdings.

     Amendment and Termination

     Notwithstanding any other provision of the Holdings Stock Plan, the Holdings Board or the Compensation Committee may at any time, amend any or all of the provisions of the Holdings Stock Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the Holdings Stock Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such participant and, provided further, without the approval of the stockholders of Holdings in accordance with the laws of the State of Delaware, to the extent required under Section 162(m) of the Code, or to the extent applicable to ISOs,
Section 422 of the Code, no amendment may be made which would: (i) increase the aggregate number of shares of Holdings Common Stock that may be issued; (ii) increase the maximum individual participant share limitations for a fiscal year;
(iii) change the classification of employees or consultants eligible to receive awards; (iv) decrease the minimum exercise price of any stock option or SAR; (v) extend the maximum option term; (vi) materially alter the Performance Criteria; or (vii) require stockholder approval in order for the Holdings Stock Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to ISOs, Section 422 of the Code.

     Future Awards; Miscellaneous

     Awards granted under the Holdings Stock Plan are generally nontransferable, except that the Compensation Committee may, in its sole discretion, permit the transfer of nonqualified stock options (other than those granted to non-employee directors) at the time of grant or thereafter.
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

     The Holdings Stock Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Holdings Stock Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

     Because future awards under the proposed Holdings Stock Plan will be based upon prospective factors including the nature of services to be rendered by prospective employees of Holdings and their potential contributions to the success of Holdings, actual awards cannot be determined at this time, except that effective upon the Distribution, certain of the Named Executive Officers and certain other key personnel of Holdings will be granted an aggregate of approximately 1,100,000 options to purchase Holdings Common Stock, of which Mr. Siegel will be granted 100,000 and Messrs. Farkas, Aston and Garrison will each be granted 50,000 options.

  HOLDINGS EXECUTIVE PERFORMANCE INCENTIVE PLAN

     At the Insignia Meeting, Insignia's stockholders will be asked to approve the Holdings Executive Performance Incentive Plan (the "Incentive Plan"), which will be effective as of the Time of Distribution. The Incentive Plan provides for annual incentive payments to key executives of Holdings, its subsidiaries or its parent, if any, (as such terms are defined in the Incentive Plan) based upon the performance of Holdings (or a subsidiary division or other operational unit). The Incentive Plan is based on a strong pay-for-performance philosophy and provides a direct linkage between Holdings' performance and compensation. A central element of this philosophy is to link a significant portion of annual cash compensation to the attainment of annual financial objectives. The following description of the Incentive Plan is a summary and is qualified in its entirety by reference to the Incentive Plan, a copy of which may be obtained upon written request to Holdings' Investor Relations Department at 200 Park Avenue, New York, New York 10166.

     Section 162(m) of the Code generally disallows a Federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers. Holdings intends to structure awards under the Incentive Plan so that compensation resulting therefrom would be qualified "performance based compensation" eligible for continued deductibility.

     No individual may receive for any fiscal year an amount under the Incentive Plan which exceeds $3,000,000.

     Plan Administration. The Incentive Plan will be administered by the Compensation Committee which is intended to consist entirely of non-employee directors who meet the criteria of "outside director" under Section 162(m) of the Code. The Compensation Committee shall select the key executives of Holdings who shall receive awards, the target pay-out level and the performance targets. The Compensation Committee will certify the level of attainment of performance targets. Currently, approximately 8 key executives are expected to be eligible to receive awards under the Incentive Plan.

     Performance Criteria. Participants in the Incentive Plan will be eligible to receive an annual cash performance award based on attainment by Holdings and/or a subsidiary, division or other operational unit of Holdings of specified performance goals to be established for each fiscal year by the Compensation Committee. The performance award will be payable as soon as administratively feasible following the end of the fiscal year with respect to which the payment relates, but only after the Compensation Committee certifies that the performance goals have been attained. A participant and Holdings may agree to defer all or a portion of a performance award in a written agreement executed prior to the beginning of the fiscal year to which the performance award relates in accordance with any deferred compensation program in effect applicable to such participant. Any deferred performance award will increase (between the date on which it is credited to any deferred compensation program and the payment date) by a measuring factor for each fiscal year greater than the interest rate on thirty year Treasury Bonds on the first business day of such fiscal year compounded annually, as elected by the participant in the deferral agreement.

     Code Section 162(m) requires that performance awards be based upon objective performance measures. The performance goals will be based on one or more of the following criteria: (i) revenues, income before

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

income taxes and extraordinary income, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, funds from operation of real estate investments or a combination of any or all of the foregoing; (ii) after-tax or pre-tax profits; (iii) operational cash flow; (iv) level of, reduction of, or other specified objectives with regard to Holdings' bank debt or other long-term or short-term public or private debt or other similar financial obligations; (v) earnings per share or earnings per share from continuing operations; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on stockholders' equity; (viii) economic value added targets; (ix) fair market value of the shares of Holdings Common Stock; and (x) the growth in the value of an investment in Holdings Common Stock assuming the reinvestment of dividends. In addition, such performance goals may be based upon the attainment of specified levels of Holdings (or a subsidiary, division or other operational unit of Holdings) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under the Code, the Compensation Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.

     Term and Amendment of the Incentive Plan. The Incentive Plan will be effective for all fiscal years following the Time of Distribution (including the initial short fiscal year). The Incentive Plan may be amended or discontinued by the Holdings Board at any time. However, stockholder approval of Holdings is required for an amendment that increases the maximum payment which may be made to any individual for any fiscal year above the award limits outlined above and specified in the Incentive Plan, materially alters the business criteria on which performance goals are based, increases the maximum annual measuring factor for deferred amounts, changes the class of eligible employees or otherwise requires stockholder approval under Code Section 162(m).

     Future Plan Awards. Because Holdings did not exist as a stand-alone business until recently and because future awards under the proposed Incentive Plan will be based upon the future performance of Holdings, actual payments cannot be determined at this time.

EMPLOYMENT AGREEMENTS

     Following is a description of employment agreements between Holdings and the Named Executives.

  Andrew L. Farkas

     Andrew L. Farkas will be employed by Holdings pursuant to an employment agreement, effective as of the Time of Distribution (the "Farkas Employment Agreement"), which provides for him to serve as Chairman of the Board of Directors and Chief Executive Officer of Holdings until the date three years from the Time of Distribution (the "Expiration Date"), or such earlier date as provided therein. Mr. Farkas is to receive an annual salary of $750,000 (the "Base Salary"), subject to such discretionary increases as may be determined by the Holdings' Board and a bonus to be determined annually by the Holdings Board. Mr. Farkas also will be entitled to certain perquisites. Mr. Farkas has agreed that for one year after the termination of the Farkas Employment Agreement, he will not solicit business from any of Holdings' customers or clients with whom he has had "material contact" (as defined in the Farkas Employment Agreement) during the twelve month period preceding the date of cessation of his employment with Holdings, and he will neither solicit employees of Holdings to work for any direct competitor of Holdings nor purchase any limited partner units of partnerships controlled directly or indirectly by Holdings for two years after the termination of the Farkas Employment Agreement.

     Mr. Farkas's employment will be terminated in the event that Mr. Farkas is disabled during his employment with Holdings, whereupon Insignia will pay 75% of his Base Fee for a period of time equal to twice the remaining term under the Farkas Employment Agreement immediately prior to his termination (but not less than four years). If Mr. Farkas dies during the term of the Farkas Employment Agreement, Holdings will pay to his estate his salary through the Expiration Date. If Mr. Farkas is terminated without cause and such termination is not in connection with a Significant Transaction (as defined below), Holdings will pay the Base Salary through the Expiration Date. In addition, if Mr. Farkas dies, is disabled or is terminated without

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

cause during the term of the Farkas Employment Agreement, Holdings will continue to pay all perquisites to which Mr. Farkas is entitled and will pay all bonuses to be paid upon the occurrence of a Significant Transaction (as defined below) or a Material Asset Disposition (as defined below), to Mr. Farkas or his estate if the Significant Transaction or the Material Asset Disposition giving rise to such payment occurs, or a definitive agreement regarding such event has been executed, before or within 180 days after his death or disability or, in the case of a termination without cause, on or before the Expiration Date.

     The Farkas Employment Agreement provides that upon the occurrence of any one of several events or transactions involving Holdings set forth in the Farkas Employment Agreement (each, a "Significant Transaction"), including, but not limited to, any change of control of Holdings, Holdings shall pay to Mr. Farkas an amount equal to 1.0% of the total equity market capitalization of Holdings on the date the Significant Transaction occurred. Upon the occurrence of a Significant Transaction and/or upon termination without cause, all options, warrants and restricted stock in Holdings granted to Mr. Farkas will vest immediately and be exercisable. The Farkas Employment Agreement also provides that in the event that Holdings enters into a transaction resulting in (i) a majority of the equity interest in Holdings being beneficially owned by a person or persons who is not an affiliate of Holdings, (ii) the sale or other disposition to a third party of one or more of Insignia's subsidiaries, divisions or operating businesses or (iii) the consummation of the Merger (each, a "Material Asset Disposition"), Holdings shall pay to Mr. Farkas a cash bonus equal to 1.0% of the consideration received by Holdings and its stockholders or, in the event of the consummation of the Merger, 1.0% of the consideration received by Insignia and its stockholders (not including the value of the Distribution), as a result of such Material Asset Disposition. As a result, Holdings will pay Mr. Farkas a lump sum payment of $5,049,000 after the consummation of the Merger. In addition, upon the consummation of the Merger, Mr. Farkas will be paid a pro rata portion of the annual bonus he received from Insignia with respect to 1997 based on the period from January 1, 1998 to the effective time of the Merger.

     To the extent Mr. Farkas would be subject to the excise tax under Section 4999 of the Code, on amounts or benefits to be received from Holdings required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Code, the amounts of any such payments will be automatically reduced to an amount one dollar less than an amount that would subject Mr. Farkas to the excise tax under Section 4999 of the Code, provided that the automatic reduction shall apply only if the reduced payments received by Mr. Farkas (after taking into account further reductions for applicable taxes) would be greater than his unreduced payments, after applicable taxes.

  Stephen B. Siegel

     Holdings, Insignia/ESG and Stephen B. Siegel are parties to a second amended and restated employment agreement, dated as of July 31, 1998 (the "Siegel Employment Agreement"), which expires on December 31, 2002, subject to earlier termination or extension as provided for in the agreement. The Siegel Employment Agreement provides that Mr. Siegel shall serve as President of Holdings and Chairman and Chief Executive Officer of Insignia/ESG, among other duties. Under the Siegel Employment Agreement, Mr. Siegel (i) receives a base salary of $1,000,000 per annum, (ii) receives 30% of all promotional commission revenues earned, received and retained by Insignia/ESG in which Mr. Siegel has rendered services recognized by Insignia/ESG, and (iii) receives 50% of all net commission revenues earned, received and retained by Insignia/ESG in which Mr. Siegel has rendered services recognized by Insignia/ESG. The Siegel Employment Agreement also provides that Mr. Siegel will receive, for each year or part thereof during the employment term, an amount up to a maximum of $400,000 annually equal to 0.6% of the gross commissions earned, received and retained by Insignia/ESG, but only to the extent that Insignia/ESG and all of its wholly owned subsidiaries meet or exceed its annual Net EBITDA (as defined below) budget, as established by Holdings' Compensation Committee, after reduction for all bonus compensation paid to employees of Insignia/ESG (including the imputed bonus of Mr. Siegel), all Insignia/ESG overhead allocations and all other compensation paid to Mr. Siegel, which annual Net EBITDA budget shall be increased by Holdings' Compensation Committee for each subsequent year by an amount of no more than 10% of the annual Net EBITDA budget for the immediately preceding year. "Net EBITDA" means earnings

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

before interest, taxes, depreciation and amortization, computed in accordance with generally accepted accounting principles, consistently applied. The Siegel Employment Agreement further provides that Mr. Siegel will receive for each year an annual bonus of 10%, or such lesser percentage as Holdings' Compensation Committee, in its sole and absolute discretion, shall determine, of the increase in annual Net EBITDA reduced by all bonus compensation paid to the employees of Insignia/ESG (including the imputed bonus of Mr. Siegel), all Insignia/ESG overhead allocations and all compensation paid to Mr. Siegel over the annual Net EBITDA for the immediately preceding year. Such bonus shall be paid to Mr. Siegel within 120 days after the end of Holdings' fiscal year.

     In addition, upon the consummation of a transaction resulting in a change in the ownership of a majority of the issued and outstanding shares of Holdings Common Stock and a change in the majority of the Holdings Board, Mr. Siegel will receive a payment in the amount of 0.5% of the consideration received by Holdings and its shareholders in such transaction (excluding the assumption of liabilities), which payment shall be made upon the earlier of the termination of Mr. Siegel's employment with Holdings, other than for cause or voluntary termination, or the expiration of the term of Mr. Siegel's employment agreement.

     Holdings has made a loan to Mr. Siegel in the amount of $1,000,000. Holdings will forgive the loan ratably over a three-year period beginning July 1, 1998 provided that Mr. Siegel remains employed by Holdings and is not in material breach of the provisions of the Siegel Employment Agreement. In addition, Insignia/ESG will purchase, at Insignia/ESG's expense, term life insurance on the life of Mr. Siegel with a death benefit of $5,000,000, the beneficiaries of which are to be designated by Mr. Siegel.

     Mr. Siegel has agreed not to compete with either Holdings or Insignia/ESG for two years after the termination of the Siegel Employment Agreement. Upon Mr. Siegel's death, Holdings or Insignia/ESG shall pay Mr. Siegel's estate $1,000,000 per annum during the remaining term of the Siegel Employment Agreement, not to exceed one year. If Mr. Siegel is terminated for cause (as defined in the Siegel Employment Agreement), Holdings and ESG shall pay Mr. Siegel his base salary, as in effect, up to and including the date on which the termination occurred. If Mr. Siegel is terminated without cause, Mr. Siegel shall, at his election, either observe the non-compete agreement and receive the compensation provided for in the Siegel Employment Agreement until December 31, 2002 or accept other employment that violates the non-compete provision and receive $1,000,000 per year until December 31, 2002, less the aggregate amount of compensation payable to him for such new employment.

     Upon the consummation of the Distribution, Mr. Siegel's options to purchase Insignia Common Stock will be (i) in the case of options granted to Mr. Siegel by Insignia after Insignia purchased ESG, assumed by Holdings at a price subject to adjustment of the exercise price in connection with the Distribution; and
(ii) in the case of options granted to Mr. Siegel by ESG that Insignia assumed when Insignia purchased ESG, purchased by Insignia for a per option cash payment equal to the difference between the exercise price of such option and $25.

     The Siegel Employment Agreement also provides that Mr. Siegel will receive a grant of options to purchase 100,000 shares of Holdings Common Stock. In addition, Mr. Siegel is eligible to obtain a loan in the amount of $1,000,000 to purchase shares of Holdings Common Stock which loan shall be secured by such shares purchased.

  Edward S. Gordon

     Holdings also will assume an employment agreement between Insignia, Insignia/ESG and Edward S. Gordon which expires on June 30, 2001, subject to earlier termination or extension as provided for in the agreement. Mr. Gordon
(i) receives an annual base salary of $1,000,000 per annum, (ii) received a one-time grant of options to purchase up to 250,000 shares of Insignia Common Stock at $27.125 per share that vest in five equal installments commencing on January 1, 1997 (the "Gordon Options"), and (iii) received the payment of commissions earned on or prior to December 31, 1996, at certain rates and for certain identified transactions, each as set forth in the agreement. The agreement also provides for an annual bonus payment for each year or part thereof which is subject to a bonus plan (the "Gordon Bonus Plan") which was approved by Insignia stockholders. The Gordon Bonus Plan provides for an annual bonus for each year (or part thereof) during the term of the employment agreement in an amount equal to 0.75% of Insignia/ESG's gross revenues

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

for such year (or part thereof), if Insignia/ESG's EBITDA, after adjustment for any bonus payable under the Gordon Bonus Plan with respect to such year (or part thereof), is not less than the Target Amount (as defined below) for such year (or pro rata portion for partial years); provided, however, that in the event Insignia/ ESG's EBITDA as so calculated is less than the Target Amount (or pro rata portion for partial years), the amount of such bonus shall be reduced by the amount of such deficiency. With respect to any year "Target Amount" is defined as Insignia/ESG's budgeted EBITDA for such year as determined by Holding's Compensation Committee prior to the commencement of such year (and which was $14 million for the year ended December 31, 1997) provided, however, that budgeted EBITDA for any year shall not be more than 110% of the budgeted EBITDA for the immediately preceding year, and provided further, that the Target Amount may be increased or decreased from time to time if Holding's Compensation Committee reasonably determined that anticipated increases or decreases in Insignia/ESG's EBITDA must be reflected as a result of any acquisitions or dispositions, respectively, by Insignia/ESG.

     Mr. Gordon has agreed not to compete with either Holdings or Insignia/ESG for five years after the termination of the agreement. As compensation therefore, Mr. Gordon received a $1,000,000 advance payment on July 1, 1996 to be allocated over five years.

     If Mr. Gordon is terminated for cause (as defined in the agreement), Insignia/ESG shall pay Mr. Gordon his base salary, as in effect, up to and including the date on which the termination occurred. Upon termination without cause, Insignia/ESG shall pay Mr. Gordon $1,200,000 per year until June 30, 2001. Upon termination due to death, Insignia/ESG shall pay Mr. Gordon's estate $1,200,000 per annum during the remaining term of the agreement, not to exceed two years.

     The Gordon Options will be assumed by Holdings at the Time of Distribution, and the exercise price will be adjusted to an amount equal to the average closing price of Holdings Common Stock during a certain period of initial trading days, as determined by the Insignia Board.

  James A. Aston and Frank M. Garrison

     Messrs. James A. Aston and Frank M. Garrison are employed by Holdings pursuant to employment agreements with Holdings, effective as of the Time of Distribution (the "Executive Employment Agreements"), which provide for Mr. Aston to serve as a member of the Office of the Chairman and Chief Financial Officer of Holdings and for Mr. Garrison to serve as a member of the Office of the Chairman of Holdings until the date three years from the Time of Distribution (the "Expiration Time") or such earlier date as provided therein. Messrs. Aston and Garrison each are to receive a base salary of $400,000 per year subject to such discretionary increases as may be determined by the Holdings Board, and a bonus to be determined annually by the Holdings Board. Messrs. Aston and Garrison also will be entitled to certain perquisites. Messrs. Aston and Garrison each has agreed that for one year after the termination of his Executive Employment Agreement he will not solicit business from any of Holdings' customers or clients with whom he has had "material contact" (as defined in the Executive Employment Agreements) during the twelve month period preceding the date of cessation of his employment with Holdings, and he will neither solicit employees of Holdings to work for any direct competitor of Holdings nor purchase any limited partner units of partnerships controlled directly or indirectly by Holdings for two years after the termination of his Executive Employment Agreement.

     Each of the Executive Employment Agreements provides that it will be terminated in the event that either of Messrs. Aston or Garrison, as applicable, is disabled during his employment with Holdings, whereupon Holdings will pay his salary through the Expiration Time and will pay all bonuses to be paid upon the occurrence of a Significant Transaction or a Material Asset Disposition (as described below) if the event giving rise to such payment occurs, or a definitive agreement regarding such event is executed before or within 180 days after such termination. If Messrs. Aston or Garrison dies during the term of his Executive Employment Agreement, Holdings will pay to his estate his salary through the Expiration Time, and will pay all bonuses to be paid upon the occurrence of a Significant Transaction or a Material Asset Disposition if the event giving rise to such payment occurs, or a definitive agreement regarding such event is executed before or within 180 days after his death. If Messrs. Aston or Garrison is terminated without cause, Holdings will pay his salary and all bonuses to be paid upon the occurrence of a Significant Transaction or a Material Asset Disposition through the Expiration Time. Upon termination without cause, or due to Messrs. Aston's or

Garrison's death or disability, all options and warrants granted to Messrs. Aston or Garrison will vest immediately and be exercisable.

     Upon the occurrence of a Significant Transaction, Messrs. Aston and Garrison each may elect to convert his Executive Employment Agreement into a consulting agreement with the same terms and conditions. The Executive Employment Agreements also provide that upon the occurrence of a Material Asset Disposition, Holdings will pay each of Messrs. Aston and Garrison a cash bonus equal to 0.5% (or 0.25% in the event the Executive Employment Agreements are converted to consulting agreements) of the consideration received by Holdings and its stockholders (not including the value of the Distribution) or, in the event of the consummation of the Merger, 0.25% of the consideration received by Insignia and its stockholders, as a result of such Material Asset Disposition. As a result, Holdings will pay Messrs. Aston and Garrison a lump sum payment of $2,524,500 after the consummation of the Merger. In addition, upon the consummation of the Merger, Messrs. Aston and Garrison will be entitled to a bonus payment in an amount equal to the pro-rated portion of the 1997 bonus that each of them received from Insignia, based on the period from January 1, 1998 to the effective time of the Merger.

     To the extent Messrs. Aston or Garrison would be subject to the excise tax under Section 4999 of the Code on amounts or benefits to be received from Insignia required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Code, the amounts of any such payments will be automatically reduced to an amount one dollar less than an amount that would subject Messrs. Aston or Garrison to the excise tax under Section 4999 of the Code, provided that the automatic reduction shall apply only if the reduced payments received by Messrs. Aston or Garrison (after taking into account further reductions for applicable taxes) would be greater than the unreduced payments to be received by Messrs. Aston or Garrison, after applicable taxes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, Messrs. Denison and Merril M. Halpern (non-employee directors) served as members of the Insignia Compensation Committee. None of the proposed Holdings Compensation Committee members or executive officers have any relationships which must be disclosed under this caption.

                              CERTAIN TRANSACTIONS


     Affiliates of Apollo Real Estate Investment Fund, L.P. ("Apollo") own an aggregate of 1,392,916 warrants (the "Apollo/Insignia Warrants") representing the right to purchase 1,392,916 shares of Insignia Common Stock. At the time of Distribution, Insignia is expected to distribute to Apollo 928,610 warrants (the "Apollo/Holdings Warrants") to purchase shares of Holdings Common Stock at an exercise price of $8.25 per share, which represent two-thirds of the number of the Apollo/Insignia Warrants.


     Upon the consummation of the Distribution, the exercise price of the Apollo/Insignia Warrants is expected to be adjusted as follows: (a) 77,916 Apollo/Insignia Warrants with an exercise price of $7.50 per share will be adjusted to an exercise price of $2.00 per share; (b) 875,000 Apollo/Insignia Warrants with an exercise price of $8.00 per share will be adjusted to an exercise price of $2.50 per share; and (c) 440,000 Apollo/Insignia Warrants with an exercise price of $9.50 per share will be adjusted to an exercise price of $4.00 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The sole outstanding share of Holdings capital stock currently is and until immediately prior to the Distribution will continue to be, held beneficially by Insignia through its wholly-owned subsidiary Insignia Capital Corporation. The following table sets forth, as of July 31, 1998 or such other date as indicated in the footnotes to the table, the beneficial ownership of Insignia Common Stock by each director, Named Executive Officer, the executive officers and directors of Holdings as a group, and each stockholder known to management of Insignia to beneficially own more than five percent of the outstanding Insignia Common Stock. Also set forth below are the number of shares of Holdings Common Stock that each such person, entity and group will own immediately after the Distribution, on a pro forma basis, assuming no change in ownership of the outstanding shares of Insignia Common Stock. The beneficial ownership of Holdings Common Stock following the Distribution shown in the table below does not include shares issuable upon the exercise of stock options that will be granted upon the conversion of outstanding Insignia stock options because the number of such shares is presently indeterminable. Unless otherwise indicated, Insignia and Holdings believe that each beneficial owner set forth in the table has sole voting and investment power.

                                               BENEFICIAL OWNERSHIP OF     BENEFICIAL OWNERSHIP OF
                                                INSIGNIA COMMON STOCK       HOLDINGS COMMON STOCK
                                              -------------------------    -----------------------
              NAME AND ADDRESS                 SHARES           PERCENT      SHARES        PERCENT
              ----------------                ---------         -------    ----------      -------
Metropolitan Acquisition Partners IV,
  L.P.......................................  2,237,258           7.0%     1,491,505         7.0%
  c/o Metro Shelter Directives, Inc.
  One Insignia Financial Plaza
  Greenville, South Carolina 29602
Andrew L. Farkas............................  5,828,834(1)       17.8%     3,347,223(14)    15.7%
  Insignia Financial Group, Inc.
  375 Park Avenue, Suite 3401
  New York, New York 10152
Apollo Real Estate Investment Fund, L.P.....  3,994,686(2)       12.0%     2,663,124(15)    12.0%
  c/o Apollo Real Estate Fund, L.P.
  2 Manhattanville Road
  Purchase, New York 10577
The Capital Group Companies, Inc............  3,274,230(3)       10.1%     1,899,800         8.9%
  333 South Hope Street
  Los Angeles, California 90071
Robert J. Denison(4)........................    403,724(5)        1.3%       262,483         1.2%
Robin L. Farkas(4)(6).......................    166,777           *           95,185         *
James A. Aston..............................    337,066(7)        1.0%        61,111         *
Frank M. Garrison...........................    249,222(8)        *           27,926         *
Edward S. Gordon............................    680,879(9)        2.1%       453,919(9)      2.1%
Robert G. Koen..............................     24,000(10)       *               --         *
Stephen B. Siegel...........................    186,055(11)       *           33,933(16)     *
Strauss Zelnick.............................         --           *               --         *
All directors and executive officers as a
  group (12 individuals)(13)................  8,223,736(1)(12)   24.2%     4,113,427        19.2%

---------------

  *  Indicates less than one percent.

 (1) Includes shares owned by (i) Metropolitan Acquisition Partners IV, L.P. ("MAP IV"), (ii) Metropolitan Acquisition Partners V, L.P. ("MAP V"), (iii) Metro Shelter Directives, Inc. and MV, Inc., the general partners of MAP IV and MAP V, respectively, (iv) certain stockholders who have granted proxies to MAP IV and MAP V, and (v) certain stockholders (including Charterhouse Equity Partners, L.P. ("CEP") and affiliates of Apollo Real Estate Advisors, L.P.) who are party to a stockholders agreement with Andrew L. Farkas. Includes 808,000 shares subject to options and warrants which are or will become exercisable within 60 days. Includes 3,334 shares of restricted stock which will vest within 60 days.

 (2) Includes securities owned by various affiliates of Apollo Real Estate Investment Fund, L.P., including 1,392,916 shares subject to warrants which are or will become exercisable within 60 days.

 (3) The Capital Group Companies, Inc. ("Capital") is the parent holding company of a group of investment management companies. Capital does not have investment power or voting power over any of the securities reported herein. Capital Guardian Trust Company, a bank as defined in Section 3(a)6 of the Exchange Act and a wholly owned subsidiary of Capital, is the beneficial owner of the reported shares as a result of serving as the investment manager of various institutional accounts. The reported shares include 424,530 shares resulting from the assumed conversion of 225,000 shares of the Convertible Preferred Securities issued by Insignia Financing I, a subsidiary of Insignia. The foregoing is based upon a Schedule 13G filed by Capital with the Securities and Exchange Commission on or about February 10, 1998.

 (4) Messrs. Denison and Robin L. Farkas are each limited partners in MAP IV.

 (5) Includes 133,600 shares held by First Security Associates L.P., a limited partnership of which Mr. Denison is the sole general partner, and 246,100 shares held by First Security Company II, L.P., a limited partnership of which Mr. Denison is the sole general partner. Includes 10,000 shares subject to options and warrants which are exercisable or will become exercisable within 60 days, but excludes 43,600 shares held by First Security International Fund, Ltd., a Cayman Islands company, for which First Security Management, Inc., a New York corporation, serves as the investment advisor. Mr. Denison is the President of First Security Management, Inc.

 (6) Includes 24,000 shares subject to options which are or will become exercisable within 60 days and 88,129 shares owned by a general partnership for which Mr. Farkas shares voting power.

 (7) Includes 245,400 shares subject to options and warrants which are or will become exercisable within 60 days. Includes 833 shares of restricted stock which will vest within 60 days.

 (8) Includes 206,500 shares subject to options and warrants which are or will become exercisable within 60 days. Includes 833 shares of restricted stock which will vest within 60 days.

 (9) Includes 100,000 shares subject to options which are or will become exercisable within 60 days.

(10) Includes 24,000 shares subject to options which are or will become exercisable within 60 days.

(11) Includes 181,680 shares subject to options which are or will become exercisable within 60 days. Includes 4,375 shares of restricted stock which will vest within 60 days.

(12) Includes 1,837,880 shares subject to options and warrants which are or will become exercisable within 60 days. Includes 10,208 shares of restricted stock which will vest within 60 days.

(13) No director or executive officer beneficially owns any of the outstanding Convertible Preferred Securities.

(14) Includes 2,223 shares of restricted stock which will vest within 60 days.

(15) Includes 206,500 shares subject to options and warrants which are or will become exercisable within 60 days. Includes 833 shares of restricted stock which will vest within 60 days.

(16) Includes 31,016 options which are exercisable and 2,917 shares of restricted stock which will vest within 60 days.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of Holdings consists of 100,000,000 shares of capital stock, par value $.01 per share, of which (i) 80,000,000 shares are Common Stock, par value $.01 per share, with one share currently outstanding, and (ii) 20,000,000 shares are Preferred Stock, par value $.01 per share ("Holdings Preferred Stock"), of which none are currently outstanding.

     The following description of the capital stock of Holdings is a summary and is qualified in its entirety by the provisions of Holdings' Certificate of Incorporation (the "Certificate") and Holdings' By-laws (the "By-laws"), copies of which are filed as exhibits to the Registration Statement of which this Information Statement forms a part.

COMMON STOCK

     The shares of Holdings Common Stock to be distributed in the Distribution will be, when issued, fully paid and nonassessable. The holders of shares of Holdings Common Stock elect all directors and are entitled to one vote per share. There are no cumulative voting rights. Subject to the prior rights of the holders of Preferred Stock, holders of Holdings Common Stock are entitled to receive dividends when, as, and if declared by the Holdings Board out of funds legally available therefrom, and to share ratably in the assets of Holdings legally available for distribution to the stockholders in the event of liquidation or dissolution. There are no shares of Preferred Stock currently outstanding. Holders of Holdings Common Stock have no preemptive, subscription or redemption rights.

PREFERRED STOCK

     Pursuant to the Certificate, the Holdings Board is authorized, subject to any limitations prescribed by law, from time to time to issue up to an aggregate of 20,000,000 shares of Holdings Preferred Stock, in one or more series, and to determine the designation, number of shares and rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each such series.

     The issuance of Holdings Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have an adverse effect on holders of Holdings Common Stock, depending upon the rights of such Holdings Preferred Stock, by delaying or preventing a change in control of Holdings, making removal of the present management of Holdings more difficult, or resulting in restrictions upon the payment of dividends or other distributions to holders of Holdings Common Stock.

NYSE LISTING

     The shares of Holdings Common Stock to be distributed in the Distribution have been approved for listing on the NYSE, subject to official notice of issuance, under the symbol "IEG." The current rules of the NYSE effectively preclude the listing on the NYSE of any securities of an issuer which has issued securities or taken other corporate action that would have the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of an outstanding class or classes of equity securities registered under
Section 12 of the Exchange Act. Holdings does not intend to issue any additional shares of any class of stock that would make the Holdings Common Stock ineligible for continued listing or cause the Holdings Common Stock to be delisted from the NYSE. Holdings is also considering applying to list the Holdings Common Stock on the London Stock Exchange.

TRANSFER AGENT AND REGISTRAR

     Holdings has appointed First Union National Bank, Insignia's current transfer agent, as the Transfer Agent and Registrar for the Holdings Common Stock.

THE DELAWARE BUSINESS COMBINATION ACT

     Holdings is a Delaware corporation and, from and after the Time of Distribution, will be subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (the "DGCL"). In general, Section 203 provides that a Delaware corporation may not, for a period of three years, engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" (defined generally as a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's outstanding voting stock) unless: (a) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (b) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder; or (c) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock. The Holdings Board has approved the acquisition in the Distribution of shares of Holdings Common Stock by Andrew L. Farkas and his affiliates, and thereby has exempted such persons from the application of DGCL Section 203.

CERTAIN CERTIFICATE AND BY-LAWS PROVISIONS

  General

     Certain provisions of the Certificate and the By-laws could have an antitakeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Holdings Board and in the policies formulated by the Holdings Board and to discourage certain types of transactions described below, which may involve an actual or threatened change of control of Holdings. The provisions are designed to reduce the vulnerability of Holdings to an unsolicited proposal for a takeover of Holdings that does not contemplate the acquisition of all of its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of Holdings. The provisions are also intended to discourage certain tactics that may be used in proxy fights. The Holdings Board believes that, as a general rule, such takeover proposals would not be in the best interests of Holdings and its stockholders.

  Classified Board

     The Certificate provides for the Holdings Board to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Holdings Board will be elected each year. In addition, under the DGCL, the directors on a classified board may be removed from office only for cause and only by the affirmative vote of holders of a majority of the outstanding voting stock. The overall effect of the provisions in the Certificate with respect to the classified board may be to render more difficult a change in control of Holdings or the removal of incumbent management.

  Special Meetings of Stockholders; Action by Written Consent

     The Certificate provides that no action may be taken by stockholders except at an annual or special meeting of stockholders and prohibits action by written consent in lieu of a meeting. As authorized by the Certificate, the By-laws provide that special meetings of stockholders of Holdings may be called only by the Chairman, President or Chief Executive Officer or by a majority of the members of the Holdings Board. This provision will make it more difficult for stockholders to take action opposed by the Holdings Board.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

     The By-laws establish an advance notice procedure for the nomination, other than by or at the direction of the Holdings Board or a committee thereof, of candidates for election as directors as well as for other stockholder proposals to be considered at stockholders' meetings. These limitations on stockholder proposals do not restrict a stockholder's right to include proposals in Holdings annual proxy materials pursuant to rules promulgated under the Exchange Act. The purpose of requiring advance notice is to afford the Holdings Board an opportunity to consider the qualification of the proposed nominees or the merits of other stockholder proposals and, to the extent deemed necessary or desirable by the Holdings Board, to inform stockholders about those matters.

  Certificate and By-laws Amendments

     The Certificate requires the affirmative vote of the holders of at least 80% of the voting power of Holdings capital stock in order to amend certain of its provisions, including any provisions concerning (i) the classified board,
(ii) the amendment of the By-laws, (iii) any proposed compromise or arrangement between Holdings and its creditors, (iv) the authority of stockholders to act by written consent or to call a special meeting, (v) the liability of directors,
(vi) the indemnification of directors, officers and others and (vii) the percentage of votes represented by capital stock required to approve certain amendments to the Certificate. These voting requirements will make it more difficult for stockholders to make changes in the Certificate which would be designed to facilitate the exercise of control over Holdings. In addition, the requirement of approval by at least a 80% stockholder vote will enable the holders of a minority of the voting securities of Holdings to prevent the holders of a majority or more of such securities from amending such provisions. In addition, the Certificate provides that the By-laws may only be amended by stockholders by the affirmative vote of 80% of Holdings outstanding voting stock. After giving effect to the Distribution, the directors and executive officers of Holdings will hold in the aggregate approximately 19.8% of the voting power of Holdings. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

  Indemnification and Insurance

     Pursuant to authority conferred by DGCL Section 102(b)(7), the Certificate contains a provision providing that no director of Holdings shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL, as then in effect or as the same may be amended. This provision is intended to eliminate the risk that a director might incur personal liability to Holdings or its stockholders for breach of the duty of care.

     DGCL Section 145 contains provisions permitting, and in some situations requiring, Delaware corporations, such as Holdings, to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. The Certificate and By-laws contain provisions requiring indemnification by Holdings of its directors, officers, employees and agents, and of persons serving at the request of Holdings as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), to the fullest extent permitted by law. Among other things, these provisions provide indemnification for such persons against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

     Holdings intends to purchase and maintain insurance on behalf of any person who is or was a director or officer of Holdings, or is now or was a director or officer of Holdings serving at the request of Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Holdings would have the power or the obligation to indemnify him against such liability under the provisions of the By-laws.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
  INSIGNIA/ESG HOLDINGS, INC.:
------------------------------------------------------------
Unaudited Condensed Combined Financial Statements for the
  Spin-off Entities:
  Condensed Combined Balance Sheets as of March 31, 1998 and
     December 31, 1997......................................  F-3
  Condensed Combined Statements of Income for the Three
     Months Ended March 31, 1998 and 1997...................  F-4
  Condensed Combined Statements of Cash Flows for the Three
     Months Ended March 31, 1998 and 1997...................  F-5
  Notes to Condensed Combined Financial Statements..........  F-6
Combined Financial Statements for the Spin-off Entities:
  Report of Ernst & Young LLP Independent Auditors..........  F-10
  Combined Balance Sheets as of December 31, 1997 and
     1996...................................................  F-11
  Combined Statements of Operations for the years ended
     December 31, 1997, 1996 and 1995.......................  F-12
  Combined Statements of Cash Flows for the years ended
     December 31, 1997, 1996 and 1995.......................  F-13
  Notes to Combined Financial Statements....................  F-14
EDWARD S. GORDON COMPANY, INCORPORATED AND EDWARD S. GORDON
  COMPANY OF NEW JERSEY, INC.:
------------------------------------------------------------
Unaudited Condensed Combined Financial Statements for Edward
  S. Gordon Company, Incorporated and Edward S. Gordon
  Company of New Jersey, Inc.:
  Condensed Combined Statements of Operations for the Six
     Months Ended June 30, 1996 and 1995....................  F-31
  Condensed Combined Statements of Cash Flows for the Six
     Months Ended June 30, 1996 and 1995....................  F-32
  Notes to Unaudited Condensed Combined Financial
     Statements.............................................  F-33
Combined Financial Statements for Edward S. Gordon Company,
  Incorporated and Edward S. Gordon Company of New Jersey,
  Inc.:
  Report of PricewaterhouseCoopers, independent
     accountants............................................  F-35
  Combined Statements of Operations for the years ended
     December 31, 1995, 1994, and 1993......................  F-36
  Combined Statements of Cash Flows for the years ended
     December 31, 1995, 1994 and 1993.......................  F-37
  Notes to Combined Financial Statements....................  F-38
REALTY ONE:
------------------------------------------------------------
Combined Financial Statements for Realty One, Inc.
  Report of Plante & Moran, LLP, independent auditors.......  F-42
  Combined Balance Sheets as of December 31, 1996 and
     1995...................................................  F-43
  Combined Statements of Income for the years ended December
     31, 1996 and 1995......................................  F-44
  Combined Statements of Changes in Stockholders' Equity for
     the years ended December 31, 1996 and 1995.............  F-45
  Combined Statements of Cash Flows for the years ended
     December 31, 1996 and 1995.............................  F-46
  Notes to Combined Financial Statements....................  F-47
  Report of Plante & Moran, LLP, independent auditors.......  F-55
  Combined Balance Sheets as of September 30, 1997 and
     1996...................................................  F-56
  Combined Statements of Income for the nine months ended
     September 30, 1997 and 1996............................  F-57
  Combined Statements of Changes in Stockholders' Equity for
     the nine months ended September 30, 1997...............  F-58
  Combined Statements of Cash Flows for the nine months
     ended September 30, 1997 and 1996......................  F-59
  Notes to Combined Financial Statements....................  F-60
BARNES, MORRIS, PARDOE & FOSTER:
------------------------------------------------------------
Unaudited Financial Statements for Barnes, Morris, Pardoe &
  Foster Management Services, LLC
  Unaudited Balance Sheets as of October 31, 1997 and
     1996...................................................  F-66
  Unaudited Statements of Income for the ten months ended
     October 31, 1997 and 1996..............................  F-67
  Unaudited Statements of Cash Flows for the ten months
     ended October 31, 1997 and 1996........................  F-68
  Notes to Consolidated Financial Statements................  F-69
Consolidated Financial Statements for Barnes, Morris, Pardoe
  & Foster, Inc.
  Unaudited Consolidated Balance Sheets as of the nine
     months ended October 31, 1997 and 1996.................  F-70
  Unaudited Consolidated Income Statements for the nine
     months ended October 31, 1997 and 1996.................  F-72

                                                              PAGE
                                                              -----
  Unaudited Consolidated Statements of Cash Flows for the
     nine months ended October 31, 1997 and 1996............  F-73
  Notes to Consolidated Financial Statements................  F-74
  Report of Beers & Cutler PLLC, the auditors...............  F-75
  Balance Sheets as of January 31, 1997.....................  F-76
  Income Statement for the year ended January 31, 1997......  F-78
  Statement of Changes in Stockholders' Equity for the year
     ended January 31, 1997.................................  F-79
  Statement of Cash Flows for the year ended January 31,
     1997...................................................  F-80
  Notes to the Financial Statements.........................  F-81
Financial Statements for Barnes, Morris, Pardoe & Foster
  Management Services, LLC
  Report of Beers & Cutler PLLC, the independent auditors...  F-86
  Balance Sheet as of December 31, 1996.....................  F-87
  Statement of Income for the year ended December 31,
     1996...................................................  F-88
  Statement of Changes in Members' Capital for the year
     ended December 31, 1996................................  F-89
  Statement of Cash Flows for the year ended December 31,
     1996...................................................  F-90
  Notes to Financial Statements.............................  F-91
RICHARD ELLIS:
------------------------------------------------------------
Annual Report and Financial Statements for Richard Ellis
  Holdings Limited:
  Report of the Directors...................................  F-96
  Report of BDO Stoy Hayward, the Auditors..................  F-99
  Consolidated Profit and Loss Accounts for the years ended
     April 30, 1997 and 1996................................  F-100
  Consolidated Balance Sheets at April 30, 1997 and 1996....  F-101
  Balance Sheets at 30 April 1997 and 1996..................  F-102
  Consolidated Cash Flow Statements for the years ended
     April 30, 1997 and 1996................................  F-103
  Notes to Financial Statements.............................  F-104
Richard Ellis Partnership Accounts:
  Profit and Loss Accounts for the years ended April 30,
     1997 and 1996..........................................  F-122
  Balance Sheets as of April 30, 1997 and 1996..............  F-123
  Notes to Partnership Accounts.............................  F-124
  Report of Independent Auditors............................  F-130
Annual Report and Financial Statements for Richard Ellis
  Holdings Limited:
  Report of the Directors...................................  F-132
  Report of BDO Stoy Hayward, the Auditors..................  F-135
  Consolidated Profit and Loss Accounts for the years ended
     April 30, 1996 and 1995................................  F-136
  Consolidated Balance Sheets at April 30, 1996 and 1995....  F-137
  Balance Sheets at 30 April 1996 and 1995..................  F-138
  Consolidated Cash Flow Statements for the years ended
     April 30, 1996 and 1995................................  F-139
  Notes to Financial Statements.............................  F-140
Richard Ellis Partnership Accounts:
  Profit and Loss Accounts for the years ended April 30,
     1996 and 1995..........................................  F-153
  Balance Sheets as of April 30, 1996 and 1995..............  F-154
  Notes to Partnership Accounts.............................  F-155
  Report of BDO Stoy Hayward, the Auditors..................  F-161
Annual Report and Financial Statements for Richard Ellis
  Group Limited:
  Report of the Directors...................................  F-163
  Report of BDO Stoy Hayward, the Auditors..................  F-166
  Consolidated Profit and Loss Account for the Eight Months
     Ended December 31, 1997................................  F-167
  Consolidated Balance Sheet at December 31, 1997...........  F-168
  Balance Sheet at December 31, 1997........................  F-169
  Consolidated Cash Flows Statement for the Eight Months
     Ended December 31, 1997................................  F-170
  Notes to Financial Statements.............................  F-171
Unaudited Consolidated Financial Statements for Richard
  Ellis Group Limited:
  Consolidated Profit and Loss Accounts for the Eight Months
     Ended December 31, 1997 and 1996.......................  F-187
  Consolidated Balance Sheets as at December 31, 1997 and
     1996...................................................  F-188
  Consolidated Statements of Cash Flows for the Eight Months
     Ended December 31, 1997 and 1996.......................  F-189

The schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

                       CONDENSED COMBINED BALANCE SHEETS

                                     ASSETS

                                                              (UNAUDITED)
                                                              -----------
                                                               MARCH 31,     DECEMBER 31,
                                                                 1998          1997(1)
                                                              -----------    ------------
                                                                    (IN THOUSANDS)
Cash and cash equivalents...................................   $ 15,051        $  9,250
Receivables.................................................    129,115         101,653
Property and equipment......................................     13,473          11,235
Co-investments in real estate...............................     19,637          19,454
Property management contracts...............................     46,825          48,614
Costs in excess of net assets of acquired businesses........    209,947         138,019
Other assets................................................     16,859           6,269
                                                               --------        --------
          Total assets......................................   $450,907        $334,494
                                                               ========        ========
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Accounts payable..........................................   $ 13,912        $  9,673
  Commissions payable.......................................     56,404          51,285
  Accrued and sundry liabilities............................     60,308          43,811
  Notes payable.............................................     31,208          20,891
                                                               --------        --------
          Total liabilities.................................    161,832         125,660
Minority interests..........................................        355             390
Investment and net advances from Insignia...................    288,720         208,444
                                                               --------        --------
          Total liabilities and net advances from
            Insignia........................................   $450,907        $334,494
                                                               ========        ========

                            See accompanying notes.
---------------

(1) The balance sheet at December 31, 1997 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

                    CONDENSED COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                1998       1997
                                                              --------    -------
                                                                (IN THOUSANDS)
Revenues:
  Fee based services........................................  $102,511    $43,866
  Interest..................................................       282         --
  Other.....................................................         8         --
                                                              --------    -------
                                                               102,801     43,866
Expenses:
  Fee based services........................................    89,212     37,869
  Overhead allocations from Insignia........................     1,746      1,293
  Administrative............................................       818         --
  Interest..................................................       382         --
  Depreciation and amortization.............................     5,184      3,268
                                                              --------    -------
                                                                97,342     42,430
                                                              --------    -------
                                                                 5,459      1,436
Equity earnings.............................................      (476)       351
Minority interests..........................................        33         --
                                                              --------    -------
Income before income taxes..................................     5,016      1,787
Provision for income taxes..................................     2,257        715
                                                              --------    -------
Net income..................................................  $  2,759    $ 1,072
                                                              ========    =======

                            See accompanying notes.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                                1998      1997
                                                              --------   -------
                                                                (IN THOUSANDS)
OPERATING ACTIVITIES
Net income..................................................  $  2,759   $ 1,072
Adjustments to reconcile net income to net cash (used in)
  operating activities:
  Depreciation and amortization, including amounts allocated
     from Insignia..........................................     5,184     3,268
  Equity earnings...........................................       476      (351)
  Minority interests........................................       (34)       --
  Foreign currency translation..............................         6        --
  Changes in operating assets and liabilities:
     Accounts receivable....................................    (9,607)   (5,035)
     Other assets...........................................    (1,931)      473
     Accounts payable and accrued expenses..................   (11,083)   (4,985)
     Commissions payable....................................     2,452      (472)
                                                              --------   -------
Net cash (used in) operating activities.....................   (11,778)   (6,030)
INVESTING ACTIVITIES
Additions to property and equipment, net....................    (1,623)   (1,072)
Payments made for acquisitions of businesses................   (26,634)   (3,089)
Proceeds from Balcor dispositions...........................       196       674
Purchase of co-investment real estate.......................    (3,648)      (41)
Net increase in mortgage loans..............................    (5,110)       --
Distributions from co-investments real estate...............       538     1,028
Advances made under note agreements.........................      (927)     (886)
Collections on notes receivable.............................       363       269
                                                              --------   -------
Net cash used in investing activities.......................   (36,845)   (3,117)
FINANCING ACTIVITIES
Payments on notes payable...................................    (1,061)       --
Proceeds from notes payable.................................       840        --
Net transactions with Insignia..............................    54,645     9,116
                                                              --------   -------
Net cash provided by financing activities...................    54,424     9,116
Net increase (decrease) in cash and cash equivalents........     5,801       (31)
Cash and cash equivalents at beginning of period............     9,250        44
                                                              --------   -------
Cash and cash equivalents at end of period..................  $ 15,051   $    13
                                                              ========   =======

                            See accompanying notes.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

BUSINESS

     Insignia Financial Group, Inc. ("Insignia") entities which will be spun-off into Insignia/ESG Holdings, Inc. ("Holdings"), which subsequently will become a separate public company. Holdings will consist of Insignia's domestic commercial real estate services division; Richard Ellis Group Limited, a real estate services and investment firm acquired in February 1998 and located in the United Kingdom; the 60% investment in CAGISA, a privately held property management company in Italy; Insignia Management Services-New York, Inc., a New York based cooperative and condominium apartment management company; Realty One, Inc. and its subsidiaries, a single-family home brokerage and mortgage origination business; equity co-investment; and other related businesses.

     The financial statements of Holdings primarily include wholly-owned subsidiaries or divisions of Insignia, and therefore, these subsidiaries or divisions either did not have outstanding shares of capital stock or only had a nominal number of shares outstanding. As such, earnings per share data is not considered to provide meaningful information about the results of operations of Holdings.

INTERIM FINANCIAL INFORMATION

     The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the combined financial statements and footnotes thereto included elsewhere herein.

COMPREHENSIVE INCOME

     In 1997, the Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income ("Statement 130"). As of January 1, 1998, Holdings adopted Statement 130. Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of Statement 130 had no impact on Holdings' net income or shareholders' equity. Statement 130 requires unrealized gains or losses on Holdings' available-for-sale securities and foreign currency translation adjustments, reported separately in shareholders' equity, to be included in other comprehensive income. Total comprehensive income for each of the three month periods ended March 31, 1998 and 1997 was immaterial.

COMMITMENTS AND CONTINGENCIES

     The following is a summary of Holdings' material contingencies as of March 31, 1998:

     On March 24, 1998, certain persons claiming to own limited partner interests in certain limited partnerships whose general partners (the "General Partners") are affiliates of Insignia (the "Partnerships") filed a purported class and derivative action in California Superior Court in the County of San Mateo against Insignia, the General Partners, Apartment Investment and Management Company ("AIMCO"), certain persons and entities who purportedly formerly controlled the General Partners, and additional entities affiliated with individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached their fiduciary duties to the plaintiffs by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the General Partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

defendants breached their fiduciary duties by mismanaging the Partnerships and misappropriating the assets of the Partnerships by (a) manipulating the operations of the Partnerships to depress the trading price of limited partnership units (the "Units") of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell Units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing Units at depressed prices to entrench certain of the defendants' positions of control over the Partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the Partnerships such as mailing lists of unitholders; and (b) causing the General Partners to enter into exclusive arrangements with their affiliates to sell goods and services to the partnerships, the unitholders and tenants of Partnership properties. The complaint also alleges that the foregoing allegations constitute violations of various California securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the General Partners to AIMCO and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. The last day for defendants to serve an answer or a demurrer to the complaint is June 25, 1998. It is the current intention of the defendants to file demurrers to the complaint. Based upon the allegations of the complaint, neither Insignia nor AIMCO is able to quantify the relief sought. Both Insignia and AIMCO intend to defend the action vigorously. Neither Insignia nor AIMCO believe that the outcome of the litigation will have a material adverse impact either on their financial condition, their results of operations or their abilities to consummate the Merger.

     Holdings and certain subsidiaries are defendants in lawsuits arising in the ordinary course of business. Such lawsuits are primarily insured claims arising from accidents at managed properties. Claims may demand substantial compensatory and punitive damages.

     Management believes that the aforementioned contingencies will be resolved without material loss to Holdings or its subsidiaries.

ACQUISITIONS

  Richard Ellis Group Limited Acquisition

     In February 1998, the shareholders of Richard Ellis Group Limited ("Richard Ellis") accepted Insignia's offer to acquire 100% of the stock of Richard Ellis. Richard Ellis is a real estate services and investment firm located in the United Kingdom. The purchase price is valued at approximately $82.9 million, of which $14.7 million is contingent on future performance measures of Richard Ellis. The transaction was completed on February 26, 1998. Insignia funded the acquisition by borrowing approximately $35 million from its revolving credit facility, issuing 617,371 shares of Class A Common Stock, par value $.01 per share, of Insignia ("Insignia Class A Common Stock"), and assuming existing options which will enable Richard Ellis employees to purchase 853,741 shares of Insignia Class A Common Stock.

MERGER AND SPIN-OFF

     Insignia and Holdings entered into an Amended and Restated Agreement and Plan of Merger (as amended, the "Merger Agreement") with AIMCO and AIMCO Properties, L.P., a Delaware limited partnership, pursuant to which Insignia will merge with and into AIMCO, with AIMCO as the survivor (the "Merger"). Consummation of the Merger is subject to certain conditions, including regulatory approval and the approval of the stockholders of Insignia (but not the approval of the stockholders of AIMCO).

     Prior to the Merger, Insignia will spin off to its stockholders the stock of Holdings (the "Distribution"). Pursuant to an amended and restated indemnification agreement entered into by AIMCO and Holdings (as amended, the "Indemnification Agreement") in connection with the Merger Agreement, Holdings will provide indemnification for certain liabilities arising under the Merger Agreement.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Assuming the stockholders of AIMCO approve the Merger, shares of Insignia Class A Common Stock will be converted into the right to receive an aggregate number of shares of Class E Preferred Stock, par value $.01 per share, of AIMCO (the "Class E Preferred") approximately equal to $303 million divided by the AIMCO Index Price. In addition to receiving the same dividends as holders of Class A Common Stock, par value $.01 per share, of AIMCO ("AIMCO Common Stock"), holders of Class E Preferred are entitled to receive a preferred dividend of approximately $50 million in the aggregate to be paid on or before January 15, 1999 and when paid, the Class E Preferred will automatically convert into AIMCO Common Stock on a one-for-one basis, subject to certain antidilution adjustments. The actual number of Class E Preferred issued in the Merger will be determined by a formula based on the AIMCO Index Price, which will be the average market price of AIMCO Common Stock during a fixed period prior to the Merger, subject to a fixed maximum AIMCO Index Price of $38 per share. If the AIMCO Index Price during that period is less than $36.50 per share, AIMCO may elect to pay up to $15 million of the purchase price in cash.

     In addition, approximately $458 million of debt and other liabilities of Insignia and its subsidiaries, including $149.5 million of convertible subordinated debt underlying the 6.5% Trust Convertible Preferred Securities ("Convertible Preferred Securities") issued by Insignia Financing I, a subsidiary of Insignia, will remain outstanding as obligations of AIMCO and its subsidiaries after the Merger.

     If the stockholders of AIMCO do not approve the Merger, the Merger may nonetheless be consummated. However, instead of receiving only Class E Preferred, holders of Insignia Class A Common Stock would receive a number of shares of Class E Preferred approximately equal to $203 million divided by the AIMCO Index Price and a number of shares of Class F Preferred Stock, par value $.01 per share, of AIMCO (the "Class F Preferred") approximately equal to $100 million divided by the AIMCO Index Price. In either case, holders of Class E Preferred would be entitled to receive the approximately $50 million preferred dividend. Holders of Class F Preferred are entitled to receive the greater of
(i) the same dividends as holders of AIMCO Common Stock and (ii) preferred cash distributions of 10% of the liquidation value of the Class F Preferred, with the distribution rate escalating 1% each year until a 15% annual distribution rate is achieved. Upon the approval by the stockholders of AIMCO, the Class F Preferred will convert into AIMCO Common Stock on a one-to-one basis, subject to certain antidilution adjustments. For purposes of the foregoing valuations, each share of AIMCO Class E Preferred Stock and AIMCO Class F Preferred Stock is valued at the AIMCO Index Price. Also, the Merger Agreement provides that following the Merger, AIMCO is required to offer to purchase the outstanding shares of beneficial interest of Insignia Properties Trust, a majority owned subsidiary of Insignia ("IPT"), at a price of at least $13.25 per IPT share. IPT is a 61% owned subsidiary of Insignia; the 39% interest of IPT not owned by Insignia is valued at an aggregate of approximately $100 million, assuming a value of $13.25 per share.

     As a condition to execution of the Merger Agreement, certain of Insignia's executive officers executed voting agreements and irrevocable proxies in favor of AIMCO, pursuant to which each of the foregoing individuals agreed to vote the shares of Insignia Class A Common Stock owned of record by each of them (but not beneficially), including shares under options and warrants to the extent exercisable on March 17, 1993 in favor of the Merger and the Merger Agreement and against any competing transaction. In addition, each of Metropolitan Acquisition Partners IV, L.P. and Metropolitan Acquisition Partners V, L.P. (collectively, the "MAPs") also executed voting agreements and irrevocable proxies, pursuant to which each has agreed to vote certain shares of Insignia Class A Common Stock to which Insignia's Chairman, Chief Executive Officer and President would be entitled in a distribution of shares of Insignia Class A Common Stock made by the MAPs, in favor of the Merger and the Merger Agreement and against any competing transaction.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

THE WARRANT DISTRIBUTION

     On May 4, 1998, Insignia approved, contingent upon the completion of the Distribution to its stockholders of all of the outstanding common stock, par value $.01 per share, of Holdings ("Holdings Common Stock"), a special distribution of warrants to purchase shares of Holdings Common Stock (the "Warrant Distribution") to the holders of Convertible Preferred Securities issued by Insignia Financing I. The Warrant Distribution is contingent upon the completion of the Distribution and the determination by Insignia's Board that
(i) all the conditions to the Merger have been satisfied, and (ii) the closing of the Merger is imminent. The proposed Warrant Distribution would consist of the distribution to each holder of record as of the record date for the Distribution of Convertible Preferred Securities of warrants to purchase Holdings Common Stock (four warrants for each $500 liquidation amount of Convertible Preferred Securities held by them) (the "Warrants"). The Warrants will have an exercise price of 120% of the market price of Holdings Common Stock following the Distribution. The term of each Warrant will be five years, and no Warrant will be exercisable before two years after it is granted. There are expected to be approximately 1,196,000 Warrants outstanding immediately following the Warrant Distribution.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
Insignia Financial Group, Inc.

     We have audited the accompanying combined balance sheets of the Insignia Financial Group, Inc. entities to be spun-off into Insignia/ESG Holdings, Inc. as of December 31, 1997 and 1996 and the related combined statements of operations, and cash flows for each of the three years in the period ended December 31, 1997 (see Note 1). These financial statements are the responsibility of the management of the combined entities. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Insignia Financial Group, Inc. entities to be spun-off into Insignia/ESG Holdings, Inc. at December 31, 1997 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            Ernst & Young LLP

Greenville, South Carolina
April 22, 1998

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
                                                              --------   --------
                                                                (IN THOUSANDS)
Cash and cash equivalents...................................  $  9,250   $     44
Receivables.................................................   101,653     37,185
Property and equipment......................................    11,235      5,512
Co-investments in real estate...............................    19,454      4,465
Property management contracts...............................    48,614     48,937
Costs in excess of net assets of acquired businesses........   138,019     72,616
Other assets................................................     6,269      3,028
                                                              --------   --------
          Total assets......................................  $334,494   $171,787
                                                              ========   ========
            LIABILITIES AND INVESTMENT AND NET ADVANCES FROM INSIGNIA
Liabilities:
  Accounts payable..........................................  $  9,673   $    233
  Commissions payable.......................................    51,285     18,736
  Accrued and sundry liabilities............................    43,811     15,041
  Notes payable.............................................    20,891         --
                                                              --------   --------
                                                               125,660     34,010
Minority interests..........................................       390         --
Investment and net advances from Insignia...................   208,444    137,777
                                                              --------   --------
          Total liabilities and investment and net advances
           from Insignia....................................  $334,494   $171,787
                                                              ========   ========

                            See accompanying notes.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                                1997       1996      1995
                                                              --------   --------   -------
                                                                     (IN THOUSANDS)
Revenues:
  Fee based services, including fees from affiliated
     partnerships of $8,154 (1997), $3,153 (1996) and $2,905
     (1995).................................................  $295,258   $122,005   $38,658
  Interest..................................................       457         --        --
  Other.....................................................        38         --        --
                                                              --------   --------   -------
                                                               295,753    122,005    38,658
Costs and expenses:
  Fee based services........................................   251,268    103,942    35,956
  Overhead allocations from Insignia........................     6,770      3,502     1,598
  Administrative............................................       587         --        --
  Interest..................................................       318         18        --
  Depreciation and amortization.............................    15,244      9,197     3,778
  Termination of employment agreements......................        --         --     1,000
                                                              --------   --------   -------
                                                               274,187    116,659    42,332
                                                              --------   --------   -------
                                                                21,566      5,346    (3,674)
Equity earnings.............................................       151        273        --
Minority interests..........................................        41         --        --
                                                              --------   --------   -------
Income (loss) before income taxes...........................    21,758      5,619    (3,674)
Provision (benefit) for income taxes........................     8,703      2,135    (1,396)
                                                              --------   --------   -------
Net income (loss)...........................................  $ 13,055   $  3,484   $(2,278)
                                                              ========   ========   =======

                            See accompanying notes.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31,
                                                               -----------------------------
                                                                 1997      1996       1995
                                                               --------   -------   --------
                                                                      (IN THOUSANDS)
OPERATING ACTIVITIES
Net income (loss)...........................................   $ 13,055   $ 3,484   $ (2,278)
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization, including amounts allocated
     from Insignia..........................................     15,490     9,326      3,846
  Equity earnings...........................................       (151)     (273)        --
  Minority interests........................................        (41)       --         --
  Deferred income taxes.....................................      3,415       506     (1,424)
  Changes in operating assets and liabilities:
     Accounts receivable....................................     (6,646)      755       (320)
     Commissions receivable.................................    (43,466)  (33,372)        --
     Other assets...........................................       (667)     (542)     1,714
     Accounts payable and accrued expenses..................     16,794     9,289     (3,539)
     Commissions payable....................................     32,549    18,134        602
                                                               --------   -------   --------
Net cash provided by (used in) operating activities.........     30,332     7,307     (1,399)
INVESTING ACTIVITIES
Additions to property and equipment, net....................     (5,882)   (4,806)    (1,717)
Payments made for acquisition of businesses.................    (62,672)  (73,879)   (17,185)
Proceeds from Balcor dispositions...........................      3,006       893         --
Purchase of co-investment real estate.......................    (17,014)   (3,584)      (894)
Distributions from co-investments real estate...............      2,208       286         --
Advances made under note agreements.........................     (5,776)   (1,254)        --
Collections on notes receivable.............................      3,237     5,150         --
                                                               --------   -------   --------
Net cash used in investing activities.......................    (82,893)  (77,194)   (19,796)
FINANCING ACTIVITIES
Payments on notes payable...................................     (2,985)       --         --
Proceeds from notes payable.................................      7,140        --         --
Net transactions with Insignia..............................     57,612    69,895     21,221
                                                               --------   -------   --------
Net cash provided by financing activities...................     61,767    69,895     21,221
                                                               --------   -------   --------
Net increase in cash and cash equivalents...................      9,206         8         26
Cash and cash equivalents at beginning of year..............         44        36         10
                                                               --------   -------   --------
Cash and cash equivalents at end of year....................   $  9,250   $    44   $     36
                                                               ========   =======   ========

                            See accompanying notes.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. BASIS OF PRESENTATION

     On March 17, 1998, Insignia Financial Group, Inc. ("Insignia") entered into an Agreement and Plan of Merger ("Merger Agreement") with Apartment Investment and Management Company ("AIMCO"), pursuant to which Insignia will merge with and into AIMCO, with AIMCO as the survivor (the "Merger"). Consummation of the Merger is subject to certain conditions, including regulatory approval and the approval of the stockholders of Insignia. Prior to the Merger, Insignia will spin-off ("spin-off") to its stockholders the stock of Insignia/ESG Holdings, Inc. ("Holdings") an entity that will become a separate public company. Holdings will consist of Insignia's domestic commercial real estate services division; Richard Ellis Group Limited ("Richard Ellis"), a real estate services and investment firm acquired in February 1998 and located in the United Kingdom; the 60% investment in CAGISA, a privately held property management company in Italy; Insignia Residential-New York, a New York based cooperative and condominium apartment management company; Insignia's single-family home brokerage and mortgage origination operations and other related businesses.

     These financial statements present the combined financial position, results of operations and cash flows of the Insignia entities to be spun-off into Holdings (also herein referred to as Holdings or the "combined entities") as if a separate entity for all periods presented. Insignia's historical cost bases in the assets and liabilities of the combined entities have been reflected in these financial statements. The financial information in these financial statements is not necessarily indicative of results that would have occurred had the combined entities been a separate stand-alone entity during the periods presented or of future results of Holdings. Changes in Investment and Net Advances from Insignia represent the net income or loss of the combined entities plus the net change in cash transferred between the combined entities and Insignia and certain non-cash items.

     The combined entities have utilized Insignia's centralized systems for cash management, payroll, employee benefit plans, insurance and various administrative services. As a result, substantially all cash received by these entities was deposited in and commingled with Insignia's general corporate funds. Similarly, fee-based services and administrative expenses, capital expenditures and other cash requirements of these entities were paid by Insignia and charged directly or allocated to these entities. The fee-based services and administrative expenses, which included, among other things, investment banking, information technology, legal, finance, accounting, and facilities, were allocated to the combined entities. These allocations were $6,770,000 (1997), $3,502,000 (1996) and $1,598,000 (1995). The allocations were based upon detailed analysis of the operations of Insignia using various methods, including acquisition activities, employee headcount, estimated personnel, and estimated management time devoted to the operations of the combined entities. Certain assets and liabilities related to the operations of the combined entities are managed and controlled by Insignia on a centralized basis. Such assets and liabilities have been allocated to the respective entity based on the use of, or interest in, those assets and liabilities. In the opinion of management, the methods for allocating expenses, assets and liabilities are believed to be reasonable and would not differ materially from the overhead expenses to be incurred by Holdings on a stand-alone basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Combination

     The combined financial statements include the accounts of the combined entities as defined in Note 1. All significant intercompany balances and transactions have been eliminated.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The amount of cash on deposit in federally insured institutions periodically exceeds the limit on insured deposits. The combined entities consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Co-investments in Real Estate

     Co-investments in real estate represent co-investment partnership interests in commercial real estate and land held for development. These investments are accounted for by the equity method. Equity in earnings from these partnerships amounted to approximately $151,000 (1997) and $273,000 (1996).

  Minority Interest

     Minority interests consist of the 40% minority equity of CAGISA.

  Advertising Expense

     The cost of advertising is expensed as incurred. The combined entities incurred approximately $2,800,000, $1,007,000 and $341,000 in advertising costs during 1997, 1996 and 1995, respectively.

  Property and Equipment

     Property and equipment is stated at cost, net of accumulated depreciation of $2,598,000 (1997), and $1,357,000 (1996). Property and equipment consists of office furniture and fixtures, data processing equipment, computer software, and leasehold improvements.

     Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets. Direct as well as allocated depreciation expense was approximately $2,539,000 (1997), $1,455,000 (1996) and $779,000
(1995).

  Interest Expense

     The interest expense reflected in the combined statements of operations is based upon the historical debt of the combined entities. The combined statements do not include an interest expense allocation from Insignia's indebtedness.

  Property Management Contracts and Costs in Excess of Net Assets of Acquired Businesses

     Property management contracts are stated at cost, net of accumulated amortization of $13,713,000 (1997) and $7,801,000 (1996). The combined entities capitalize costs paid or payable to third parties in the successful pursuit of acquiring management contracts. These contracts are amortized by the straight-line method over three to ten years. All costs related to unsuccessful attempts to acquire management contracts are expensed.

     Costs in excess of net assets of acquired businesses are amortized by the straight-line method primarily over 15 to 25 years. Accumulated amortization is $6,085,000 (1997) and $2,178,000 (1996).

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The combined entities follow FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" (FAS 121), which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. No significant asset impairments have been recorded.

  Revenue Recognition

     Fee based services includes property management, commercial leasing, loan origination, loan servicing and investment banking fees, and commission revenue related to real estate sales. Such revenues are recorded when the related services are performed, unless significant contingencies exist, or at contract closing in the case of real estate sales.

  Foreign Currency Translation

     The financial statement of CAGISA was prepared in its respective local currency and translated into U.S. dollars based on the current exchange rate at the end of the period for the balance sheet and a weighted-average rate for the period on the statement of income. Translation adjustments in 1997 were not material.

  New Accounting Standards

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("Statement 131"), which is effective for years beginning after December 15, 1997. Statement 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Statement 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore Holdings will adopt the new requirements in 1998. Management of the combined entities has not completed its review of Statement 131, but does anticipate that the adoption of this statement will modify its segment disclosures.

3. EARNINGS PER SHARE

     The financial statements of the combined entities include primarily wholly-owned subsidiaries or divisions of Insignia, and therefore, these subsidiaries or divisions did not have separate outstanding shares of capital stock. As such, earnings per share data is not considered to provide meaningful information about the results of operations of the combined entities.

4. ACQUISITIONS

     Significant acquisitions during the last three years are discussed below. All acquisitions were accounted for as purchases.

  1997 Acquisitions

     Frain, Camins & Swartchild, Inc.

     On April 1, 1997, Frain, Camins & Swartchild, Inc. ("FC&S") was acquired. FC&S is a full service commercial, retail and industrial real estate brokerage firm located in Chicago, Illinois. The purchase price was approximately $4.4 million, and in addition, up to $4.5 million in contingent payments may be paid based on certain future performance measures. The contingent payments, if paid, will be recorded as additional

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

acquisition costs. The operations of FC&S have been included in the operations of the combined entities since April 1, 1997.

     Realty One, Inc. and Affiliates

     Effective October 1, 1997, the outstanding stock of Realty One, Inc. and affiliated companies ("Realty One"), including First Ohio Mortgage Corporation were acquired. Realty One is a full service residential real estate brokerage firm headquartered in Cleveland, Ohio and serving primarily the northern region of Ohio. First Ohio Mortgage Corporation originates single family home mortgages for both Realty One clients and third parties. The cost of the acquisition was approximately $64.1 million including approximately $24.2 million of Realty One liabilities assumed and $825,000 of acquisition costs. The operations of Realty One have been included in the operations of the combined entities since October 1, 1997.

     Barnes, Morris, Pardoe & Foster

     On October 30, 1997, substantially all of the assets of Barnes, Morris, Pardoe & Foster ("Barnes Morris"), a commercial real estate services firm located in the greater Washington, D.C. area were acquired. The purchase price was approximately $17.0 million. The operations of Barnes Morris have been included in the operations of the combined entities since October 30, 1997.

  1996 Acquisitions

     Edward S. Gordon Company, Inc.

     On June 30, 1996, the business and substantially all of the assets of Edward S. Gordon Company, Incorporated ("ESG") were acquired. ESG's services include commercial real estate leasing, including tenant and landlord representation, real estate consulting services and commercial real estate brokerage as well as commercial property management in the New York City metropolitan area. The purchase price was $80.2 million. Additionally, $875,000 in acquisition costs were incurred and a short-term loan of $5 million was granted at the time of the purchase to ESG and one of its affiliates, which has subsequently been repaid.

     Paragon Group Property Services, Inc.

     On June 30, 1996, the commercial real estate services business of Paragon Group Property Services, Inc. ("Paragon") were acquired. Paragon's services include property management, leasing and tenant improvement services for managed properties as well as brokerage, fee development and real estate consulting services performed for various institutional clients. The purchase price was $18.1 million in cash, plus an additional $4 million in future contingent purchase price (without interest). Additionally, $930,000 of acquisition costs were incurred and a net deferred tax liability of $1.2 million was recorded.

     The operations of Paragon and ESG have been included in the operations of the combined entities since June 30, 1996.

  1995 Acquisitions

     Douglas Elliman-Gibbons & Ives and Kreisel Company, Inc.

     On September 5, 1995, the residential property management business of Douglas Elliman-Gibbons & Ives and all of the outstanding stock of Kreisel Company, Inc. (collectively "DEK") were acquired. The purchase price was $13.1 million. In addition, a deferred tax liability of $3.1 million and other liabilities of $2.6 million were recorded. The operations of DEK have been included in the operations of the combined entities since September 5, 1995.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     O'Donnell Property Services, Inc.

     On May 1, 1995, all of the outstanding common stock of O'Donnell Property Services, Inc. ("OPSI") was acquired for consideration having an aggregate value as of the date of acquisition of approximately $7.0 million. The operations of OPSI have been included in the operations of the combined entities since May 1, 1995.

  Other Information

     Pro forma results of operations for the years ended December 31, 1997, 1996 and 1995 assuming consummation of the FC&S, Realty One, and Barnes Morris acquisitions at January 1, 1997 and 1996, assuming consummation of the ESG and Paragon acquisitions at January 1, 1996 and 1995, and assuming consummation of the DEK and OPSI acquisitions at January 1, 1995, is as follows:

                                                       1997        1996        1995
                                                     --------    --------    --------
                                                              (IN THOUSANDS)
Revenues...........................................  $396,307    $314,915    $171,070
Net income.........................................    17,125      10,841       3,056

     The acquisitions made by the combined entities were funded utilizing the working capital of Insignia and no debt or interest was allocated to the combined entities.

     These results do not purport to represent the operations of the combined entities nor are they necessarily indicative of the results that actually would have been realized by the combined entities if the purchase of the operating entities had been in effect the entire period.

     The cost of the FC&S, Realty One, Barnes Morris (1997), ESG, Paragon,
(1996) and DEK and OPSI (1995) acquisitions are summarized as follows:

                                                        1997        1996       1995
                                                       -------    --------    -------
                                                               (IN THOUSANDS)
Notes payable........................................  $16,735    $     --    $    --
Insignia common stock................................    4,200      24,450      3,711
Accrued and sundry liabilities.......................   14,453       1,805      1,789
Deferred tax liability, net..........................       --       1,150      3,115
Cash paid at the closing dates.......................   50,474      73,879     17,185
                                                       -------    --------    -------
                                                       $85,862    $101,284    $25,800
                                                       =======    ========    =======

     The cost was allocated as follows:

                                                        1997        1996       1995
                                                       -------    --------    -------
                                                               (IN THOUSANDS)
Cash acquired........................................  $ 1,383    $     --    $    --
Accounts receivable..................................    2,623          --         --
Notes receivable.....................................       --       5,000         --
Single-family mortgage loans receivable..............    8,414          --         --
Property and equipment...............................    2,123          --         --
Property management contracts........................    6,343      19,759     24,324
Non-compete agreements...............................       --       1,700         --
Goodwill.............................................   62,415      74,232         --
Other assets.........................................    2,529         593      1,476
Investment in limited partnership units..............       32          --         --
                                                       -------    --------    -------
                                                       $85,862    $101,284    $25,800
                                                       =======    ========    =======

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. RECEIVABLES

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
                                                              --------    -------
                                                                (IN THOUSANDS)
Accounts receivable.........................................  $  9,180    $ 2,709
Commissions receivable......................................    76,838     33,372
Single-family mortgage loans receivable.....................    11,991         --
Notes receivable:
  Brokerage employees with interest at prime plus 1%........     1,894      1,104
  Affiliate.................................................     1,750         --
                                                              --------    -------
                                                                 3,644      1,104
                                                              --------    -------
                                                              $101,653    $37,185
                                                              ========    =======

     Accounts receivable consist primarily of management fees. Commissions receivable consist of commercial lease commissions from users of the combined entities' real estate services. The receivables are not collateralized, but credit losses have been insignificant and within management's estimate. Long-term commissions receivable have been discounted to their present value.

     Principal collections on notes and commissions receivable are scheduled as follows (in thousands):

                                                                NOTES      COMMISSIONS
                                                              RECEIVABLE   RECEIVABLE
                                                              ----------   -----------
1998........................................................    $1,894       $69,506
1999........................................................        --         6,390
2000........................................................     1,750           815
2001........................................................        --            89
2002........................................................        --            14
Later years.................................................        --            24
                                                                ------       -------
                                                                $3,644       $76,838
                                                                ======       =======

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. CO-INVESTMENTS IN REAL ESTATE

     The combined entities have equity investments in real estate properties, primarily through co-investment partnerships, which own real estate consisting primarily of commercial property. The capital ownership percentages of such investments as of December 31, 1997 are as follows:

                                                                               CAPITAL
        REAL ESTATE PARTNERSHIPS                LOCATION           TYPE      OWNERSHIP %
        ------------------------           ------------------   ----------   -----------
Courtyard Plaza Associates, L.P.........   San Antonio, TX      Retail           20%
101 Marietta Street Associates..........   Atlanta, GA          Office           10%
Mockingbird Associates, L.P.............   Indianapolis, IN     Office           10%
Brickyard Investors, L.P................   Dallas, TX           Industrial       19%
Brookhollow Associates, L.P.............   San Antonio, TX      Retail           20%
Bingham Partners, L.P...................   Arizona & Michigan   Office           10%
Nashpike Partners, L.P..................   Nashville, TN        Retail           30%
Sleepy Lake Partners, L.P...............   Lakeland, FL         Retail           20%
Northpoint Partners, L.P................   Houston, TX          Office           10%
Clayton Investors Associates, LLC.......   Clayton, MO          Office           20%
Fresh Meadows Development, LLC..........   Queens, NY           Apartment        35%
Glades Plaza, L.P.......................   Boca Raton,FL        Retail           20%
Hiawassee Oak Partners, L.P.............   Orlando, FL          Retail           30%

     These partnerships own 22 properties comprising approximately 3.7 million square feet of commercial space and 3,300 residential units.

     In addition, at December 31, 1997, the combined entities had acquired two properties for development at a cost of approximately $6.1 million.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Summarized financial information of the unconsolidated partnerships is as follows:

                                                                  DECEMBER 31,
                                                               ------------------
                                                                 1997      1996
                                                               --------   -------
                                                                 (IN THOUSANDS)
CONDENSED STATEMENTS OF EARNINGS INFORMATION
Revenues....................................................   $ 27,267   $ 9,747
Property operating expenses.................................     11,946     3,417
Depreciation and amortization...............................      3,231       884
Interest....................................................      8,522     2,228
Administrative..............................................      1,411       892
                                                               --------   -------
Total operating expenses....................................     25,110     7,421
                                                               --------   -------
          Net income........................................   $  2,157   $ 2,326
                                                               ========   =======
CONDENSED BALANCE SHEET INFORMATION
Cash and investments........................................   $ 13,578   $ 1,684
Receivables and deposits....................................     14,605     3,036
Other assets................................................      9,705     2,138
Real estate.................................................    376,048    56,308
Less accumulated depreciation...............................     (3,843)     (170)
                                                               --------   -------
Net real estate.............................................    372,205    56,138
                                                               --------   -------
Total assets................................................   $410,093   $62,996
                                                               ========   =======
Mortgage notes payable......................................   $329,057   $40,872
Other liabilities...........................................     14,028     2,120
                                                               --------   -------
Total liabilities...........................................    343,085    42,992
Partners' capital...........................................     67,008    20,004
                                                               --------   -------
          Total liabilities and partners' capital...........   $410,093   $62,996
                                                               ========   =======

7. ACCRUED AND SUNDRY LIABILITIES

                                                                 DECEMBER 31,
                                                               -----------------
                                                                1997      1996
                                                               -------   -------
                                                                (IN THOUSANDS)
Employee compensation.......................................   $21,121   $ 4,442
Estimated acquisition liabilities...........................    10,836       810
Deferred taxes..............................................     5,816     2,270
Deferred revenue............................................       772       550
Accrued vacation............................................       416       282
Other.......................................................     4,850     6,687
                                                               -------   -------
                                                               $43,811   $15,041
                                                               =======   =======

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

8. NOTES PAYABLE

     Notes payable and the resulting interest expense of the combined entities consists of the notes payable of Realty One and Affiliates.

     Notes payable consist of the following at December 31, 1997:

First Ohio Mortgage Corporation $15 million line of credit
  with a bank expiring on April 30, 1998, with interest
  equal to the prime rate, and collateralized by
  substantially all assets of First Ohio Mortgage
  Corporation and guaranteed by Realty One and Affiliates...   $12,495
Realty One $5.5 million revolving credit agreement with a
  bank, collateralized by property and receivables, with
  interest payable monthly at 6.4%, and maturity date of
  September 30, 1999........................................     3,500
Realty One $4.5 million term loan with a bank, expiring on
  June 1, 2001, collateralized by property and receivables,
  payable in monthly installments of $75,000 plus interest
  at 6.4%...................................................     2,625
Realty One affiliate has a $3 million revolving line,
  collateralized by accounts receivable and due on demand,
  with interest at 8.2%.....................................     1,349
Realty One, other notes with interest rates from
  5.1% -- 7.7% due at various times through 2001............       922
                                                               -------
                                                               $20,891
                                                               =======

     At December 31, 1997, First Ohio Mortgage Corporation had total assets of approximately $15.5 million, excluding intangible assets of approximately $1 million, and equity of approximately $3.3 million. Realty One's net book value of property, plant and equipment was approximately $2.3 million and receivables were approximately $3.1 million.

     Interest paid on the Realty One debt was approximately $309,000 for the period October 1, 1997 to December 31, 1997.

     Scheduled principal maturities on notes payable after December 31, 1997 are as follows (thousands of dollars):

  1998....................................................   $15,095
  1999....................................................     1,145
  2000....................................................     4,552
  2001....................................................        99
  2002....................................................        --
Later years...............................................        --
                                                             -------
                                                             $20,891
                                                             =======

     Certain note agreements contain various restrictive covenants requiring, among other things, minimum consolidated net worth, minimum liquidity, and various other financial ratios. Realty One is in compliance with these restrictive covenants.

     First Ohio Mortgage Corporation has a $2,000,000 line of credit with a bank that expires on April 28,1998. The line is collateralized by substantially all of the assets of First Ohio Mortgage Corporation and is guaranteed by Realty One and Affiliates. The interest rate on all advances under the line is prime plus 1.0%. There were no outstanding advances under this line of credit at December 31, 1997.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     As of December 31, 1997, the stock of the significant companies comprising the combined entities was pledged as collateral on a revolving credit facility of Insignia. In conjunction with the Merger Agreement and Spin-off, the Insignia revolving credit agreement will be revised (see Note 12).

9. INVESTMENT AND NET ADVANCES FROM INSIGNIA

     The following analyzes Insignia's Net Investment in the combined entities for the years ended December 31:

                                                         1997       1996       1995
                                                       --------   ---------   -------
Balance at beginning of year.........................  $137,777   $  39,948   $17,294
Net earnings.........................................    13,055       3,484    (2,278)
Equity assumed in acquisitions.......................        --      24,450     3,711
Net transactions with Insignia.......................    57,612      69,895    21,221
                                                       --------   ---------   -------
Balance at end of year...............................  $208,444   $ 137,777   $39,948
                                                       ========   =========   =======

     Included in Insignia's Net Investment in the combined entities are accounts payable and receivable between Insignia and the combined entities. Insignia's average Net Investment in the combined entities was $146,210, $99,032 and $27,441 for the years ended December 31, 1997, 1996 and 1995, respectively. Insignia's Net Investment in the combined entities has no due date and does not require an interest expense charge.

10. COMPENSATION PLANS

     The combined entities had no stock options outstanding as of December 31, 1997. Subsequent to the spin-off, Holdings intends to adopt its own Stock Incentive, Employee Stock Purchase and Executive Performance Plans.

     Holdings will apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock based compensation because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options and warrants.

11. INCOME TAXES

     The combined entities are included in the consolidated federal income tax return of Insignia. The income tax provision reflects the portion of Insignia's historical income tax provision attributable to the operations of the combined entities as if they were not included in Insignia's consolidated federal income tax return. Management believes the income tax provision, as reflected, is comparable to what the income tax provision would have been if the combined entities had filed a separate return during the periods presented.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax liabilities and assets are as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1997      1996
                                                              -------   -------
                                                               (IN THOUSANDS)
Deferred tax liabilities:
  Acquisition related intangibles...........................  $(8,018)  $(3,800)
  Tax over book depreciation................................   (1,249)     (256)
  Other, net................................................       --      (285)
                                                              -------   -------
          Total deferred tax liabilities....................   (9,267)   (4,341)
Deferred tax assets:
  Net operating losses......................................    2,263     2,071
  Partnership earnings differences..........................      721        --
  Other, net................................................      767        --
                                                              -------   -------
Total deferred tax assets...................................    3,751     2,071
Valuation allowance for deferred tax assets.................     (300)       --
                                                              -------   -------
Deferred tax assets, net of valuation allowance.............    3,451     2,071
                                                              -------   -------
          Net deferred tax (liabilities)....................  $(5,816)  $(2,270)
                                                              =======   =======

     Significant components of the provision (benefit) for income taxes are as follows:

                                                           1997      1996      1995
                                                          ------    ------    -------
                                                                (IN THOUSANDS)
Current (payable):
  Federal...............................................  $4,595    $1,408    $    --
  State.................................................     693       221         28
                                                          ------    ------    -------
          Total current.................................   5,288     1,629         28
Deferred:
  Federal...............................................   2,765       707     (1,188)
  State.................................................     650      (201)      (236)
                                                          ------    ------    -------
          Total deferred................................   3,415       506     (1,424)
                                                          ------    ------    -------
                                                          $8,703    $2,135    $(1,396)
                                                          ======    ======    =======

     In 1996, Holdings utilized a net operating loss of approximately $1,800,000 which was generated in 1995.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The reconciliation of income tax (benefit) attributable to continuing operations computed at the U.S. statutory rate to income tax expense (benefit) is shown below (dollars in thousands):

                                              1997                 1996                 1995
                                        -----------------    -----------------    -----------------
                                        AMOUNT    PERCENT    AMOUNT    PERCENT    AMOUNT    PERCENT
                                        ------    -------    ------    -------    -------   -------
Tax at U.S. statutory rates...........  $7,615     35.0%     $1,967     35.0%     $(1,285)   35.0%
Effect of incremental tax rates.......    (100)   (0.5)         (41)   (0.7)
State income taxes, net of Federal tax
  benefit.............................   1,074      4.9         168      3.0         (103)    2.8
Effect of permanent differences.......     478      2.2          93      1.6           (4)    0.1
Change in valuation reserve...........     300      1.4
Change in state tax rates.............     (32)   (0.2)         (52)   (0.9)           (4)    0.1
Other.................................    (632)   (2.8)
                                        ------     ----      ------     ----      -------    ----
                                        $8,703     40.0%     $2,135     38.0%     $(1,396)   38.0%
                                        ======     ====      ======     ====      =======    ====

     Income tax payments allocated to the combined entities were approximately $11,786,000 (1997), $134,000 (1996), and $28,000 (1995). Income taxes payable and receivable are charged directly against the investment from Insignia. Income taxes payable of $1,495,000(1996) and income taxes receivable of $5,003,000
(1997) have been charged against the investment from Insignia.

     As a result of the acquisition of Paragon Group Properties Services, Inc., net operating losses of approximately $5,000,000 were acquired. These losses carryforward to the calendar year ended December 31, 2010. The carryforward is subject to provisions of the Internal Revenue Code, which limit the use of the carryforward to the lesser of the value of the stock multiplied by the Federal long-term tax-exempt rate or the subsidiary's income.

12. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

     The combined entities are defendants in lawsuits arising in the ordinary course of business. Claims may demand substantial compensatory and punitive damages. Management believes that the lawsuits will be resolved without material impact to the financial position or results of operations of the combined entities.

  Environmental Liabilities

     Under various Federal and state environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous or toxic substances or petroleum product releases at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. There can be no assurance that the combined entities, or any assets owned or controlled by the combined entities, currently are in compliance with all of such laws and regulations, or that the combined entities will not become subject to liabilities that arise in whole or in part out of any such laws, rules, or regulations. Management is not currently aware of any environmental liabilities which are expected to have a material adverse effect on the combined entities' operations or financial condition.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Operating Leases

     The combined entities lease office space and equipment under noncancelable operating leases. Minimum annual rentals under operating leases for the five years ending after December 31, 1997 are as follows (in thousands):

1998........................................................  $12,370
1999........................................................   11,139
2000........................................................    9,753
2001........................................................    7,932
2002........................................................    6,288
Thereafter..................................................   14,749
                                                              -------
Total minimum payments required.............................  $62,231
                                                              =======

     Direct as well as allocated rental expense was approximately $9,967,000
(1997), $4,796,000 (1996) and $1,936,000 (1995).

     Certain of the leases are subject to annual escalation based on the Consumer Price Index.

     Holdings is expected to complete lease negotiations in May 1998, for additional office space in New York and Chicago. The average minimum annual payments will be approximately $2.6 million for a period of approximately 10 years.

  401(k) Retirement Plan

     The combined entities participated in Insignia's 401(k) savings plan which covered substantially all of its employees. The combined entities were allocated approximately $1,302,000, $954,000 and $771,000 during 1997, 1996 and 1995, respectively for its share of contributions.

     Holdings intends to adopt its own 401(k) savings plan. Employees of Insignia who will become employees of Holdings and who have accounts under the Insignia 401(k) plan will have those accounts transferred to accounts under the Holdings 401(k) Plan.

  Property Dispositions

     In November 1994, a portion of the assets (consisting primarily of management contracts) of Allegiance Realty Group, a wholly owned subsidiary of the Balcor Company, Inc. ("Balcor") were acquired. Balcor announced in the second quarter of 1996 its intention to sell a large portion of the properties covered by these management contracts. An agreement was entered into with Balcor whereby an advisory fee would be paid to the combined entities based on the property sales for services rendered in the sales transactions. The Advisory Agreements have terms of one year and the fees range from .75% to 1.25% of the sales price of the property. The fees are and will continue to be paid in cash after the close of each transaction. Management believes that the unamortized purchase price relating to properties managed for Balcor properly reflects the asset value and that no impairment exists.

  Indemnification Agreement

     In connection with the Merger Agreement, Holdings and AIMCO entered into an Indemnification Agreement. The Indemnification Agreement provides generally that following consummation of the Merger, Holdings will indemnify and hold harmless AIMCO from and against all losses in excess of $9.1 million resulting from (i) breaches of representations, warranties or covenants of Insignia or Holdings in the Merger

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Agreement, (ii) actions taken by or on behalf of Insignia prior to consummation of the Merger and (iii) the Distribution. Holdings is also required to indemnify AIMCO against all losses (without regard to any dollar value limitation) resulting from (a) amounts paid or payable to employees of Insignia actually paid by AIMCO, other than those employees AIMCO has agreed to retain following the consummation of the Merger, (b) obligations to third parties for goods, services, taxes or indebtedness incurred prior to the consummation of the Merger, other than as agreed to by AIMCO or included in the approximately $308 million of indebtedness and liabilities which AIMCO succeeded to in the Merger and (c) Insignia's ownership of Holdings.

     The Indemnification Agreement also provides generally that following consummation of the Merger, AIMCO will indemnify and hold harmless Holdings from all losses that arise out of the operation of the business of Insignia being acquired by AIMCO following consummation of the Merger and for all losses in excess or $9.1 million arising from breach of any representation, warranty or covenant of AIMCO in the Merger Agreement.

     In addition, Holdings will indemnify AIMCO for taxes resulting from the consummation of the spin-off to the extent that such taxes arise from a gain realized on that portion of the fair market value of Holdings Common Stock at the time of the spin-off which is greater than a specified per share amount to be determined prior to the spin-off.

  Other

     Subsequent to the spin-off, Holdings will guarantee Insignia's obligations under Insignia's revolving credit facility, and the assets of Holdings will be subject to liens in favor of Insignia's revolving credit facility lenders. Insignia will use its reasonable best efforts to obtain the release of Holdings as guarantor under the revolving credit facility and the removal of the liens.

13. INDUSTRY SEGMENTS

     The combined entities represent a fully integrated real estate services company, which currently operates in principally two business segments, commercial and residential services. The commercial services business segment provides property and asset management services, leasing and brokerage, investment sales and development, and tenant representation services. The commercial services business segment also includes co-investment partnerships in which the combined entities have significant investments. The residential services business segment provides property management services, originates loans, and brokers residential real estate.

     The following table summarizes certain information by industry segment:

                                                        1997        1996       1995
                                                      --------    --------    -------
                                                              (IN THOUSANDS)
Identifiable assets:
  Commercial services...............................  $245,948    $152,666    $25,160
  Residential services..............................    87,284      18,159     17,611
  Other.............................................     1,262         962        303
                                                      --------    --------    -------
                                                      $334,494    $171,787    $43,074
                                                      ========    ========    =======
Gross revenues and equity earnings:
  Commercial services...............................  $247,548    $ 98,766    $31,309
  Residential services..............................    48,356      23,512      7,349
                                                      --------    --------    -------
                                                      $295,904    $122,278    $38,658
                                                      ========    ========    =======

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                        1997        1996       1995
                                                      --------    --------    -------
                                                              (IN THOUSANDS)
Operating profit (loss):
  Commercial services...............................  $ 27,697    $  7,597    $(2,537)
  Residential services..............................     1,108       1,542        461
                                                      --------    --------    -------
                                                        28,805       9,139     (2,076)
  Interest..........................................      (318)        (18)
  Overhead allocations from Insignia................    (6,770)     (3,502)    (1,598)
  Minority interests................................        41
                                                      --------    --------    -------
                                                      $ 21,758    $  5,619    $(3,674)
                                                      ========    ========    =======
Depreciation and amortization expense:
  Commercial services...............................  $ 12,946    $  7,745    $ 3,377
  Residential services..............................     2,298       1,452        401
                                                      --------    --------    -------
                                                      $ 15,244    $  9,197    $ 3,778
                                                      ========    ========    =======
Capital expenditures:
  Commercial services...............................  $  4,990    $  2,933    $ 1,270
  Residential services..............................       650       1,308        592
  Other.............................................       300         659         35
                                                      --------    --------    -------
                                                      $  5,940    $  4,900    $ 1,897
                                                      ========    ========    =======

     Assets of the commercial services business segment include the co-investments in real estate and the revenues of this segment include equity earnings. These investees represent partnerships owning commercial real estate consisting of commercial property. Other assets include primarily property and equipment. The $1,000,000 employment agreement termination expense has been included in the commercial services business segment.

14. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The fair value estimates of financial instruments presented below are not necessarily indicative of the amounts the combined entities might pay or receive in actual market transactions. Potential taxes and other taxes have also not been considered in estimating fair value. The carrying amount reported on the balance sheet for cash and cash equivalents approximates its fair value. Receivables reported on the balance sheet consist of property and lease commission receivables, mortgage loans receivable and various note receivables. The property receivables approximate their fair values. Lease commissions receivable are carried at their discounted present value, therefore the carrying amount and fair value amount are the same. The mortgage loans receivable and notes receivable earn interest at either fixed or variable rates. Interest rates approximate current market interest rates for similar instruments, therefore, the carrying amount approximates their fair value. Notes payable were analyzed individually to calculate fair value based on current interest rates and market value, if applicable.

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Summary

     The carrying amounts and fair values of the combined entities' financial instruments at December 31, are as follows (amounts in thousands):

                                                      1997                  1996
                                               -------------------   ------------------
                                               CARRYING     FAIR     CARRYING    FAIR
                                                AMOUNT     VALUE      AMOUNT     VALUE
                                               --------   --------   --------   -------
Cash and cash equivalents....................  $  9,250   $  9,250   $    44    $    44
Receivables..................................   101,653    101,653    37,185     37,185
Commissions payable..........................    51,285     51,285    18,736     18,736
Notes payable................................    20,891     21,023        --         --

15. SUBSEQUENT EVENTS

  Acquisitions

     Cohen Financial

     On January 7, 1998, the rights to perform property management, leasing and construction supervision services for approximately 4.1 million square feet of commercial real estate were acquired from Cohen Financial which is based in Chicago, Illinois. The purchase price was approximately $1 million.

     Goldie B. Wolfe & Company

     On January 20, 1998, 100% of the stock of Goldie B. Wolfe & Company, a commercial real estate services firm based in Chicago, Illinois was acquired. The purchase price was approximately $5.3 million.

     Richard Ellis Group Limited Acquisition

     In February 1998, 100% of the stock of Richard Ellis Group Limited ("Richard Ellis") was acquired. Richard Ellis is a real estate services and investment firm headquartered in London with offices throughout the United Kingdom. The purchase price was approximately $68.2 million. In addition, contingent payments of approximately $14.7 million could be paid based upon future performance measures.

  Litigation

     On March 24, 1998, certain persons claiming to own limited partner interest in certain limited partnerships whose general partners (the "General Partners") are affiliates of Insignia (the "Partnerships") filed a purported class and derivative action in California Superior Court in the County of San Mateo against Insignia, the General Partners, AIMCO, certain persons and entities who purportedly formerly controlled the General Partners, and additional entities affiliated with the individuals who are officers, directors and/or principals of several of the defendants. The complaint contains allegations that, among other things, (i) the defendants breached their fiduciary duties to the plaintiffs by selling or agreeing to sell their "fiduciary positions" as stockholders, officers and directors of the General Partners for a profit and retaining said profit rather than distributing it to the plaintiffs; (ii) the defendants breached their fiduciary duties by mismanaging the Partnerships and misappropriating the assets of the Partnerships by (a) manipulating the operations of the Partnerships to depress the trading price of limited partnership units (the "Units") of the Partnerships; (b) coercing and fraudulently inducing unitholders to sell Units to certain of the defendants at depressed prices; and (c) using the voting control obtained by purchasing Units at depressed prices to entrench certain of the defendants' positions of control over the Partnerships; and (iii) the defendants breached their fiduciary duties to the plaintiffs by (a) selling assets of the Partnership such as mailing lists of unitholders; and (b) causing the General Partners to enter into exclusive arrangements with their affiliates to sell goods and

          INSIGNIA FINANCIAL GROUP, INC. ENTITIES TO BE SPUN-OFF INTO
                          INSIGNIA/ESG HOLDINGS, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

services to the General Partners, the unitholders and tenants of Partnership properties. The complaint also alleges that the foregoing allegations constitute violations of various California Securities, corporate and partnership statutes, as well as conversion and common law fraud. The complaint seeks unspecified compensatory and punitive damages, an injunction blocking the sale of control of the General Partners to AIMCO and a court order directing the defendants to discharge their fiduciary duties to the plaintiffs. As of the date of this response, defendants have not served or filed a reply to the complaint.

                   EDWARD S. GORDON COMPANY, INCORPORATED AND
                  EDWARD S. GORDON COMPANY OF NEW JERSEY, INC.

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                  1996          1995
                                                              ------------   -----------
Revenue:
  Revenue before co-brokers' commissions....................  $ 53,610,167   $49,021,216
  Co-brokers' commissions...................................     6,832,442     2,720,354
                                                              ------------   -----------
          Net revenue.......................................    46,777,725    46,300,862
  Salespersons' commissions.................................    20,187,306    21,849,355
                                                              ------------   -----------
                                                                26,590,419    24,451,507
                                                              ------------   -----------
Expenses:
  Payroll and related benefits..............................    16,215,722    15,726,507
  Deferred compensation and stock option plan...............    37,663,570       759,232
  Professional fees.........................................     1,178,690       779,329
  Rent......................................................     2,393,133     2,284,827
  Depreciation and amortization.............................     1,446,873       778,130
  General and administrative................................     4,149,562     4,855,676
                                                              ------------   -----------
                                                                63,047,550    25,183,701
                                                              ------------   -----------
          Department loss...................................   (36,457,131)     (732,194)
                                                              ------------   -----------
Other income (expenses):
  Interest and dividend income..............................        20,402        23,303
  Interest expense..........................................      (676,687)      (43,660)
                                                              ------------   -----------
          Other expenses, net...............................      (656,285)      (20,357)
                                                              ------------   -----------
          Loss before provision for income taxes............   (37,113,416)     (752,551)
                                                              ------------   -----------
(Benefit) provision for income taxes:
  Current...................................................       (80,000)      201,783
  Deferred..................................................    (3,448,017)     (288,367)
                                                              ------------   -----------
                                                                (3,528,017)      (86,584)
                                                              ------------   -----------
          Net loss..........................................  $(33,585,399)  $  (665,967)
                                                              ============   ===========

     The accompanying notes are an integral part of the combined financial statements.

                   EDWARD S. GORDON COMPANY, INCORPORATED AND
                  EDWARD S. GORDON COMPANY OF NEW JERSEY, INC.

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                  1996          1995
                                                              ------------   -----------
Cash flows from operating activities:
  Net loss..................................................  $(33,585,399)  $  (665,967)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................     1,446,873       778,130
     Discount on non-current commission receivables and
      payables..............................................       247,509       (16,840)
     Provision for uncollectible accounts...................       110,279       187,500
     Deferred income taxes..................................    (3,448,017)     (288,367)
     Straight-line rent adjustment..........................      (137,624)     (277,171)
     Stock option and deferred compensation plan............    37,663,570       759,232
     Change in assets and liabilities:
       (Increase) decrease in accounts receivable...........    (4,534,285)    9,012,041
       Decrease (increase) in employee notes receivable,
        other current assets and other assets...............        71,573    (1,655,395)
       Increase in commissions payable......................     7,265,237     2,191,657
       Increase in accounts payable, accrued expenses and
        other liabilities...................................     1,271,795     1,801,487
       Increase in income taxes payable.....................        69,496        24,846
                                                              ------------   -----------
          Total adjustments.................................    40,026,406    12,517,120
                                                              ------------   -----------
          Net cash provided by operating activities.........     6,441,007    11,851,153
                                                              ------------   -----------
Cash flows from investing activities:
  Capital expenditures......................................    (1,187,384)     (577,384)
  Purchases of investment bonds.............................                    (125,000)
                                                              ------------   -----------
          Net cash used in investing activities.............    (1,187,384)     (702,384)
                                                              ------------   -----------
Cash flows from financing activities:
  Payments on demand note payable...........................    (5,600,000)   (8,275,000)
                                                              ------------   -----------
          Net cash used in financing activities.............    (5,600,000)   (8,275,000)
                                                              ------------   -----------
          Net (decrease) increase in cash and cash
             equivalents....................................      (346,377)    2,873,769
Cash and cash equivalents, at beginning of period...........     1,042,671       804,712
                                                              ------------   -----------
          Cash and cash equivalents, at end of period.......  $    696,294   $ 3,678,481
                                                              ============   ===========

     The accompanying notes are an integral part of the combined financial statements.

                   EDWARD S. GORDON COMPANY, INCORPORATED AND
                  EDWARD S. GORDON COMPANY OF NEW JERSEY, INC.

           NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
                                 JUNE 30, 1996

1. INTERIM FINANCIAL STATEMENTS:

     The accompanying unaudited condensed combined financial statements include the accounts of Edward S. Gordon Company, Incorporated and Edward S. Gordon Company of New Jersey, Inc. (the "Company") and have been prepared by the Company pursuant to the rules of the Securities and Exchange Commission ("SEC") and, in the opinion of the Company, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of results of operations and cash flows. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules. The Company believes that the disclosures made are adequate to make the information presented not misleading. The condensed combined statements of income for the six months ended June 30, 1996 and 1995 are not necessarily indicative of the results to be expected for the full year. It is suggested that these financial statements be read in conjunction with the latest audited financial statements and notes thereto.

2. SALE OF THE COMPANY:

     Effective June 30, 1996, the Company agreed to sell certain fixed assets, contracts and the Company name to the Insignia Financial Group, Inc. (the "Acquiror") for $49,300,000 in cash, $24,450,000 in common stock options of the Acquiror plus a contingent purchase price feature. This transaction falls under the definition of an Event in the stock option and deferred compensation agreement. Therefore, the outstanding stock options became fully vested upon the consummation of the sale. The Company, however, prohibited the exercise of the stock options by giving the option holders written notice before the commencement of the exercise period and paying the option holders an amount equal to the excess of the fair market value of the consideration which the option holders would have received if the exercise of the stock options were not prohibited over the exercise price of the shares. This payment amounted to $40,278,570 and has been offset by the reversal of the accrual for deferred compensation on the unaudited condensed combined Statements of Operations.

3. INCOME TAXES:

     The Company has elected, for federal and state income tax purposes, to be treated under the provisions of the Internal Revenue Code as an "Electing Small Business Corporation" ("S" Corporation). An "S" Corporation is generally not subject to federal or state income taxes.

     However, the Company is subject to New York City income taxes. Therefore, the effective income tax rate is substantially less than the statutory federal income tax rate. The annual corporate income, whether distributed or not, is taxed currently to the individual stockholders according to their ownership interest in the shares of the respective "S" Corporation.

     For income tax purposes, the Company utilizes the cash receipts and disbursements method, whereas the accrual method is used for financial reporting. Deferred New York City corporation income taxes are reflected in the financial statements primarily to recognize the effects of these different methods. No provision is reflected for income tax liabilities of individual stockholders related to their share of the Company's income.

                   EDWARD S. GORDON COMPANY, INCORPORATED AND
                  EDWARD S. GORDON COMPANY OF NEW JERSEY, INC.

   NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. INCOME TAXES: (CONTINUED) --
     Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the combined financial statements. At June 30, 1996, the components of the net deferred income tax assets is as follows:

ASSETS:
  Allowance for uncollectable accounts......................  $   95,300
  Accounts payable and accrued expenses.....................     583,745
  Due to deferred compensation and stock option plan
     participants...........................................   4,027,857
  Commissions payable.......................................   2,086,351
  Deferred rent payable.....................................     166,613
                                                              ----------
                                                               6,959,866
                                                              ----------
LIABILITIES:
  Fixed assets..............................................     444,070
  Accounts receivable.......................................   4,507,074
  Other assets..............................................     397,960
                                                              ----------
                                                               5,349,104
                                                              ----------
          Net deferred tax asset............................  $1,610,762
                                                              ==========

     The Company has recorded a current deferred tax asset of $2,241,356 and a noncurrent deferred tax liability of $630,594 at June 30, 1996.

4. CONTINGENCIES:

     The Company is involved in litigation and disputes which are normal in the real estate leasing industry. Management is of the opinion that the ultimate liability, if any, resulting from litigation, will not have a material adverse effect on the Company's combined financial condition or results of operations.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Edward S. Gordon Company, Incorporated and
Edward S. Gordon Company of New Jersey, Inc.:

     We have audited the accompanying combined statements of operations and cash flows of EDWARD S. GORDON COMPANY, INCORPORATED and EDWARD S. GORDON COMPANY of NEW JERSEY, INC. (the "Company") for the three years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined results of operations and cash flows of Edward S. Gordon Company, Incorporated and Edward S. Gordon Company of New Jersey, Inc. for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

PricewaterhouseCoopers LLP

New York, New York
April 1, 1996

                       COMBINED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                          1995           1994          1993
                                                       -----------   ------------   -----------
Revenue:.............................................
  Revenue before co-brokers' commissions.............  $97,193,603   $104,973,015   $71,205,126
  Co-brokers' commissions............................   (5,129,023)    (8,696,977)   (5,175,090)
                                                       -----------   ------------   -----------
          Net revenue................................   92,064,580     96,276,038    66,030,036
Salespersons' commissions............................   39,562,989     40,180,629    26,432,223
                                                       -----------   ------------   -----------
                                                        52,501,591     56,095,409    39,597,813
                                                       -----------   ------------   -----------
Expenses:
  Payroll and related benefits.......................   32,804,688     33,692,677    24,783,134
  Professional fees..................................    1,607,314      1,411,811       906,048
  Rent...............................................    4,181,664      4,558,599     4,895,717
  Depreciation and amortization......................    2,476,200      1,788,749     1,889,748
  General and administrative.........................    9,486,178      9,941,765     9,330,445
                                                       -----------   ------------   -----------
                                                        50,556,044     51,393,601    41,805,092
                                                       -----------   ------------   -----------
          Department income (loss)...................    1,945,547      4,701,808    (2,207,279)
                                                       -----------   ------------   -----------
Other income (expenses):
  Interest and dividend income.......................       84,259         58,676       201,171
  Interest expense...................................     (339,072)      (396,362)     (781,993)
  Sublease income....................................                     209,604       401,823
  Loss on write-off of investment....................                                   (45,000)
                                                       -----------   ------------   -----------
          Other expenses, net........................     (254,813)      (128,082)     (223,999)
                                                       -----------   ------------   -----------
          Income (loss) before provision for income
            taxes....................................    1,690,734      4,573,726    (2,431,278)
                                                       -----------   ------------   -----------
Provision (benefit) for income taxes:
  Current............................................      241,979        396,653       229,629
  Deferred...........................................      398,898        408,582      (381,290)
                                                       -----------   ------------   -----------
                                                           640,877        805,235      (151,661)
                                                       -----------   ------------   -----------
          Net income (loss)..........................  $ 1,049,857   $  3,768,491   $(2,279,617)
                                                       ===========   ============   ===========

     The accompanying notes are an integral part of the combined financial statements.

                       COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                          1995           1994          1993
                                                       -----------   ------------   -----------
Cash flows from operating activities:
  Net income (loss)..................................  $ 1,049,857   $  3,768,491   $(2,279,617)
                                                       -----------   ------------   -----------
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Depreciation and amortization...................    2,476,200      1,788,749     1,889,748
     Discount on non-current commission receivables
       and payables..................................       76,248        (18,975)      480,610
     Write-off of investment.........................                                    45,000
     Contribution of investment bonds................                     192,620        75,000
     Provision for uncollectible accounts............    1,016,523         17,510       681,968
     Deferred income taxes...........................      398,898        408,582      (381,290)
     Straight-line rent adjustment...................     (355,968)      (568,900)     (235,454)
     Deferred compensation...........................    1,274,000      1,341,000
     Income tax reserve..............................   (1,250,000)
     Change in assets and liabilities:
       (Increase) decrease in accounts receivable....   (3,819,024)   (10,525,161)    2,071,479
       Increase in employee notes receivable and
          other current assets.......................   (2,482,209)       (69,183)   (2,666,843)
       Decrease in other assets......................                                 1,504,360
       Increase in commissions payable...............    2,162,931      4,320,417     1,059,994
       Increase in accounts payable, accrued expenses
          and other liabilities......................    1,290,709       (174,664)       79,129
       (Decrease) increase in income taxes payable...                     (40,160)       37,693
                                                       -----------   ------------   -----------
          Total adjustments..........................      788,308     (3,328,165)    4,641,394
                                                       -----------   ------------   -----------
          Net cash provided by operating
            activities...............................    1,838,165        440,326     2,361,777
                                                       -----------   ------------   -----------
Cash flows from investing activities:
  Repayment of advance to stockholder................                                   100,000
  Advance to stockholder.............................                                (2,445,000)
  Purchases of artwork...............................                                    (5,640)
  Capital expenditures...............................   (6,299,102)      (389,456)     (708,672)
  Proceeds from sales of fixed assets................                       6,500
  Purchases of investment bonds......................     (126,104)       (10,000)     (110,000)
                                                       -----------   ------------   -----------
          Net cash used in investing activities......   (6,425,206)      (392,956)   (3,169,312)
                                                       -----------   ------------   -----------
Cash flows from financing activities:
  Demand note payable borrowings.....................    5,600,000      8,275,000     8,200,000
  Payments on demand note payable....................   (8,275,000)    (8,200,000)   (7,333,000)
  Long-term debt borrowings..........................    7,500,000
                                                       -----------   ------------   -----------
          Net cash provided by financing
            activities...............................    4,825,000         75,000       867,000
                                                       -----------   ------------   -----------
          Net increase in cash and cash
            equivalents..............................      237,959        122,370        59,465
Cash and cash equivalents, at beginning of year......      804,712        682,342       622,877
                                                       -----------   ------------   -----------
          Cash and cash equivalents, at end of
            year.....................................  $ 1,042,671   $    804,712   $   682,342
                                                       ===========   ============   ===========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest........................................  $   237,824   $    415,337   $   341,383
     Income taxes....................................      309,155        483,723       104,948

Supplemental disclosure of non-cash investing and financing activities:
1) During 1993, the Company made a deemed distribution of $6,006,426 to a stockholder by reducing the advance due from that stockholder.

     The accompanying notes are an integral part of the combined financial statements.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of combination:

     The accompanying combined financial statements include the accounts of Edward S. Gordon Company, Incorporated and Edward S. Gordon Company of New Jersey, Inc. (together, the "Company"). These financial statements have been prepared on a combined basis because each company is owned and controlled by the same stockholder and are in the same industry. Inter-entity accounts and transactions are eliminated in the combination.

  Commission income and expense:

     The income of the Company is derived principally from commissions in connection with the leasing of commercial office space, consulting services, property management services and the sale of properties primarily in the New York City metropolitan area. Income and the related commission expense are recognized upon the signing of a lease or sales document.

  Imputed interest:

     Interest has been imputed on non-current commissions receivable and payable arising during the years ended December 31, 1995, 1994 and 1993 at rates of 9%, 8% and 6%, respectively.

  Fixed assets:

     Fixed assets are recorded at cost and are being depreciated over their estimated useful lives, which range from 5 to 13 years, principally by the straight-line and double-declining-balance methods. Leasehold improvements are amortized by the straight-line method over the lesser of their estimated useful lives or the remaining lease terms. Fixed assets are written off in the year after they have become fully depreciated.

  Income taxes:

     The Company has elected, for federal and state income tax purposes, to be treated under the provisions of the Internal Revenue Code as an "Electing Small Business Corporation" ("S" Corporation). An "S" Corporation is generally not subject to federal or state income taxes.

     However, the Company is subject to New York City income taxes. Therefore, the effective income tax rate is substantially less than the statutory federal income tax rate. The annual corporate income, whether distributed or not, is taxed currently to the individual stockholders according to their ownership interest in the shares of the respective "S" Corporation.

     For income tax purposes, the Company utilizes the cash receipts and disbursements method, whereas the accrual method is used for financial reporting. Deferred New York City corporation income taxes are reflected in the financial statements primarily to recognize the effects of these different methods. No provision is reflected for income tax liabilities of individual stockholders related to their share of the Company's income.

  Cash and cash equivalents:

     The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

  Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. The most significant estimates and assumptions relate to the realizability of accounts receivable and the recoverability of fixed assets. Actual results could differ from those estimates.

  New Pronouncements:

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets To Be Disposed Of." This statement addresses the accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used. This statement will be effective for the Company in fiscal year 1996. This statement, when adopted, is not expected to have a material effect on the Company's statements of operations.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." This statement establishes fair value-based financial accounting and reporting standards for all transactions in which a company acquires goods or services by issuing its equity instruments or by incurring a liability to its supplier in amounts based on the price of its common stock or other equity instruments. This statement will be effective for the Company in fiscal year 1996. This statement, when adopted, is not expected to have a material effect on the Company's statements of operations.

2. COMMITMENTS AND CONTINGENCIES:

     a. The Company is leasing office space under the terms of various leases, which have been accounted for as operating leases. These obligations extend for various periods through June 2005. One of the leases provides the option to extend the term for two successive periods of five years each. The Company was granted an abatement of rent at the beginning of one of the lease obligations for nine months, during which time no rent payments were required or made. For financial statement purposes, the total rent due under this lease has been allocated ratably over its term.

     Rent expense was $4,181,664 in 1995, $4,558,599 in 1994 and $4,895,717 in
1993. Sublease income for 1994 and 1993 amounted to $209,604 and $401,823, respectively. The leases require the Company to pay a proportionate share of real estate tax and operating expense increments, which amounted to $849,071, $800,971 and $848,654 for 1995, 1994 and 1993, respectively.

     The Company's obligations under these operating leases as of December 31, 1995 for the next five years and thereafter are as follows:

YEAR ENDING
-----------
1996...................................................  $ 3,814,352
1997...................................................    3,814,352
1998...................................................    3,692,780
1999...................................................    3,389,845
2000...................................................    3,260,300
Thereafter.............................................   14,619,901
                                                         -----------
          Total minimum payments required..............  $32,591,530
                                                         ===========

     b. The Company had recorded a $1,250,000 reserve for potential assessments that could result from a New York State sales tax audit. The audit was completed in 1995 and no assessment was made against the Company. Accordingly, the reserve of $1,250,000 was reversed and has been reflected as a reduction of general and administrative expenses in the accompanying 1995 combined statements of operations.

     c. The Company is involved in litigation and disputes which are normal in the real estate leasing industry. Management is of the opinion that the ultimate liability, if any, resulting from litigation, will not have a material adverse effect on the Company's combined financial condition or results of operations.

3. RELATED PARTIES:

     The Company subleased office space to a business partially owned by a person related to a stockholder of the Company. The sublease expired on February 28, 1994.

4. SAVINGS PLAN:

     The Company has a contributory savings plan for the benefit of its employees. It is the intention of the Company that this plan meet all requirements for profit-sharing plan qualification under Sections 401(a) and 401(b) of the Internal Revenue Code. Employees may make contributions of up to 16% of their compensation. The Company makes a matching contribution equal to a maximum of 50% of the first 6% of employee compensation. Participants are always 100% vested in their contributions while they vest at 20% per year in regards to the Company matching contribution for each year that they perform over 1,000 hours of service. For the years ended December 31, 1995, 1994 and 1993, the Company's matching contribution was $340,362, $208,572 and $197,884, respectively.

5. STOCK OPTIONS AND DEFERRED COMPENSATION AGREEMENT:

     In 1994, the Company amended and restated its stock option and deferred compensation agreement ("Agreement") with certain employees. The Agreement grants stock options to purchase an aggregate of 2,954,000 shares of the Company's common stock. There is no limit on the amount of options available for grant. The options, which do not expire, fully vest only upon the occurrence of certain defined events (an "Event"). The exercise price of the options is based upon the calculated fair market value of the Company's common stock on the stock option grant date. At December 31, 1995, the exercise prices per share range from $5.75 to $13.28 for Edward S. Gordon Company, Incorporated and from $0.00 to $0.126 for Edward S. Gordon Company of New Jersey, Inc. The Company has the right to prohibit the exercise of the options by giving the option holder written notice prior to the commencement of the exercise period. In the event that the Company prohibits the exercise of stock it must pay the option holder an amount equal to the excess of the fair market value of the consideration which the option holder would have received with respect to the shares upon the consummation of the Event over the exercise price of the shares. The Company has also granted the same employees receiving stock options the right to receive deferred compensation equal to their pro-rata share of defined profit and loss upon termination of employment. For certain option holders, the right to receive deferred compensation vests in increments of 20% on the anniversary of the grant in each of the subsequent five years. See Note 1.

     Information with respect to stock options granted is as follows:

Options outstanding, January 1, 1993........................    662,000
  Granted...................................................    195,000
  Forfeited.................................................    (17,500)
                                                              ---------
Options outstanding, December 31, 1993......................    839,500
  Granted...................................................  1,814,500
                                                              ---------
Options outstanding, December 31, 1994......................  2,654,000
  Granted...................................................    350,000
  Forfeited.................................................    (50,000)
                                                              ---------
Options outstanding, December 31, 1995......................  2,954,000
                                                              =========

     During 1995, to facilitate tax requirements for certain states, the majority shareholder of the Company requested the minority shareholders of Edward S. Gordon Company of New Jersey, Inc. to exchange 395,000 shares of common stock for 350,000 stock options. The options are convertible back into common stock of Edward S. Gordon Company of New Jersey, Inc. at a zero exercise price.

6. CONCENTRATION OF RISK:

  Financial Risk:

     The Company maintains its cash and cash equivalents at five financial institutions which management believes are of high quality.

  Geographic Concentration:

     The Company's revenue is generated primarily in the New York City metropolitan area. This concentration imposes on the Company certain risks, which include local economic conditions, that are not within management's control.

7. SUBSEQUENT EVENT:

     Effective June 30, 1996, the Company agreed to sell certain fixed assets, contracts and the Company name to the Insignia Financial Group Inc. (the "Acquiror") for $49,300,000 in cash, $24,450,000 in common stock options of the Acquiror plus a contingent purchase price feature. This transaction falls under the definition of an Event in the stock option and deferred compensation agreement (Note 5). Therefore, the outstanding stock options became fully vested upon the consummation of the sale. The Company, however, prohibited the exercise of the stock options by giving the option holders written notice before the commencement of the exercise period and paying the option holders an amount equal to the excess of the fair market value of the consideration which the option holders would have received if the exercise of the stock options were not prohibited over the exercise price of the shares. This payment amounted to $40,278,570.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Realty One, Inc. and Affiliated Companies

     We have audited the accompanying combined balance sheets of Realty One, Inc. and affiliated companies as of December 31, 1996 and 1995 and the related combined statements of income, changes in stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Realty One, Inc. and affiliated companies as of December 31, 1996 and 1995 and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

     As disclosed in Note 12 to the combined financial statements, all of the Companies' outstanding common stock was acquired by Insignia Financial Group, Inc. effective October 1, 1997.

PLANTE & MORAN, LLP

Cleveland, Ohio
June 23, 1998

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

                            COMBINED BALANCE SHEETS

                             ASSETS (Notes 5 and 6)

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1996          1995
                                                              -----------   -----------
CURRENT ASSETS
  Cash and cash equivalents.................................  $ 3,683,569   $ 1,191,756
  Mortgage loans held for sale..............................    9,089,634     6,033,780
  Commissions receivable....................................    9,215,650     9,220,521
  Accounts receivable:
     Trade..................................................    2,631,370     1,480,827
     Sales associates.......................................      636,530       526,918
     Fees earned on closed loans............................      436,769       272,956
     Affiliates (Note 2)....................................       79,126       100,664
     Other..................................................      344,426       679,518
  Prepaid expenses and other current assets.................      446,716       423,854
                                                              -----------   -----------
          Total current assets..............................   26,563,790    19,930,794
PROPERTY AND EQUIPMENT -- Net (Notes 3 and 7)...............    9,437,485     8,717,654
OTHER ASSETS
  Intangible assets -- Net..................................    2,573,374     2,683,940
  Investments (Note 4)......................................      732,731       643,892
  Deposits and other........................................       75,875       139,145
                                                              -----------   -----------
          Total other assets................................    3,381,980     3,466,977
                                                              -----------   -----------
          Total assets......................................  $39,383,255   $32,115,425
                                                              ===========   ===========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable -- Trade (Note 2)........................  $ 1,336,912   $ 2,020,303
  Accounts payable -- Escrow agent..........................      624,297            --
  Lines of credit (Note 5)..................................   12,534,074     8,310,097
  Commissions payable -- Sales agents.......................    5,450,488     5,484,291
  Accrued expenses..........................................      711,424       867,801
  Accrued bonus.............................................    3,553,567     3,646,025
  Current portion of long-term debt (Note 6)................    1,570,061     1,839,250
  Current portion of capital lease obligations (Note 7).....      431,902       298,621
                                                              -----------   -----------
          Total current liabilities.........................   26,212,725    22,466,388
LONG-TERM LIABILITIES
  Long-term debt -- Net of current portion (Note 6).........    4,790,819     2,475,752
  Capital lease obligations -- Net of current portion (Note
     7).....................................................      924,838       574,944
                                                              -----------   -----------
          Total long-term liabilities.......................    5,715,657     3,050,696
                                                              -----------   -----------
          Total liabilities.................................   31,928,382    25,517,084
STOCKHOLDERS' EQUITY (Note 12)
  Voting common stock, no par value:
     Authorized -- 12,250 shares
     Issued and outstanding -- 11,750 shares................      410,964       410,964
  Nonvoting common stock, no par value:
     Authorized -- 190,000 shares
     Issued and outstanding -- 190,000 shares...............    2,953,817     2,953,817
  Additional paid-in capital................................      175,000       175,000
  Retained earnings.........................................    3,915,092     3,058,560
                                                              -----------   -----------
          Total stockholders' equity........................    7,454,873     6,598,341
                                                              -----------   -----------
          Total liabilities and stockholders' equity........  $39,383,255   $32,115,425
                                                              ===========   ===========

                  See Notes to Combined Financial Statements.

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

                         COMBINED STATEMENTS OF INCOME

                                                                YEAR ENDED DECEMBER 31
                                                              ---------------------------
                                                                  1996           1995
                                                              ------------   ------------
REVENUE (Note 2)
  Brokerage commissions.....................................  $137,747,743   $126,456,224
  Less co-broker commissions................................    62,294,684     55,649,283
                                                              ------------   ------------
          Net brokerage commissions.........................    75,453,059     70,806,941
  Net management revenue....................................     1,715,967      1,591,480
  Gain on sale of loans and servicing release fees..........     5,131,740      4,288,534
  Loan origination fees.....................................     1,297,809      1,139,251
  Interest on mortgages.....................................       571,646        172,936
  Application and loan fees.................................       783,815        594,250
  Escrow fees...............................................     1,099,600      1,009,355
  Other revenue.............................................     1,586,999      1,191,007
                                                              ------------   ------------
          Gross revenue.....................................    87,640,635     80,793,754
COMMISSIONS EXPENSE AND OTHER DIRECT COSTS OF REVENUE.......    47,838,923     45,093,224
                                                              ------------   ------------
                                                                39,801,712     35,700,530
NET REVENUE
OPERATING EXPENSES
  Compensation and benefits.................................    15,644,168     14,337,265
  Facilities (Note 2).......................................     4,946,155      4,781,313
  General and administrative................................     7,526,255      6,974,532
  Marketing and promotion...................................     5,683,390      5,606,666
  Communications............................................     1,615,452      1,485,415
                                                              ------------   ------------
          Total operating expenses..........................    35,415,420     33,185,191
                                                              ------------   ------------
                                                                 4,386,292      2,515,339
OPERATING INCOME
OTHER INCOME (EXPENSES)
  Amortization expense......................................      (152,190)      (161,515)
  Interest expense..........................................    (1,335,185)      (911,068)
  Interest income...........................................        60,706         36,056
  Income from investments...................................        47,240             --
                                                              ------------   ------------
          Total other expenses..............................    (1,379,429)    (1,036,527)
                                                              ------------   ------------
NET INCOME..................................................  $  3,006,863   $  1,478,812
                                                              ============   ============

                  See Notes to Combined Financial Statements.

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                     VOTING    NONVOTING    ADDITIONAL                     TOTAL
                                     COMMON      COMMON      PAID-IN      RETAINED     STOCKHOLDERS'
                                     STOCK       STOCK       CAPITAL      EARNINGS        EQUITY
                                    --------   ----------   ----------   -----------   -------------
BALANCE -- January 1, 1995........  $410,964   $2,953,817    $175,000    $ 3,031,738    $ 6,571,519
Net income........................        --           --          --      1,478,812      1,478,812
Distributions.....................        --           --          --     (1,451,990)    (1,451,990)
                                    --------   ----------    --------    -----------    -----------
BALANCE -- December 31, 1995......   410,964    2,953,817     175,000      3,058,560      6,598,341
Net income........................        --           --          --      3,006,863      3,006,863
Distributions.....................        --           --          --     (2,150,331)    (2,150,331)
                                    --------   ----------    --------    -----------    -----------
BALANCE -- December 31, 1996......  $410,964   $2,953,817    $175,000    $ 3,915,092    $ 7,454,873
                                    ========   ==========    ========    ===========    ===========

                  See Notes to Combined Financial Statements.

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                YEAR ENDED DECEMBER 31
                                                              --------------------------
                                                                 1996           1995
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $ 3,006,863    $ 1,478,812
  Adjustments to reconcile net income to net cash from
     operating activities:
     Depreciation and amortization..........................    2,202,650      1,896,277
     Loss on sale of property and equipment.................       11,391         18,332
     Gain on investment.....................................      (47,240)            --
     Changes in assets and liabilities:
       Mortgage loans held for sale.........................   (3,055,854)    (6,033,780)
       Commissions receivable...............................        4,871     (1,189,811)
       Accounts receivable:
          Trade.............................................   (1,150,543)      (631,327)
          Sales associates..................................     (109,612)       (36,448)
          Fees earned on closed loans.......................     (163,813)       851,750
          Affiliates........................................       21,538         73,774
          Other.............................................      335,092        (27,688)
       Prepaid expenses and other current assets............      (22,862)       (22,701)
       Deposits and other...................................       68,886        (70,472)
       Accounts payable.....................................      (59,094)       741,140
       Commission payable -- Sales agents...................      (33,803)       903,696
       Accrued expenses.....................................     (156,377)       (90,147)
       Accrued bonus........................................      (92,458)      (381,833)
                                                              -----------    -----------
            Net cash provided by (used in) operating
                activities..................................      759,635     (2,520,426)
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment.......................   (1,921,221)    (2,739,267)
  Proceeds from sale of property and equipment..............       13,248         10,360
  Increase in cash surrender value of life insurance
     policies...............................................      (18,816)       (18,028)
  Increase in investments...................................      (70,023)            --
                                                              -----------    -----------
            Net cash used in investing activities...........   (1,996,812)    (2,746,935)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term debt..............................   10,570,475      3,627,895
  Payments on long-term debt................................   (8,524,597)    (1,673,837)
  Payments on capital lease obligations.....................     (390,534)      (231,427)
  Proceeds from lines of credit, net of repayments..........    4,223,977      5,608,216
  Distributions paid........................................   (2,150,331)    (1,451,990)
                                                              -----------    -----------
            Net cash provided by financing activities.......    3,728,990      5,878,857
                                                              -----------    -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................    2,491,813        611,496
CASH AND CASH EQUIVALENTS -- Beginning of year..............    1,191,756        580,260
                                                              -----------    -----------
CASH AND CASH EQUIVALENTS -- End of year....................  $ 3,683,569    $ 1,191,756
                                                              ===========    ===========
SUPPLEMENTAL CASH FLOW INFORMATION -- Cash paid for
  interest..................................................  $ 1,364,513    $   890,728
                                                              ===========    ===========
NONCASH INVESTING AND FINANCING ACTIVITIES -- Leases
  capitalized...............................................  $   873,709    $   205,044
                                                              ===========    ===========

                  See Notes to Combined Financial Statements.

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 1 -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     Organization -- The combined financial statements include the accounts of Realty One, Inc. (ROI), Corporate Relocation Management, Inc. (CRM), First Ohio Mortgage Corporation, Inc. (FOM) and First Ohio Escrow Corporation, Inc. (FOE) (collectively, "the Companies"). The Companies are related through substantially common ownership. ROI is engaged in real estate brokerage in the northern Ohio area and provides management services for commercial, residential and condominium properties. CRM is engaged in relocation management and marketing assistance activities including, but not limited to, the acquisition and resale of real estate throughout the United States. FOM is engaged in the origination of single-family mortgages in the northern Ohio area for sale to outside investors. FOE provides closing and mortgage escrow services on residential real estate transactions in the northern Ohio area. All significant intercompany balances and transactions have been eliminated in the combined financial statements.

     Cash Equivalents -- The Companies consider all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Mortgage Loans Held for Sale -- Mortgage loans held for sale are valued at the lower of cost or market, determined on an aggregate basis, based on commitments from investors to purchase such loans and on prevailing market rates. Mortgage loans at December 31, 1996 and 1995 are due primarily from individual homeowners in northern Ohio.

     Revenue Recognition -- ROI recognizes commission revenue and commission expense related to real estate sales transactions at the time a purchase and sale agreement is signed. Allowances are recorded for amounts that are determined to be not realizable. FOM recognizes fee income on sales of mortgage loans when the related mortgage loans are sold. Fee income from loan origination is recognized on the mortgage closing date. Interest deemed to be collectible on mortgage loans held for sale is credited to income as accrued. Interest expense on related borrowings is expensed as incurred. Due to the short length of time most loans are held and the nature of the costs, there is not a material impact on net income from applying the provisions of Statements of Financial Accounting Standards ("SFAS") No. 91, Accounting for Nonrefundable Fees and Costs of Originating and Acquiring Loans and Initial Direct Costs of Leases, and, accordingly, there is no deferral of net fees or costs.

     Property and Equipment -- Property and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the purchased assets. Depreciation on leased assets is computed on the straight-line method over the lesser of the useful life or lease term. Costs of maintenance and repairs are charged to expense when incurred.

     Intangible Assets -- As of December 31, 1996, intangible assets include goodwill of $2,348,374 (net of accumulated amortization of $804,582) and a covenant not to compete of $225,000 (net of accumulated amortization of $525,000). Intangible assets as of December 31, 1995 include goodwill of $2,383,940 (net of accumulated amortization of $716,920) and a covenant not to compete of $300,000 (net of accumulated amortization of $450,000). Goodwill and the covenant are being amortized on the straight-line method over 40 years and 10 years, respectively. Amortization expense totaled $152,190 and $161,515 for 1996 and 1995, respectively.

     Income Taxes -- The Companies have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Companies' taxable income.

     Customer Deposits and Custodial Funds Held in Escrow -- The Companies have a fiduciary responsibility for real estate escrow and custodial funds in the amount of $3,919,321 and $3,350,265 at December 31,

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

1996 and 1995, respectively. The related trust cash accounts and corresponding custodial liability are not included in the accompanying combined balance sheet.

     401(k) Plan -- The Companies offer a 401(k) plan to employees. Under the plan, employees can elect to have a portion of their wages deferred and set aside for retirement. The Companies match eligible employee contributions as defined in the plan document. The Companies contributed $73,717 and $80,707 to the Plan in 1996 and 1995, respectively.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- RELATED PARTY TRANSACTIONS

     The Companies share similar ownership and management with several partnerships and corporations.

     Revenue earned from affiliates includes maintenance and other management services. ROI has also entered into an agreement to lease its corporate offices from an affiliate. In addition, ROI advances funds to certain related entities on a short-term basis.

     Receivables from affiliates consist of receivables from various related entities, due on demand, for maintenance performed, management fees and other operating expenses.

     Included in accounts payable at December 31, 1996 and 1995 is $39,736 and $114,734, respectively, payable to an entity related through common ownership, pursuant to a lease agreement.

     The following transactions occurred during 1996 and 1995:

                                                                 1996          1995
                                                              ----------    ----------
Revenue:
  Maintenance fees..........................................  $  963,003    $  727,505
  Management fees...........................................     628,581       511,059
                                                              ----------    ----------
          Total revenue.....................................  $1,591,584    $1,238,564
                                                              ==========    ==========
Expenses -- Office rentals..................................  $1,683,304    $1,415,632
                                                              ==========    ==========

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

NOTE 3 -- PROPERTY AND EQUIPMENT

     The Companies own the following real and tangible personal property as of December 31, 1996 and 1995:

                                                                              ESTIMATED
                                                 1996           1995        LIFE -- YEARS
                                              -----------    -----------    -------------
Land.......................................   $   843,610    $   843,610           --
Buildings and improvements.................     2,256,019      2,263,519        20-40
Leasehold improvements.....................     6,504,828      5,968,254         1-10
Furniture and office equipment.............     5,237,027      4,639,353            5
Computer equipment.........................     1,564,792      1,417,432            5
Automobiles................................       303,598        330,602            5
Equipment under capital leases.............     2,276,170      1,469,889         1-10
Construction in progress...................       493,833             --           --
                                              -----------    -----------
          Total cost.......................    19,479,877     16,932,659
Less accumulated depreciation and
  amortization.............................    10,042,392      8,215,005
                                              -----------    -----------
          Net carrying amount..............   $ 9,437,485    $ 8,717,654
                                              ===========    ===========

     Depreciation expense, including depreciation for equipment under capital leases, totaled $2,050,460 and $1,734,762 in 1996 and 1995, respectively.

NOTE 4 -- INVESTMENTS

     ROI has invested in Realty One Land Company, which has purchased certain properties for residential development. ROI uses the equity method of accounting for investment in the land company. Under this method, the investment is carried at cost, adjusted for ROI's proportionate share of undistributed earnings and losses.

     Investments in land are recorded at cost and the Companies capitalize all costs incurred with maintaining the properties. Investments consist of the following:

                                                                 1996        1995
                                                               --------    --------
Realty One Land Company.....................................   $439,371    $370,906
Land........................................................    187,166     187,166
Cash surrender value of officers' life insurance............    104,636      85,820
Other.......................................................      1,558          --
                                                               --------    --------
          Total.............................................   $732,731    $643,892
                                                               ========    ========

NOTE 5 -- LINES OF CREDIT

     CRM has a $3,000,000 line of credit with a bank that is collateralized by accounts receivable and documents of title and is guaranteed by ROI. Borrowings bear interest at CRM's option of prime or LIBOR plus 2.5 percent. Borrowings on this line as of December 31, 1996 and 1995 were $2,320,485 and $1,269,546, respectively.

     FOM maintains a $13,000,000 line of credit with a bank that expired on April 30, 1997. The line of credit is collateralized by substantially all assets of FOM and guaranteed by ROI. Advances on the line of credit can only be drawn with evidence of a committed residential mortgage and each advance is limited to the committed sale price of the related mortgage loan. Repayment of each advance is to be made within 14 business days of the funding. The line of credit cannot be used to fund any single residential mortgage in

                   REALTY ONE, INC. AND AFFILIATED COMPANIES excess of $400,000. The interest rate on all advances under the line of credit shall be at a rate per annum equal to the prime rate plus .25 percent (8.5 percent at December 31, 1996). Borrowings on this line as of December 31, 1996 and 1995 were $10,213,589 and $6,142,377, respectively.

     ROI had a $4,000,000 line of credit that expired in 1996 and was not renewed. This line, which was collateralized by commissions receivable, had outstanding borrowings at December 31, 1995 of $898,174.

NOTE 6 -- LONG-TERM DEBT

                                                                 1996         1995
                                                              ----------   ----------
Term loan with a bank, with a $4,500,000 borrowing limit,
  collateralized by all of ROI's property and receivables,
  payable in monthly installments of $75,000 plus interest
  at ROI's option of three rates -- (i) prime rate, (ii) the bank's money market rate plus a specified margin, as
  defined, or (iii) the bank's cost of funds rate plus 2.5
  percent. The rate in effect at December 31, 1996 was 6.0
  percent. Any remaining principal amounts outstanding are
  due and payable at the expiration date of June 1, 2001....  $3,415,000   $       --
Revolving credit agreement with a bank with a $5,500,000
  borrowing limit. The agreement is collateralized by all of
  ROI's property and receivables. Advances on the credit
  line are payable at the maturity date of September 30,
  1999 and monthly interest payments at ROI's option of
  three rates -- (i) the prime rate, (ii) the bank's money
  market rate plus a specified margin, as defined, or (iii)
  the bank's cost of funds rate plus 2.5 percent. The rate
  in effect at December 31, 1996 was 6.0 percent............   1,983,000           --
Note payable to an individual, unsecured, due on demand, and interest varying with the prime lending rate. Personally
  guaranteed by one of the stockholders.....................     400,000      400,000
Note payable to former owners of an acquired company,
  unsecured and payable in monthly installments of $6,250,
  noninterest-bearing. Final payment due December 1999......     225,000      300,000
Notes payable to former owners of an acquired company,
  unsecured and payable in monthly installments of $6,251
  including interest at 9.0 percent. Final payment due
  December 1999. Personally guaranteed by the stockholders
  of the Companies..........................................     196,494      251,127
Notes payable to a bank, collateralized by vehicles, with
  monthly installments ranging from $350 to $866, and
  interest rates ranging from 7.75 percent to 9.50 percent
  maturing through 2000.....................................      60,619       82,085
Note payable to an individual, unsecured, payable in annual
  installments ranging from $15,400 to $17,400,
  noninterest-bearing. Final payment due January 1998.......      34,600       51,000
Note payable to an individual, collateralized by real
  estate, payable in quarterly installments of $6,125 plus
  interest at 8 percent. Final payment due September 1997...      18,375       42,875

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

                                                                 1996         1995
                                                              ----------   ----------
Note payable to a former owner of an acquired company,
  unsecured and payable in nine annual installments of
  $6,000, plus interest accruing at a rate equal to the
  greater of (i) the prevailing short-term money market rate of interest or (ii) the Applicable Federal Rate (AFR)
  using long-term rates on annual compounding assumptions
  (7.63 percent at December 31, 1996). Final payment due
  December 1999.............................................  $   18,000   $   24,000
Note payable to former owner of an acquired company,
  unsecured and payable in monthly installments of $1,354,
  noninterest-bearing. Final payment due April 1997.........       5,417       21,667
Note payable to former owner of an acquired company,
  unsecured and payable in monthly installments of $292,
  noninterest-bearing. Final payment due March 1998.........       4,375           --
Term loan with a financial institution, refinanced in
  1996......................................................          --    3,117,248
Note payable to a financial institution, collateralized by
  real estate, payable in quarterly installments of $12,500
  plus interest at prime plus .5 percent. Final payment made
  June 1996.................................................          --       25,000
                                                              ----------   ----------
          Total long-term debt..............................   6,360,880    4,315,002
          Less current portion..............................   1,570,061    1,839,250
                                                              ----------   ----------
          Long-term debt -- Net of current portion..........  $4,790,819   $2,475,752
                                                              ==========   ==========

     The term loan and revolving credit agreement contain various covenants that require, among other things, the maintenance of minimum levels of net worth and debt service coverage, as defined, and certain restrictions with respect to additional borrowings.

     The revolving credit agreement also calls for a quarterly commitment fee of .25 percent per annum on the unused credit line for the length of the agreement.

     Minimum principal payments on long-term debt to maturity as of December 31, 1996 are as follows:

1997........................................................  $1,570,061
1998........................................................   1,085,835
1999........................................................   3,052,420
2000........................................................     652,564
                                                              ----------
          Total.............................................  $6,360,880
                                                              ==========

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

NOTE 7 -- LONG-TERM LEASES AND OTHER COMMITMENTS

     Equipment under capital leases is recorded at the cost of the equipment at the inception of the lease. At December 31, 1996, future minimum lease payments under capital leases amounted to the following:

1997........................................................  $  507,412
1998........................................................     389,334
1999........................................................     282,087
2000........................................................     249,802
2001........................................................     102,151
                                                              ----------
          Total.............................................   1,530,786
  Less amounts representing interest, sales tax and
     maintenance charges....................................     174,046
                                                              ----------
  Present value of net minimum lease payments under capital
     leases.................................................   1,356,740
  Less current portion......................................     431,902
                                                              ----------
          Capital lease obligations -- Net of current
           portion..........................................  $  924,838
                                                              ==========

     The net carrying amount of office equipment recorded under capital leases included with Companies-owned property and equipment totaled $1,318,310 and $790,023 at December 31, 1996 and 1995, respectively, net of accumulated depreciation of $957,860 and $679,866 at December 31, 1996 and 1995, respectively.

     The Companies operate principally in leased premises. Outstanding lease terms generally range from 5 to 10 years with options of renewal for additional periods.

     At December 31, 1996, the approximate future minimum lease payments under operating leases, including lease agreements with entities related through common ownership, are as follows:

                 YEARS ENDING                     RELATED
                 DECEMBER 31                      PARTIES        OTHER         TOTAL
                 ------------                   -----------   -----------   -----------
1997..........................................  $ 1,521,450   $ 2,699,691   $ 4,221,141
1998..........................................    1,430,455     2,351,611     3,782,066
1999..........................................    1,350,331     1,861,366     3,211,697
2000..........................................    1,254,387     1,321,739     2,576,126
2001..........................................    1,147,548     1,065,851     2,213,399
Thereafter....................................    3,873,586     2,648,145     6,521,731
                                                -----------   -----------   -----------
          Total...............................  $10,577,757   $11,948,403   $22,526,160
                                                ===========   ===========   ===========

     Rental expense under all operating leases, including amounts paid to affiliates (see Note 2) was $3,934,077 and $3,727,807 for 1996 and 1995,
respectively.

NOTE 8 -- CONTINGENCIES

     ROI is uninsured for errors and omissions on real estate sales transactions brokered by ROI or its sales agents. ROI has recorded a liability for future losses due to errors and omissions claims of $150,000 and $500,000 at December 31, 1996 and 1995, respectively. Total expenses incurred to settle errors and omissions claims were $63,460 and $31,852 in 1996 and 1995, respectively.

     ROI is a defendant in a lawsuit filed by an international franchise organization and some of its local franchisee companies who have asserted claims against ROI and another Ohio real estate broker. Those claims include antitrust allegations, unfair competition allegations and other related claims. The lawsuit asserts claims for an unspecified amount of damages and equitable relief. ROI has denied all those claims and asserted its own counterclaims against the plaintiffs for antitrust violations and unfair competition. On

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

March 19, 1996, the District Court granted ROI's motion for summary judgment on all of the plaintiffs' claims. Additionally, the Court denied the plaintiffs' motions for summary judgment on one of ROI's counterclaims. The plaintiffs have appealed the District Court's ruling. Management and legal counsel believe that the likelihood of ROI suffering a material loss is remote.

NOTE 9 -- STOCK RIGHTS

     Under an employment contract between ROI and one of its stockholders, ROI has the right to repurchase the shares of the stockholder upon his termination of employment for any reason. The repurchase price is based on a formula specified by contract.

NOTE 10 -- EMPLOYMENT AGREEMENTS

     ROI maintains employment agreements with certain stockholders. These agreements stipulate the terms of employment and include a three-year covenant not to compete, which would be effective only in a limited circumstance.

NOTE 11 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     FOM is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. The primary financial instruments are commitments to extend credit and commitments to sell originated mortgage loans. These instruments involve elements of credit and market risk in excess of the amounts recognized in the combined balance sheet.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract between the time a mortgage loan is approved and closed. Commitments generally have fixed expiration dates or other termination clauses. For each mortgage loan held for sale and commitment to extend credit, FOM has obtained a commitment from an investor to acquire the mortgage loan, thereby reducing market risk and eliminating future cash requirements. FOM evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit, if any, is based on management's credit evaluation of the counterparty. Collateral held is residential real estate. Commitments to extend credit totaled approximately $18,000,000 at December 31, 1996.

NOTE 12 -- SUBSEQUENT EVENTS

     Effective October 1, 1997, all of the Companies' outstanding common stock was acquired by Insignia Financial Group, Inc. ("Insignia"). The Stock Purchase Agreement includes provisions under which the Companies' stockholder will indemnify Insignia for, and will pay to Insignia or the Companies, the amount of any loss, liability, claim, damage or expense arising from any liabilities or obligations related to the period prior to October 1, 1997, including all taxes related to the Companies' operations through October 1, 1997 and including any taxes attributable to the sale of the Companies' stock.

     On March 17, 1998, Insignia entered into an Agreement and Plan of Merger with Apartment Investment and Management Company ("AIMCO"), pursuant to which the Companies will merge with and into AIMCO. Prior to the AIMCO merger, Insignia will spin off to its stockholders the stock of an entity that will become a separate public company. The Companies will be included in the spin-off transaction. Pursuant to the Indemnification Agreement entered into in connection with the Merger Agreement, the spin-off companies will provide indemnification for certain liabilities arising under the Merger Agreement. The merger and spin-off are expected to close in the third quarter of 1998.

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

NOTE 13 -- IMPACT OF THE YEAR 2000 (UNAUDITED)

     Certain older computer programs use two digits rather than four to define the applicable year. As a result, those computer systems recognize dates using "00" as the year 1900 rather than the year 2000. This Year 2000 issue can cause a system failure or miscalculations resulting in disruptions of operations including, among other things, a temporary inability to process transactions, issue invoices or engage in similar normal business activities.

     The Companies rely on a number of packaged software systems, which its vendors have represented will not be affected by the Year 2000 issue. The Companies have also considered their relationships with significant vendors or other third parties and are aware of no instances in which such third parties' failure to address their own Year 2000 issues could adversely impact the Companies' systems or operations.

     Based on its review and assessment of risk associated with the Year 2000 issue, the Companies believe the Year 2000 will not have a material impact on its operations. However, there can be no guarantee that the software vendors and other third parties, upon whose representations the Companies are relying, have identified or will complete all necessary conversions on a timely basis to insure that the Year 2000 issue does not have an adverse effect on the Companies' systems or operations.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Realty One, Inc. and Affiliated Companies

     We have audited the accompanying combined balance sheet of Realty One, Inc. and affiliated companies as of September 30, 1997 and the related combined statements of income, changes in stockholders' equity and cash flows for the nine months then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We did not audit the financial statements of First Ohio Mortgage Corporation, Inc., a combined entity, whose statements reflect total assets of $10,553,850 as of September 30, 1997 and total revenue of $6,070,610 for the nine months then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for First Ohio Mortgage Corporation, Inc., is based solely on the report of the other auditors.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, based on our audit and the report of other auditors, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Realty One, Inc. and affiliated companies as of September 30, 1997 and the combined results of their operations and their cash flows for the nine months then ended, in conformity with generally accepted accounting principles.

     As disclosed in Note 11 to the combined financial statements, all of the Company's outstanding common stock was acquired by Insignia Financial Group, Inc. effective October 1, 1997.

PLANTE & MORAN, LLP

Cleveland, Ohio
June 23, 1998

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

                            COMBINED BALANCE SHEETS
                               SEPTEMBER 30, 1997
          (WITH UNAUDITED COMPARATIVE BALANCES AT SEPTEMBER 30, 1996)

                             ASSETS (Notes 4 and 5)

                                                                 1997          1996
                                                              -----------   -----------
                                                                            (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents.................................  $ 1,509,580   $ 2,206,327
  Mortgage loans held for sale..............................    8,413,730     4,758,046
  Commissions receivable....................................   14,205,646    12,746,129
  Accounts receivable:
    Trade...................................................    1,607,881     3,567,307
    Sales associates........................................      477,723       446,656
    Fees earned on closed loans.............................      361,202       422,830
    Affiliates..............................................           --         5,804
    Other...................................................      279,718       279,797
  Prepaid expenses and other current assets.................      877,802       436,965
                                                              -----------   -----------
         Total current assets...............................   27,733,282    24,869,861
PROPERTY AND EQUIPMENT -- Net (Notes 3 and 6)...............    5,929,998     9,145,423
OTHER ASSETS
  Intangible assets -- Net..................................    2,456,354     2,563,671
  Investments...............................................           --       645,450
  Deposits and other........................................      102,565        52,531
                                                              -----------   -----------
         Total other assets.................................    2,558,919     3,261,652
                                                              -----------   -----------
         Total assets.......................................  $36,222,199   $37,276,936
                                                              ===========   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable -- Trade.................................  $ 4,631,215   $ 1,743,837
  Lines of credit (Note 4)..................................   10,670,739     8,819,769
  Commissions payable -- Sales agents.......................    7,874,926     7,051,297
  Accrued expenses..........................................    1,508,953     1,024,795
  Accrued bonus.............................................    3,565,697     3,618,278
  Current portion of long-term debt (Note 5)................      917,200       613,503
  Current portion of capital lease obligations (Note 6).....      354,718       452,034
                                                              -----------   -----------
          Total current liabilities.........................   29,523,448    23,323,513
LONG-TERM LIABILITIES
  Long-term debt -- Net of current portion (Note 5).........    4,148,000     5,055,678
  Capital lease obligations -- Net of current portion (Note
     6).....................................................      644,472     1,013,299
                                                              -----------   -----------
          Total long-term liabilities.......................    4,792,472     6,068,977
                                                              -----------   -----------
          Total liabilities.................................   34,315,920    29,392,490
STOCKHOLDERS' EQUITY (Note 12)
  Voting common stock, no par value:
     Authorized -- 12,250 shares
     Issued and outstanding -- 11,750 shares................      298,896       410,964
  Nonvoting common stock, no par value:
     Authorized -- 190,000 shares
     Issued and outstanding -- 190,000 shares...............      824,519     2,953,817
  Additional paid-in capital................................           --       175,000
  Retained earnings.........................................      782,864     4,344,665
                                                              -----------   -----------
          Total stockholders' equity........................    1,906,279     7,884,446
                                                              -----------   -----------
          Total liabilities and stockholders' equity........  $36,222,199   $37,276,936
                                                              ===========   ===========

                  See Notes to Combined Financial Statements.

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

                         COMBINED STATEMENTS OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
  (WITH UNAUDITED COMPARATIVE BALANCES FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                     1996)

                                                                  1997            1996
                                                              ------------    ------------
                                                                              (UNAUDITED)
REVENUE (Note 2)
  Brokerage commissions.....................................  $116,790,354    $110,221,423
  Less co-broker commissions................................    51,702,847      50,171,790
                                                              ------------    ------------
          Net brokerage commissions.........................    65,087,507      60,049,633
  Net management revenue....................................     1,277,282       1,370,345
  Gain on sale of loans and servicing release fees..........     3,978,423       3,758,823
  Loan origination fees.....................................       969,100         967,282
  Interest on mortgages.....................................       458,631         388,580
  Application and loan fees.................................       608,083         643,567
  Escrow fees...............................................       793,268         848,495
  Other revenue.............................................     1,424,648         804,964
                                                              ------------    ------------
          Gross revenue.....................................    74,596,942      68,831,689
COMMISSIONS EXPENSE AND OTHER DIRECT COSTS OF REVENUE.......    41,172,110      38,251,591
                                                              ------------    ------------
NET REVENUE.................................................    33,424,832      30,580,098
OPERATING EXPENSES
  Compensation and benefits.................................    13,650,740      11,641,206
  Facilities (Note 2).......................................     4,264,134       3,772,303
  General and administrative................................     6,153,868       5,688,497
  Marketing and promotion...................................     4,768,979       4,109,953
  Communications............................................     1,264,589       1,198,029
                                                              ------------    ------------
          Total operating expenses..........................    30,102,310      26,409,988
                                                              ------------    ------------
OPERATING INCOME............................................     3,322,522       4,170,110
OTHER INCOME (EXPENSES)
  Amortization expense......................................      (114,924)       (113,987)
  Interest expense..........................................      (864,769)       (938,701)
  Interest income...........................................        34,931          43,965
  Income from investment....................................       165,924              50
                                                              ------------    ------------
          Total other expenses..............................      (778,838)     (1,008,673)
                                                              ------------    ------------
INCOME -- Before provision for taxes........................     2,543,684       3,161,437
INCOME TAX EXPENSE..........................................      (462,000)             --
                                                              ------------    ------------
NET INCOME..................................................  $  2,081,684    $  3,161,437
                                                              ============    ============

                  See Notes to Combined Financial Statements.

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

             COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                                  VOTING      NONVOTING    ADDITIONAL                     TOTAL
                                  COMMON       COMMON       PAID-IN      RETAINED     STOCKHOLDERS'
                                   STOCK        STOCK       CAPITAL      EARNINGS        EQUITY
                                 ---------   -----------   ----------   -----------   -------------
BALANCE -- January 1, 1997....   $ 410,964   $ 2,953,817   $ 175,000    $ 3,915,092    $ 7,454,873
Net income....................          --            --          --      2,081,684      2,081,684
Distributions (Note 2)........    (112,068)   (2,129,298)   (175,000)    (5,213,912)    (7,630,278)
                                 ---------   -----------   ---------    -----------    -----------
BALANCE -- September 30,
  1997........................   $ 298,896   $   824,519   $      --    $   782,864    $ 1,906,279
                                 =========   ===========   =========    ===========    ===========

                  See Notes to Combined Financial Statements.

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
         (WITH UNAUDITED COMPARATIVE BALANCES FOR THE NINE MONTHS ENDED
                              SEPTEMBER 30, 1996)

                                                                 1997          1996
                                                              -----------   -----------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $ 2,081,684   $ 3,161,437
  Adjustments to reconcile net income to net cash from
     operating activities:
     Depreciation and amortization..........................    1,831,835     1,714,765
     Gain on sale of assets.................................      (96,278)       (1,558)
     Changes in assets and liabilities:
       Mortgage loans held for sale.........................      675,904     1,275,734
       Commissions receivable...............................   (5,145,656)   (3,525,608)
       Accounts receivable:
          Trade.............................................    1,023,489    (2,086,480)
          Sales associates..................................      158,807        80,262
          Fees earned on closed loans.......................       75,567      (149,874)
          Affiliates........................................       79,126        94,860
          Other.............................................       64,552       399,720
       Prepaid expenses and other assets....................     (494,040)       79,784
       Accounts payable.....................................    2,703,936      (276,467)
       Commissions payable -- Sales agents..................    2,424,438     1,567,006
       Accrued expenses.....................................      801,976       156,993
       Accrued bonus........................................       12,130       (27,747)
                                                              -----------   -----------
            Net cash provided by operating activities.......    6,197,470     2,462,827
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment.......................   (1,719,751)   (1,181,426)
  Proceeds from sale of assets..............................      353,009            --
                                                              -----------   -----------
            Net cash used in investing activities...........   (1,366,742)   (1,181,426)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term debt..............................           --     1,890,476
  Payments on long-term debt................................   (1,295,680)     (900,000)
  Payments on capital lease obligations.....................     (335,554)     (255,351)
  Proceeds from lines of credit, net of repayments..........   (1,863,335)      873,375
  Distributions paid........................................   (3,510,148)   (1,875,331)
                                                              -----------   -----------
            Net cash used in financing activities...........   (7,004,717)     (266,831)
                                                              -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........   (2,173,989)    1,014,570
CASH AND CASH EQUIVALENTS -- Beginning of period............    3,683,569     1,191,756
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS -- End of period..................  $ 1,509,580   $ 2,206,326
                                                              ===========   ===========
SUPPLEMENTAL CASH FLOW INFORMATION -- Cash paid for
  interest..................................................  $   864,769   $   938,701
                                                              ===========   ===========
NONCASH INVESTING AND FINANCING ACTIVITIES:
LEASES CAPITALIZED..........................................  $   375,892   $   847,119
                                                              ===========   ===========
PROPERTY, NET OF CERTAIN LIABILITIES, DISTRIBUTED TO
  STOCKHOLDERS..............................................  $ 4,120,130   $        --
                                                              ===========   ===========

                  See Notes to Combined Financial Statements.

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997
NOTE 1 -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     Organization -- The combined financial statements include the accounts of Realty One, Inc. (ROI), Corporate Relocation Management, Inc. (CRM), First Ohio Mortgage Corporation, Inc. (FOM) and First Ohio Escrow Corporation, Inc. (FOE) (collectively, the "Companies"). The Companies are related through substantially common ownership. ROI is engaged in real estate brokerage in the northern Ohio area and provides management services for commercial, residential and condominium properties. CRM is engaged in relocation management and marketing assistance activities including, but not limited to, the acquisition and resale of real estate throughout the United States. FOM is engaged in the origination of single-family mortgages in the northern Ohio area for sale to outside investors. FOE provides closing and mortgage escrow services on residential real estate transactions in the northern Ohio area. All significant intercompany balances and transactions have been eliminated in the combined financial statements.

     Cash Equivalents -- The Companies consider all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Mortgage Loans Held for Sale -- Mortgage loans held for sale are valued at the lower of cost or market, determined on an aggregate basis, based on commitments from investors to purchase such loans and on prevailing market rates. Mortgage loans at September 30, 1997 are due primarily from individual homeowners in northern Ohio.

     Revenue Recognition -- ROI recognizes commission revenue and commission expense related to real estate sales transactions at the time of purchase and sale agreement is signed. Allowances are recorded for amounts that are determined to be not realizable. FOM recognizes fee income on sales of mortgage loans when the related mortgage loans are sold. Fee income from loan origination is recognized on the mortgage closing date. Interest deemed to be collectible on mortgage loans held for sale is credited to income as accrued. Interest expense on related borrowings is expensed as incurred. Due to the short length of time most loans are held and the nature of the costs, there is not a material impact on net income from applying the provisions of Statements of Financial Accounting Standards ("SFAS") No. 91, Accounting for Nonrefundable Fees and Costs of Originating and Acquiring Loans and Initial Direct Costs of Leases, and, accordingly, there is no deferral of net fees or costs.

     Property and Equipment -- Property and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the purchased assets. Depreciation on leased assets is computed on the straight-line method over the lesser of the useful life or lease term. Costs of maintenance and repairs are charged to expense when incurred.

     Intangible Assets -- As of September 30, 1997, intangible assets include goodwill of $2,287,604 (net of accumulated amortization of $919,506) and a covenant not to compete of $168,750 (net of accumulated amortization of $581,250). Goodwill and the covenant are being amortized on the straight-line method over 40 years and 10 years, respectively. Amortization expense totaled $114,924 for the nine months ended September 30, 1997.

     Income Taxes -- The Companies have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Companies' taxable income.

     In conjunction with the sale of all of the Companies issued and outstanding stock as discussed in Note 11, the Companies' S Corporation status under the Internal Revenue Code and respective state codes terminated effective October 1, 1997. The income tax expense for the period ended September 30, 1997 represents deferred income taxes for built-in-gains associated with the conversion to C Corporation status.

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

     Customer Deposits and Custodial Funds Held in Escrow -- The Companies have a fiduciary responsibility for real estate escrow and custodial funds in the amount of $5,517,062 at September 30, 1997. The related trust cash accounts and corresponding custodial liability are not included in the accompanying combined balance sheet.

     401(k) Plan -- The Companies offer a 401(k) plan to employees. Under the plan, employees can elect to have a portion of their wages deferred and set aside for retirement. The Companies match eligible employee contributions as defined in the plan document. Combined contributions for the nine months ended September 30, 1997 were $69,146.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- RELATED PARTY TRANSACTIONS

     The Companies share similar ownership and management with several partnerships and corporations.

     Revenue earned from affiliates includes maintenance and other management services. ROI has also entered into an agreement to lease its corporate offices from an affiliate. In addition, ROI advances funds to certain related entities on a short-term basis.

     The following transactions occurred during the nine months ended September 30, 1997:

Revenue:
  Maintenance fees..........................................  $  542,310
  Management fees...........................................     504,203
                                                              ----------
          Total revenue.....................................  $1,046,513
                                                              ==========
Expenses -- Office rentals..................................  $1,303,488
                                                              ==========

     In addition, during the nine months ended September 30, 1997, the Companies made cash distributions of $3,510,148 and distributed assets, net of liabilities, with a net book value of $4,120,130 to the stockholders of ROI. The net book value of the property distributed approximates the fair value at September 30, 1997. Certain amounts of the total of these distributions exceeded the available retained earnings of the individual company. The excess was charged against paid-in capital to the extent available and then pro rata to each class of common stock as a return of capital.

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

NOTE 3 -- PROPERTY AND EQUIPMENT

     The Companies own the following real and tangible personal property as of September 30, 1997:

                                                                             ESTIMATED
                                                               AMOUNT      LIFE -- YEARS
                                                             -----------   -------------
Leasehold improvements.....................................  $ 6,683,738     1-10
Furniture and office equipment.............................    5,587,526      5
Computer equipment.........................................    1,768,084      5
Automobiles................................................       36,215      5
Equipment under capital leases.............................    2,652,067     1-10
Construction in progress...................................        8,376      --
                                                             -----------
          Total cost.......................................   16,736,006
Less accumulated depreciation and amortization.............   10,806,008
                                                             -----------
          Net carrying amount..............................  $ 5,929,998
                                                             ===========

     Depreciation expense, including depreciation for equipment under capital leases, totaled $1,716,911 for the nine months ended September 30, 1997.

NOTE 4 -- LINES OF CREDIT

     CRM has a $3,000,000 line of credit with a bank, which is collateralized by accounts receivable and documents of title and is guaranteed by ROI. Borrowings bear interest at CRM's option of prime or LIBOR plus 2.5 percent. Borrowings on this line as of September 30, 1997 were $1,586,608.

     FOM maintains a $15,000,000 line of credit with a bank that expired on April 30, 1998. The line of credit is collateralized by substantially all assets of FOM and guaranteed by ROI. Advances on the line of credit can only be drawn with evidence of a committed residential mortgage and each advance is limited to the committed sale price of the related mortgage loan. Repayment of each advance is to be made within 14 business days of the funding. The line of credit cannot be used to fund any single residential mortgage in excess of $400,000. The interest rate on all advances under the line of credit shall be at a rate per annum equal to the prime rate plus .25 percent (8.5 percent at September 30, 1997). Borrowings on this line as of September 30, 1997 were $9,084,131.

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

NOTE 5 -- LONG-TERM DEBT

     Long-term debt consisted of the following at September 30, 1997:

Revolving credit agreement with a bank with a $5,500,000
  borrowing limit. The agreement is collateralized by all of
  ROI's property and receivables. Advances on the credit
  line are payable at the maturity date of September 30,
  1999. Interest, charged at a variable rate (6.35 percent
  at September 30, 1997), is payable monthly................  $3,498,000
Term loan with a bank, with a $4,500,000 borrowing limit,
  collateralized by all of ROI's property and receivables,
  payable in monthly installments of $75,000 plus interest
  at a variable rate (6.35 percent at September 30, 1997).
  Any remaining principal amounts outstanding are due and
  payable at the expiration date of June 1, 2001............   1,550,000
Note payable to an individual, unsecured,
  noninterest-bearing.......................................      17,200
                                                              ----------
          Total long-term debt..............................   5,065,200
          Less current portion..............................     917,200
                                                              ----------
          Long-term debt -- Net of current portion..........  $4,148,000
                                                              ==========

     The term loan and revolving credit agreement contain various covenants that require, among other things, the maintenance of minimum levels of net worth and debt service coverage, as defined, and certain restrictions with respect to additional borrowings.

     The revolving credit agreement also calls for a quarterly commitment fee of .25 percent per annum on the unused credit line for the length of the agreement.

     Minimum principal payments on long-term debt to maturity as of September 30, 1997 are as follows:

1998........................................................  $  917,200
1999........................................................   4,148,000
                                                              ----------
          Total.............................................  $5,065,200
                                                              ==========

NOTE 6 -- LONG-TERM LEASES AND OTHER COMMITMENTS

     Equipment under capital leases is recorded at the cost of the equipment at the inception of the lease. At September 30, 1997, future minimum lease payments under capital leases amounted to the following:

1998........................................................  $  422,423
1999........................................................     282,133
2000........................................................     243,077
2001........................................................     133,208
2002........................................................      25,229
                                                              ----------
          Total.............................................   1,106,070
  Less amounts representing interest, sales tax and
     maintenance charges....................................     106,880
                                                              ----------
  Present value of net minimum lease payments under capital
     leases.................................................     999,190
  Less current portion......................................     354,718
                                                              ----------
          Capital lease obligations -- Net of current
           portion..........................................  $  644,472
                                                              ==========

     The net carrying amount of office equipment recorded under capital leases included with Companies-owned property and equipment totaled $1,286,080 at September 30, 1997, net of accumulated depreciation of $1,365,987 at September 30, 1997.

                   REALTY ONE, INC. AND AFFILIATED COMPANIES

     The Companies operate principally in leased premises. Outstanding lease terms generally range from 5 to 10 years with options of renewal for additional periods.

     At September 30, 1997, the approximate future minimum lease payments under operating leases, including lease agreements with entities related through common ownership, are as follows:

YEARS ENDING                                      RELATED
SEPTEMBER 30                                      PARTIES        OTHER         TOTAL
------------                                     ----------   -----------   -----------
1998...........................................  $1,434,567   $ 2,843,977   $ 4,278,544
1999...........................................   1,364,785     2,284,062     3,648,847
2000...........................................   1,386,260     1,690,818     3,077,078
2001...........................................   1,244,714     1,463,356     2,708,070
2002...........................................   1,124,972     1,318,407     2,443,379
Thereafter.....................................   3,223,464     4,014,952     7,238,416
                                                 ----------   -----------   -----------
          Total................................  $9,778,762   $13,615,572   $23,394,334
                                                 ==========   ===========   ===========

     Rental expense under all operating leases, including amounts paid to affiliates (see Note 2) was $3,537,497 for the nine months ended September 30, 1997.

NOTE 7 -- CONTINGENCIES

     ROI is uninsured for errors and omissions on real estate sales transactions brokered by ROI or its sales agents. ROI has recorded a liability for future losses due to errors and omissions claims of $150,000 at September 30, 1997. Total expenses incurred to settle errors and omissions claims were $51,477 for the nine months ended September 30, 1997.

     ROI is a defendant in a lawsuit filed by an international franchise organization and some of its local franchisee companies who have asserted claims against ROI and another Ohio real estate broker. Those claims include antitrust allegations, unfair competition allegations and other related claims. The lawsuit asserts claims for an unspecified amount of damages and equitable relief. ROI has denied all those claims and asserted its own counterclaims against the plaintiffs for antitrust violations and unfair competition. On March 19, 1996, the district court granted ROI's motion for summary judgment on all of the plaintiffs' claims. Additionally, the court denied the plaintiffs' motions for summary judgment on one of ROI's counterclaims. The plaintiffs have appealed the district court's ruling. Management and legal counsel believe that the likelihood of ROI suffering a material loss is remote.

NOTE 8 -- STOCK RIGHTS

     Under an employment contract between ROI and one of its stockholders, ROI has the right to repurchase the shares of the stockholder upon his termination of employment for any reason. The repurchase price is based on a formula specified by contract.

NOTE 9 -- EMPLOYMENT AGREEMENTS

     ROI maintains employment agreements with certain stockholders. These agreements stipulate the terms of employment and include a three-year covenant not to compete, which would be effective only in a limited circumstance.

NOTE 10 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     FOM is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. The

                   REALTY ONE, INC. AND AFFILIATED COMPANIES primary financial instruments are commitments to extend credit and commitments to sell originated mortgage loans. These instruments involve elements of credit and market risk in excess of the amounts recognized in the combined balance sheet.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract between the time a mortgage loan is approved and closed. Commitments generally have fixed expiration dates or other termination clauses. For each mortgage loan held for sale and commitment to extend credit, FOM has obtained a commitment from an investor to acquire the mortgage loan, thereby reducing market risk and eliminating future cash requirements. FOM evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit, if any, is based on management's credit evaluation of the counterparty. Collateral held is residential real estate. Commitments to extend credit totaled approximately $31,855,000 at September 30, 1997.

NOTE 11 -- SUBSEQUENT EVENTS

     Effective October 1, 1997, all of the Companies outstanding common stock was acquired by Insignia Financial Group, Inc. ("Insignia"). The Stock Purchase Agreement includes provisions under which the Companies' stockholders will indemnify Insignia for, and will pay to Insignia or the Companies, the amount of any loss, liability, claim, damage or expense arising from any liabilities or obligations related to the period prior to October 1, 1997, including all taxes related to the Companies' operations through October 1, 1997 and including any taxes attributable to the sale of the Companies' stock.

     On March 17, 1998, Insignia entered into an Agreement and Plan of Merger with Apartment Investment and Management Company ("AIMCO"), pursuant to which the Companies will merge with and into AIMCO. Prior to the AIMCO merger, Insignia will spin off to its stockholders the stock of an entity that will become a separate public company. The Companies will be included in the spin-off transaction. Pursuant to the Indemnification Agreement entered into in connection with the Merger Agreement, the spin-off companies will provide indemnification for certain liabilities arising under the Merger Agreement. The merger and spin-off are expected to close in the third quarter of 1998.

NOTE 12 -- IMPACT OF THE YEAR 2000 (UNAUDITED)

     Certain older computer programs use two digits rather than four to define the applicable year. As a result, those computer systems recognize dates using "00" as the year 1900 rather than the year 2000. This Year 2000 issue can cause a system failure or miscalculations resulting in disruptions of operations including, among other things, a temporary inability to process transactions, issue invoices or engage in similar normal business activities.

     The Companies rely on a number of packaged software systems that its vendors have represented will not be affected by the Year 2000 issue. The Companies have also considered their relationships with significant vendors or other third parties and are aware of no instances in which such third parties' failure to address their own Year 2000 issues could adversely impact the Companies' systems or operations.

     Based on its review and assessment of risk associated with the Year 2000 issue, the Companies believe the Year 2000 will not have a material impact on its operations. However, there can be no guarantee that the software vendors and other third parties, upon whose representations the Companies are relying, have identified or will complete all necessary conversions on a timely basis to ensure that the Year 2000 issue does not have an adverse effect on the Companies' systems or operations.

            BARNES, MORRIS, PARDOE & FOSTER MANAGEMENT SERVICES, LLC

                                 BALANCE SHEETS
                           OCTOBER 31, 1997 AND 1996
                                  (UNAUDITED)

                                     ASSETS

                                                                 1997        1996
                                                              ----------   --------
Current Assets
  Cash and cash equivalents.................................  $  174,092   $232,326
  Accounts receivable, net of allowance for doubtful
     accounts of $20,558....................................     962,015    459,231
  Prepaid rent..............................................          --     18,650
  Prepaid taxes.............................................       5,885         --
                                                              ----------   --------
          Total current assets..............................   1,141,992    710,207
Property and Equipment, net.................................     215,557    212,934
Other Assets
  Deferred costs, net.......................................          --     11,364
                                                              ----------   --------
          Total assets......................................  $1,357,549   $934,505
                                                              ==========   ========
                         LIABILITIES AND MEMBERS' CAPITAL
Current Liabilities
  Notes payable.............................................  $  169,522   $142,333
  Accounts payable..........................................     581,918     23,961
  Accounts payable -- related party.........................     295,711     94,828
  Accrued payroll...........................................      75,622    229,281
  Accrued vacation..........................................      75,794     85,333
  Other accrued expenses....................................      30,690      6,265
  Deferred rent.............................................      70,365         --
  Escrow deposits...........................................       7,100      9,250
  Due to members............................................      12,228    215,530
                                                              ----------   --------
          Total current liabilities.........................   1,318,950    806,781
Members' Capital............................................      38,599    127,724
                                                              ----------   --------
          Total liabilities and members' capital............  $1,357,549   $934,505
                                                              ==========   ========

                             See accompanying notes

            BARNES, MORRIS, PARDOE & FOSTER MANAGEMENT SERVICES, LLC

                              STATEMENTS OF INCOME
               FOR THE TEN MONTHS ENDED OCTOBER 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997         1996
                                                              ----------   ----------
Revenues
  Management fees...........................................  $2,640,800   $2,559,987
  Leasing commissions.......................................   1,116,239    1,144,509
  Supervision fees..........................................     497,058      278,123
  Processing and other fees.................................     430,363      455,712
                                                              ----------   ----------
                                                               4,684,460    4,438,331
Operating Expenses..........................................   4,450,245    3,793,564
                                                              ----------   ----------
Income from Operations......................................     234,215      644,767
Other Income (Expenses)
  Contributions.............................................      (1,422)        (630)
  Interest expense..........................................      (1,594)          --
  Interest income...........................................       9,147       16,863
                                                              ----------   ----------
                                                                   6,131       16,233
Income Before Depreciation and Amortization and Provision
  for Income Taxes..........................................     240,346      661,000
Depreciation and Amortization...............................     103,950      145,925
                                                              ----------   ----------
Income Before Provision for Income Taxes....................     136,396      515,075
Provision for Income Taxes..................................       9,917       37,500
                                                              ----------   ----------
Net Income..................................................  $  126,479   $  477,575
                                                              ==========   ==========

See accompanying notes

            BARNES, MORRIS, PARDOE & FOSTER MANAGEMENT SERVICES, LLC

                            STATEMENTS OF CASH FLOWS
               FOR THE TEN MONTHS ENDED OCTOBER 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              ---------   ---------
Cash Flows from Operating Activities
  Net income................................................  $ 126,479   $ 477,575
  Adjustments to reconcile net income to cash provided by
     operating activities:
     Depreciation and amortization..........................    103,950     145,925
     Provision for doubtful accounts........................     20,558          --
     Changes in:
       Restricted cash......................................         --      25,000
       Accounts receivable..................................   (466,249)    258,885
       Prepaid taxes........................................     17,700          --
       Accounts payable.....................................    546,732      (5,882)
       Accounts payable -- related party....................    169,264          --
       Income taxes payable.................................         --     (35,000)
       Accrued payroll......................................      3,122     185,451
       Accrued vacation.....................................     (9,539)    (25,940)
       Other accrued expenses...............................    (21,443)    (43,488)
       Deferred rent........................................     87,400       8,066
       Escrow deposits......................................     (9,650)    (15,750)
                                                              ---------   ---------
          Net cash provided by operating activities.........    568,324     974,842
                                                              ---------   ---------
Cash Flows from Investing Activities
  Acquisition of property and equipment.....................   (110,158)   (162,368)
                                                              ---------   ---------
          Net cash used in investing activities.............   (110,158)   (162,368)
                                                              ---------   ---------
Cash Flows from Financing Activities
  Repayment of note payable.................................    (40,665)         --
  Proceeds from note payable................................  87,483...     127,722
  Contributions from members................................         --      20,000
  Distributions to members..................................   (527,000)   (414,250)
  Payments of amounts due to members........................         --    (664,480)
                                                              ---------   ---------
          Net cash used in financing activities.............   (480,182)   (931,008)
                                                              ---------   ---------
Net Decrease in Cash........................................    (22,016)   (118,534)
Cash and Cash Equivalents, beginning of year................    196,108     350,860
                                                              ---------   ---------
Cash and Cash Equivalents, end of year......................  $ 174,092   $ 232,326
                                                              =========   =========
Supplemental Disclosure of Cash Flow Information:
  Interest paid.............................................  $   1,594   $      --
                                                              =========   =========
Non-cash Financing Activity:
  Accrued distributions to members..........................  $  12,228   $ 102,286
                                                              =========   =========

See accompanying notes

            BARNES, MORRIS, PARDOE & FOSTER MANAGEMENT SERVICES, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

BUSINESS

     Barnes, Morris, Pardoe & Foster Management Services, L.P. was formed on June 1, 1992 pursuant to the laws of the State of Delaware. Effective January 1, 1996, the Partnership converted to a limited liability company pursuant to the laws of the State of Delaware, titled Barnes, Morris, Pardoe & Foster Management Services, LLC (the "Company"). The Company was organized to conduct a real estate property management business and certain related businesses including parking management, supervising build-out of tenant space, leasing and financing of managed assets, property consulting and asset management in the Washington, D.C. regional area. The Company has a finite life and will cease to exist on December 20, 2096 or earlier if any of the specific events described in the operating agreement occur. No member is liable for any debts or obligations of the Company.

INTERIM FINANCIAL INFORMATION

     The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

SALE OF THE COMPANY

     Effective November 1, 1997, the members of the Company sold their ownership interests to Insignia Financial Group, Inc.

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

                           CONSOLIDATED BALANCE SHEET
                           OCTOBER 31, 1997 AND 1996
                                  (UNAUDITED)

                                     ASSETS

                                                                 1997          1996
                                                              -----------   -----------
Current Assets
  Cash and cash equivalents.................................  $ 2,607,863   $ 2,407,602
  Marketable securities.....................................           --        10,000
  Certificates of deposit...................................    1,050,429            --
  Accounts receivable, net of allowance for doubtful
     accounts of $736,732 and $285,585, respectively
     Leasing commissions....................................    3,175,650     2,745,219
     Stockholders and employees.............................       25,659         4,233
     Agents and other.......................................      300,791       530,754
     Related parties........................................      345,687       169,513
  Advances to Smith Mack Barnes Morris Management Services,
     LLP....................................................       51,489            --
  Distribution receivable...................................           --       216,668
  Deferred tax asset........................................       28,374            --
  Prepaid expenses..........................................       45,595        36,121
  Prepaid taxes.............................................       31,448            --
                                                              -----------   -----------
          Total current assets..............................    7,662,985     6,120,110
                                                              -----------   -----------
Long-term Leasing Commissions Receivable....................      938,329       810,764
Property and Equipment
  Furniture and fixtures....................................    1,108,750     1,108,750
  Office equipment and vehicle..............................    1,330,691     1,282,789
  Leasehold improvements....................................      226,530       226,529
  Less accumulated depreciation.............................   (2,292,000)   (2,123,978)
                                                              -----------   -----------
          Total property and equipment......................      373,971       494,090
                                                              -----------   -----------
Investment in Barnes, Morris, Pardoe & Foster Management
  Services, LLC.............................................      786,670       467,203
Investment in Barnes, Morris, Pardoe & Foster Management
  Services Holdings Co., LLC................................       88,811        13,677
Investment in Smith Mack Barnes Morris Management Service,
  LLP.......................................................        3,354            --
                                                              -----------   -----------
          Total Assets......................................  $ 9,854,120   $ 7,905,844
                                                              ===========   ===========

See accompanying notes

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

                           CONSOLIDATED BALANCE SHEET
                           OCTOBER 31, 1997 AND 1996
                                  (UNAUDITED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                 1997          1996
                                                              ----------    ----------
Current Liabilities
  Accounts payable..........................................  $2,319,238    $  359,667
  Commissions payable.......................................   1,915,929     2,404,483
  Accrued expenses..........................................     411,085       188,379
  Accrued vacation..........................................      21,886        19,535
  Accrued salary............................................     682,792       696,162
  Accrued pension...........................................     100,000        75,000
  Accrued loss on subleases.................................          --        76,778
  Income taxes payable......................................      22,610       170,296
  Current portion of long-term debt
     Treasury stock note....................................       5,507        12,173
     Other notes payable....................................      44,544       130,546
  Deferred tax liability....................................          --       223,312
                                                              ----------    ----------
          Total current liabilities.........................   5,523,591     4,356,331
                                                              ----------    ----------
Other Liabilities
  Commissions payable.......................................     856,157       710,133
  Security deposits.........................................       1,162         7,570
  Deferred rent.............................................     248,754       329,224
                                                              ----------    ----------
                                                               1,106,073     1,046,927
          Total liabilities.................................   6,629,664     5,403,258
                                                              ----------    ----------
Stockholders' Equity
  Class A common stock, $.01 par value; 1,000 shares
     authorized, 634.68 shares issued and outstanding.......           6             6
  Class B common stock, $.01 par value; 1,000 shares
     authorized, 365.32 shares issued and outstanding.......           4             4
  Additional paid-in capital................................   1,870,723     1,732,820
  Retained earnings.........................................   1,353,723       843,089
                                                              ----------    ----------
                                                               3,224,456     2,575,919
  Treasury stock............................................          --       (73,333)
                                                              ----------    ----------
          Total stockholders' equity........................   3,224,456     2,502,586
                                                              ----------    ----------
          Total Liabilities and Stockholders' Equity........  $9,854,120    $7,905,844
                                                              ==========    ==========

See accompanying notes

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

                         CONSOLIDATED INCOME STATEMENT
              FOR THE NINE MONTHS ENDED OCTOBER 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                  1997           1996
                                                              ------------    -----------
Revenues
  Sales and leasing commissions earned......................  $ 16,470,153    $12,116,701
  Financing commissions.....................................       254,800             --
  Sales and leasing commissions paid and payable............   (10,635,726)    (6,339,499)
                                                              ------------    -----------
                                                                 6,089,227      5,777,202
  Income from Barnes, Morris, Pardoe & Foster Management
     Services, LLC..........................................         1,577         20,299
  Loss from Barnes, Morris, Pardoe & Foster Management
     Services Holdings Co., LLC.............................        (5,929)        (5,165)
  Loss on investment in Smith Mack Barnes Morris Management
     Services, LLP..........................................       (46,646)            --
                                                              ------------    -----------
                                                                 6,038,229      5,792,336
                                                              ------------    -----------
Expenses
  Salaries and bonuses......................................     2,439,346      2,212,718
  General and administrative expenses.......................     3,714,293      2,972,784
  Depreciation expense......................................       116,546        153,778
                                                              ------------    -----------
                                                                 6,270,185      5,339,280
                                                              ------------    -----------
(Loss)/Income from Operations...............................      (231,956)       453,056
Realized Gain on Investments................................         8,624             --
Interest Expense............................................        (6,792)       (15,531)
Interest Income.............................................       109,015         48,610
                                                              ------------    -----------
(Loss)/Income Before Provision for Income Taxes.............      (121,109)       486,135
                                                              ------------    -----------
Benefit/(Provision) for Income Taxes
  Current tax benefit/(provision)...........................        69,354       (103,951)
  Deferred tax benefit......................................       450,132         22,943
                                                              ------------    -----------
                                                                   519,486        (81,008)
          Net Income........................................  $    398,377    $   405,127
                                                              ============    ===========

See accompanying notes

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED OCTOBER 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997           1996
                                                              -----------    ----------
Cash Flows from Operating Activities
  Net income................................................  $   398,377    $  405,127
  Reconciliation adjustments
     Depreciation and amortization..........................      116,546       153,778
     Income from Barnes, Morris, Pardoe & Foster Management
      Services, LLC.........................................       (1,577)      (20,299)
     Loss from Barnes, Morris, Pardoe & Foster Management
      Services Holdings Co., LLC............................        5,929         5,165
     Loss from Smith Mack Barnes Morris Management Services,
      LLP...................................................       46,646            --
     Gain on sale of marketable securities..................       (8,624)           --
     Provision for losses on accounts receivable............      249,590       285,586
     Deferred income benefit................................     (450,131)      (80,943)
     Noncash commission expense.............................      211,237            --
  Changes in:
     Accrued interest receivable on certificate of
      deposit...............................................      (50,429)           --
     Accounts receivable:
       Leasing commissions..................................   (1,038,047)     (112,203)
       Stockholders and employees...........................      (21,565)          497
       Agents and other.....................................     (107,824)       (2,284)
       Related parties......................................     (144,250)     (169,514)
     Advances to Smith Mack Barnes Morris Management
      Services, LLP.........................................      (51,489)           --
     Prepaid expenses.......................................      (50,793)      (31,621)
     Accounts payable.......................................    2,160,810       259,001
     Commissions payable....................................      308,277       641,122
     Accrued pension........................................           --        75,000
     Accrued expenses.......................................      228,744       (29,621)
     Accrued vacation.......................................        2,351         1,563
     Accrued salary.........................................      599,767       633,228
     Accrued loss on sublease...............................      (42,009)     (156,310)
     Income taxes payable...................................     (135,403)       50,105
     Deposits...............................................       (6,400)        7,570
     Deferred rent..........................................     (190,211)     (217,034)
                                                              -----------    ----------
  Net cash provided by operating activities.................    2,029,522     1,697,913
                                                              -----------    ----------
Cash Flows from Investing Activities
  Acquisition of property and equipment.....................      (42,682)      (53,392)
  Distributions from Barnes, Morris, Pardoe & Foster
     Management Services, LLC...............................        3,184       149,111
  Investment in Smith Mack Barnes Morris Management Services
     LLP....................................................      (50,000)           --
  Investment in marketable securities.......................      (50,000)      (10,000)
  Proceeds from sale of marketable securities...............      172,330            --
                                                              -----------    ----------
          Net cash provided by investing activities.........       32,832        85,719
                                                              -----------    ----------
  Repayment of long-term debt...............................      (64,821)      (90,569)
  Repayment of treasury stock note..........................         (908)      (12,992)
                                                              -----------    ----------
          Net cash used in financing activities.............      (65,729)     (103,561)
                                                              -----------    ----------
Net Increase in Cash and Cash Equivalents...................    1,996,625     1,680,071
Cash and Cash Equivalents, beginning of year................      611,238       727,531
                                                              -----------    ----------
Cash and Cash Equivalents, end of year......................  $ 2,607,863    $2,407,602
                                                              ===========    ==========
Supplemental Cash Flow Disclosures
  Cash paid for interest....................................  $     6,792    $       --
                                                              ===========    ==========
  Cash paid for income taxes................................  $    31,448    $   88,000
                                                              ===========    ==========

See accompanying notes

           BARNES, MORRIS, PARDOE & FOSTER, MANAGEMENT SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

BUSINESS

     Barnes, Morris, Pardoe & Foster, Inc. (the "Company") was formed for the purpose of engaging in the business of commercial real estate sales, leasing, financing, market research, and consulting in the Washington, D.C. regional area. As such, the Company is directly affected by the well being of the local real estate industry. The Company is incorporated in the District of Columbia.

INTERIM FINANCIAL INFORMATION

     The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

SALE OF THE COMPANY

     Effective November 1, 1997, the Shareholders of the Company sold their ownership interests to Insignia Financial Group, Inc.

                             REPORT OF THE AUDITORS

To the Board of Directors and Stockholders of
  Barnes, Morris, Pardoe & Foster, Inc.
Washington, D.C.

     We have audited the accompanying balance sheet of Barnes, Morris, Pardoe & Foster, Inc., as of January 31, 1997, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barnes, Morris, Pardoe & Foster, Inc. as of January 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of general and administrative expenses on page F-85 is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

BEERS & CUTLER PLLC


Washington, D.C.

December 5, 1997

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

                                 BALANCE SHEET
                                JANUARY 31, 1997

                                     ASSETS

Current Assets
  Cash and cash equivalents.................................  $   611,238
  Marketable securities.....................................      113,706
  Certificates of deposit...................................    1,000,000
  Accounts receivable, net of allowance for doubtful
     accounts of $487,142
     Leasing commissions....................................    1,812,955
     Stockholders and employees.............................        4,094
     Agents and other.......................................      267,354
     Related parties........................................      201,437
  Distributions receivable..................................      216,668
  Prepaid expenses..........................................       26,250
                                                              -----------
          Total current assets..............................    4,253,702
                                                              -----------
Long-term Leasing Commissions Receivable....................    1,512,567
Property and Equipment
  Furniture and fixtures....................................    1,108,750
  Office equipment and vehicle..............................    1,288,010
  Leasehold improvements....................................      226,529
                                                              -----------
                                                                2,623,289
  Less accumulated depreciation.............................   (2,175,455)
                                                              -----------
          Total property and equipment......................      447,834
                                                              -----------
Investment in Barnes, Morris, Pardoe & Foster Management
  Services, LLC ............................................      571,609
Investment in Barnes, Morris, Pardoe & Foster Management
  Services Holdings Co., LLC ...............................       20,354
                                                              -----------
          Total Assets......................................  $ 6,806,066
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

                                 BALANCE SHEET
                                JANUARY 31, 1997

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable..........................................  $  158,427
  Commissions payable.......................................   1,724,711
  Accrued expenses..........................................     182,341
  Accrued vacation..........................................      19,535
  Accrued salary............................................      83,026
  Accrued pension...........................................     100,000
  Accrued loss on subleases.................................      42,009
  Income taxes payable......................................     158,013
  Current portion of long-term debt
     Treasury stock note....................................       6,415
     Other notes payable....................................      83,333
  Deferred tax liability....................................     421,757
                                                              ----------
          Total current liabilities.........................   2,979,567
                                                              ----------
Long-term Debt
  Notes payable.............................................      26,032
Other Liabilities
  Commissions payable.......................................     739,098
  Security deposits.........................................       7,562
  Deferred rent.............................................     438,965
                                                              ----------
          Total liabilities.................................   4,191,224
                                                              ----------
Stockholders' Equity
  Class A common stock, $.01 par value; 1,000 shares
     authorized, 634.68 shares issued and outstanding.......           6
  Class B common stock, $.01 par value; 1,000 shares
     authorized, 365.32 shares issued, 344.09 shares
     outstanding............................................           4
  Additional paid-in capital................................   1,732,819
  Retained earnings.........................................     955,346
                                                              ----------
                                                               2,688,175
  Treasury stock............................................     (73,333)
                                                              ----------
          Total stockholders' equity........................   2,614,842
                                                              ----------
          Total Liabilities and Stockholders' Equity........  $6,806,066
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

                                INCOME STATEMENT
                          YEAR ENDED JANUARY 31, 1997

Revenues
  Sales and leasing commissions earned......................  $18,334,202
  Sales and leasing commissions paid and payable............    9,912,366
                                                              -----------
                                                                8,421,836
  Income from Barnes, Morris, Pardoe & Foster Management
     Services, LLC..........................................      124,714
  Income from Barnes, Morris, Pardoe & Foster Management
     Services Holdings Co., LLC.............................        1,512
                                                              -----------
                                                                8,548,062
                                                              -----------
Expenses
  Salaries and bonuses......................................    3,250,291
  General and administrative expenses.......................    4,309,500
  Depreciation expense......................................      205,255
                                                              -----------
                                                                7,765,046
                                                              -----------
Income from Operations......................................      783,016
Unrealized Gain on Investments..............................       13,706
Interest Expense............................................      (18,348)
Interest Income.............................................       81,177
                                                              -----------
Income Before Provision for Income Taxes....................      859,551
                                                              -----------
Provision for Income Taxes
  Current tax expense.......................................      224,668
  Deferred tax expense......................................      117,502
                                                              -----------
                                                                  342,170
                                                              -----------
          Net Income........................................  $   517,381
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                          YEAR ENDED JANUARY 31, 1997

                                    COMMON STOCK
                                   --------------   ADDITIONAL
                                   CLASS    CLASS    PAID-IN     RETAINED   TREASURY
                                     A        B      CAPITAL     EARNINGS    STOCK       TOTAL
                                   -----    -----   ----------   --------   --------   ----------
Balance, January 31, 1996........   $ 6      $ 4    $1,732,819   $437,965   $(73,333)  $2,097,461
Net Income.......................    --       --            --    517,381         --   $  517,381
                                    ---      ---    ----------   --------   --------   ----------
Balance, January 31, 1997........   $ 6      $ 4    $1,732,819   $955,346   $(73,333)  $2,614,842
                                    ===      ===    ==========   ========   ========   ==========

   The accompanying notes are an integral part of these financial statements.

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED JANUARY 31, 1997

Cash Flows from Operating Activities
  Net income................................................  $   517,381
  Reconciliation adjustments
     Depreciation and amortization..........................      205,255
     Income from Barnes, Morris, Pardoe & Foster Management
      Services, LLC.........................................     (124,714)
     Income from Barnes, Morris, Pardoe & Foster Management
      Services Holdings Co., LLC............................       (1,512)
     Unrealized gain on investments.........................      (13,706)
     Provision for losses on accounts receivable............      487,142
     Provision for deferred income taxes....................      117,502
  Changes in:
     Accounts receivable:
       Leasing commissions..................................      (83,073)
       Stockholders and employees...........................          637
       Agents and others....................................      261,116
       Related parties......................................     (201,437)
     Deposits...............................................        7,562
     Prepaid expenses.......................................      (21,750)
     Accounts payable.......................................       57,761
     Commissions payable....................................       (9,685)
     Income taxes payable...................................       37,822
     Accrued expenses.......................................       64,340
     Accrued salary.........................................       20,091
     Accrued vacation.......................................        1,563
     Deferred rent..........................................     (107,293)
     Accrued sublease.......................................     (191,079)
                                                              -----------
          Net cash provided by operating activities.........    1,023,923
                                                              -----------
  Cash Flows from Investing Activities
     Purchase of certificate of deposit.....................   (1,000,000)
     Acquisition of property and equipment..................      (58,827)
     Distributions from Barnes, Morris, Pardoe & Foster
      Management Services, LLC..............................      149,111
     Investment in marketable securities....................     (100,000)
                                                              -----------
          Net cash used in investing activities.............   (1,009,716)
                                                              -----------
Cash Flows from Financing Activities
  Repayment of long-term debt...............................     (111,750)
  Repayment of treasury stock note..........................      (18,750)
                                                              -----------
          Net cash used in financing activities.............     (130,500)
                                                              -----------
Net Decrease in Cash and Cash Equivalents...................     (116,293)
Cash and Cash Equivalents, beginning of year................      727,531
                                                              -----------
Cash and Cash Equivalents, end of year......................  $   611,238
                                                              ===========
Supplemental Cash Flow Disclosures
  Cash paid for interest....................................  $    18,348
                                                              ===========
  Cash paid for income taxes................................  $   182,346
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

                       NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 1997
1. ORGANIZATION

     Barnes, Morris, Pardoe & Foster, Inc. (the Company) was formed for the purpose of engaging in the business of commercial real estate sales, leasing, financing, market research, and consulting in the Washington, D.C. regional area. As such, the Company is directly affected by the well being of the local real estate industry. The Company is incorporated in the District of Columbia.

     On November 1, 1997, the shareholders of the Company sold their ownership interests to an unrelated third party.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Accounting -- The Company's financial statements are prepared using generally accepted accounting principles.

     Use of Estimates -- The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities.

     Cash and Cash Equivalents -- The term cash and cash equivalents, as used in the accompanying financial statements, includes currency on hand, demand deposits and financial institutions, and short-term highly liquid investments purchased with a maturity of three months or less.

     The Company places its cash and temporary investments with financial institutions which at times exceed federally insured limits. Management believes the Company is not exposed to any significant credit risk on these accounts.

     Escrow Accounts -- The accompanying financial statements do not include cash of $58,370, which is held in escrow by the Company.

     Accounts Receivable -- Accounts receivable generally includes leasing commissions which the Company has earned for which payment has not yet been received. Agents' commissions and co-broker fees related to these receivables are reflected in the accompanying financial statements as commissions payable. These expenses are payable upon receipt of the related leasing commission.

     Leasing commissions earned but payable over the term of the respective lease are segregated to present amounts due currently and amounts due after January 31, 1998. Significant leasing commissions receivable over the term of a long-term lease have been presented at estimated present value of the commission payments to be collected.

     Draws Receivable -- Accounts receivable from agents and others includes draws advanced to agents and not yet repaid through commissions earned by those agents.

     Investments and Marketable Securities -- Investments are recorded using the equity method of accounting.

     The Company accounts for marketable securities under the provisions of the Statement of Financial Accounting Standards No. 11 (SFAS 115). In accordance with this statement, securities are classified as held-to-maturity, available for sale, or trading. The Company has classified its marketable securities as trading securities. Unrealized holding gains for trading securities are included in earnings.

     Property and Equipment -- Property and equipment are recorded at cost. Depreciation of property and equipment is computed using accelerated depreciation methods over asset lives ranging from 5 to 10 years. Leasehold improvements are amortized straight-line over the life of the respective lease.

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

     Deferred Rent -- The term deferred rent, as used in the accompanying financial statements, represents the benefit received from reduced rental payments in early lease terms which are being amortized over the life of the leases on a straight-line basis.

3. FINANCING ARRANGEMENTS

     As part of a stock redemption agreement executed in January 1993, the Company purchased 21.23 shares of Class B common stock for a total purchase price of $73,333. The agreement provides for an initial payment of $14,667 with the remaining balance evidenced by a 5-year note payable. Payments on the treasury stock note are to be made in twenty quarterly installments of $2,933 plus interest on the outstanding balance beginning April 13, 1993. Interest is computed on the outstanding balance at 7%.

     The Company has available a $300,000 line of credit, with no outstanding advances at January 31, 1997. The line is secured by the Company's accounts receivable and guaranteed by the Company's stockholders. Interest accrues on the amount outstanding at the prime rate.

     The Company has a promissory note dated April 28, 1995 for the purchase of computer equipment. The balance of the computer note at January 31, 1997 was $109,365. The note accrues interest at the prime rate and monthly payments are $6,944 plus interest.

     Aggregate maturities of the above notes payable are as follows:

Year ending January 31, 1998.............................   $ 83,333
                          1999...........................     26,032
                                                            --------
                                                            $109,365
                                                            ========

4. COMMITMENTS

     The Company leases corporate office space and office equipment under operating leases, none of which require any personal guarantees by the Company's stockholders. The minimum future rental payments under noncancelable operating leases as of January 31, 1997 for each of the next five years are as follows:

                                               OFFICE SPACE    EQUIPMENT
                                               ------------    ---------
Year ending January 31, 1998................    $1,172,541      $14,220
                          1999..............     1,115,313       14,220
                          2000..............     1,000,858        4,740
                          2001..............     1,000,858           --
                          2002..............       135,396           --
                                                ----------      -------
                                                $4,424,966      $33,180
                                                ==========      =======

     The Company has various subleases for the office space which the Company vacated. For the year ended January 31, 1997, sublease income was $253,978. The minimum future sublease income due under noncancelable subleases as of January 31, 1997 is $39,716. The Company has recorded an accrued loss on subleases representing the differential between minimum lease payments on vacated office space and the minimum sublease payments to be received for such office space.

     The Company has employment agreements with certain officers of the Company which provide for annual salary payments plus bonuses based on the profitability of the Company.

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

5. INVESTMENTS

     During 1992, the Company acquired a limited partnership interest in Barnes, Morris, Pardoe & Foster Management Services, L.P. (Management Services). On January 1, 1996, Management Services was converted to a limited liability company. As of January 31, 1997, the Company owned a 19.6% interest in Management Services.

     During the year ended January 31, 1997, distributions paid by Management Services were $149,111 and there were distributions receivable from Management Services of $213,483.

     Income of $124,714 from the investment in Management Services was reported for the year ended January 31, 1997. The Company is also due $128,643 from Management Services for working capital advances made by the Company.

     On January 1, 1996, the Company acquired a 2.123% interest in a newly formed entity, Barnes, Morris, Pardoe & Foster Management Services Holding Co., LLC, (Holdings), which acquired additional ownership interests in Management Services. During the year, the Company advanced $72,794 to Holdings for working capital. The Company reported a $1,512 of income from Holdings for the year ending January 31, 1997 and there were distributions receivable from Holdings of $3,185 at year-end. The Company and its commonly controlled affiliate, Holdings, own 90% of Management Services as of January 1, 1996.

6. RETIREMENT PLAN

     The Company has a profit-sharing plan including a 401(k) plan feature for all eligible employees of the Company who elect to participate. Participants may contribute to the plan, on a pre-tax basis, an amount not to exceed the maximum allowed by law. The Company's total contribution to the retirement plan was $100,000 ($50,000 to the profit sharing portion and $50,000 for the employer matching contribution to the 401(k) portion) for the year ended January 31, 1997.

7. INCOME TAXES

     The Company files its federal and state income tax returns using the accrual basis of accounting. As of February 1, 1997, the Company converted from a C corporation to an S corporation. State income tax returns are filed for Maryland, Virginia and District of Columbia operations. The provisions for income taxes for the year ended January 31, 1997 are as follows:

                                                              1997
                                                            --------
Federal
  Current.................................................  $174,430
  Deferred tax............................................    92,100
                                                            --------
                                                             266,530
                                                            --------
State
  Current.................................................    50,238
  Deferred tax............................................    25,402
                                                            --------
                                                              75,640
                                                            --------
          Total...........................................  $342,170
                                                            ========

     Deferred income taxes are provided for timing differences in reporting income and expenses for financial statement and income tax purposes. The primary timing differences are as follows. The Company uses different asset lives to depreciate leasehold improvements for financial statement and income tax purposes. For financial reporting purposes, the improvement is depreciated over the life of the lease while for tax purposes

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

the improvement is depreciated over 39 years. In addition, rent expense for financial purposes is expensed using the straight-line method while the cash method is used for tax purposes. The Company also recognizes income at the time of lease execution for leasing commissions earned and payable over the life of the lease or for portions payable on occupancy of the space. For income tax purposes, leasing commissions earned and payable at occupancy or over the term of the lease are recognized as taxable income when such payments become due.

     The net deferred tax assets and liabilities in the accompanying balance sheet include the following components:

                                                             1997
                                                           ---------
Deferred tax liabilities.................................  $(642,403)
Deferred tax assets......................................    220,646
                                                           ---------
                                                           $(421,757)
                                                           =========

                     BARNES, MORRIS, PARDOE & FOSTER, INC.

                SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES
                          YEAR ENDED JANUARY 31, 1997

Accounting..................................................  $   56,486
Advertising.................................................     138,887
Auto........................................................      36,922
Consulting Fees.............................................      88,354
Contributions...............................................      18,244
Delivery and Postage........................................      99,192
Dues and Subscriptions......................................     162,766
Entertainment and Promotion.................................     150,507
Equipment Rental............................................      50,151
Insurance...................................................     353,982
Legal Fees..................................................     199,806
Miscellaneous...............................................      83,571
Printing and Stationery.....................................      95,503
Profit Sharing Contribution.................................     100,000
Rent........................................................   1,351,700
Repairs.....................................................     109,797
Selling.....................................................     119,846
Supplies....................................................     144,067
Taxes.......................................................     287,249
Telephone...................................................     184,810
Temporary Help..............................................     130,914
Training....................................................      57,555
Travel......................................................      21,472
Uncollectible Accounts......................................     267,719
                                                              ----------
                                                              $4,309,500
                                                              ==========

    The accompanying notes are an integral part of this financial schedule.

                          INDEPENDENT AUDITORS' REPORT

To the Members of
  Barnes, Morris, Pardoe & Foster
  Management Services, LLC
Washington, D.C.

     We have audited the accompanying balance sheet of Barnes, Morris, Pardoe & Foster Management Services, LLC, a limited liability company, as of December 31, 1996, and the related statements of income, changes in members' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barnes, Morris, Pardoe & Foster Management Services, LLC as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of operating expenses on page F-94 is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

BEERS & CUTLER PLLC


Washington, D.C.

November 11, 1997

            BARNES, MORRIS, PARDOE & FOSTER MANAGEMENT SERVICES, LLC

                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                     ASSETS

Current Assets
  Cash and cash equivalents.................................  $196,108
  Accounts receivable.......................................   516,323
  Prepaid rent..............................................    17,035
  Prepaid taxes.............................................    23,585
                                                              --------
          Total current assets..............................   753,051
Property and Equipment, net.................................   199,148
Other Assets
  Deferred costs, net of accumulated amortization of
     $754,799...............................................    10,201
                                                              --------
          Total assets......................................  $962,400
                                                              ========

                   LIABILITIES AND MEMBERS' CAPITAL

Current Liabilities
  Note payable, current portion.............................  $ 45,240
  Accounts payable..........................................    35,185
  Accounts payable -- related party.........................   126,447
  Accrued payroll...........................................    72,450
  Accrued vacation..........................................    85,333
  Accrued other.............................................    52,184
  Escrow deposits...........................................    16,750
  Due to members............................................   102,286
                                                              --------
          Total current liabilities.........................   535,875
Long-term Liabilities
  Note payable, net of current portion......................    77,463
  Due to members............................................   113,244
                                                              --------
          Total liabilities.................................   726,582
Members' Capital............................................   235,818
                                                              --------
          Total liabilities and members' capital............  $962,400
                                                              ========

   The accompanying notes are an integral part of these financial statements.

            BARNES, MORRIS, PARDOE & FOSTER MANAGEMENT SERVICES, LLC

                              STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

Revenues
  Management fees...........................................   $ 3,078,774
  Leasing commissions.......................................     1,336,397
  Supervision fees..........................................       362,468
  Processing and other fees.................................       548,685
                                                               -----------
                                                                 5,326,324
Operating Expenses..........................................    (4,551,316)
                                                               -----------
Income from Operations......................................       775,008
Other Income (Expenses)
  Contributions.............................................          (880)
  Interest expense..........................................        (6,458)
  Interest income...........................................        18,435
                                                               -----------
Income Before Depreciation and Amortization and Provision
  for Income Taxes..........................................       786,105
Depreciation and Amortization...............................      (155,272)
                                                               -----------
Income Before Provision for Income Taxes....................       630,833
Provision for Income Taxes..................................       (26,415)
                                                               -----------
          Net Income........................................   $   604,418
                                                               ===========

   The accompanying notes are an integral part of these financial statements.

            BARNES, MORRIS, PARDOE & FOSTER MANAGEMENT SERVICES, LLC

                    STATEMENT OF CHANGES IN MEMBERS' CAPITAL
                          YEAR ENDED DECEMBER 31, 1996

                                                                                           KAEMPFER
                                  BMP&F                      BMP&F        COLUMBIA        MANAGEMENT
                                MANAGEMENT                 HOLDINGS,    MANAGEMENT &       SERVICES,
                                   INC.      BMP&F, INC.      LLC      DEVELOPMENT CO.       INC.          TOTAL
                                ----------   -----------   ---------   ---------------   -------------   ---------
Balance, January 1, 1996......   $(4,287)     $ 549,571    $      --      $(154,936)       $(243,662)    $ 146,686
Acquisition of Members
  Interest by BMP&F Holdings,
  LLC from Columbia Management
  and Development Co. and
  Kaempfer Management
  Services, Inc...............        --             --     (318,878)       123,949          194,929            --
Capital Contributions.........        --             --       10,000             --           10,000        20,000
Net Income....................     2,330        115,307      411,781         26,250           48,750       604,418
Preferred Distributions.......        --             --           --        (26,250)         (48,750)      (75,000)
Distributions.................    (2,046)      (100,240)    (358,000)            --               --      (460,286)
                                 -------      ---------    ---------      ---------        ---------     ---------
Balance, December 31, 1996....   $(4,003)     $ 564,638    $(255,097)     $ (30,987)       $ (38,733)    $ 235,818
                                 =======      =========    =========      =========        =========     =========

   The accompanying notes are an integral part of these financial statements.

            BARNES, MORRIS, PARDOE & FOSTER MANAGEMENT SERVICES, LLC

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996

Cash Flows from Operating Activities
  Net income................................................  $ 604,418
  Adjustments to reconcile net income to cash provided by
     operating activities:
     Depreciation and amortization..........................    155,271
     (Increase) decrease in:
       Restricted cash......................................     25,000
       Accounts receivable..................................    201,794
       Prepaid rent.........................................      9,680
       Prepaid taxes........................................    (23,585)
     Increase (decrease) in:
       Accounts payable.....................................    (89,485)
       Accrued expense other................................      2,381
       Accrued vacation.....................................     28,670
       Accrued payroll......................................    (25,940)
       Accounts payable related party.......................    126,447
       Escrow deposits......................................     (8,250)
       Income taxes payable.................................    (35,000)
                                                              ---------
          Net cash provided by operating activities.........    971,401
                                                              ---------
Cash Flows from Investing Activities
  Acquisition of property and equipment.....................   (156,765)
                                                              ---------
  Net cash used in investing activities.....................   (156,765)
                                                              ---------
Cash Flows from Financing Activities
  Repayment of note payable.................................    (19,630)
  Proceeds from note payable................................    127,722
  Contributions from members................................     20,000
  Distributions to members..................................   (433,000)
  Payments of amounts due to members........................   (664,480)
                                                              ---------
          Net cash used in financing activities.............   (969,388)
                                                              ---------
Net Decrease in Cash........................................   (154,752)
Cash and Cash Equivalents, beginning of year................    350,860
                                                              ---------
Cash and Cash Equivalents, end of year......................  $ 196,108
                                                              =========
Supplemental Disclosure of Cash Flow Information:
  Interest paid.............................................  $   6,458
                                                              =========
  Income taxes paid.........................................  $  26,415
                                                              =========
Non-cash Financing Activity:
  Accrued distributions to members..........................  $ 102,286
                                                              =========

   The accompanying notes are an integral part of these financial statements.

            BARNES, MORRIS, PARDOE & FOSTER MANAGEMENT SERVICES, LLC

                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. ORGANIZATION

     Barnes, Morris, Pardoe & Foster Management Services, L.P. was formed on June 1, 1992 pursuant to the laws of the State of Delaware. Effective January 1, 1996, the Partnership converted to a limited liability company pursuant to the laws of the State of Delaware, titled Barnes, Morris, Pardoe & Foster Management Services, LLC (the Company). The Company was organized to conduct a real estate property management business and certain related businesses including parking management, supervising build-out of tenant space, leasing and financing of managed assets, property consulting and asset management in the Washington, D.C. regional area. The Company has a finite life and will cease to exist on December 20, 2096 or earlier if any of the specific events described in the operating agreement occur. No member is liable for any debts or obligations of the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Accounting -- The financial statements are prepared using generally accepted accounting principles.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities.

     Cash and Cash Equivalents -- The term cash and cash equivalents as used in the accompanying financial statements, includes currency on hand, demand deposits with financial institutions, and short-term highly liquid investments purchased with a maturity of three months or less.

     At December 31, 1996, cash held in banks was insured by the FDIC in the amount of $170,585.

     Deferred Costs -- Costs relating to the acquisition of management contracts are being amortized using the straight-line method over the length of the respective contracts.

     Property and Equipment -- Property and equipment are recorded at cost. Depreciation of property and equipment is computed using accelerated depreciation methods over asset lives ranging from 5 to 39 years. The resulting depreciation expense does not materially differ from the expense that would result from the use of management's estimate of actual useful lives as required by generally accepted accounting principles.

     Leasing Commissions -- The Company acts as a co-broker leasing agent with a commonly controlled affiliated brokerage company for properties the Company manages. Pursuant to this co-broker leasing agent arrangement, the Company receives an agreed upon allocation of the total leasing commission earned from properties the Company manages. The Company records their allocated share of leasing commission revenue in the accompanying financial statements.

            BARNES, MORRIS, PARDOE & FOSTER MANAGEMENT SERVICES, LLC

3. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 1996:

Automobile...............................................  $  33,480
Computer equipment.......................................    145,151
Furniture and fixtures...................................    181,228
Leasehold improvements...................................     24,925
Software.................................................     28,036
                                                           ---------
                                                             412,820
Less: accumulated depreciation...........................   (213,672)
                                                           ---------
                                                           $ 199,148
                                                           =========

4. MEMBERS' CAPITAL

     The Company has two classes of members, preferred and common. Two members, Columbia Management & Development Co., and Kaempfer Management Services, Inc. hold a preferred interest in the Company. Preferred members are to receive annual cash distributions of 10% of pretax profits, but not less than the guaranteed minimum payment specified in the operating agreement. The preferred members also have a put option for all, but not less than all, of their preferred membership units beginning January 1, 2001. The preferred interest members have limited voting rights as described in the operating agreement.

     Common members share in the allocation of profits based on their respective ownership percentages. Management has the discretion regarding distributions to common members from available cash flow. Distributions to common members are to be made pro rata based on their ownership percentages. Distributions of $215,530 are due to certain common members at December 31, 1996.

5. LEASE COMMITMENTS

     During 1993, the Company leased office space under a noncancellable operating lease. The original lease and the amendments for additional space have varying lease periods but all expire on March 31, 2001. The Company has the right to terminate the lease effective March 31, 1997 or March 31 of any year thereafter. The original lease and the amendments all have the same structure with respect to rents. For the first three years, the lease structure is full service and the Company is only obligated to pay the base rents specified in the lease. In the fourth year, the lease structure changes to triple net whereby the Company, in addition to the specified base rents, becomes obligated to pay its share of real estate taxes and operating expenses. In the fifth year, the base rents due under the lease are subject to upward adjustment based on increases in the Consumer Price Index.

     On September 30, 1996, the Company elected to terminate the lease to be effective March 31, 1997. A termination fee of approximately $56,000 is due March 31, 1997.

     The Company entered into a new lease effective April 29, 1997 for space located at 1015 15th Street. The lease term is five years and there is an option to terminate the lease on April 30, 2001. The Company may terminate the lease effective April 30, 2001, in which case a $115,159 termination fee would be incurred.

     The Company's office rent expense for the year ended December 31, 1996 totaled $431,186.

     In addition the Company has various operating leases for office equipment.

            BARNES, MORRIS, PARDOE & FOSTER MANAGEMENT SERVICES, LLC

     Minimum future rental payments are as follows:

                                                OFFICE SPACE   EQUIPMENT
                                                ------------   ---------
December 31, 1997.............................   $  386,987    $ 91,667
               1998...........................      454,956      47,940
               1999...........................      475,102      15,924
               2000...........................      482,183          --
               2001...........................      489,429          --
          thereafter..........................      165,558          --
                                                 ----------    --------
                                                 $2,454,215    $155,531
                                                 ==========    ========

6. INCOME TAXES

     The Company is not subject to federal income taxes. Each members' distributive share of income or loss and other tax items is reported on their respective income tax returns in accordance with the operating agreement and the Internal Revenue Code. A provision for the District of Columbia franchise tax for 1996 of $26,415 has been reported in the accompanying financial statements.

7. RELATED PARTY TRANSACTIONS

     The Company earned revenues in 1996 totaling $67,958 from entities in which certain members have ownership interests. During 1996, the Company paid management finder's fees to a member totaling $78,256.

     During 1996, the Company shared its operating expenses with one of the members.

     The Company leases computer equipment from one of the members. Total payments were $97,945 for 1996.

8. NOTE PAYABLE

     The Company has financed automobiles and computer equipment with various notes. The notes are financed at 8.5% to 9% interest for varying periods and require monthly principal and interest payments.

     Principal payments are due as follows:

December 31, 1997..........................................  $ 45,240
               1998........................................    48,293
               1999........................................    26,382
               2000........................................     2,788
                                                             --------
                                                             $122,703
                                                             ========

9. RETIREMENT PLAN

     The Company has a 401(k) plan for all eligible employees of the Company who elect to participate. Participants may contribute to the plan, on a pre-tax basis, an amount not to exceed the lesser of the maximum allowed by law or 15% of their compensation, as defined by the Plan, by entering into a salary reduction agreement with the Company. The Company matches 50% of each participant's salary contribution up to the first 5% deferred. The Company's contribution to the Plan was $39,973 for 1996.

10. SUBSEQUENT EVENTS

     On November 1, 1997, the members of the Company sold their ownership interests to an unrelated third party.

            BARNES, MORRIS, PARDOE & FOSTER MANAGEMENT SERVICES, LLC

                         SCHEDULE OF OPERATING EXPENSES
                          YEAR ENDED DECEMBER 31, 1996

Advertising and Promotion...................................  $   37,022
Auto and Parking............................................      66,552
Books, Dues and Subscriptions...............................      18,439
Commissions.................................................      58,628
Computer Rent...............................................     129,923
Education and Seminars......................................      28,638
Finder's Fee................................................      78,256
Insurance...................................................     115,967
General Office..............................................      90,124
Office Rent.................................................     431,186
Postage and Delivery........................................      14,616
Professional Fees...........................................      71,920
Recruiting and Temporary Help...............................     137,826
Repairs and Maintenance.....................................      43,044
Salaries, Benefits and Payroll Costs........................   2,955,274
Supplies....................................................      68,627
Taxes and Licenses..........................................      13,066
Telephone...................................................     111,310
Travel and Entertainment....................................      80,898
                                                              ----------
                                                              $4,551,316
                                                              ==========

                         RICHARD ELLIS HOLDINGS LIMITED

                     ANNUAL REPORT AND FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH APRIL 1997

                                    CONTENTS

Directors

                                                               PAGE
                                                               -----
Report of the directors.....................................   F-96
Report of the auditors......................................   F-99
Consolidated profit and loss account........................   F-100
Consolidated balance sheet..................................   F-101
Balance sheet...............................................   F-102
Consolidated cash flow statement............................   F-103
Notes forming part of the financial statements..............   F-104

DIRECTORS

     A J M Huntley (Chairman)
     A C Froggatt
     S A Hubbard
     M J Strong
     G E Webster
     H V A Ellingham
     I Harvey

SECRETARY AND REGISTERED OFFICE

     P A V S Osman, Berkeley Square House, London, W1X 6AN.

AUDITORS

     BDO Stoy Hayward, 8 Baker Street, London, W1M 1DA.

BANKERS

     Barclays Bank PLC, 54 Lombard Street, London EC3V 9EX.

                         RICHARD ELLIS HOLDINGS LIMITED

                            REPORT OF THE DIRECTORS
                       FOR THE YEAR ENDED 30TH APRIL 1997

     The directors present their annual report together with the audited financial statements for the year ended 30th April 1997.

RESULTS AND DIVIDENDS

     The results of the group for the year are set out on page F-100.

     The directors do not propose the payment of a dividend.

PRINCIPAL ACTIVITIES, TRADING REVIEW AND FUTURE DEVELOPMENTS

     During the year the company's principal activity was that of a holding company. The subsidiaries' activities are disclosed in note 13 to the financial statements.

     The trading results of the group were disappointing, particularly the costs of merging the group with the Richard Ellis Partnership were higher than expected.

     During the year the group acquired Richard Ellis Facilities Management Limited, the remaining 70% shareholding in its associate Richmount Enterprise Zone Managers Limited, and also purchased the remaining minority interests in Richard Ellis (incorporating Hepper Robinson) Limited, Richard Ellis Regional Limited, REFS Holdings Limited and Richard Ellis Financial Holdings Limited.

     On 2nd May 1997 the Richard Ellis group in the UK carried out a corporate restructuring. This involved transferring the trade, assets and liabilities of the former Richard Ellis Partnership, Richard Ellis Services Limited, Richard Ellis (incorporating Hepper Robinson) Limited, Richard Ellis Regional Limited and Richard Ellis Midlands Limited into Richard Ellis Holdings Limited, which became the main UK trading company for the group, trading as Richard Ellis.

     Performance of the new trading entity has begun strongly. Conditions in both property investment and occupier markets continue to improve and this has increased activity in both transactional and advisory parts of the business.

     The absence of costs and extensive time involvement in incorporation and merger are also likely to benefit the results substantially.

DIRECTORS

     The directors of the company during the year and their interests in the ordinary share capital of the company were:

                                                               10P ORDINARY SHARES
                                                              ---------------------
                                                                1997        1996
                                                              ---------   ---------
A J M Huntley...............................................    371,532     371,532
B N Harris (resigned 30th April 1997).......................    360,532     360,532
J A D Croft (resigned 30th April 1997)......................    358,257     358,257
D A Sizer (resigned 30th April 1997)........................    371,532     371,532
B D White (resigned 30th April 1997)........................    358,257     358,257
M D G Wheldon (resigned 30th April 1997)....................    370,532     370,532
R J F Wildman (resigned 19th August 1997)...................    360,532     360,532
C N G Arding (resigned 30th April 1997).....................    360,532     360,532
R D Lucas (resigned 30th April 1997)........................    360,532     360,532
A Forbes (resigned 30th April 1997).........................    374,526     374,526
R G Glover (resigned 19th August 1997)......................    365,201     365,201
C P B Roe (resigned 30th April 1997)........................    358,257     358,257
E T D Luker (resigned 30th April 1997)......................    358,257     358,257
A C Froggatt................................................    174,704     174,704
S A Hubbard.................................................    346,432     346,432
A C M Pringle (resigned 30th April 1997)....................    331,432     331,432
J J Shellard (resigned 30th April 1997).....................    326,432     326,432
M J Strong..................................................    318,479     318,479
K J Caesar (resigned 30th April 1997).......................    344,900     344,900
A J Waters (resigned 30th April 1997).......................    304,631     304,631
G E Webster.................................................    302,900     302,900
J S Worboys (resigned 30th April 1997)......................    294,631     294,631
J M T Slade (resigned 30th April 1997)......................    278,708     278,708
C M Warner (resigned 30th April 1997).......................    278,708     278,708
S L Barter (resigned 30th April 1997).......................      2,600       2,600
H V A Ellingham.............................................    200,056     200,056
I D Ellis (resigned 30th April 1997)........................     63,615      63,615
D P Smith (resigned 30th April 1997)........................     63,615      63,615
S V Clayton (resigned 30th April 1997)......................         --          --
R P Lister (resigned 30th April 1997).......................         --          --
A J Davenport (resigned 31st May 1996)......................         --          --
I Harvey (appointed 24th April 1997)........................         --          --
                                                              ---------   ---------
                                                              8,360,422   8,360,422
                                                              =========   =========

DIRECTORS' RESPONSIBILITIES

     Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the group and of the profit or loss of the group for that period. In preparing those financial statements, the directors are required to:

     - select suitable accounting policies and then apply them consistently;

     - make judgements and estimates that are reasonable and prudent;

     - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the group and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS

     BDO Stoy Hayward have expressed their willingness to continue in office and a resolution to re-appoint them will be proposed at the annual general meeting.

BY ORDER OF THE BOARD

P A V S Osman
Secretary

23rd October 1997

                         RICHARD ELLIS HOLDINGS LIMITED

                             REPORT OF THE AUDITORS

TO THE SHAREHOLDERS OF RICHARD ELLIS HOLDINGS LIMITED

     We have audited the financial statements on pages F-100 to F-120 which have been prepared under the accounting policies set out on pages F-104 to F-105.

  Respective responsibilities of directors and auditors

     As described on page F-98 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

  Basis of opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

  Opinion

     In our opinion the financial statements give a true and fair view of the state of affairs of the company and the group as at 30th April 1997 and of the result of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

     Accounting principles generally accepted in the United Kingdom vary in certain respects from generally accepted accounting principles in the United States. These differences are referred to in note 34 to the financial statements.

                                     BDO STOY HAYWARD
                                     Chartered Accountants
                                     and Registered Auditors
                                     London

23rd October 1997 (final paragraph signed as at 21 July 1998)

                         RICHARD ELLIS HOLDINGS LIMITED

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                       FOR THE YEAR ENDED 30TH APRIL 1997

                                                              NOTE    1997     1996
                                                              ----   ------   ------
                                                                      L000     L000
Turnover....................................................    2     8,583    9,053
Administrative expenses.....................................    3    (8,722)  (9,302)
                                                                     ------   ------
LOSS ON ORDINARY ACTIVITIES BEFORE INTEREST AND OTHER
  INCOME....................................................           (139)    (249)
Investment income...........................................    6       134      196
Interest receivable.........................................             61       96
Interest payable............................................    7      (167)    (160)
Share of profit/(loss) of associated undertakings...........    8        43     (192)
                                                                     ------   ------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION.................            (68)    (309)
Taxation on loss on ordinary activities.....................    9      (159)     (19)
                                                                     ------   ------
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION..................           (227)    (328)
Minority interests -- equity................................            (28)      23
                                                                     ------   ------
LOSS FOR THE FINANCIAL YEAR.................................   19      (255)    (305)
                                                                     ======   ======

                  All amounts relate to continuing activities.

   The notes on pages F-104 to F-120 form part of these financial statements.

  All recognised gains and losses are included in the profit and loss account.

                         RICHARD ELLIS HOLDINGS LIMITED

                           CONSOLIDATED BALANCE SHEET
                               AT 30TH APRIL 1997

                                                                   NOTE        1997                 1996
                                                                   ----   ---------------   --------------------
                                                                                            AS RESTATED
                                                                                            -----------
                                                                           L000     L000       L000        L000
FIXED ASSETS
Intangible assets................................................   11       490                  --
Tangible fixed assets............................................   12     1,202               1,458
Investments......................................................   13     3,112               3,123
                                                                          ------              ------
                                                                                    4,804                  4,581
CURRENT ASSETS
Debtors -- due within one year...................................   14     3,323               3,276
         -- due after one year...................................   14        87                 334
Cash at bank.....................................................          1,058               1,217
                                                                          ------              ------
                                                                           4,468               4,827
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR...................   15    (3,708)             (2,998)
                                                                          ------              ------
NET CURRENT ASSETS...............................................                     760                  1,829
                                                                                   ------                 ------
TOTAL ASSETS LESS CURRENT LIABILITIES............................                   5,564                  6,410
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR..........   16             (1,982)                (2,348)
                                                                                   ------                 ------
                                                                                    3,582                  4,062
                                                                                   ======                 ======
CAPITAL AND RESERVES:
Called up share capital..........................................   18                877                    858
Share premium account............................................   19              2,723                  2,647
Profit and loss account..........................................   19               (131)                   150
Capital reserve..................................................   19                199                     --
                                                                                   ------                 ------
SHAREHOLDERS' FUNDS..............................................                   3,668                  3,655
Minority interests -- equity.....................................   17                (86)                   407
                                                                                   ------                 ------
                                                                                    3,582                  4,062
                                                                                   ======                 ======

   The notes on pages F-104 to F-120 form part of these financial statements.

  These financial statements were approved by the Board on 23rd October 1997.

                         RICHARD ELLIS HOLDINGS LIMITED

                                 BALANCE SHEET
                               AT 30TH APRIL 1997

                                                      NOTE        1997              1996
                                                      ----   ---------------   ---------------
                                                              L000     L000     L000     L000
FIXED ASSETS
Investments.........................................   13              4,342             4,390
CURRENT ASSETS
Debtors -- due within one year......................   14       165               127
         -- due after one year......................   14       463               463
                                                             ------            ------
                                                                628               590
CREDITORS:  AMOUNTS FALLING DUE WITHIN ONE YEAR.....   15    (2,821)           (1,984)
                                                             ------            ------
NET CURRENT LIABILITIES.............................                  (2,193)           (1,394)
                                                                      ------            ------
TOTAL ASSETS LESS CURRENT LIABILITIES...............                   2,149             2,996
                                                                      ======            ======
CAPITAL AND RESERVES:
Called up share capital.............................   18                877               858
Share premium account...............................   19              2,723             2,647
Profit and loss account.............................   19             (1,451)             (509)
                                                                      ------            ------
SHAREHOLDERS' FUNDS.................................                   2,149             2,996
                                                                      ======            ======

           All amounts within capital and reserves relate to equity.

   The notes on pages F-104 to F-120 form part of these financial statements.

  These financial statements were approved by the Board on 23rd October 1997.

Chairman                                                    Director

                         RICHARD ELLIS HOLDINGS LIMITED

                        CONSOLIDATED CASH FLOW STATEMENT
                       FOR THE YEAR ENDED 30TH APRIL 1997

                                                              NOTE    1997    1996
                                                              ----    ----    ----
                                                                      L000    L000
CASH FLOW FROM OPERATING ACTIVITIES.........................   21      558     702
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE.............   22      (38)     29
TAXATION....................................................           (10)     (5)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT................   23       57     118
ACQUISITIONS AND DISPOSALS..................................   24     (318)     --
                                                                      ----    ----
CASH OUTFLOW BEFORE FINANCING...............................           249     844
FINANCING...................................................   25     (407)   (266)
                                                                      ----    ----
(DECREASE)/INCREASE IN CASH.................................          (158)    578
                                                                      ====    ====

   The notes on pages F-104 to F-120 form part of these financial statements.

                         RICHARD ELLIS HOLDINGS LIMITED

                 NOTES FORMING PART OF THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH APRIL 1997

1  ACCOUNTING POLICIES

  Accounting convention

     The financial statements have been prepared under the historical cost convention and are in accordance with applicable accounting standards. The following principal accounting policies have been applied:

  Basis of consolidation

     The financial statements consolidate the accounts of Richard Ellis Holdings Limited and its subsidiary and associated undertakings, drawn up to 30th April each year. The accounts of certain small subsidiaries and associated undertakings have been drawn up to 31st March 1997. Adjustments to reflect those companies' trading results for the period between the dates of their accounts and 30th April 1997 would not be material to the group.

     The group uses the acquisition method of accounting to consolidate the results of subsidiary undertakings whereby the results of subsidiary undertakings are included from the date of acquisition.

     No profit and loss account is presented for Richard Ellis Holdings Limited, as permitted by Section 230 of the Companies Act 1985.

  Goodwill

     The tangible assets of newly acquired subsidiary undertakings are incorporated into the accounts on the basis of the fair value to the group as at the effective date of control.

     Goodwill, being any excess of the consideration over that fair value, is amortised through the profit and loss account over the directors' estimate of its useful economic life which ranges from zero to ten years.

     This represents a change in the group's previous accounting policy in relation to goodwill, which was written off directly to reserves. The decision to change the accounting policy was caused by the purchase by the group of an investment in Richmount Enterprise Zone Managers Limited. In the light of this acquisition and current thinking, the directors felt it more appropriate to amortise the goodwill arising through the profit and loss account. It is the opinion of the directors that it is reasonable to attribute a useful economic life to the goodwill arising on this acquisition of not less than ten years, and thus this is the useful economic life adopted.

     The economic effects of this change in accounting policy are set out in note 19 to the financial statements. There is no effect to the results for the year ended 30 April 1996.

  Associated undertakings

     A company is treated as an associated undertaking when the group holds a substantial interest in it for the long term and exercises significant influence over its operating and financial policy decisions.

     The group's share of the results of associated undertakings is included in the consolidated profit and loss account using the equity method of accounting. The investment in associated undertakings included in the consolidated balance sheet is based on the group's share of the net assets of the associated undertakings, together with any premium or discount arising on acquisition, less amounts written off. Any premium on acquisition is dealt with as if it were goodwill.

  Foreign currency

     Profit and loss accounts and assets and liabilities of foreign subsidiary undertakings are translated into sterling at the rates of exchange ruling on the balance sheet date.

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

  Turnover

     Turnover represents professional fees rendered to the extent that they have been earned, net of shared fees, and amounts receivable in respect of equipment hire and promotional services, all exclusive of value added tax. An accrual is made for professional fees earned but not billed at the year end.

  Valuation of investments

     Investments held as fixed assets are stated at cost less any provision for a permanent diminution in value.

  Depreciation

     Depreciation is calculated to write off the cost less estimated residual values of all tangible fixed assets over their expected useful lives as follows:

New motor vehicles (from 1st October      -- straight line at 25% per annum
  1994)
Motor vehicles                            -- reducing balance at 25% per
                                          annum
Office equipment                          -- straight line at 20% per annum
Office fixtures and fittings              -- straight line at 33% per annum
Office furniture                          -- straight line at 12.5% per annum

  Deferred taxation

     Provision is made for timing differences between the treatment of certain items for taxation and accounting purposes to the extent that it is probable that a liability or asset will crystallise.

  Leased assets

     Where assets are financed by leasing arrangements that give rights approximating to ownership (finance leases), the assets are treated as if they had been purchased outright. The amount capitalised is the minimum lease payments payable over the full term of a lease. The corresponding leasing commitments are shown as payable to the lessor. Depreciation on the relevant assets is charged to the profit and loss account.

     Lease payments are split between capital and interest using the actuarial method. The interest is charged to the profit and loss account. The capital part reduces the amounts payable to the lessor.

     All other leases are treated as operating leases. Their annual rentals are charged to the profit and loss account on a straight line basis over the term of the lease.

  Pension costs

     Pension costs are charged against profits in the year in which they become payable.

2  TURNOVER

     Turnover comprises:

                                                              1997    1996
                                                              -----   -----
                                                              L000    L000
Professional fees...........................................  6,842   7,390
Asset hire and promotional charges..........................  1,741   1,663
                                                              -----   -----
                                                              8,583   9,053
                                                              =====   =====

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

     Turnover includes L50,000 which was generated in Poland. All other turnover was generated in the United Kingdom. Related party turnover is disclosed in note 32.

3  ADMINISTRATIVE EXPENSES

     Administrative expenses include:

                                                              1997      1996
                                                              ----      ----
                                                              L000      L000
Auditors' remuneration -- audit -- parent company
                                auditors....................   55        53
                                  -- other auditors.........   11        --
                                  -- non audit services.....   29        26
Depreciation................................................  428       563
Amortisation................................................   72        --
Profit on disposal of fixed assets..........................  (36)      (89)
Payments in respect of operating leases.....................  703       637
Exceptional items:
  Restructuring costs.......................................  294       169
  Provision against investment..............................   --       160

     The exceptional items in the year ended 30th April 1997 were the cost incurred in the major restructuring, the details of which are disclosed in note 31 and the costs involved in the restructuring of Richard Ellis Regional Limited.

     The exceptional item in the previous year related to a provision made against the group's investment in Chasley (Lifestyle) Limited (formerly IHS Sport Villages Plc).

     Depreciation includes L157k (1996: L229k) charged on assets held under finance leases and hire purchase contracts.

4  DIRECTORS' EMOLUMENTS

     Directors' emoluments consist of:

                                                              1997      1996
                                                              ----      ----
                                                              L000      L000
Directors' remuneration.....................................   42        42
Amounts paid to Richard Ellis Partnership...................  278       324
Contributions to a defined contribution pension scheme......    9        --
                                                              ---       ---
                                                              329       366
                                                              ===       ===

     There are six directors in a defined benefit pension scheme (1996: Six).

     The emoluments of the highest paid director were L7k (1996: L7k). The accrued pension of the highest paid director at the year end was L19k.

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

5  STAFF COSTS

                                                              1997     1996
                                                              -----    -----
                                                              L000     L000
Staff costs consist of:
  Wages and salaries........................................  3,281    3,745
  Social security costs.....................................    317      353
  Pension costs.............................................    121      142
                                                              -----    -----
                                                              3,719    4,240
                                                              =====    =====

     The average number of employees during the year was as follows:

                                                              NUMBER    NUMBER
                                                              ------    ------
Full time...................................................   136       150
Part time...................................................     6         5
                                                               ---       ---
                                                               142       155
                                                               ===       ===

6  INVESTMENT INCOME

                                                              1997    1996
                                                              ----    ----
                                                              L000    L000
Income from investments.....................................    4      66
Profit share receivable from Richard Ellis..................  130     130
                                                              ---     ---
                                                              134     196
                                                              ===     ===

7  INTEREST PAYABLE

                                                              1997    1996
                                                              ----    ----
                                                              L000    L000
Bank interest...............................................   70      73
Finance leases and hire purchase contracts..................   97      87
                                                              ---     ---
                                                              167     160
                                                              ===     ===

8  SHARE OF PROFIT/(LOSS) OF ASSOCIATED UNDERTAKINGS

                                                              1997   1996
                                                              ----   ----
                                                              L000   L000
Richmount Enterprise Zone Managers Limited..................   26      (3)
Beckwith Property Fund Management Limited...................   --    (129)
General Property Company (Goldsworth Park) Limited
  -- share of profit for the year...........................   22      13
  -- share of revaluation reserve...........................   --     (72)
LAW 572 Limited.............................................   (5)     (1)
                                                               --    ----
                                                               43    (192)
                                                               ==    ====

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

9  TAXATION ON LOSS ON ORDINARY ACTIVITIES

                                                              1997   1996
                                                              ----   ----
                                                              L000   L000
UK corporation tax..........................................  176     50
Over provision in respect of prior years....................  (17)   (35)
                                                              ---    ---
                                                              159     15
Share of associated undertakings' tax charge................   --      4
                                                              ---    ---
                                                              159     19
                                                              ===    ===

10  DEFERRED TAXATION

     The group has a potential tax liability of approximately L693k which would crystallise on the liquidation of Richard Ellis Corporate Capital Limited. This deferred taxation has not been provided as the directors have no intention to liquidate Richard Ellis Corporate Capital Limited in the foreseeable future.

11  INTANGIBLE ASSETS

  Group

                                                               GOODWILL ON
                                                              CONSOLIDATION
                                                              -------------
                                                                  L000
Cost:
  Addition in the year......................................       562
                                                                   ---
  At 30th April 1997........................................       562
                                                                   ===
Amortisation:
  Charged in the year.......................................        72
                                                                   ---
  At 30th April 1997........................................        72
                                                                   ===
Net book value:
  At 30th April 1997........................................       490
                                                                   ===
  At 30th April 1996........................................        --
                                                                   ===

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

12  TANGIBLE FIXED ASSETS

  Group

                                                                     FURNITURE,
                                                                     EQUIPMENT,
                                                                     FIXTURES &
                                                             MOTOR    FITTINGS    TOTAL
                                                             -----   ----------   -----
                                                             L000       L000      L000
Cost:
  At 1st May 1996..........................................  1,970     5,126      7,096
  Additions in the year....................................    200        59        259
  Disposals in the year....................................   (395)       (2)      (397)
                                                             -----     -----      -----
  At 30th April 1997.......................................  1,775     5,183      6,958
                                                             =====     =====      =====
Depreciation:
  At 1st May 1996..........................................    875     4,763      5,638
  Charged in the year......................................    261       167        428
  Disposals in the year....................................   (309)       (1)      (310)
                                                             -----     -----      -----
  At 30th April 1997.......................................    827     4,929      5,756
                                                             =====     =====      =====
Net book value:
  At 30th April 1997.......................................    948       254      1,202
                                                             =====     =====      =====
  At 30th April 1996.......................................  1,095       363      1,458
                                                             =====     =====      =====

     The net book value of tangible fixed assets includes an amount of L886k (1996: L1,006k) in respect of assets held under finance leases and hire purchase contracts.

  Company

     Richard Ellis Holdings Limited has no tangible fixed assets other than investments (note 13).

  Capital commitments

     Commitments for tangible fixed assets at 30th April 1997 were:

                                                              1997   1996
                                                              ----   ----
                                                              L000   L000
Contracted..................................................   453     --
                                                              ====   ====

     At 30th April 1997 the group was committed to invest an additional L875k in its associate Beckwith Property Management Fund Limited. The cash is to be invested in property investment funds (1996: L875k).

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

13  FIXED ASSET INVESTMENTS

  Group

                                               RICHARD    UNQUOTED     CONVERTIBLE    ASSOCIATED
                                                ELLIS    INVESTMENTS   LOAN STOCK    UNDERTAKINGS   TOTAL
                                               -------   -----------   -----------   ------------   -----
                                                 L000       L000          L000          L000         L000
At 1st May 1996..............................   2,600         45           463            15        3,123
Disposals in the year........................      --         --            --            (5)          (5)
Profit for the year..........................      --         --            --            48           48
Reclassifications............................      --        (16)           --            48           32
Reclassification as group undertaking........      --         --            --           (86)         (86)
                                                -----        ---           ---           ---        -----
At 30th April 1997...........................   2,600         29           463            20        3,112
                                                =====        ===           ===           ===        =====

     The investment in Richard Ellis is partnership capital subscribed by the group interest-free, carrying an entitlement to a share of profits, as determined by the partners of Richard Ellis. The investment in Richard Ellis is non-voting and no control is exercised.

     On 4th November 1996, the group acquired the remaining 70% of the issued ordinary share capital of Richmount Enterprise Zone Managers Limited, (REZM), a group engaged in the management of enterprise zone trusts and incorporated in England. The company now holds 100% of the issued ordinary share capital of REZM. REZM Limited holds 100% of the issued ordinary share capital of Richmount Management Limited which is also engaged in the management of enterprise zone trusts and is incorporated in England.

  Company

                                                              1997    1996
                                                              -----   -----
                                                              L000    L000
Beckwith Property Fund Management Limited...................     --      --
Business Parks Consultancy Limited..........................     --      --
Business Parks Consultancy SA...............................     --      --
Capital and Country Properties Limited......................     --      --
Property Mezzanine Partners Limited.........................     --      16
R.E.F.S. Limited............................................     --      --
REFS Holdings Limited.......................................  1,975   1,843
Rehold Limited..............................................     --      --
Richard Ellis Corporate Finance Limited.....................     12      12
Richard Ellis Facilities Management Limited.................     --      --
Richard Ellis Financial Holdings Limited....................  1,515   1,479
Richard Ellis Fund Management Limited.......................     --      --
Richard Ellis Gunne Limited.................................     --      --
Richard Ellis (incorporating Hepper Robinson) Limited.......    534     740
Richard Ellis International Limited.........................     --      --
Richard Ellis Investment Services Limited...................      5      --
Richard Ellis (Ireland) Limited.............................     --      --
Richard Ellis Scotland Limited..............................      1      --
Richard Ellis Securities Limited............................     --      --
Richard Ellis Services Limited..............................    300     300
Waresure Limited............................................     --      --
                                                              -----   -----
                                                              4,342   4,390
                                                              =====   =====

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

     The following were subsidiary and associated undertakings at the end of the year and have all been included in the consolidated accounts:

                                                                      PROPORTION OF
                                                      COUNTRY OF      VOTING RIGHTS
                                                     INCORPORATION      AND SHARE
                                                    OR REGISTRATION   CAPITAL HELD            NATURE OF BUSINESS
                                                    ---------------   -------------           ------------------
30 Marsh Wall Limited.............................    England              100%       Enterprise zone trust managers
Beckwith Property Fund Management Limited*........    England               25%       Property fund management
Business Parks Consultancy Limited................    England              100%       Holding company
Capital and Country Properties General Property
  Company.........................................    England              100%       Dormant
(Goldsworth Park) Limited*........................    England               25%       Property investment
Laser Richmount Limited...........................    England              100%       Provision of operational and
                                                                                        promotional services
R.E.F.S. Limited..................................    England              100%       Dormant
R.E.F Services Limited............................    England              100%       Property related investment
REFS Holdings Limited.............................    England              100%       Finance and investment services
Rehold Limited....................................    England              100%       Dormant
Richard Ellis Corporate Capital Limited...........    England              100%       Finance and investment services
Richard Ellis Corporate Finance Limited...........    England              100%       SFA regulated finance and
                                                                                        investment services
Richard Ellis Facilities Management Limited.......    England              100%       Facilities management
Richard Ellis Financial Holdings Limited..........    England              100%       Finance and investment services
Richard Ellis Financial Limited...................    England              100%       Property related investment
                                                                                        advisors
Richard Ellis Fund Management Limited.............    England              100%       Holding company
Richard Ellis Gunne Limited.......................    England               51%       Auctioneers
Richard Ellis (incorporating Hepper Robinson)
  Limited.........................................    England              100%       Commercial property consultants
Richard Ellis International Limited...............    England              100%       Dormant
Richard Ellis Investment Services Limited.........    England              100%       Dormant
Richard Ellis (Ireland) Limited...................    England              100%       Dormant
Richard Ellis Midlands Limited....................    England              100%       Property consultants
Richard Ellis Regional Limited....................    England              100%       Property consultants
Richard Ellis Services Limited....................    England              100%       Provision of assets for hire and
                                                                                        promotional services
Richard Ellis Structured Finance Limited..........    England              100%       Property related investment
                                                                                        advisors
Richmount Enterprise Zone Managers Limited*.......    England              100%       Enterprise zone trust managers
Richmount Management Limited*.....................    England              100%       Enterprise zone trust managers
Richmount Marketing Limited*......................    England              100%       Enterprise zone trust managers
Richmount Underwriting Limited*...................    England              100%       Enterprise zone trust managers
Waresure Limited..................................    England              100%       Corporate partner in Richard Ellis

---------------

* Subsidiaries with a 31st March year end.

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

14  DEBTORS

     Amounts due within one year:

                                                               GROUP         COMPANY
                                                           -------------   -----------
                                                           1997    1996    1997   1996
                                                           -----   -----   ----   ----
                                                           L000    L000    L000   L000
Trade debtors............................................  2,810   2,372    --     --
Prepayments and accrued income...........................    388     410    --     --
Corporation tax recoverable..............................     --      23    --     --
Other debtors............................................    125      58    42      2
Amounts due from group undertakings......................     --      --   123    125
Amounts due from associated undertakings.................     --     413    --     --
                                                           -----   -----   ---    ---
                                                           3,323   3,276   165    127
                                                           =====   =====   ===    ===

     Amounts due after more than one year:

Trade debtors...............................................   --   247    --    --
ACT recoverable.............................................   87    87    --    --
Amounts due from group undertakings.........................   --    --   463   463
                                                              ---   ---   ---   ---
                                                               87   334   463   463
                                                              ===   ===   ===   ===

15  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                             GROUP          COMPANY
                                                         -------------   -------------
                                                         1997    1996    1997    1996
                                                         -----   -----   -----   -----
                                                         L000    L000    L000    L000
Bank overdraft.........................................     --      --     156      66
Trade creditors........................................  1,517     907     788     409
Other taxes and social security........................    292     405      --      --
Other creditors........................................    474     433      61      --
Obligations under finance leases and hire purchase
  contracts............................................    249     261      --      --
Corporation tax........................................    174      50      --      --
Accruals and deferred income...........................  1,002     942     300      56
Amounts owed to group undertakings.....................     --      --   1,516   1,453
                                                         -----   -----   -----   -----
                                                         3,708   2,998   2,821   1,984
                                                         =====   =====   =====   =====

16  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                               GROUP         COMPANY
                                                           -------------   -----------
                                                           1997    1996    1997   1996
                                                           -----   -----   ----   ----
                                                           L000    L000    L000   L000
Loan from Hypobank.......................................  1,350   1,350    --     --
Obligations under finance leases and hire purchase
  contracts..............................................    519     658    --     --
Accruals and deferred income.............................    113     340    --     --
                                                           -----   -----    --     --
                                                           1,982   2,348    --     --
                                                           =====   =====    ==     ==

     The loan from Hypobank carries a fixed rate of 5% until July 1999 and then converts to a variable rate. It is repayable in July 2000.

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

     The obligations under finance leases and hire purchase contracts are secured on the relevant assets and each carries a normal commercial rate of interest.

     They are due as follows:

                                                                 GROUP        COMPANY
                                                              -----------   -----------
                                                              1997   1996   1997   1996
                                                              ----   ----   ----   ----
                                                              L000   L000   L000   L000
Within 1 -- 2 years.........................................  166    239     --     --
Within 2 -- 5 years.........................................  353    419     --     --
                                                              ---    ---     --     --
                                                              519... 658     --     --
                                                              ===    ===     ==     ==

17  MINORITY INTERESTS

                                                              1997   1996
                                                              ----   ----
                                                              L000   L000
Richard Ellis Gunne Limited.................................  (86)   (86)
Richard Ellis Regional Limited..............................   --    155
REFS Holdings Limited.......................................   --    315
Richard Ellis Financial Holdings Limited....................   --     23
                                                              ---    ---
                                                              (86)   407
                                                              ===    ===

     The minority interests in Richard Ellis Regional Limited, REFS Holdings Limited and Richard Ellis Financial Holdings Limited, were purchased by the group during the year. For details of these transactions see note 20.

18  SHARE CAPITAL

  Authorised

                                                              1997    1996
                                                              -----   -----
                                                              L000    L000
"A" ordinary shares of 10p each.............................  3,283     500
"B" ordinary shares of 10p each.............................     --     600
                                                              -----   -----
                                                              3,283   1,100
                                                              =====   =====

     On 30th April 1997 the authorised share capital was increased to L3,283k and the "B" ordinary shares were converted into "A" ordinary shares.

  Allotted, called up and fully paid

                                                                NO OF "B"       TOTAL
                                               NO OF "A"      ORDINARY NON      NO OF
                                            ORDINARY SHARES   VOTING SHARES   SHARES OF
                                              OF 10P EACH      OF 10P EACH    10P EACH    L000
                                            ---------------   -------------   ---------   ----
30th April 1997...........................     8,769,749               --     8,769,749   877
                                               =========        =========     =========   ===
30th April 1996...........................     3,596,858        4,986,197     8,583,055   858
                                               =========        =========     =========   ===

     On 30th April 1997 the "B" ordinary non voting shares of 10p each were converted into "A" ordinary shares of 10p each.

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

     On 30th April 1997 186,694 ordinary shares of 10p each were allotted, issued, called up and fully paid. The shares issued were as consideration for minority shareholdings in Richard Ellis (incorporating Hepper Robinson) Limited. The shares were issued for a total consideration of L93k at a premium of 40p per share.

19 RESERVES

  Group

                                                     SHARE     PROFIT
                                                    PREMIUM   AND LOSS   GOODWILL   CAPITAL
                                                    ACCOUNT   ACCOUNT    RESERVE    RESERVE   TOTAL
                                                    -------   --------   --------   -------   -----
                                                     L000       L000       L000      L000     L000
At 1 May 1996, as previously stated...............   2,647       734       (584)       --     2,797
Prior year adjustment -- see below................      --      (584)       584        --        --
                                                     -----      ----       ----       ---     -----
At 1 May 1996, as restated........................   2,647       150         --        --     2,797
Premium on issue of shares........................      76        --         --        --        76
Retained loss for the year........................      --      (255)        --        --      (255)
Capital reserve on acquisition -- see note 20.....      --        --         --       199       199
Share of former associate's profit taken to group
  profit and loss account prior to the associate
  becoming a subsidiary...........................      --       (26)        --        --       (26)
                                                     -----      ----       ----       ---     -----
At 30th April 1997................................   2,723      (131)        --       199     2,791
                                                     =====      ====       ====       ===     =====

     Included within the group reserves are reserves of (L26k) which relate to shares of associated undertakings retained profits.

     Prior year adjustment

     As disclosed in note 1 there has been a change in the group's accounting policy regarding goodwill. The effect on net assets and loss for the year in effect on the year ended 30th April 1996 is nil. The effect on net assets in the year ended 30th April 1997, is an increase of L491k in the net assets of the group, and an increase of L72k in the loss for the year. The change in accounting policy will give rise to a transfer in reserves between the goodwill reserve previously held at L584k and the profit and loss account reserve brought forward.

     The cumulative amount of goodwill resulting from acquisitions which has been eliminated against group reserves is L656k (1996: L584k)

  Company

                                                               SHARE     PROFIT
                                                              PREMIUM   AND LOSS
                                                              ACCOUNT   ACCOUNT    TOTAL
                                                              -------   --------   -----
                                                               L000       L000     L000
At 1st May 1996.............................................   2,647       (509)   2,138
Premium on issue of shares..................................      76         --       76
Retained loss for the year..................................      --       (942)    (942)
                                                               -----     ------    -----
At 30th April 1997..........................................   2,723     (1,451)   1,272
                                                               =====     ======    =====

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

20  ACQUISITIONS

                                         RICHARD    RICHMOUNT                           RICHARD
                                          ELLIS     ENTERPRISE              RICHARD      ELLIS
                                        FINANCIAL      ZONE        REFS      ELLIS     FACILITIES
                                        HOLDINGS     MANAGERS    HOLDINGS   REGIONAL   MANAGEM'T     DORMANT
                                         LIMITED     LIMITED     LIMITED    LIMITED     LIMITED     COMPANIES
                                        ---------   ----------   --------   --------   ----------   ---------
                                          L000         L000        L000       L000        L000        L000
Fixed assets..........................      --           --          --         52          --         --
Investments...........................       1           --          --         --          --         --
Debtors...............................      31          136         784        195         151          6
Cash..................................      28           71          37         58          66         --
Creditors.............................     (48)        (423)       (502)      (173)       (217)        --
                                           ---         ----        ----       ----        ----         --
Net assets acquired...................      12         (216)        319        132          --          6
                                           ===         ====        ====       ====        ====         ==
Fair value totals.....................      12         (216)        319        132          --          6
Goodwill..............................     (36)        (519)        199         (7)         --         --
                                           ---         ----        ----       ----        ----         --
Consideration.........................      48          303         120        139          --          6
                                           ===         ====        ====       ====        ====         ==

     The preacquisition results of the subsidiaries acquired during the year were L87k (1996: L2k).

     Analysis of net cash acquired on purchase of subsidiary undertakings:

Cash consideration....................     (48)       (242)       (120)        --         --         --
Cash acquired.........................      --          71          --         --         66         --
                                           ---        ----        ----       ----       ----         --
                                           (48)       (171)       (120)        --         66         --
                                           ===        ====        ====       ====       ====         ==

     For details of the dormant companies acquired see note 13.

     In the opinion of the directors, there is no material difference between the fair values of the assets and liabilities of the subsidiary undertakings purchased and the fair value totals set out above.

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

                                                                                CAPITAL
                                                                     GOODWILL   RESERVE
                                                                     --------   -------
                                                                       L000      L000
ACQUISITION MINORITY INTEREST IN RICHARD ELLIS FINANCIAL
  HOLDINGS LIMITED:
Consideration...............................................    48
Net assets acquired.........................................    12
                                                              ----
                                                                        (36)
ACQUISITION OF RICHMOUNT ENTERPRISE ZONE MANAGERS LIMITED:
Consideration paid..........................................   303
Net assets acquired.........................................  (216)
                                                              ----
                                                                       (519)       --
ACQUISITION OF MINORITY INTEREST IN REFS HOLDINGS LIMITED:
Consideration paid..........................................   120
Net assets acquired.........................................   319
                                                              ----
                                                                         --       199
ACQUISITION OF MINORITY INTEREST IN RICHARD ELLIS REGIONAL
  LIMITED:
Consideration paid..........................................   139
Net assets acquired.........................................   132
                                                              ----
                                                                         (7)       --
ACQUISITION OF RICHARD ELLIS FACILITIES MANAGEMENT LIMITED
Consideration paid..........................................    --
Net assets acquired.........................................    --
                                                              ----
                                                                         --        --
ACQUISITION OF DORMANT COMPANIES
Consideration paid..........................................     6
Net assets acquired.........................................     6
                                                              ----
                                                                         --
                                                                       ----       ---
                                                                       (562)      199
                                                                       ====       ===

21  RECONCILIATION OF OPERATING LOSS TO CASH FLOW FROM OPERATING ACTIVITIES

                                                              GROUP    GROUP
                                                              1997     1996
                                                              -----    -----
                                                              L000     L000
Operating loss..............................................  (139)     (249)
Depreciation charges........................................   428       564
Amortisation................................................    72        --
Provision against investment................................    26       160
Profit on sale of tangible fixed assets.....................   (36)      (89)
Decrease in debtors.........................................   119     1,206
Decrease in creditors.......................................    88      (890)
                                                              ----     -----
Net cash inflow from operating activities...................   558       702
                                                              ====     =====

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

22  RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

                                                              GROUP    GROUP
                                                              1997     1996
                                                              -----    -----
                                                              L000     L000
Investment income net of tax................................    --       134
Interest received...........................................   127        60
Interest paid...............................................   (96)      (78)
Interest element of finance lease payments..................   (69)      (87)
                                                              ----     -----
Returns on investment and servicing of finance..............   (38)       29
                                                              ====     =====

23  CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT

                                                              GROUP    GROUP
                                                              1997     1996
                                                              -----    -----
                                                              L000     L000
Purchase of tangible fixed assets...........................   (44)     (140)
Sale of tangible fixed asset................................   126       239
Payment to acquire investments..............................    --       (16)
Sale of investment..........................................   (25)       35
                                                              ----     -----
Net cash outflow for capital expenditure and financial
  investment................................................    57       118
                                                              ====     =====

24  ACQUISITIONS AND DISPOSALS

                                                              GROUP      GROUP
                                                              1997       1996
                                                              -----      -----
                                                              L000       L000
Purchase of subsidiary undertaking..........................  (455)        --
Net cash acquired with subsidiary...........................   137         --
                                                              ----       ----
Net cash outflow for acquisitions and disposals.............  (318)        --
                                                              ====       ====

25  FINANCING

                                                              GROUP      GROUP
                                                              1997       1996
                                                              -----      -----
                                                              L000       L000
Capital element of finance lease rental payments............  (407)      (318)
Proceeds from new borrowings................................    --         83
Repayment of borrowings.....................................    --        (31)
                                                              ----       ----
Net cash outflow from financing.............................  (407)      (266)
                                                              ====       ====

26  NET DEBT

                                                         AT 1ST MAY    CASH      AT 30TH
                                                            1996       FLOW     APRIL 1997
                                                         ----------    -----    ----------
                                                            L000       L000        L000
Cash in hand and at bank...............................     1,217      (158)       1,059
Debt due after one year................................    (1,350)       --       (1,350)
Finance leases.........................................      (919)      150         (769)
                                                           ------      ----       ------
                                                           (1,052)       (8)      (1,060)
                                                           ======      ====       ======

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                               1997
                                                              ------
                                                               L000
Decrease in cash in the year................................    (158)
Cash outflow from decrease in lease financing...............     150
                                                              ------
Movement in net debt in the year............................      (8)
Net debt at 1 May 1997......................................  (1,052)
                                                              ------
Net debt at 30th April 1997.................................  (1,060)
                                                              ======

27  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                             GROUP          COMPANY
                                                         -------------   -------------
                                                         1997    1996    1997    1996
                                                         -----   -----   -----   -----
                                                         L000    L000    L000    L000
Loss for the financial year............................   (255)   (305)   (942)   (608)
New share capital subscribed...........................     95      --      95      --
Capital reserve on acquisition.........................    199      --      --      --
Share of former associate's profit taken to group
  profit and loss account prior to the associate
  becoming a subsidiary................................    (26)     --      --      --
                                                         -----   -----   -----   -----
Net increase/(decrease) in shareholders' funds.........     13    (305)   (847)   (608)
Shareholders' funds at beginning of year...............  3,655   3,960   2,996   3,604
                                                         -----   -----   -----   -----
Shareholders' funds at end of year.....................  3,668   3,655   2,149   2,996
                                                         =====   =====   =====   =====

28  PENSIONS

     Certain employees are members of a pension scheme operated by the Richard Ellis Partnership. The scheme includes final salary and defined contribution sections. The assets of the schemes are held separately from those of the Partnership.

     The most recent actuarial valuation was at 30th April 1993. The valuation was conducted using the projected unit method, and assumed an interest rate of 8%, a salary growth of 6% and dividend growth of 3.5%. The value of the scheme's assets exceeded the accrued benefits to members. The next actuarial valuation is at 30th April 1996, and is currently being prepared.

     The pension charge represents contributions payable by the company and amounted to L110k. Costs totalling L7k were payable at the year end and are included in creditors.

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

29  LEASING COMMITMENTS

     The group had commitments under operating leases to make payments totalling L539k (1996: L559k) in the year ending 30th April 1997 as follows:

                                                            1997                1996
                                                      -----------------   -----------------
                                                       LAND &              LAND &
                                                      BUILDINGS   OTHER   BUILDINGS   OTHER
                                                      ---------   -----   ---------   -----
                                                        L000      L000      L000      L000
Leases expiring:
  Within one year...................................      --        52        --        12
  Within two to five years..........................      52       138        23       227
  Over five years...................................     297        --       297        --
                                                         ---       ---       ---       ---
                                                         349       190       320       239
                                                         ===       ===       ===       ===

30  CONTINGENT LIABILITIES

     The company has given an unlimited guarantee in respect of the bank loans and overdrafts of certain other group companies. At 30th April 1997 the amount guaranteed by the company was L851k (1996: L706k).

31  POST BALANCE SHEET EVENT

     On 2nd May 1997 the Richard Ellis group in the UK carried out a corporate restructuring. This involved transferring the trade, assets and liabilities of the former Richard Ellis Partnership, Richard Ellis Services Limited, Richard Ellis (incorporating Hepper Robinson) Limited, Richard Ellis Regional Limited and Richard Ellis Midlands Limited into Richard Ellis Holdings Limited, which became the main UK trading company for the group, trading as Richard Ellis. The ultimate parent company is now Richard Ellis Group Limited.

32  RELATED PARTY TRANSACTIONS

     All of the directors of Richard Ellis Holdings Limited, except I Harvey and A J Davenport, were partners in the Richard Ellis Partnership during the year.

     During the year the Partnership charged Richard Ellis Holdings Limited and its subsidiary companies fees totalling L126k and management charges totalling L1,235k. Subsidiaries of Richard Ellis Holdings Limited charged the Partnership fees totalling L451k, hire charges totalling L618k and promotional charges totalling L1,122k.

     Of these sums, the amounts unpaid at the balance sheet date totalled L461k owed by the group, and L514k owed to the group.

     Additionally Waresure Limited, a group company, is the corporate partner in the Partnership, having invested capital of L2,600k. Waresure Limited was allocated L130k in the year by way of its share of Partnership profits, L116k of which was unpaid at the year end.

                         RICHARD ELLIS HOLDINGS LIMITED

                       FOR THE YEAR ENDED 30TH APRIL 1997

     The group paid the Richard Ellis Partnership L278k in respect of directors' services to group companies.

     All transactions were carried out on commercial terms and at arms' length.

33  ULTIMATE PARENT COMPANY

     The ultimate parent company is Richard Ellis Group Limited which is the parent of both the smallest and the largest groups of which the company is a member.

34  SIGNIFICANT DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

     The Company's accounting policies comply with U.K. GAAP which differ in certain significant respects from U.S. GAAP. The following is a summary of such differences.

ACCOUNTING FOR GOODWILL

     During the year ended 30 April 1997, the Company changed its accounting policy from writing goodwill off directly to reserves, to amortising it over its useful economic life through the profit and loss account. In connection with this change in accounting policy, the 1996 financial statements were restated onto a consistent basis with the 1997 financial statements; as a result the goodwill previously taken to reserves was written off through the profit and loss account in the restated 1996 financial statements as it was considered to have nil useful economic life.

     The restatement and the change in accounting policy did not adjust for goodwill written off to reserves prior to 1995.

     Under U.S. GAAP, goodwill arising on acquisitions is capitalised and amortised over its economic life through the profit and loss account.

ACCOUNTING FOR DEFERRED INCOME TAXES

     U.K. GAAP requires deferred income taxes to be recorded using the liability method based on those timing differences expected to crystallise in the foreseeable future. U.S. GAAP also requires the use of the liability method; however, full provision for all temporary differences is required.

                                 RICHARD ELLIS

                              PARTNERSHIP ACCOUNTS
                       FOR THE YEAR ENDED 30TH APRIL 1997

                                    CONTENTS

                                                               PAGE
                                                               ----
Profit and loss account.....................................   F-122
Balance sheet...............................................   F-123
Notes to the Partnership accounts...........................   F-124
Report of the auditors......................................   F-130

SECRETARY

     P Osman, Berkeley Square House, Berkeley Square, London, W1X 6AN.

AUDITORS

     BDO Stoy Hayward, 8 Baker Street, London, W1M 1DA.

PRINCIPAL BANKERS

     Barclays Bank PLC, 54 Lombard Street, London, EC3V 9EX.

                                 RICHARD ELLIS

                            PROFIT AND LOSS ACCOUNT
                       FOR THE YEAR ENDED 30TH APRIL 1997

                                                              NOTE    1997      1996
                                                              ----   -------   -------
                                                                      L000      L000
Turnover....................................................   2      27,137    25,553
Operating expenses..........................................   3     (26,399)  (24,522)
                                                                     -------   -------
Operating profit............................................             738     1,031
Interest receivable.........................................   6         290       306
Interest payable............................................   7        (204)     (189)
Shareholders' interest payable..............................             (80)      (99)
                                                                     -------   -------
                                                                           6        18
                                                                     -------   -------
Net profit..................................................             744     1,049
                                                                     =======   =======

     All amounts relate to continuing activities. The trade was transferred to Richard Ellis Group on 1st May 1997.

  All recognised gains and losses are included in the profit and loss account.

   The notes on pages F-124 to F-129 form part of these Partnership accounts.

                                 RICHARD ELLIS

                                 BALANCE SHEET
                               AT 30TH APRIL 1997

                                                              NOTE       1997        1996
                                                              ----      ------      ------
                                                                         L000        L000
Fixed assets................................................    8          458         446
Investments.................................................    9           --           6
                                                                        ------      ------
                                                                           458         452
Current assets
  Current asset investment..................................                --           5
  Work in progress..........................................               695         538
  Debtors and prepayments...................................   10       10,040       9,883
  Cash at bank and in hand..................................   11          886       2,468
                                                                        ------      ------
                                                                        11,621      12,894
Creditors falling due within one year.......................   12       (6,420)     (5,739)
                                                                        ------      ------
Net current assets..........................................             5,201       7,155
                                                                        ------      ------
Total assets less current liabilities.......................             5,659       7,607
Creditors falling due after more than one year..............   13       (1,518)     (1,649)
                                                                        ------      ------
                                                                         4,141       5,958
                                                                        ======      ======
Represented by:
Shareholders' equity........................................   14
  Capital accounts..........................................             3,950       3,828
  Sinking fund capital accounts.............................                --         219
  Loan accounts.............................................                 7       1,070
  Current accounts..........................................               184         841
  Current taxation..........................................                --          --
                                                                        ------      ------
                                                                         4,141       5,958
                                                                        ======      ======

   The notes on pages F-124 to F-129 form part of these Partnership accounts.

                                 RICHARD ELLIS

                       NOTES TO THE PARTNERSHIP ACCOUNTS
                       FOR THE YEAR ENDED 30TH APRIL 1997

1  ACCOUNTING POLICIES

     These Partnership accounts have been prepared under the historical cost convention and are in accordance with applicable accounting standards. The following principal accounting policies have been applied:

  Turnover

     This represents fees earned from all activities of the firm, exclusive of value added tax, and net of specific provisions for bad debts and shared fees. An accrual is made for management commission earned but not billed at the year end, and for movements in work in progress in professional departments. Work in progress is valued at the lower of cost and net realisable value; cost represents the cost of relevant staff plus attributable professional indemnity cover. In previous years cost has represented the salaries of the relevant professional staff.

     Provision for bad debts is made against specific fee accounts when, in the opinion of the Partners, there is a substantial risk of loss due to non-payment. Shared fees are matched with the relevant income.

  Depreciation

     Depreciation is provided in order to write off the cost less estimated residual values of all tangible fixed assets over their expected useful lives as follows:

                                         -- reducing balance at 25% per
Motor vehicles                           annum
Computer software                        -- straight line at 25% per annum

  Leased assets

     Where assets are financed by leasing agreements that give rights approximating to ownership (finance leases), the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as amounts payable to the lessor. Depreciation on the relevant assets is charged to the profit and loss account.

     Lease payments are split between capital and interest using the straight line method. The interest is charged to the profit and loss account. The capital part reduces the amounts payable to the lessor.

     All other leases are treated as operating leases. Their annual rentals are charged to the profit and loss account on a straight line basis over the lease term.

  Valuation of investments

     Investments held as fixed assets are stated at cost less any provision for a permanent diminution in value.

  Cashflow statement

     In the opinion of the Partners, a cashflow statement as required by FRS1 would be misleading because the cashflows relating to Partners' financing of the firm and their drawings do not readily fit into the required format. An alternative cashflow statement was not considered by the Partners to add value to these Partnership accounts, nor to be appropriate or cost effective in assisting them, and other users, in their understanding of these final Partnership accounts.

                                 RICHARD ELLIS

                       FOR THE YEAR ENDED 30TH APRIL 1997

2  TURNOVER

                                                               1997     1996
                                                              ------   ------
                                                               L000     L000
Professional fees...........................................  24,572   22,833
Management commission.......................................   2,563    2,939
Bad debt write back/(charge)................................       2     (219)
                                                              ------   ------
                                                              27,137   25,553
                                                              ======   ======

3  OPERATING EXPENSES INCLUDE:

                                                              1997   1996
                                                              ----   ----
                                                              L000   L000
Hire charges................................................  788     900
Fixed asset depreciation....................................   73     157
Auditors' remuneration......................................   30      30
Exceptional income upon loss of profits claim relating to
  bomb disruption in a previous period......................   --    (632)

     Depreciation includes L90,438 (1996: L91,370) charged on assets held under finance leases and hire purchase contracts.

4  EQUITY PARTNERS' NOTIONAL SALARIES

                                                              1997    1996
                                                              -----   -----
                                                              L000    L000
Equity Partners' notional salaries..........................  2,656   2,826
                                                              =====   =====

5  STAFF AND RELATED COSTS

                                                               1997     1996
                                                              ------   ------
                                                               L000     L000
Salaries (excluding Equity Partners)........................  10,432   10,085
Salaried Partners' and Associates' bonuses..................     271      397
Staff bonuses...............................................      87      126
                                                              ------   ------
                                                              10,790   10,608
Social security costs.......................................   1,027    1,041
                                                              ------   ------
                                                              11,817   11,649
                                                              ======   ======

                                 RICHARD ELLIS

                       FOR THE YEAR ENDED 30TH APRIL 1997

     Number of persons in the firm at 30th April

                                                               1997     1996
                                                              ------   ------
                                                              NUMBER   NUMBER
  Operating units
     Partners and other professional staff..................   205      210
     Administrative staff...................................   127      119
                                                               ---      ---
                                                               332      329
                                                               ===      ===
  Support units
     Partners and other professional staff..................    63       63
     Administrative staff...................................    37       39
                                                               ---      ---
                                                               100      102
                                                               ---      ---
                                                               432      431
                                                               ---      ---

6  INTEREST RECEIVABLE ON:

                                                              1997   1996
                                                              ----   ----
                                                              L000   L000
Bank deposits...............................................  290    306
                                                              ===    ===

7  INTEREST PAYABLE ON:

                                                              1997   1996
                                                              ----   ----
                                                              L000   L000
Term loan from 3i plc (see note 13).........................  132    105
Bank overdrafts.............................................   12     58
Hire purchase contracts.....................................   60     26
                                                              ---    ---
                                                              204    189
                                                              ===    ===

8  FIXED ASSETS

                                                    MOTOR     LEASEHOLD   COMPUTER
                                                   VEHICLES   PREMISES    SOFTWARE   TOTAL
                                                   --------   ---------   --------   -----
                                                     L000       L000        L000     L000
Cost
  B/F............................................   1,130        228        109      1,467
  Additions......................................     161          0          0        161
  Disposals......................................    (321)         0          0       (321)
                                                    -----        ---        ---      -----
  C/F............................................     970        228        109      1,307
                                                    =====        ===        ===      =====
Depreciation
  B/F............................................     716        228         77      1,021
  Charge in year.................................      45          0         28         73
  Disposals......................................    (245)         0          0       (245)
                                                    -----        ---        ---      -----
  C/F............................................     516        228        105        849
                                                    =====        ===        ===      =====
Net Book Value
  At 30th April 1997.............................     454          0          4        458
                                                    -----        ---        ---      -----
  At 30th April 1996.............................     414          0         32        446
                                                    =====        ===        ===      =====

                                 RICHARD ELLIS

                       FOR THE YEAR ENDED 30TH APRIL 1997

     The net book value of tangible fixed assets includes an amount of L50,223 (1996: L311,059) in respect of assets held under hire purchase contracts.

9  INVESTMENTS

                                                              1997    1996
                                                              ----    ----
                                                              L000    L000
At cost at 1st May..........................................    6       6
Disposals in year...........................................   (6)     --
                                                               --      --
At 30th April...............................................   --       6
                                                               ==      ==

10  DEBTORS AND PREPAYMENTS

                                                               1997     1996
                                                              ------    -----
                                                               L000     L000
Fees receivable (net of bad debt provision).................   6,767    7,319
Management commission accrued...............................     331      295
Sundry debtors and prepayments..............................   2,942    2,269
                                                              ------    -----
                                                              10,040    9,883
                                                              ======    =====

     All amounts shown under debtors and prepayments fall due within one year.

11  CASH AT BANK AND IN HAND

    Cash at bank and in hand includes L752,660 (1996: L715,582) in a blocked account, over which a charge has been granted.

12  CREDITORS FALLING DUE WITHIN ONE YEAR

                                                              1997     1996
                                                              -----    -----
                                                              L000     L000
Bank overdraft..............................................  1,713       --
Trade creditors and accruals................................  2,049    1,249
Shared fees payable.........................................    379      514
P A Y E and National Insurance..............................    364      429
Bonuses payable.............................................    358      522
Current taxation............................................     --    1,559
Hire purchase creditors.....................................     19      116
Other creditors.............................................  1,538    1,350
                                                              -----    -----
                                                              6,420    5,739
                                                              =====    =====

13  CREDITORS FALLING DUE AFTER MORE THAN ONE YEAR

                                                              1997    1996
                                                              -----   -----
                                                              L000    L000
Term loan from 3i plc.......................................  1,500   1,500
Hire purchase creditors.....................................     18     149
                                                              -----   -----
                                                              1,518   1,649
                                                              =====   =====

                                 RICHARD ELLIS

                       FOR THE YEAR ENDED 30TH APRIL 1997

     The term loan from 3i plc, which expires in December 2011, bears interest at 1.875% above the higher of LIBOR or 6%. It is repayable at the Partners' discretion but must be reduced to L1,000,000 by December 2001 and to L500,000 by December 2006.

     Obligations under hire purchase contracts are due as follows:

                                                              1997   1996
                                                              ----   ----
                                                              L000   L000
Within 1 -- 2 years.........................................    9    100
Within 2 -- 5 years.........................................    9     49
                                                               --    ---
                                                               18    149
                                                               ==    ===

SHAREHOLDERS' EQUITY

                                                          SINKING FUND
                                               CAPITAL      CAPITAL        LOAN     CURRENT    CURRENT
                                               ACCOUNTS     ACCOUNTS     ACCOUNTS   ACCOUNTS   ACCOUNTS
                                               --------   ------------   --------   --------   --------
                                                 L000         L000         L000       L000       L000
At 1st May 1996..............................   3,828          219        1,070         841         --
Movement in year
  Capital introduced.........................     222           --           --          --         --
  Salaries and interest......................      --           --           --       2,736         --
  Profit attributable........................      --           --           --         744         --
  Transfers (to)/from creditors..............    (100)         (20)        (140)        (55)     1,572
  Capital and loan distributions.............      --         (199)        (923)         --         --
  Drawings...................................      --           --           --      (2,824)        --
  Tax suffered...............................      --           --           --      (1,151)     1,151
  Tax released/paid..........................      --           --           --        (107)    (1,663)
  Cash set aside.............................      --           --           --          --     (1,026)
  Further cash to be set aside...............      --           --           --          --       (234)
  Administration costs accrued...............      --           --           --          --        200
                                                -----         ----        -----      ------     ------
At 30th April 1997...........................   3,950           --            7         184         --
                                                =====         ====        =====      ======     ======

15  COMMITMENTS UNDER OPERATING LEASES

     As at 30th April 1997 the Partnership had annual commitments under non-cancellable operating leases as set out below:

                                                                PROPERTY       EQUIPMENT
                                                              -------------   ------------
                                                              1997    1996    1997    1996
                                                              -----   -----   -----   ----
                                                              L000    L000    L000    L000
Operating leases which expire:
within one year.............................................     --      --     117    39
in second to fifth years inclusive..........................    205      49     616   313
greater than five years.....................................  2,808   3,152      --
                                                              -----   -----   -----   ---
                                                              3,013   3,201     733   352
                                                              =====   =====   =====   ===

16  RELATED PARTY TRANSACTIONS

     During the year, all of the Richard Ellis Partners were directors of Richard Ellis Holdings Limited and all except S.V. Clayton and R.P. Lister were also shareholders in that company.

                                 RICHARD ELLIS

                       FOR THE YEAR ENDED 30TH APRIL 1997

     During the year the Partnership charged Richard Ellis Holdings Limited and its subsidiary companies fees totalling L126,474 and management charges totalling L1,235,256. Subsidiaries of Richard Ellis Holdings Limited also charged the Partnership fees totalling L451,043, hire charges totalling L618,954 and promotional charges totalling L1,122,214. Of these sums the amounts unpaid at the year end totalled L461,286 owing to the Partnership and L644,806 owing by the Partnership.

     Additionally, Waresure Limited, a subsidiary of Richard Ellis Holdings Limited, is the corporate partner in the Partnership, having invested capital of L2,600,000. Waresure Limited was allocated L130,000 in the year by way of its share of partnership profits, L116,140 of which was unpaid at the year end.

     All transactions were carried out on commercial terms and at arms length.

17  POST BALANCE SHEET EVENT

     On 1st May 1997 the trade, assets and liabilities of the Partnership were transferred to Richard Ellis Group, a newly formed company, and the Partnership ceased trading.

18  SIGNIFICANT DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

     The Partnership's accounting policies comply with applicable U.K. GAAP as noted in the financial statements, which differ in certain significant respects from U.S. GAAP. The following is a summary of such differences.

CASH FLOW STATEMENTS

     Under U.K. GAAP, as a partnership, Richard Ellis does not present a Cash Flow Statement as, in the opinion of the Partners, a cash flow statement as required by Financial Reporting Standard 1 (Revised) would be misleading because the cash flow relating to the Partners' financing of the firm and drawings do not readily fit into the required format. An alternative cash flow statement was not considered by the Partners to add value to these accounts, nor to be appropriate or cost effective in assisting them, and other users, in their understanding of the Partnership accounts. Under U.S. GAAP, a Cash Flow Statement would be required for all years presented.

WORK IN PROGRESS

     As discussed in the Partnership's accounting policies, work in progress is valued at the lower of cost and net realisable value; cost represents the salaries of the relevant professional staff. It does not, however, include any cost element in respect of equity partner time. Under U.S. GAAP, work in progress would be recorded at cost.

                                 RICHARD ELLIS

                             REPORT OF THE AUDITORS

TO THE PARTNERS OF RICHARD ELLIS

     We have audited the Partnership accounts on pages F-122 to F-129 which have been prepared under the accounting policies set out on page F-124.

  Respective responsibilities of Partners and auditors

     You are responsible, as Partners, for the preparation of the Partnership accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

  Basis of opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. n audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the Partnership accounts. It also includes an assessment of the significant estimates and judgements made by the Partners in the preparation of the Partnership accounts, and of whether the accounting policies are appropriate to the Partnership's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the Partnership accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the Partnership accounts.

  Opinion

     In our opinion the financial statements give a true and fair view of the state of the Partnership's affairs as at 30th April 1997 and of its profit for the year then ended.

     Accounting principles generally accepted in the United Kingdom vary in certain respects from generally accepted accounting principles in the United States. These differences are referred to in note 18 to the financial statements.

                                            BDO STOY HAYWARD
                                            Chartered Accountants
                                            and Registered Auditors
                                            London

23 October 1997 (final paragraph signed as at 21 July 1998)

                         RICHARD ELLIS HOLDINGS LIMITED

                     ANNUAL REPORT AND FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH APRIL 1996

                                    CONTENTS

                                                              PAGE
                                                              -----
Directors
Report of the directors.....................................  F-132
Report of the auditors......................................  F-135
Consolidated profit and loss account........................  F-136
Consolidated balance sheet..................................  F-137
Balance sheet...............................................  F-138
Consolidated cash flow statement............................  F-139
Notes forming part of the financial statements..............  F-140

DIRECTORS

A J M Huntley (Chairman)                                        A C M Pringle
B N Harris                                                      J J Shellard
J A D Croft                                                     M J Strong
D A Sizer                                                       K J Caesar
B D White                                                       A J Waters
M D G Wheldon                                                   G E Webster
R J F Wildman                                                   J S Worboys
C N G Arding                                                    J M T Slade
R D Lucas                                                       C M Warner
A Forbes                                                        S L Barter
R G Glover                                                      H V A Ellingham
C P B Roe                                                       I D Ellis
E T D Luker                                                     D P Smith
A C Froggatt                                                    S V Clayton
S A Hubbard                                                     R P Lister

SECRETARY AND REGISTERED OFFICE

     P A V S Osman, Berkeley Square House, London, W1X 6AN.

AUDITORS

     BDO Stoy Hayward, 8 Baker Street, London, W1M 1DA.

BANKERS

     Barclays Bank PLC, 54 Lombard Street, London EC3V 9EX.

                         RICHARD ELLIS HOLDINGS LIMITED

                            REPORT OF THE DIRECTORS
                       FOR THE YEAR ENDED 30TH APRIL 1996

     The directors present their annual report together with the audited financial statements for the year ended 30th April 1996.

RESULTS AND DIVIDENDS

     The results of the group for the year are set out on page F-136.

     The directors do not propose the payment of a dividend.

PRINCIPAL ACTIVITIES, TRADING REVIEW AND FUTURE DEVELOPMENTS

     The company's principal activity is that of a holding company. The subsidiaries' activities are disclosed in note 14 to the financial statements.

     The trading environment for the Group's activities remained difficult throughout the year and the exceptional costs have been taken with the write down of investments held by the Group. Considerable effort has been devoted to reducing the Group's administrative expenses resulting in an improved performance. Further improvements are expected during the course of the next financial year.

FIXED ASSETS

     The movements in fixed assets are set out in notes F-140 and F-151 to the financial statements.

DIRECTORS

     The directors of the company during the year and their interests in the ordinary share capital of the company were:

                                                  10P ORDINARY SHARES AT 30TH APRIL 1996       TOTAL
                                                  ---------------------------------------   10P ORDINARY
                                                                  NON-VOTING                 SHARES AT
                                                   "A" SHARES     "B" SHARES      TOTAL       30.4.95
                                                  ------------   ------------   ---------   ------------
A J M Huntley...................................     159,038        212,494       371,532      371,532
B N Harris......................................     159,038        201,494       360,532      360,532
J A D Croft.....................................     159,038        199,219       358,257      358,257
D A Sizer.......................................     159,038        212,494       371,532      371,532
B D White.......................................     159,038        199,219       358,257      358,257
M D G Wheldon...................................     159,038        211,494       370,532      370,532
R J F Wildman...................................     159,038        201,494       360,532      360,532
C N G Arding....................................     159,038        201,494       360,532      360,532
R D Lucas.......................................     159,038        201,494       360,532      360,532
A Forbes........................................     159,038        215,488       374,526      374,526
R G Glover......................................     159,038        206,163       365,201      365,201
C P B Roe.......................................     159,038        199,219       358,257      358,257
E T D Luker.....................................     159,038        199,219       358,257      358,257
A C Froggatt....................................     135,182         39,522       174,704      174,704
S A Hubbard.....................................     135,182        211,250       346,432      346,432
A C M Pringle...................................     135,182        196,250       331,432      331,432
J J Shellard....................................     135,182        191,250       326,432      326,432
M J Strong......................................     127,230        191,249       318,479      318,479
K J Caesar......................................     111,327        233,573       344,900      344,900
A J Waters......................................     111,327        193,304       304,631      304,631
G E Webster.....................................     111,327        191,573       302,900      302,900
J S Worboys.....................................     111,327        183,304       294,631      294,631
J M T Slade.....................................      95,423        183,285       278,708      278,708
C M Warner......................................      95,423        183,285       278,708      278,708
G Carr-Jones (resigned 31.7.95).................      79,519        143,214       222,733      222,733
S L Barter......................................       2,600             --         2,600        2,600
H V A Ellingham.................................      47,711        152,345       200,056      200,056
I D Ellis.......................................      47,711         15,904        63,615       63,615
D P Smith.......................................      47,711         15,904        63,615       63,615
A J Davenport (resigned 31.05.96)...............          --             --            --           --
S V Clayton.....................................          --             --            --           --
R P Lister......................................          --             --            --           --
                                                   ---------      ---------     ---------    ---------
                                                   3,596,858      4,986,197     8,583,055    8,583,055
                                                   =========      =========     =========    =========

DIRECTORS' RESPONSIBILITIES

     Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and Group and of the profit or loss of the Group for that period. In preparing those financial statements, the directors are required to:

     - select suitable accounting policies and then apply them consistently;

     - make judgements and estimates that are reasonable and prudent;

     - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Company and Group will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and Group and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Company and Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS

     BDO Stoy Hayward have expressed their willingness to continue in office and a resolution to re-appoint them will be proposed at the annual general meeting.

BY ORDER OF THE BOARD

P A V S Osman
SECRETARY

22nd October 1996

                         RICHARD ELLIS HOLDINGS LIMITED

                             REPORT OF THE AUDITORS

TO THE SHAREHOLDERS OF RICHARD ELLIS HOLDINGS LIMITED

     We have audited the financial statements on pages F-136 to F-151 which have been prepared under the accounting policies set out on pages F-140 to F-141.

  Respective responsibilities of directors and auditors

     As described on page F-134 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

  Basis of opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes an examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

  Opinion

     In our opinion the financial statements give a true and fair view of the state of affairs of the company and the group as at 30th April 1996 and of the result of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

     Accounting principles generally accepted in the United Kingdom vary in certain respects from generally accepted accounting principles in the United States. These differences are referred to in note 27 to the financial statements.

                                            BDO STOY HAYWARD
                                            Chartered Accountants
                                            and Registered Auditors
                                            London

22nd October 1996 (final paragraph signed as at 21st July 1998)

                         RICHARD ELLIS HOLDINGS LIMITED

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                       FOR THE YEAR ENDED 30TH APRIL 1996

                                                              NOTE    1996     1995
                                                              ----   ------   -------
                                                                      L000     L000
TURNOVER....................................................    2     9,053     9,482
Administrative expenses.....................................    3    (9,142)  (10,101)
                                                                     ------   -------
LOSS ON ORDINARY ACTIVITIES BEFORE INTEREST AND OTHER
  INCOME....................................................            (89)     (619)
Exceptional item............................................    6      (160)       --
Investment income...........................................    7       196       207
Interest receivable.........................................             96       105
Interest payable............................................    8      (160)     (142)
Share of loss of associated undertakings....................    9      (192)      (67)
                                                                     ------   -------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION.................           (309)     (516)
Taxation on loss on ordinary activities.....................   10       (19)     (129)
                                                                     ------   -------
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION..................           (328)     (645)
Minority interests..........................................             23        22
                                                                     ------   -------
LOSS FOR THE FINANCIAL YEAR.................................           (305)     (623)
Dividends paid..............................................   11        --       (43)
                                                                     ------   -------
TRANSFER FROM RESERVES......................................   19      (305)     (666)
                                                                     ======   =======

                  All amounts relate to continuing activities.

  All recognised gains and losses are included in the profit and loss account.

   The notes on pages F-140 to F-151 form part of these financial statements.

                         RICHARD ELLIS HOLDING LIMITED

                           CONSOLIDATED BALANCE SHEET
                               AT 30TH APRIL 1996

                                                                   NOTE        1996              1995
                                                                   ----   ---------------   ---------------
                                                                           L000     L000     L000     L000
FIXED ASSETS
  Tangible fixed assets..........................................   13     1,458             1,657
  Investments....................................................   14     3,123             3,363
                                                                          ------            ------
                                                                                    4,581             5,020
CURRENT ASSETS
  Debtors -- due within one year.................................   15     3,276             3,961
           -- due after one year.................................   15       334               582
  Cash at bank...................................................          1,217               639
                                                                          ------            ------
                                                                           4,827             5,182
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR...................   16    (2,998)           (3,348)
                                                                          ------            ------
NET CURRENT ASSETS...............................................                   1,829             1,834
                                                                                   ------            ------
TOTAL ASSETS LESS CURRENT LIABILITIES............................                   6,410             6,854
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR..........   17             (2,348)           (2,464)
                                                                                   ------            ------
                                                                                    4,062             4,390
                                                                                   ======            ======
CAPITAL AND RESERVES:
  Share capital..................................................   18                858               858
  Share premium account..........................................   19              2,647             2,647
  Profit and loss account........................................   19                734             1,039
  Goodwill.......................................................                    (584)             (584)
                                                                                   ------            ------
                                                                                    3,655             3,960
  Minority interests.............................................                     407               430
                                                                                   ------            ------
                                                                                    4,062             4,390
                                                                                   ======            ======

   The notes on pages F-140 to F-151 form part of these financial statements.

  These financial statements were approved by the Board on 22nd October 1996.

                         RICHARD ELLIS HOLDINGS LIMITED

                                 BALANCE SHEET
                               AT 30TH APRIL 1996

                                                       NOTE        1996              1995
                                                       ----   ---------------   --------------
                                                               L000     L000     L000    L000
FIXED ASSETS
  Investments........................................   14              4,390            4,499
CURRENT ASSETS
  Debtors -- due within one year.....................   15       127               288
           -- due after one year.....................   15       463               463
                                                              ------            ------
                                                                 590               751
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR.......   16    (1,984)           (1,646)
                                                              ------            ------
NET CURRENT LIABILITIES..............................                  (1,394)            (895)
                                                                       ------            -----
TOTAL ASSETS LESS CURRENT LIABILITIES................                   2,996            3,604
                                                                       ======            =====
CAPITAL AND RESERVES:
  Share capital......................................   18                858              858
  Share premium account..............................   19              2,647            2,647
  Profit and loss account............................   19               (509)              99
                                                                       ------            -----
                                                                        2,996            3,604
                                                                       ======            =====

           All amounts within capital and reserves relate to equity.

   The notes on pages F-140 to F-151 form part of these financial statements.

  These financial statements were approved by the Board on 22nd October 1996.

A C Froggatt                                   R D Lucas
Director                                       Director

                         RICHARD ELLIS HOLDINGS LIMITED

                        CONSOLIDATED CASH FLOW STATEMENT
                       FOR THE YEAR ENDED 30TH APRIL 1996

                                                         NOTE      1996            1995
                                                         ----   -----------   ---------------
                                                                L000   L000    L000     L000
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES....   20            702            (1,186)
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE:
  Investment income, net of tax credit.................          134             174
  Dividends paid.......................................           --             (74)
  Interest received....................................           60              98
  Interest paid........................................          (78)           (102)
  Interest element of finance lease rental payments....          (87)            (45)
                                                                ----          ------
                                                                         29                51
TAXATION:
  UK corporation tax (paid)/recovered..................           (5)            137
  Belgian corporation tax paid.........................           --             (29)
                                                                ----          ------
                                                                         (5)              108
INVESTING ACTIVITIES:
  Payments to acquire investments......................          (16)           (588)
  Payments to acquire fixed assets.....................   21    (140)           (211)
  Receipts from sale of investments....................           35           1,250
  Receipts from sales of fixed assets..................          239             205
                                                                ----          ------
                                                                        118               656
                                                                       ----            ------
NET CASH INFLOW/(OUTFLOW) BEFORE FINANCING.............                 844              (371)
FINANCING
  Issue of ordinary share capital......................           --              30
  Repurchase of shares.................................           --             (32)
  Capital element of finance lease rental payments.....         (318)           (205)
  Proceeds from new borrowings.........................           83              30
  Repayment of borrowings..............................          (31)         (1,250)
                                                                ----          ------
                                                                       (266)           (1,427)
                                                                       ----            ------
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS.......   22            578            (1,798)
                                                                       ====            ======

   The notes on pages F-140 to F-151 form part of these financial statements.

                         RICHARD ELLIS HOLDINGS LIMITED

                 NOTES FORMING PART OF THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 30TH APRIL 1996

1  ACCOUNTING POLICIES

  Accounting convention

     The financial statements have been prepared under the historical cost convention and are in accordance with applicable accounting standards. The following principal accounting policies have been applied:

  Basis of consolidation

     The financial statements consolidate the accounts of Richard Ellis Holdings Limited and its subsidiary and associated undertakings, drawn up to 30th April each year. The accounts of certain small subsidiaries and associated undertakings have been drawn up to 31st March 1996 or up to 30th June 1996. Adjustments to reflect those companies' trading results for the period between the dates of their accounts and 30th April 1996 would not be material to the group.

     The group uses the acquisition method of accounting to consolidate the results of subsidiary undertakings whereby the results of subsidiary undertakings are included from the date of acquisition.

     No profit and loss account is presented for Richard Ellis Holdings Limited, as permitted by Section 230 of the Companies Act 1985.

  Goodwill

     The tangible assets of newly acquired subsidiary undertakings are incorporated into the accounts on the basis of the fair value to the group as at the effective date of control.

     Goodwill, being any excess of the consideration over that fair value, is written off against reserves on consolidation.

  Associated undertakings

     A company is treated as an associated undertaking when the group holds a substantial interest in it for the long term and exercises significant influence over its operating and financial policy decisions.

     The group's share of the results of associated undertakings is included in the consolidated profit and loss account using the equity method of accounting. The investment in associated undertakings included in the consolidated balance sheet is based on the group's share of the net assets of the associated undertakings, together with any premium or discount arising on acquisition, less amounts written off. Any premium on acquisition is dealt with as if it were goodwill.

  Foreign currency

     Profit and loss accounts and assets and liabilities of foreign subsidiary undertakings are translated into sterling at the rates of exchange ruling on the balance sheet date.

  Turnover

     Turnover represents professional fees rendered to the extent that they have been earned, net of shared fees, and amounts receivable in respect of equipment hire and promotional services, all exclusive of value added tax. An accrual is made for professional fees earned but not billed at the year end.

  Valuation of investments

     Investments held as fixed assets are stated at cost less any provision for a permanent diminution in value.

                         RICHARD ELLIS HOLDINGS LIMITED

  Depreciation

     Depreciation is calculated to write off the cost less estimated residual values of all tangible fixed assets over their expected useful lives as follows:

New motor vehicles (from 1st October       -- straight line at 25% per annum
  1994)
Motor vehicles                             -- reducing balance at 25% per
                                           annum
Office equipment                           -- straight line at 20% per annum
Office fixtures and fittings               -- straight line at 33% per annum
Office furniture                           -- straight line at 12.5% per annum

  Deferred taxation

     Provision is made for timing differences between the treatment of certain items for taxation and accounting purposes to the extent that it is probable that a liability or asset will crystallise.

  Leased assets

     Where assets are financed by leasing arrangements that give rights approximating to ownership (finance leases), the assets are treated as if they had been purchased outright. The amount capitalised is the minimum lease payments payable over the full term of a lease. The corresponding leasing commitments are shown as payable to the lessor. Depreciation on the relevant assets is charged to the profit and loss account.

     Lease payments are split between capital and interest using the actuarial method. The interest is charged to the profit and loss account. The capital part reduces the amounts payable to the lessor.

     All other leases are treated as operating leases. Their annual rentals are charged to the profit and loss account on a straight line basis over the term of the lease.

  Pension costs

     Pension costs are charged against profits in the year in which they become payable.

2  TURNOVER

     Turnover comprises:

                                                              1996    1995
                                                              -----   -----
                                                              L000    L000
Professional fees...........................................  7,390   7,430
Asset hire and promotional charges..........................  1,663   2,052
                                                              -----   -----
                                                              9,053   9,482
                                                              =====   =====

     All turnover is generated in the United Kingdom. Related party turnover is disclosed in note 4.

                         RICHARD ELLIS HOLDINGS LIMITED

3  ADMINISTRATIVE EXPENSES

     Administrative expenses include:

                                                              1996   1995
                                                              ----   ----
                                                              L000   L000
Auditors' remuneration......................................   53     54
Depreciation................................................  563    629
Profit on disposal of fixed assets..........................  (89)   (42)
Payments in respect of operating leases.....................  637    401
Restructuring costs.........................................  169     --
Write down of investments...................................   --     17
                                                              ===    ===

     Depreciation includes L229k (1995: L136k) charged on assets held under finance leases and hire purchase contracts.

4  DIRECTORS' EMOLUMENTS

     Directors' emoluments consist of:

                                                              1996   1995
                                                              ----   ----
                                                              L000   L000
Directors' remuneration.....................................   42     42
Amounts paid to Richard Ellis Partnership...................  324    282
                                                              ---    ---
                                                              366    324
                                                              ===    ===

     The Chairman received no emoluments (1995: LNil) during the period. The emoluments of the highest paid director, excluding pension contributions, were L7k (1995: L7k). The emoluments of other directors, excluding pension contributions, were in the following ranges:

                                                               1996      1995
                                                              ------    ------
                                                              NUMBER    NUMBER
LNil -- 5,000...............................................    25        24
L5,001 -- 10,000............................................     5         6

     All the directors of the company, with the exception of Mr. A J Davenport, are partners in Richard Ellis. The group's turnover relating to asset hire and promotional services arises principally from Richard Ellis. Richard Ellis recharged operating costs to the group of L1,094k (1995: L1,183k) including L324k (1995: L282k) in respect of directors' services, and paid a profit share to the group of L130k (1995: L130k). Richard Ellis also charged fees to the group, and the group charged fees to Richard Ellis, for commercial estate agency work. Some of these fees and some of the operating costs remained outstanding at the year end.

     All transactions were carried out on normal commercial terms and at arm's length.

                         RICHARD ELLIS HOLDINGS LIMITED

5  STAFF COSTS

     Staff costs consist of:

                                                              1996     1995
                                                              -----    -----
                                                              L000     L000
Wages and salaries..........................................  3,745    3,952
Social security costs.......................................    353      383
Pension costs...............................................    142      145
                                                              -----    -----
                                                              4,240    4,480
                                                              =====    =====

     The average number of employees during the year was as follows:

                                                               1996      1995
                                                              ------    ------
                                                              NUMBER    NUMBER
Full time...................................................   150       164
Part time...................................................     5         7
                                                               ---       ---
                                                               155       171
                                                               ===       ===

6  EXCEPTIONAL ITEM

     An exceptional provision of L160k (1995 -- Nil) has been made against the group's investment in IHS Sport Villages PLC (IHSSV). In the opinion of the directors there may have been a permanent diminution in the value of this investment and they have accordingly written down the carrying value of the IHSSV to the group's share of the net assets of IHSSV based on the financial statements of that company at 31 December 1995.

7  INVESTMENT INCOME

                                                              1996   1995
                                                              ----   ----
                                                              L000   L000
Income from investments.....................................    66    77
Profit share received from Richard Ellis....................   130   130
                                                              ----   ---
                                                               196   207
                                                              ====   ===

8  INTEREST PAYABLE

                                                              1996   1995
                                                              ----   ----
                                                              L000   L000
Bank interest...............................................    73    97
Finance leases and hire purchase contracts..................    87    45
                                                              ----   ---
                                                               160   142
                                                              ====   ===

                         RICHARD ELLIS HOLDINGS LIMITED

9  SHARE OF PROFIT/(LOSS) OF ASSOCIATED UNDERTAKINGS

                                                              1996   1995
                                                              ----   ----
                                                              L000   L000
Richmount Enterprise Zone Managers Limited..................    (3)   --
Beckwith Property Fund Management Limited...................  (129)  (96)
General Property Company (Goldsworth Park) Limited
  -- share of profit........................................    13    22
  -- share of revaluation reserve...........................   (72)    7
LAW 572 Limited.............................................    (1)   --
                                                              ----   ---
                                                              (192)  (67)
                                                              ====   ===

     The investment in Beckwith Property Fund Management Limited has now been fully written down and no further liability can be incurred.

10  TAXATION ON (LOSS)/PROFIT ON ORDINARY ACTIVITIES

                                                              1996   1995
                                                              ----   ----
                                                              L000   L000
UK corporation tax at 33% based on profit for the year......    50     51
(Over)/under provision in respect of prior years............   (35)    33
Belgian corporation tax at 41% based on profit for the
  year......................................................    --     36
                                                              ----   ----
                                                                15    120
Share of associated undertakings' tax charge................     4      9
                                                              ----   ----
                                                                19    129
                                                              ====   ====

     The company is a close company within the meaning of the Income and Corporation Taxes Act 1988.

11  DIVIDENDS

                                                              1996   1995
                                                              ----   ----
                                                              L000   L000
Ordinary -- Nil (1995 -- L0.005 per share)..................    --     43
                                                              ====   ====

12  DEFERRED TAXATION

     The group has a potential tax liability of approximately L693k which would crystallise on the liquidation of Richard Ellis Corporate Capital Limited. This deferred taxation has not been provided as the directors have no intention to liquidate Richard Ellis Corporate Capital Limited in the foreseeable future.

                         RICHARD ELLIS HOLDINGS LIMITED

13  TANGIBLE FIXED ASSETS

  Group

                                                                        FURNITURE,
                                                                        EQUIPMENT,
                                                              MOTOR     FIXTURES &
                                                             VEHICLES    FITTINGS    TOTAL
                                                             --------   ----------   ------
                                                               L000        L000       L000
Cost:
  At 1st May 1995..........................................   2,299        7,871     10,170
  Additions in the year....................................     374          140        514
  Disposals in the year....................................    (703)      (2,885)    (3,588)
                                                              -----       ------     ------
At 30th April 1996.........................................   1,970        5,126      7,096
                                                              =====       ======     ======
Depreciation:
  At 1st May 1995..........................................   1,131        7,382      8,513
  Charged in the year......................................     311          252        563
  Disposals in the year....................................    (567)      (2,871)    (3,438)
                                                              -----       ------     ------
  At 30th April 1996.......................................     875        4,763      5,638
                                                              =====       ======     ======
Net book value:
  At 30th April 1996.......................................   1,095          363      1,458
                                                              -----       ------     ------
  At 30th April 1995.......................................   1,168          489      1,657
                                                              =====       ======     ======

     The net book value of tangible fixed assets includes an amount of L1,006k (1995: L968k) in respect of assets held under finance leases and hire purchase contracts.

  Company

     Richard Ellis Holdings Limited has no tangible fixed assets other than investments (note 14).

  Capital commitments

     At 30th April 1996 there were no capital commitments for tangible fixed assets contracted or authorised by either the company or the group (1995: Nil).

     At 30th April 1996 the Group was authorised but not committed to invest an additional L875,000 in its associate Beckwith Property Fund Management Limited. The cash is to be invested in property investment funds (1995: L875k).

14  FIXED ASSET INVESTMENTS

  Group

                                      RICHARD
                                       ELLIS      UNQUOTED   CONVERTIBLE    ASSOCIATED
                                    INVESTMENTS     LOAN        STOCK      UNDERTAKINGS   TOTAL
                                    -----------   --------   -----------   ------------   -----
                                       L000         L000        L000           L000       L000
At 1st May 1995...................     2,600         189         463            111       3,363
Acquisitions in the year..........        --          16          --            100         116
Loss for the year.................        --          --          --           (196)       (196)
Write down of investment..........        --        (160)         --             --        (160)
                                       -----        ----         ---           ----       -----
At 30th April 1996................     2,600          45         463             15       3,123
                                       =====        ====         ===           ====       =====

                         RICHARD ELLIS HOLDINGS LIMITED

     The investment in Richard Ellis is partnership capital subscribed by the group interest-free, carrying an entitlement to a share of profits, as determined by the partners of Richard Ellis. The investment in Richard Ellis is non-voting and no control is exercised.

     A provision of L160k (1995: L17k) has been made against the Group's investment in IHS Sports Village PLC (IHSSV). In the opinion of the directors there may have been a permanent diminution in the value of this investment and they have accordingly written down the carrying value of IHSSV to the Group's share of the net assets of IHSSV based on the financial statements of that company at 31st December 1995.

     The group owns 30% of the issued ordinary share capital of Richmount Enterprise Zone Managers Limited, a company engaged in the management of enterprise zone trusts. It also owns 25% of the issued ordinary share capital of each of General Property Company (Goldsworth Park) Limited and LAW 572 Limited.

     A loan of L100k to Beckwith Property Fund Management Limited (BPFM) was capitalised in May 1995. A provision of L225k has been made against the entire investment in BPFM as the directors believe that it is unlikely that monies invested to date will be recovered. No further liability can be incurred as a result of the group's 25% share of the issued ordinary share capital of BPFM.

     In the year the Group invested L16k in Property Mezzanine Partners LP, a limited partnership set up to provide mezzanine funding to property companies.

  Company

                                                              1996    1995
                                                              -----   -----
                                                              L000    L000
Richard Ellis Services Limited..............................    300     300
Richard Ellis (incorporating Hepper Robinson) Limited.......    740     740
Richard Ellis Financial Holdings Limited....................  1,479   1,479
REFS Holdings Limited.......................................  1,843   1,843
Beckwith Property Fund Management Limited...................     --     125
Property Mezzanine Partners Limited.........................     16      --
Richard Ellis Corporate Finance Limited.....................     12      12
                                                              -----   -----
                                                              4,390   4,499
                                                              =====   =====

                         RICHARD ELLIS HOLDINGS LIMITED

     The following were subsidiary and associated undertakings during the year and have all been included in the consolidated accounts:

                                  COUNTRY OF      PROPORTION OF VOTING
                                 INCORPORATION      RIGHTS AND SHARE
                                OR REGISTRATION       CAPITAL HELD             NATURE OF BUSINESS
                                ---------------   --------------------   ------------------------------
Richard Ellis Services
  Limited.....................      England               100%           Provision of assets for hire
                                                                         and promotional services
Business Parks Consultancy
  Limited.....................      England               100%           Holding company
Business Parks Consultancy
  SA..........................      Belgium               100%           Property consultants
Richard Ellis (incorporating
  Hepper Robinson) Limited....      England               100%           Commercial property
                                                                         consultants
REFS Holdings Limited.........      England                89%           Finance and investment
                                                                         services
Richard Ellis Corporate
  Capital Limited.............      England               100%           Finance and investment
                                                                         services
Richard Ellis Investment
  Management Limited..........      England               100%           Property related investment
                                                                           advisors
Richard Ellis Corporate
  Finance Limited.............      England               100%           SFA regulated finance and
                                                                           investment services
Richard Ellis Financial
  Limited.....................      England               100%           Property related investment
                                                                           advisors
R.E.F Services Limited........      England               100%           Property related investment
                                                                           advisors
Laser Richmount Limited.......      England               100%           Provision of operational and
                                                                           promotional services
Richmount Enterprise Zone
  Managers Limited............      England                30%           Enterprise zone trust managers
Richard Ellis Regional
  Limited.....................      England                85%           Property consultants
Richard Ellis Midlands
  Limited.....................      England               100%           Property consultants
Richard Ellis Limited.........      England               100%           Corporate partner in Richard
                                                                         Ellis
Richard Ellis Fund Management
  Limited.....................      England               100%           Holding company
Beckwith Property Fund
  Management Limited..........      England                25%           Property fund management
Richard Ellis Gunne Limited...      England                51%           Auctioneers
General Property Company
  (Goldsworth Park) Limited...      England                25%           Property investment
LAW 572 Limited...............      England                25%           Finance and investment
                                                                         services

                         RICHARD ELLIS HOLDINGS LIMITED

15  DEBTORS

     Amounts due within one year:

                                                               GROUP         COMPANY
                                                           -------------   -----------
                                                           1996    1995    1996   1995
                                                           -----   -----   ----   ----
                                                           L000    L000    L000   L000
Trade debtors............................................  2,372   2,791    --     --
Prepayments and accrued income...........................    410     499    --     --
Corporation tax recoverable..............................     23      --    --     --
Other debtors............................................     58     258     2    104
Amounts due from group undertakings......................     --      --   125    184
Amounts due from associated Undertakings.................    413     413    --     --
                                                           -----   -----   ---    ---
                                                           3,276   3,961   127    288
                                                           =====   =====   ===    ===

     Amounts due after more than one year:

                                                                 GROUP        COMPANY
                                                              -----------   -----------
                                                              1996   1995   1996   1995
                                                              ----   ----   ----   ----
                                                              L000   L000   L000   L000
Trade debtors...............................................  247    497     --     --
ACT recoverable.............................................   87     85     --     --
Amounts due from group undertakings.........................   --     --    463    463
                                                              ---    ---    ---    ---
                                                              334    582    463    463
                                                              ===    ===    ===    ===

16  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                             GROUP          COMPANY
                                                         -------------   -------------
                                                         1996    1995    1996    1995
                                                         -----   -----   -----   -----
                                                         L000    L000    L000    L000
Bank overdraft.........................................     --      --      66      20
Trade creditors........................................    907     891     409     492
Other taxes and social security........................    405     435      --      --
Other creditors........................................    433     493      --      --
Obligations under finance leases and hire purchase
  contracts............................................    261     224      --      --
Corporation tax........................................     50      70      --      --
Accruals and deferred income...........................    942   1,235      56      95
Amounts owed to group undertakings.....................     --      --   1,453   1,039
                                                         -----   -----   -----   -----
                                                         2,998   3,348   1,984   1,646
                                                         =====   =====   =====   =====

17  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                          GROUP            COMPANY
                                                      --------------   ---------------
                                                      1996     1995     1996     1995
                                                      -----   ------   ------   ------
                                                      L000     L000     L000     L000
Loan from Hypobank..................................  1,350    1,350       --       --
Obligations under finance leases and hire purchase
  contracts.........................................    658      638       --       --
Accruals and deferred income........................    340      476       --       --
                                                      -----   ------   ------   ------
                                                      2,348    2,464       --       --
                                                      =====   ======   ======   ======

                         RICHARD ELLIS HOLDINGS LIMITED

     The loan from Hypobank carries a fixed rate of 5% until July 1999 and then converts to a variable rate. It is repayable in July 2000.

                                                            GROUP          COMPANY
                                                         -----------   ---------------
                                                         1996   1995    1996     1995
                                                         ----   ----   ------   ------
                                                         L000   L000    L000     L000
The obligations under finance leases and hire purchase
  contracts are secured on the relevant assets and each
  carries a normal commercial rate of interest. They
  are due as follows:
  Within 1 -- 2 years..................................  239    208        --       --
  Within 2 -- 5 years..................................  419    430        --       --
                                                         ---    ---    ------   ------
                                                         658    638        --       --
                                                         ===    ===    ======   ======

18  SHARE CAPITAL

  Authorised

                                                              1996    1995
                                                              -----   -----
                                                              L000    L000
5,000,000 "A" ordinary shares of 10p each...................    500     500
6,000,000 "B" ordinary shares of 10p each...................    600     600
                                                              -----   -----
                                                              1,100   1,100
                                                              =====   =====

  Allotted, called up and fully paid

                                                                NO OF "B"       TOTAL
                                               NO OF "A"      ORDINARY NON      NO OF
                                            ORDINARY SHARES   VOTING SHARES   SHARES OF
                                              OF 10P EACH      OF 10P EACH    10P EACH    L000
                                            ---------------   -------------   ---------   ----
At 1st May 1995 and 30th April 1996.......     3,596,858        4,986,197     8,583,055   858
                                               =========        =========     =========   ===

19  RESERVES

                                                         GROUP               COMPANY
                                                   ------------------   ------------------
                                                    SHARE     PROFIT     SHARE     PROFIT
                                                   PREMIUM   AND LOSS   PREMIUM   AND LOSS
                                                   ACCOUNT   ACCOUNT    ACCOUNT   ACCOUNT
                                                    L000       L000      L000       L000
                                                   -------   --------   -------   --------
At 1st May 1995..................................   2,647     1,039      2,647        99
Retained loss for the year.......................      --      (305)        --      (608)
                                                    -----     -----      -----      ----
At 30th April 1996...............................   2,647       734      2,647      (509)
                                                    =====     =====      =====      ====

20 RECONCILIATION OF OPERATING LOSS TO NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES

                                                              GROUP   GROUP
                                                              1996     1995
                                                              -----   ------
                                                              L000     L000
Operating loss..............................................    (89)    (619)
Depreciation charges........................................    563      629
Provision against investment................................     --        1
Profit on sale of tangible fixed assets.....................    (89)     (42)
Decrease in debtors.........................................  1,207      747
Decrease in creditors.......................................   (890)  (1,918)
                                                              -----   ------
Net cash (outflow)/inflow from..............................    702   (1,186)
                                                              =====   ======

                         RICHARD ELLIS HOLDINGS LIMITED

21  PAYMENTS TO ACQUIRE TANGIBLE FIXED ASSETS

                                                              GROUP   GROUP
                                                              1996    1995
                                                              -----   -----
                                                              L000    L000
Purchase of fixed assets....................................   514    1,129
Less: asset additions which are financed....................  (374)    (918)
                                                              ----    -----
                                                               140      211
                                                              ====    =====

22  CHANGES IN CASH AND CASH EQUIVALENTS IN THE PERIOD

                                                              GROUP   GROUP
                                                              1996     1995
                                                              -----   ------
                                                              L000     L000
At 1st May 1995.............................................    639    2,433
Net cash inflow/(outflow)...................................    578   (1,798)
Exchange gain...............................................     --        4
                                                              -----   ------
At 30th April 1996..........................................  1,217      639
                                                              =====   ======

23  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                     GROUP                COMPANY
                                                ----------------      ----------------
                                                1996       1995       1996       1995
                                                -----      -----      -----      -----
                                                L000       L000       L000       L000
Profit/(loss) for the financial year..........   (305)      (623)      (608)       740
New share capital subscribed..................     --         30         --         30
Amount paid by subsidiary on repurchase of
  shares during the year......................     --        (32)        --         --
Dividends paid................................     --        (43)        --        (43)
                                                -----      -----      -----      -----
Net (decrease)/increase in shareholders'
  funds.......................................   (305)      (668)      (608)       727
Shareholders' funds at beginning of year......  3,960      4,628      3,604      2,877
                                                -----      -----      -----      -----
Shareholders' funds at end of year............  3,655      3,960      2,996      3,604
                                                =====      =====      =====      =====

24  PENSIONS

     Certain employees are members of a pension scheme operated by the Richard Ellis Partnership. The scheme includes final salary and defined contribution sections. The assets of the schemes are held separately from those of the Partnership.

     The most recent actuarial valuation was at 30th April 1993. The valuation was conducted using the projected unit method, and assumed an interest rate of 8%, a salary growth of 6% and dividend growth of 3.5%. The value of the scheme's assets exceeded the accrued benefits to members.

     The pension charge represents contributions payable by the company and amounted to L124k. Costs totalling L18k were payable at the year end and are included in creditors.

                         RICHARD ELLIS HOLDINGS LIMITED

25  LEASING COMMITMENTS

     The group had commitments under operating leases to make payments totalling L559k (1995: L554k) in the year ending 30th April 1996 as follows:

                                                          1996                  1995
                                                   ------------------    ------------------
                                                    LAND &                LAND &
                                                   BUILDINGS    OTHER    BUILDINGS    OTHER
                                                   ---------    -----    ---------    -----
                                                     L000       L000       L000       L000
Leases expiring:
  Within one year................................      --         12         --          6
  Within two to five years.......................      23        227         19        241
  Over five years................................     297         --        287         --
                                                      ---        ---        ---        ---
                                                      320        239        306        247
                                                      ===        ===        ===        ===

26  CONTINGENT LIABILITIES

     The company has given an unlimited guarantee in respect of the bank loans and overdrafts of certain other group companies. At 30th April 1996 the amount guaranteed by the company was L706k (1995: L749k).

27  SIGNIFICANT DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

     The Company's accounting policies comply with U.K. GAAP which differ in certain significant respects from U.S. GAAP. The following is a summary of such differences.

ACCOUNTING FOR GOODWILL

     During the year ended 30 April 1997, the Company changed its accounting policy from writing goodwill off directly to reserves, to amortising it over its useful economic life through the profit and loss account. In connection with this change in accounting policy, the 1996 financial statements were restated onto a consistent basis with the 1997 financial statements; as a result the goodwill previously taken to reserves was written off through the profit and loss account in the restated 1996 financial statements as it was considered to have nil useful economic life.

     The restatement and the change in accounting policy did not adjust for goodwill written off to reserves prior to 1995.

     Under U.S. GAAP, goodwill arising on acquisitions is capitalised and amortised over its economic life through the profit and loss account.

ACCOUNTING FOR DEFERRED INCOME TAXES

     U.K. GAAP requires deferred income taxes to be recorded using the liability method based on those timing differences expected to crystallise in the foreseeable future. U.S. GAAP also requires the use of the liability method; however, full provision for all temporary differences is required.

                                 RICHARD ELLIS

                              PARTNERSHIP ACCOUNTS
                       FOR THE YEAR ENDED 30TH APRIL 1996

                                    CONTENTS

                                                              PAGE
                                                              ----
Profit and loss account.....................................  F-153
Balance sheet...............................................  F-154
Notes to the Partnership accounts...........................  F-155
Report of the auditors......................................  F-161

SECRETARY

     P Osman, Berkeley Square House, Berkeley Square, London, W1X 6AN.

AUDITORS

     BDO Stoy Hayward, 8 Baker Street, London, W1M 1DA.

PRINCIPAL BANKERS

     Barclays Bank PLC, 54 Lombard Street, London, EC3V 9EX.

                                 RICHARD ELLIS

                            PROFIT AND LOSS ACCOUNT
                       FOR THE YEAR ENDED 30TH APRIL 1996

                                                              NOTE    1996      1995
                                                              ----   -------   -------
                                                                      L000      L000
Turnover....................................................     2    25,553    26,760
Operating expenses..........................................     3   (24,522)  (26,348)
                                                                     -------   -------
Operating profit............................................           1,031       412
Interest receivable.........................................     6       306        60
Interest payable............................................     7      (189)      (55)
Shareholders' interest payable..............................             (99)     (132)
                                                                     -------   -------
                                                                          18      (127)
                                                                     -------   -------
Net profit..................................................           1,049       285
                                                                     =======   =======

   The notes on pages F-155 to F-160 form part of these Partnership accounts.

                                 RICHARD ELLIS

                                 BALANCE SHEET
                               AT 30TH APRIL 1996

                                                              NOTE    1996     1995
                                                              ----   ------   ------
                                                                      L000     L000
Fixed assets................................................     8      446      561
Investments.................................................     9        6       11
                                                                     ------   ------
                                                                        452      572
Current assets
  Current Asset Investment..................................              5       --
  Work in progress..........................................            538      551
  Debtors and prepayments...................................    10    9,883    9,078
  Cash at bank and in hand..................................    11    2,468      730
                                                                     ------   ------
                                                                     12,894   10,359
Creditors falling due within one year.......................    12   (5,739)  (5,010)
                                                                     ------   ------
Net current assets..........................................          7,155    5,349
                                                                     ------   ------
Total assets less current liabilities.......................          7,607    5,921
Creditors falling due after one year........................    13   (1,649)    (710)
                                                                     ------   ------
                                                                      5,958    5,211
                                                                     ======   ======
Represented by:
Shareholders' equity........................................    14
  Capital accounts..........................................          3,828    3,831
  Sinking fund capital accounts.............................            219      114
  Loan accounts.............................................          1,070    1,146
  Current accounts..........................................            841      120
                                                                     ------   ------
                                                                      5,958    5,211
                                                                     ======   ======

   The notes on pages F-155 to F-160 form part of these Partnership accounts.

                                 RICHARD ELLIS

                       NOTES TO THE PARTNERSHIP ACCOUNTS
                       FOR THE YEAR ENDED 30TH APRIL 1996

1  ACCOUNTING POLICIES

     These Partnership accounts have been prepared under the historical cost convention and are in accordance with applicable accounting standards. The profit and loss account, the balance sheet and the notes thereto are considered to provide a sufficient understanding of the finances of the business and the addition of a cash flow statement has therefore been considered not cost effective. The following principal accounting policies have been applied:

  Turnover

     This represents fees earned from all activities of the firm, exclusive of value added tax, and net of specific provisions for bad debts and shared fees. An accrual is made for management commission earned but not billed at the year end, and for movements in work in progress in professional departments. Work in progress is valued at the lower of cost and net realisable value; cost represents the salaries of the relevant professional staff.

     Provision for bad debts is made against specific fee accounts when, in the opinion of the Partners, there is a substantial risk of loss due to non-payment.

     Shared fees are matched with the relevant income.

  Depreciation

     Depreciation is provided in order to write off the cost of all tangible fixed assets over their expected useful lives as follows:

Motor vehicles     -- reducing balance at 25% per annum
Computer software  -- straight line at 25% per annum

  Leased assets

     Where assets are financed by leasing agreements that give rights approximating to ownership (finance leases), the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as amounts payable to the lessor. Depreciation on the relevant assets is charged to the profit and loss account.

     Lease payments are split between capital and interest using the straight line method. The interest is charged to the profit and loss account. The capital part reduces the amounts payable to the lessor.

     All other leases are treated as operating leases. Their annual rentals are charged to the profit and loss account on a straight line basis over the lease term.

  Valuation of investments

     Investments held as fixed assets are stated at cost less any provision for a permanent diminution in value.

                                 RICHARD ELLIS

                       FOR THE YEAR ENDED 30TH APRIL 1996

2  TURNOVER

                                                               1996      1995
                                                              ------    ------
                                                               L000      L000
Professional fees...........................................  22,833    23,776
Management commission.......................................   2,939     3,436
Bad debt charge.............................................    (219)     (452)
                                                              ------    ------
                                                              25,553    26,760
                                                              ======    ======

3  OPERATING EXPENSES INCLUDE:

                                                              1996    1995
                                                              ----    -----
                                                              L000    L000
Hire charges................................................   900    1,019
Fixed asset depreciation....................................   157      148
Auditors' remuneration......................................    30       30
Exceptional income upon loss of profits claim relating to
  Bomb disruption in a previous period......................  (632)      --

     Depreciation includes L91,370 (1995: L67,368) charged on assets held under finance leases and hire purchase contracts.

4  EQUITY PARTNERS' NOTIONAL SALARIES

                                                              1996     1995
                                                              -----    -----
                                                              L000     L000
Equity Partners' notional salaries..........................  2,826    2,946
                                                              =====    =====

5  STAFF AND RELATED COSTS

                                                               1996      1995
                                                              ------    ------
                                                               L000      L000
Salaries (excluding Equity Partners)........................  10,085    11,076
Salaried Partners' and Associates' bonuses..................     397       129
Staff bonuses...............................................     126        34
                                                              ------    ------
                                                              10,608    11,239
Social security costs.......................................   1,041     1,036
                                                              ------    ------
                                                              11,649    12,275
                                                              ======    ======

                                 RICHARD ELLIS

                       FOR THE YEAR ENDED 30TH APRIL 1996

     Number of persons in the firm at 30th April

                                                               1996      1995
                                                              ------    ------
                                                              NUMBER    NUMBER
Operating units
Partners and other professional staff.......................   210       226
Administrative staff........................................   119       126
                                                               ---       ---
                                                               329       352
                                                               ===       ===
Support units
Partners and other professional staff.......................    63        66
Administrative staff........................................    39        48
                                                               ---       ---
                                                               102       114
                                                               ---       ---
                                                               431       466
                                                               ===       ===

6  INTEREST RECEIVABLE ON:

                                                              1996    1995
                                                              ----    ----
                                                              L000    L000
Bank deposits...............................................  306      60
                                                              ===      ==

7  INTEREST PAYABLE ON:

                                                               1996   1995
                                                               ----   ----
                                                               L000   L000
Term loan from 3i plc (see note 13).........................   105     38
Bank overdrafts.............................................    58      1
Hire purchase contracts.....................................    26     16
                                                               ---     --
                                                               189     55
                                                               ===     ==

8  FIXED ASSETS

                                                    MOTOR     LEASEHOLD   COMPUTER
                                                   VEHICLES   PREMISES    SOFTWARE   TOTAL
                                                   --------   ---------   --------   -----
                                                     L000       L000        L000     L000
Cost
  B/F............................................   1,217        228         109     1,554
  Additions......................................      67          0           0        67
  Disposals......................................    (154)         0           0      (154)
                                                    -----        ---       -----     -----
  C/F............................................   1,130        228         109     1,467
                                                    =====        ===       =====     =====
Depreciation
  B/F............................................     715        228          50       993
  Charge in year.................................     130          0          27       157
  Disposals......................................    (129)         0           0      (129)
                                                    -----        ---       -----     -----
  C/F............................................     716        228          77     1,021
                                                    =====        ===       =====     =====
Net Book Value
  At 30th April 1996.............................     414          0          32       446
                                                    -----        ---       -----     -----
  At 30th April 1995.............................     502          0          59       561
                                                    =====        ===       =====     =====

                                 RICHARD ELLIS

                       FOR THE YEAR ENDED 30TH APRIL 1996

     The net book value of tangible fixed assets includes an amount of L311,059 (1995: L348,684) in respect of assets held under hire purchase contracts.

9  INVESTMENTS

                                                              1996   1995
                                                              ----   ----
                                                              L000   L000
At cost                                                        6      11
                                                               ==     ==

10  DEBTORS AND PREPAYMENTS

                                                              1996    1995
                                                              -----   -----
                                                              L000    L000
Fees receivable (net of bad debt provision).................  7,319   5,905
Management commission accrual...............................    295     364
Sundry debtors and prepayments..............................  2,269   2,809
                                                              -----   -----
                                                              9,883   9,078
                                                              =====   =====

     All amounts shown under debtors and prepayments fall due within one year.

11  CASH AT BANK AND IN HAND

     Cash at bank and in hand includes L715,582 (1995: L669,536) in a blocked account, over which a charge has been granted.

12  CREDITORS FALLING DUE WITHIN ONE YEAR

                                                              1996    1995
                                                              -----   -----
                                                              L000    L000
Bank overdraft..............................................     --     347
Trade creditors and accruals................................  1,249   1,758
Shared fees payable.........................................    514     186
P A Y E and National Insurance..............................    429     417
Bonuses payable.............................................    522     163
Current taxation............................................  1,559     568
Hire purchase creditors.....................................    116     107
Other creditors.............................................  1,350   1,464
                                                              -----   -----
                                                              5,739   5,010
                                                              =====   =====

13  CREDITORS FALLING DUE AFTER ONE YEAR

                                                              1996    1995
                                                              -----   ----
                                                              L000    L000
Term loan from 3i plc.......................................  1,500   500
Hire purchase creditors.....................................    149   210
                                                              -----   ---
                                                              1,649   710
                                                              =====   ===

                                 RICHARD ELLIS

                       FOR THE YEAR ENDED 30TH APRIL 1996

     The term loan from 3i plc, which expires in December 2011, was increased to L1,500,000 in July 1995 and bears interest at 1.875% above the higher of LIBOR or 6%. It is repayable at the Partners' discretion from October 1996 but must be reduced to L1,000,000 by December 2001 and to L500,000 by December 2006.

     Obligations under hire purchase contracts are due as follows:

                                                              1996   1995
                                                              ----   ----
                                                              L000   L000
Within 1 -- 2 years.........................................  100    100
Within 2 -- 5 years.........................................   49    110
                                                              ---    ---
                                                              149    210
                                                              ===    ===

14  SHAREHOLDERS' EQUITY

                                                           SINKING FUND
                                                CAPITAL      CAPITAL        LOAN     CURRENT
                                                ACCOUNTS     ACCOUNTS     ACCOUNTS   ACCOUNTS
                                                --------   ------------   --------   --------
                                                  L000         L000         L000       L000
At 1st May 1995...............................   3,831         114         1,146         120
Movement in year
  Capital introduced..........................      72         112
  Salaries and interest.......................                                         2,925
  Profit attributable.........................                                         1,049
     Transfers................................     (75)         (7)          (70)          7
  Loan balances distributed...................                                (6)
  Increase in taxation reserve................                                            14
  Drawings....................................                                        (1,987)
  Tax suffered................................                                        (1,287)
                                                 -----         ---         -----      ------
At 30th April 1996............................   3,828         219         1,070         841
                                                 =====         ===         =====      ======

15  COMMITMENTS UNDER OPERATING LEASES

     As at 30th April 1996 the Partnership had annual commitments under non-cancellable operating leases as set out below:

                                                             PROPERTY       EQUIPMENT
                                                           -------------   -----------
                                                           1996    1995    1996   1995
                                                           -----   -----   ----   ----
                                                           L000    L000    L000   L000
Operating leases which expire:
  within one year........................................     --      26    39     --
  in second to fifth years inclusive.....................     49      --   313    368
  greater than five years................................  3,152   3,134    --     --
                                                           -----   -----   ---    ---
                                                           3,201   3,160   352    368
                                                           =====   =====   ===    ===

16  SIGNIFICANT DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

     The Partnership's accounting policies comply with applicable U.K. GAAP as noted in the financial statements, which differ in certain significant respects from U.S. GAAP. The following is a summary of such differences.

                                 RICHARD ELLIS

                       FOR THE YEAR ENDED 30TH APRIL 1996

CASH FLOW STATEMENTS

     Under U.K. GAAP, as a partnership, Richard Ellis does not present a Cash Flow Statement as, in the opinion of the Partners, a cash flow statement as required by Financial Reporting Standard 1 (Revised) would be misleading because the cash flow relating to the Partners' financing of the firm and drawings do not readily fit into the required format. An alternative cash flow statement was not considered by the Partners to add value to these accounts, nor to be appropriate or cost effective in assisting them, and other users, in their understanding of the Partnership accounts. Under U.S. GAAP, a Cash Flow Statement would be required for all years presented.

WORK IN PROGRESS

     As discussed in the Partnership's accounting policies, work in progress is valued at the lower of cost and net realisable value; cost represents the salaries of the relevant professional staff. It does not, however, include any cost element in respect of equity partner time. Under U.S. GAAP, work in progress would be recorded at cost.

                                 RICHARD ELLIS

                             REPORT OF THE AUDITORS

TO THE PARTNERS OF RICHARD ELLIS

     We have audited the Partnership accounts on pages F-151 to F-161 which have been prepared under the accounting policies set out on page F-155.

  Respective responsibilities of Partners and auditors

     You are responsible, as Partners, for the preparation of the Partnership accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

  Basis of opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes an examination, on a test basis, of evidence relevant to the amounts and disclosures in the Partnership accounts. It also includes an assessment of the significant estimates and judgements made by the Partners in the preparation of the Partnership accounts, and of whether the accounting policies are appropriate to the Partnership's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the Partnership accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the Partnership accounts.

  Opinion

     In our opinion the financial statements give a true and fair view of the state of the Partnership's affairs as at 30th April 1996 and of its profit for the year then ended.

     Accounting principles generally accepted in the United Kingdom vary in certain respects from generally accepted accounting principles in the United States. These differences are referred to in note 16 to the financial statements.

                                            BDO STOY HAYWARD
                                            Chartered Accountants
                                            and Registered Auditors
                                            London

22 October 1996 (final paragraph signed as at 21 July 1998)

                          RICHARD ELLIS GROUP LIMITED

                     ANNUAL REPORT AND FINANCIAL STATEMENTS
                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

                                    CONTENTS

Directors

                                                              PAGE
                                                              -----
Report of the directors.....................................  F-163
Report of the auditors......................................  F-166
Consolidated profit and loss account........................  F-167
Consolidated balance sheet..................................  F-168
Balance sheet...............................................  F-169
Consolidated cash flow statement............................  F-170
Notes forming part of the financial statements..............  F-171

DIRECTORS

     A C Froggatt
     A J M Huntley
     I Harvey
     S A Hubbard
     M J Strong
     G E Webster
     H V A Ellingham
     B S Thomas
     V W Benjamin

ALTERNATE DIRECTORS

     E T D Luker
     C M Warner
     I D Ellis

SECRETARY AND REGISTERED OFFICE

     P A V S Osman, Berkeley Square House, Berkeley Square, London W1X 6AN.

AUDITORS

     BDO Stoy Hayward, 8 Baker Street, London, W1M 1DA.

BANKERS

     Barclays Bank PLC, 54 Lombard Street, London, EC3V 9EX.

                          RICHARD ELLIS GROUP LIMITED

                            REPORT OF THE DIRECTORS
                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

     The directors present their first report together with the audited financial statements for the period ended 31st December 1997.

PRINCIPAL ACTIVITY AND FUTURE DEVELOPMENTS

     The company was incorporated on 7th April 1997 as an unlimited company. On 2nd May 1997 it was re-registered as a limited company.

     On 1st May 1997 it became the UK holding company of the Richard Ellis group when it acquired the entire share capital of Richard Ellis Holdings Limited. On the 2nd May 1997 it acquired the trade, assets and liabilities of the former Richard Ellis Partnership, before passing them down to Richard Ellis Holdings Limited, which became the main UK trading vehicle for the group trading as Richard Ellis.

     During the period the company's principal activity was that of a holding company. The subsidiaries' activities are disclosed in note 12 to the financial statements.

     On 4th March 1998 the entire share capital of the company, Richard Ellis Group Limited, was acquired by Insignia Financial Group, Inc. a company incorporated in the USA.

RESULTS AND DIVIDENDS

     The results of the group for the period are set out on page 167. As the company is newly formed and the group did not exist in its current form at the time no comparisons as at the 30th April 1997 have been provided for the company or for the group.

     The business performed very strongly in the period showing a trading profit of L2,635,000. The result shown on the profit and loss account is after charging exceptional costs of L4,406,000 and exceptional staff bonuses of L1,785,000.

     The directors do not recommend the payment of a dividend.

EMPLOYEE INVOLVEMENT

     The flow of information to staff has been maintained by our staff newspaper and by the process of monthly team briefings for all staff. Members of the management team regularly visit branches and discuss matters of current interest and concern to the business with members of staff.

EMPLOYMENT OF DISABLED PERSONS

     The company is committed to a policy of recruitment and promotion on the basis of aptitude and ability without discrimination of any kind. Management actively pursues both the employment of disabled persons whenever a suitable vacancy arises and the continued employment and retraining of employees who become disabled whilst employed by the company. Particular attention is given to the training, career development and promotion of disabled employees with a view to encouraging them to play an active role in the development of the company.

YEAR 2000 COMPLIANCE

     As is well known, many computer and digital storage systems express dates using only the last two digits of the year and will thus require modification or replacement to accommodate the year 2000 and beyond in order to avoid malfunctions and resulting widespread commercial disruption. This is a complex and pervasive issue. The operation of our business depends not only on our own computer systems, but also to some degree on those of our suppliers and customers. This could expose us to further risk in the event that there is a failure by other parties to remedy their own Year 2000 issues.

     The company is well advanced in the phase of assessing the risks to our business resulting from the date change to the Year 2000. Once this phase is completed we can assess the likely impact on our activities and develop prioritised action plans to deal with the key risks.

EUROPEAN ECONOMIC AND MONETARY UNION

     European Economic and Monetary Union will have a far reaching effect on all businesses operating within the European Union. Whether or not the United Kingdom decides to participate in the single currency, Richard Ellis and its clients will be affected and the Group therefore needs to be prepared. The Board is taking pro-active steps to ensure that the business will not be adversely affected by European Economic and Monetary Union.

DIRECTORS

     The directors of the company during the period and their interests in the share capital of the company were:

                                                           5P ORDINARY SHARES    5P CONVERTIBLE SHARES
                                                           31ST DECEMBER 1997     31ST DECEMBER 1997
                                                           ------------------    ---------------------
A C Froggatt (Appointed 7th April 1997)................          502,123                     --
A J M Huntley (Appointed 30th April 1997)..............          622,019
I Harvey (Appointed 30th April 1997)...................           30,000
S A Hubbard (Appointed 30th April 1997)................          606,730                     --
M J Strong (Appointed 30th April 1997).................          589,702                     --
G E Webster (Appointed 30th April 1997)................          580,212                     --
H V A Ellingham (Appointed 30th April 1997)............          398,856                118,710
R G Glover (Appointed 13th May 1997
             Resigned 19th August 1997)................          618,162                     --
R J F Wildman (Appointed 13th May 1997
                 Resigned 19th August 1997
                 Re-appointed 29th October 1997
                 Resigned 13th January 1998)...........          615,318
B S Thomas (Appointed 19th August 1997)................               --                     --
V W Benjamin (Appointed 19th August 1997)..............               --                     --
K J Caesar (Appointed 7th April 1997
            Resigned 30th April 1997)..................               --                     --
                                                               ---------                -------
                                                               4,563,122                118,710
                                                               =========                =======

     K J Caesar held 1 5p ordinary share in Richard Ellis Group Limited on the date of his appointment and 210,092 5p ordinary shares on the date of his resignation as a director.

ALTERNATE DIRECTORS

E T D Luker (Appointed 2nd May 1997)....................          613,933                    --
C M Warner (Appointed 2nd May 1997).....................          565,476                    --
I D Ellis (Appointed 2nd May 1997)......................          315,744               118,710
                                                                ---------               -------
                                                                1,495,153               118,710
                                                                =========               =======

     On 30th June 1997 I Harvey was granted options to acquire 15,000 5p ordinary shares at 25p each, and on 16th January 1998 he was granted further options to acquire 25,000 5p ordinary shares at 65p. On 2nd March 1998 he agreed to the cancellation of these options in exchange for a cash payment of L1.32 per option less the option price, plus an amount dependent upon the future profitability of the group in each of the following five years, of not less than an initial maximum value of 72p per option in respect of the year ending 31st December 1998.

     On 19th February 1998 the following directors were granted new options to acquire 5p ordinary shares at 65p each in five equal annual tranches between 28th February 1999 and 28th February 2003.

                                                         OPTIONS OVER
                                                           NUMBER OF
                                                        ORDINARY SHARES
                                                          OF 5P EACH
                                                        ---------------
A C Froggatt..........................................      294,117
A J M Huntley.........................................      235,294
I Harvey..............................................      176,470
S A Hubbard...........................................      235,294
M J Strong............................................      235,294
G E Webster...........................................      235,294
H V A Ellingham.......................................      235,294
E T D Luker...........................................      235,294
C M Warner............................................      176,470

     On acquisition of the group on 4th March 1998 by Insignia Financial Group, Inc., these options converted into options in Insignia Financial Group, Inc.

     Also on 4th March 1998 all of the directors sold all of their ordinary and convertible shares to Insignia Financial Group, Inc.

DIRECTORS' RESPONSIBILITIES

     Company law requires the directors to prepare financial statements for each financial period which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

     - Select suitable accounting policies and then apply them consistently

     - make judgements and estimates that are reasonable and prudent

     - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

By order of the Board

P A V S Osman
Secretary

15th June 1998

                          RICHARD ELLIS GROUP LIMITED

                             REPORT OF THE AUDITORS

TO THE SHAREHOLDERS OF RICHARD ELLIS GROUP LIMITED

     We have audited the financial statements on pages F-167 to F-186 which have been prepared under the accounting policies set out on page F-171 and F-172.

  Respective responsibilities of directors and auditors

     As described on page 165, the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

  Basis of opinion

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

  Opinion

     In our opinion the financial statements give a true and fair view of the state of affairs of the company and the group as at 31st December 1997 and of the result of the group for the period then ended and have been properly prepared in accordance with the Companies Act 1985.

     Accounting principles generally accepted in the United Kingdom vary in certain respects from generally accepted accounting principles in the United States. Those differences are referred to in note 35 to the financial statements.

BDO STOY HAYWARD
Chartered Accountants
and Registered Auditors
London

15th June 1998 (final paragraph signed as at 21 July 1998)

                          RICHARD ELLIS GROUP LIMITED

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

                                                                       8 MONTHS ENDED
                                                              NOTE   31ST DECEMBER 1997
                                                              ----   ------------------
                                                                            L000
TURNOVER....................................................    2          27,550
Administrative expenses -- normal...........................    3         (24,915)
                          -- exceptional....................    3          (6,191)
                                                                          -------
LOSS ON ORDINARY ACTIVITIES BEFORE INTEREST AND OTHER
  INCOME....................................................               (3,556)
Interest receivable.........................................                  224
Interest payable............................................    6            (242)
                                                                          -------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION.................               (3,574)
Share of profit of associated undertakings..................    7               7
Taxation....................................................    8              69
                                                                          -------
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION..................               (3,498)
Minority interests -- equity................................                   36
                                                                          -------
LOSS FOR THE FINANCIAL PERIOD...............................   20          (3,462)
                                                                          =======

    All amounts relate to continuing activities of the merged businesses and acquisitions.

  All recognised gains and losses are included in the profit and loss account.

   The notes on pages F-171 to F-186 form part of these financial statements.

                          RICHARD ELLIS GROUP LIMITED

                           CONSOLIDATED BALANCE SHEET
                            AS AT 31ST DECEMBER 1997

                                                              NOTE   31ST DECEMBER 1997
                                                              ----   ------------------
                                                                       L000      L000
FIXED ASSETS
  Intangible assets.........................................   10        455
  Tangible fixed assets.....................................   11        994
  Investments...............................................   12         28
  Investment in own shares..................................   12        368
                                                                     -------
                                                                                 1,845
CURRENT ASSETS
  Work in progress..........................................           1,654
  Debtors...................................................   13     12,057
Cash at bank and in hand....................................             797
                                                                     -------
                                                                      14,508
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR..............   14    (12,500)
                                                                     -------
NET CURRENT ASSETS..........................................                     2,008
                                                                                ------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................                     3,853
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR.....   15               (1,879)
                                                                                ------
                                                                                 1,974
                                                                                ======
CAPITAL AND RESERVES:
  Called up share capital...................................   17                  837
  Share premium account.....................................   20                1,322
  Profit and loss account...................................   20               (3,462)
  Merger reserve............................................   20                3,400
                                                                                ------
SHAREHOLDERS' FUNDS.........................................   27                2,097
Minority interests -- equity................................   16                 (123)
                                                                                ------
                                                                                 1,974
                                                                                ======

     The financial statements were approved by the Board on 15th June 1998.

   The notes on pages F-171 to F-186 form part of these financial statements.

                          RICHARD ELLIS GROUP LIMITED

                                 BALANCE SHEET
                            AS AT 31ST DECEMBER 1997

                                                              NOTE   31ST DECEMBER 1997
                                                              ----   -------------------
                                                                       L000       L000
FIXED ASSETS
  Investments...............................................   12      3,768
  Investment in own shares..................................   12        368
                                                                      ------
                                                                                  4,136
CURRENT ASSETS
  Cash at bank and in hand..................................   15        805
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR..............   14     (2,750)
                                                                      ------
NET CURRENT LIABILITIES.....................................                     (1,945)
                                                                                 ------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................                      2,191
                                                                                 ======
CAPITAL AND RESERVES
  Called up share capital...................................   17                   837
  Share premium account.....................................   20                 1,322
  Profit and loss account...................................   20                    32
                                                                                 ------
SHAREHOLDERS' FUNDS.........................................                      2,191
                                                                                 ======

           All amounts within capital and reserves relate to equity.

   The notes on pages F-171 to F-186 form part of these financial statements.

     The financial statements were approved by the Board on 15th June 1998.

A J M Huntley                                                A Froggatt
Chairman                                                     Director

                          RICHARD ELLIS GROUP LIMITED

                        CONSOLIDATED CASH FLOW STATEMENT
                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

                                                                       8 MONTHS ENDED
                                                              NOTE   31ST DECEMBER 1997
                                                              ----   ------------------
                                                                            L000
CASH FLOW FROM OPERATING ACTIVITIES.........................   21            (13)
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE.............   22            (45)
TAXATION....................................................                  --
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT................   23            527
ACQUISITIONS AND DISPOSALS..................................   24           (827)
                                                                           -----
CASH OUTFLOW BEFORE FINANCING...............................                (358)
FINANCING...................................................   25             97
                                                                           -----
DECREASE IN CASH............................................                (261)
                                                                           =====

   The notes on pages F-171 to F-186 form part of these financial statements.

                          RICHARD ELLIS GROUP LIMITED

                 NOTES FORMING PART OF THE FINANCIAL STATEMENTS
                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

1  ACCOUNTING POLICIES

  Accounting Convention

     The financial statements have been prepared under the historical cost convention and are in accordance with applicable accounting standards. The following principal accounting policies have been applied:

  Basis of consolidation

     The financial statements consolidate the accounts of Richard Ellis Group Limited and its subsidiary undertakings, drawn up for an eight month period to the 31st December 1997. The accounts of certain small subsidiary undertakings have been drawn up for a nine month period, to the 31st December 1997.

     The group uses the acquisition method of accounting to consolidate the results of subsidiary undertakings whereby the results of subsidiary undertakings are included from the date of acquisition.

     No profit and loss account is presented for Richard Ellis Group Limited, as permitted by Section 230 of the Companies Act 1985.

  Merger accounting

     Where merger accounting is used, the investment is recorded in the company's balance sheet at the nominal value of the shares issued together with the fair value of any additional consideration paid.

     In the group financial statements, merged subsidiary undertakings are treated as if they had always been a member of the group. The results of such a subsidiary are included for the whole period in the year it joins the group. Any difference between the nominal value of the shares acquired by the company and those issued by the company to acquire them is taken to reserves.

  Goodwill

     The tangible assets of newly acquired subsidiary undertakings are incorporated into the accounts on the basis of the fair value to the group as at the effective date of control.

     Goodwill, being any excess of the consideration over that fair value, is amortised through the profit and loss account over the directors' estimate of its useful economic life which ranges from zero to ten years.

  Associated undertakings

     A company is treated as an associated undertaking when the group holds a substantial interest in it for the long term and exercises significant influence over its operating and financial policy decisions.

     The group's share of the results of associated undertakings is included in the consolidated profit and loss account using the equity method of accounting. The investment in associated undertakings included in the consolidated balance sheet is based on the group's share of the net assets of the associated undertakings, together with any premium or discount arising on acquisition, less amounts written off. Any premium on acquisition is dealt with as if it were goodwill.

  Turnover

     Turnover represents professional fees rendered to the extent that they have been earned, net of shared fees exclusive of value added tax. Professional fees earned but not billed are accrued at the period end.

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

  Valuation of investments

     Investments held as fixed assets are stated at cost less any provision for a permanent diminution in value.

  Depreciation

     Depreciation is calculated to write off the cost, less any residual values, of all tangible fixed assets over their expected useful lives as follows:

Motor vehicles                -- straight line at 25% per annum
Office equipment              -- straight line at 20% per annum
Office fixtures and fittings  -- straight line at 33% per annum
Office furniture              -- straight line at 12.5% per annum

  Work in progress

     Work in progress is valued at the lower of cost and net realisable value. Cost comprises staff salary costs and direct expenses together with an appropriate proportion of overheads. Net realisable value is based on estimated selling price less further costs expected to be incurred to completion.

  Deferred taxation

     Provision is made for timing differences between the treatment of certain items for taxation and accounting purposes to the extent that it is probable that a liability or asset will crystallise.

  Hire purchase assets

     Where assets are financed by leasing arrangements that give rights approximating to ownership (finance leases), the assets are treated as if they have already been purchased outright. The amount capitalised is the minimum lease payments payable over the full term of the lease. The corresponding lease commitments are shown as payable to the lessor. Depreciation on the relevant assets is charged to the profit and loss account.

     Lease payments are split between capital and interest using the actuarial method. The interest is charged to the profit and loss account. The capital part reduces the amounts payable to the lessor.

     All other leases are treated as operating leases. The annual rentals are charged to the profit and loss account on a straight line basis over the term of the lease.

  Pension costs

     Contributions to the group's defined benefit pension scheme are charged to the profit and loss account so as to spread the cost of pensions over employees' expected working lives with the group.

     Contributions to the group's defined contribution pension scheme are charged to the profit and loss account in the year in which they become payable.

  Employee benefit trust

     The company is deemed to have control of the assets, liabilities, income and costs of the Richard Ellis Employee Share Trust (EBT). It has therefore been included in the financial statements of the group and the company in accordance with UITF 13.

     The ordinary shares of the company held by the EBT are included in fixed asset investments.

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

2  TURNOVER

     Turnover is wholly attributable to fee income and commissions from commercial estate agency and surveying activities. The analysis of turnover by geographical area of destination is as follows:

                                                                8 MONTHS ENDED
                                                              31ST DECEMBER 1997
                                                              ------------------
                                                                     L000
UK..........................................................        24,243
Europe -- EC................................................         2,812
        -- Non EC...........................................           383
Asia........................................................            70
Africa......................................................             9
America.....................................................            33
                                                                    ------
                                                                    27,550
                                                                    ======

3  ADMINISTRATIVE EXPENSES

     Administrative expenses include:

                                                                               8 MONTHS ENDED
                                                                             31ST DECEMBER 1997
                                                                             ------------------
                                                                                    L000
Auditor's remuneration  -- audit -- parent company auditors................           63
                        -- other auditors..................................           19
                        -- non audit
                        services              -- parent company auditors...          252
Depreciation of tangible fixed assets......................................          245
Amortisation...............................................................           35
Profit on disposal of fixed assets.........................................          (28)
Payments in respect of operating leases -- land and buildings..............        2,167
                                          -- other.........................          738
Exceptional items..........................................................        6,191
                                                                                   =====

     The exceptional items in the period ended 31st December 1997 are the costs incurred of L4,406,000 to enable the post balance sheet acquisition of the group by Insignia Financial Group, Inc., details of which are disclosed in note 31, and staff bonuses of L1,785,000.

     Depreciation includes L142,000 charged on assets held under finance leases and hire purchase contracts.

4  DIRECTORS' EMOLUMENTS

     Directors' emoluments consist of:

                                                                8 MONTHS ENDED
                                                              31ST DECEMBER 1997
                                                              ------------------
                                                                     L000
Directors' remuneration.....................................        1,156
Contributions to a defined contribution pension scheme......            4
                                                                    -----
                                                                    1,160
                                                                    =====

     There are 2 directors in both a defined contribution scheme and a defined benefits scheme.

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

     The emoluments of the highest paid director were L98,000. The highest paid director was not a member of the pension scheme in the period.

5  STAFF COSTS

     Staff costs (including directors) consist of:

                                                                8 MONTHS ENDED
                                                              31ST DECEMBER 1997
                                                              ------------------
                                                                     L000
Wages and salaries..........................................        17,585
Social security costs.......................................         1,776
Pension costs...............................................           619
Severance pay...............................................            15
                                                                    ------
                                                                    19,995
                                                                    ======

     The average number of employees during the period was as follows:

                                                                8 MONTHS ENDED
                                                              31ST DECEMBER 1997
                                                              ------------------
                                                                    NUMBER
Professional staff..........................................         399
Administrative staff........................................         230
                                                                     ---
                                                                     629
                                                                     ===

6  INTEREST PAYABLE

                                                                8 MONTHS ENDED
                                                              31ST DECEMBER 1997
                                                              ------------------
                                                                     L000
Bank interest...............................................          64
Loan interest...............................................         106
Finance leases and hire purchase contracts..................          72
                                                                     ---
                                                                     242
                                                                     ===

7  SHARE OF PROFIT OF ASSOCIATED UNDERTAKINGS

General Property Company (Goldsworth Park) Limited..........    7
                                                              ===

8  TAXATION

UK corporation tax..........................................   69
                                                              ===

9  DEFERRED TAXATION

     The group has a potential tax liability of approximately L638,000 which would crystallise on the liquidation of Richard Ellis Corporate Capital Limited. This deferred taxation has not been provided as the directors have no intention to liquidate Richard Ellis Corporate Capital Limited in the foreseeable future.

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

10  INTANGIBLE ASSETS

  Group

                                                               GOODWILL ON
                                                              CONSOLIDATION
                                                              -------------
                                                                  L000
Cost:
  Intangible assets of group companies transferred in as
     part of merger.........................................       562
                                                                   ---
  At 31st December 1997.....................................       562
                                                                   ===
Amortisation:
  Amortisation of intangible assets of group companies
     transferred in as part of merger.......................        72
  Charged in the period.....................................        35
                                                                   ---
  At 31st December 1997.....................................       107
                                                                   ===
Net book value:
  At 31st December 1997.....................................       455
                                                                   ===

     The goodwill arose on the acquisition of Laser Richmount Limited.

  Company

     Richard Ellis Group Limited has no intangible assets.

11  TANGIBLE FIXED ASSETS

  Group

                                                                      FURNITURE,
                                                                      EQUIPMENT,
                                                            MOTOR     FIXTURES &
                                                           VEHICLES    FITTINGS    TOTAL
                                                           --------   ----------   ------
                                                             L000        L000       L000
Cost:
  Fixed assets of group companies transferred in as part
     of merger...........................................    2,750      1,050       3,800
  Additions in the period................................       67         82         149
  Disposals in the period................................   (1,278)        (2)     (1,280)
                                                            ------      -----      ------
  At 31st December 1997..................................    1,539      1,130       2,669
                                                            ======      =====      ======
Depreciation:
  Depreciation of fixed assets of group companies
     transferred in as part of merger....................    1,345        789       2,134
  Charged in the period..................................      150         95         245
  Disposals in the period................................     (704)        --        (704)
                                                            ------      -----      ------
  At 31st December 1997..................................      791        884       1,675
                                                            ======      =====      ======
Net book value:
  At 31st December 1997..................................      748        246         994
                                                            ======      =====      ======

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

     The net book value of tangible fixed assets includes an amount of L702,000 in respect of assets held under finance leases and hire purchase contracts. The depreciation charge for the period relating to these assets was L142,000.

  Company

     Richard Ellis Group Limited has no tangible assets other than investments (note 12).

  Capital Commitments

     Commitments for tangible fixed assets at 31st December 1997 were:

                                                              31ST DECEMBER 1997
                                                              ------------------
                                                                     L000
Contracted..................................................          22
Authorised but not contracted for...........................         979

12  FIXED ASSET INVESTMENTS

  Group

                                                   L000    L000   L000   L000    L000
                                                  ------   ----   ----   ----   ------
Fixed asset investments of group companies
  transferred in as part of merger..............   2,628    463    21     --     3,112
Additions in period.............................      --     --    --    368       368
Disposals in period.............................      --   (463)  (21)    --      (484)
Elimination (see below).........................  (2,600)    --    --     --    (2,600)
                                                  ------   ----   ---    ---    ------
At 31st December 1997...........................      28     --    --    368       396
                                                  ======   ====   ===    ===    ======

     During the period the company established an employee benefit trust, the Richard Ellis Employee Share Trust, which purchased 565,476 5p ordinary shares in the company. After the year end on the 16th January 1998 it sold 176,665 to new shareholders. On the 20th January the trust purchased a further 8,000 5p ordinary shares. On the 20th February 1998 the company purchased back the remaining 399,811 shares from the employee benefits trust and cancelled the shares. All of the above transactions were conducted at 65p per share.

     The investment in own shares amounting to L368,000 relates to shares held by the Richard Ellis Employee Share Trust.

     On 29th September 1997, the group's investment in General Property Company (Goldsworth Park) Limited, was sold. The sale proceeds were L443,000. The group realised profits of L29,000.

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

12  FIXED ASSET INVESTMENTS (CONTINUED)

     Following the acquisition of the Richard Ellis Partnership on 2nd May 1997, the group's investment in the Richard Ellis Partnership has been eliminated.

  Company

                                                               31ST DECEMBER 1997
                                                               ------------------
                                                                      L000
Business Parks Consultancy Limited..........................            --
REFS Holdings Limited.......................................         1,974
Richard Ellis Corporate Finance Limited.....................            12
Richard Ellis Financial Holdings Limited....................         1,515
Richard Ellis Fund Management Limited.......................            --
Richard Ellis Gunne Limited.................................            --
Richard Ellis Gunne (Northern Ireland) Limited..............            --
Richard Ellis Holdings Limited..............................           267
Waresure Limited............................................            --
                                                                     -----
                                                                     3,768
                                                                     =====

     Following the merger with Richard Ellis Holdings Limited the above companies, excluding Richard Ellis Gunne (Northern Ireland) Limited and Richard Ellis Holdings Limited, were transferred at cost from Richard Ellis Holdings Limited to be held directly by Richard Ellis Group Limited.

                                                               31ST DECEMBER 1997
                                                               ------------------
                                                                      L000
Investment in own shares -- additions in period and at 31st
  December 1997.............................................          368
                                                                      ===

     The following were subsidiary undertakings at the end of the period and have all been included in the consolidated accounts.

                                                                   PROPORTION
                                                                       OF
                                                  COUNTRY OF      VOTING RIGHTS
                                                 INCORPORATION      AND SHARE
                                                OR REGISTRATION   CAPITAL HELD          NATURE OF BUSINESS
                                                ---------------   -------------   -------------------------------
30 Marsh Wall Limited.........................      England             100%      Enterprise zone trust managers
Business Parks Consultancy Limited............      England             100%      Property consultants
CB Commercial Limited.........................      England             100%      Dormant
Capital and Country Properties Limited........      England             100%      Dormant
Laser Richmount Limited.......................      England             100%      Provision of operational and
                                                                                    promotional services
R.E.F.S. Limited..............................      England             100%      Dormant
R.E.F. Services Limited.......................      England             100%      Property related investment
REFS Holdings Limited.........................      England             100%      Finance and investment services
REHOLD Limited................................      England             100%      Dormant
Richard Ellis Corporate Capital Limited.......      England             100%      Finance and investment services

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

                                                                   PROPORTION
                                                                       OF
                                                  COUNTRY OF      VOTING RIGHTS
                                                 INCORPORATION      AND SHARE
                                                OR REGISTRATION   CAPITAL HELD          NATURE OF BUSINESS
                                                ---------------   -------------   -------------------------------
Richard Ellis Corporate Finance Limited.......      England             100%      SFA regulated finance and
                                                                                    investment services
Richard Ellis Facilities Management Limited...      England             100%      Facilities management
Richard Ellis Financial Holdings Limited......      England             100%      Finance and investment services
Richard Ellis Fund Management Limited.........      England             100%      Holding company
Richard Ellis Gunne Limited...................      England              51%      Auctioneers
Richard Ellis Gunne (Northern Ireland)
  Limited.....................................      England              51%      Commercial property consultants
Richard Ellis Holdings Limited................      England             100%      Commercial property consultants
Richard Ellis (Incorporating Hepper Robinson)
  Limited.....................................      England             100%      Commercial property consultants
Richard Ellis International Limited...........      England             100%      Dormant
Richard Ellis Investment Services Limited.....      England             100%      Dormant
Richard Ellis (Ireland) Limited...............      England             100%      Dormant
Richard Ellis Midlands Limited................      England             100%      Property consultants
Richard Ellis Regional Limited................      England             100%      Property consultants
Richard Ellis Scotland Limited................     Scotland             100%      Dormant
Richard Ellis Services Limited................      England             100%      Provision of assets for hire
                                                                                  and promotional services
Richard Ellis Structured Finance Limited......      England             100%      Property related investment
                                                                                    advisors
Richmount Enterprise Zone Managers Limited....      England             100%      Enterprise zone trust managers
Richmount Management Limited..................      England             100%      Enterprise zone trust managers
Richmount Marketing Limited...................      England             100%      Enterprise zone trust managers
Richmount Underwriting Limited................      England             100%      Enterprise zone trust managers
Waresure Limited..............................      England             100%      Finance

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

13  DEBTORS

     Amounts due within one year:

                                                           GROUP               COMPANY
                                                     31ST DECEMBER 1997   31ST DECEMBER 1997
                                                     ------------------   ------------------
                                                            L000                 L000
Trade debtors......................................         9,373                 --
Prepayments and accrued income.....................         2,265                 --
Other debtors......................................           332                 --
                                                           ------                ---
                                                           11,970                 --
                                                           ======                ===
Amount due after more than one year:
ACT recoverable....................................            87                 --
                                                           ======                ===

14  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                           GROUP               COMPANY
                                                     31ST DECEMBER 1997   31ST DECEMBER 1997
                                                     ------------------   ------------------
                                                            L000                 L000
Trade creditors....................................         1,532                  --
Other taxes and social security....................         1,892                  --
Other creditors....................................            58                  --
Obligations under finance leases and hire purchase
  contracts........................................           185                  --
Corporation tax....................................           104                  --
Accruals and deferred income.......................         8,729                  --
Amounts owed to group undertakings.................            --               2,750
                                                           ------               -----
                                                           12,500               2,750
                                                           ======               =====

15  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                           GROUP               COMPANY
                                                     31ST DECEMBER 1997   31ST DECEMBER 1997
                                                     ------------------   ------------------
                                                            L000                 L000
Loan from Hypobank.................................        1,350                  --
Obligations under finance leases and hire purchase
  contracts........................................          418                  --
Accruals and deferred income.......................          111                  --
                                                           -----                 ---
                                                           1,879                  --
                                                           =====                 ===

     The loan from Hypobank carries a fixed rate of 5% until July 1999 and then converts to a variable rate. It is repayable in July 2000 and is secured by a charge on a blocked bank account containing L804,000.

     The obligations under finance leases and hire purchase contracts are secured on the relevant assets and each carries a normal commercial rate of interest.

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

     They are as follows:

                                                           GROUP               COMPANY
                                                     31ST DECEMBER 1997   31ST DECEMBER 1997
                                                     ------------------   ------------------
                                                            L000                 L000
Within 1-2 years...................................         156                    --
Within 2-5 years...................................         262                    --
                                                            ---                  ----
                                                            418                    --
                                                            ===                  ====

16  MINORITY INTERESTS

                                                              31ST DECEMBER 1997
                                                              ------------------
                                                                     L000
Richard Ellis Gunne Limited.................................          (87)
Richard Ellis Gunne (Northern Ireland) Limited..............          (36)
                                                                     ----
                                                                     (123)
                                                                     ====

17  SHARE CAPITAL

  Authorised

                                                              31ST DECEMBER 1997
                                                              ------------------
                                                                     L000
31,140,000 ordinary shares of 5p each.......................        1,557
860,000 convertible shares of 5p each.......................           43
                                                                    -----
                                                                    1,600
                                                                    =====

  Issued, called up and fully paid:

                                              NUMBER          NUMBER
                                            OF ORDINARY   OF CONVERTIBLE   TOTAL NUMBER
                                             SHARES OF      SHARES OF      OF SHARES OF
                                              5P EACH        5P EACH         5P EACH      L000
                                            -----------   --------------   ------------   ----
Shares issued in consideration for Richard
  Ellis Partnership.......................   9,833,253       850,755        10,684,008    534
Shares issued in consideration for shares
  in Richard Ellis Holdings Limited.......   5,342,002            --         5,342,002    267
Other shares issued.......................     720,000            --           720,000     36
                                            ----------       -------        ----------    ---
31st December 1997........................  15,895,255       850,755        16,746,010    837
                                            ==========       =======        ==========    ===

     Insignia Financial Group, Inc., have committed to subscribe for a further 3,452,373 5p ordinary shares at a subscription price of L1.50 per share.

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

18  MERGERS

                                                               RICHARD ELLIS
                                                              HOLDINGS LIMITED
                                                               & SUBSIDIARIES
                                                              ----------------
                                                                    L000
Fixed assets................................................        1,208
Intangible fixed assets.....................................          490
Investments.................................................        3,112
Debtors.....................................................        3,402
Cash........................................................        1,058
Creditors...................................................       (5,690)
Minority interest...........................................           87
                                                                   ------
Net assets..................................................        3,667
                                                                   ======
Fair value totals...........................................        3,667
Merger Reserve..............................................       (3,400)
                                                                   ------
Nominal value of shares issued..............................          267
                                                                   ======

     Analysis of net cash acquired on purchase of subsidiary undertakings:

Cash consideration..........................................           --
Cash acquired...............................................        1,058
                                                                   ------
                                                                    1,058
                                                                   ======

     In the opinion of the directors, there is no material difference between the fair values of the assets and liabilities of the subsidiary undertakings purchased and the fair value totals set out above.

     On 1st May 1997, the company combined with Richard Ellis Holdings Limited. This has been accounted for as a merger. All losses were derived in the period subsequent to merger. The loss for the year ended 30th April 1997 was L255,000.

19  ACQUISITIONS

                                                 RICHARD ELLIS
                                                  PARTNERSHIP     REVALUATION    2ND MAY 1997
                                                 -------------    -----------    ------------
                                                     L000            L000            L000
Fixed assets...................................        458             --              458
Work in progress...............................        695            182              877
Debtors........................................     10,040             --           10,040
Cash...........................................       (827)            --             (827)
Creditors......................................     (9,016)            --           (9,016)
                                                    ------            ---           ------
Net assets acquired............................      1,350            182            1,532
                                                    ======            ===           ======
Fair value totals..............................                                      1,532
Goodwill.......................................                                      3,810
                                                                                    ------
Consideration..................................                                      5,342
                                                                                    ======

     The revaluation of work in progress was necessary to achieve consistency of accounting policies with the group.

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

     Consideration was in the form of 9,833,253 5p ordinary shares and 850,755 5p convertible shares in Richard Ellis Group Limited. Both classes of shares were issued at 50p.

     Analysis of net cash acquired on purchase of assets:

Cash consideration..........................................    --
Cash acquired...............................................  (827)
                                                              ----
                                                              (827)
                                                              ====

     In the opinion of the directors, there is no material difference between the fair values of the assets and liabilities purchased and the fair value totals set out above.

20  RESERVES

                                                    SHARE     PROFIT
                                                   PREMIUM   AND LOSS   MERGER
                                                   ACCOUNT   ACCOUNT    RESERVE   GOODWILL   TOTAL
                                                   -------   --------   -------   --------   ------
                                                    L000       L000      L000       L000      L000
Reserve on merger................................      --         --     3,400         --     3,400
Goodwill on acquisition..........................      --         --        --     (3,810)   (3,810)
Premium on issue of shares.......................   5,132         --        --         --     5,132
Elimination of goodwill against share premium....  (3,810)        --        --      3,810        --
Retained loss for the period.....................      --     (3,462)       --         --    (3,462)
                                                   ------     ------    ------     ------    ------
At 31st December 1997............................   1,322     (3,462)    3,400         --     1,260
                                                   ======     ======    ======     ======    ======

  Company

Premium on issue of shares..................................   5,132    --    5,132
Elimination of goodwill against share premium...............  (3,810)   --   (3,810)
Retained profit for the period..............................      --    32       32
                                                              ------   ---   ------
At 31st December 1997.......................................   1,322    32    1,354
                                                              ======   ===   ======

     The company has taken advantage of the exemption allowed under section 230 of the Companies Act 1985 and has not presented its own profit and loss account in these financial statements. The group result for the period includes a profit by the company for the period of L32,000 which is dealt with in the group financial statements.

     The elimination of goodwill on acquisition against share premium occurred when the company was unlimited, on 2nd May 1997.

     The cumulative amount of goodwill that has been written off against group reserves is L691,000.

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

21  RECONCILIATION OF OPERATING LOSS TO CASH FLOW FROM OPERATING ACTIVITIES

                                                                    GROUP
                                                              31ST DECEMBER 1997
                                                              ------------------
                                                                     L000
Operating loss..............................................        (3,556)
Depreciation charges........................................           245
Amortisation of goodwill....................................            35
Profit on sale of tangible assets...........................           (28)
Decrease in debtors.........................................           578
Increase in creditors.......................................         2,713
                                                                    ------
Net cash outflow from operating activities..................           (13)
                                                                    ======

22  RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

                                                                    GROUP
                                                              31ST DECEMBER 1997
                                                              ------------------
                                                                     L000
Interest received...........................................           120
Interest paid...............................................           (92)
Interest element of finance lease payments..................           (73)
                                                                    ------
Net cash outflow from returns on investments and servicing
  of finance................................................           (45)
                                                                    ======

23  CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT

                                                                    GROUP
                                                              31ST DECEMBER 1997
                                                              ------------------
                                                                     L000
Purchase of tangible fixed assets...........................          (151)
Sale of tangible fixed assets...............................           604
Payment to acquire investment...............................          (369)
Sale of investment..........................................           443
                                                                    ------
Net cash inflow from capital expenditure and financial
  investment................................................           527
                                                                    ======

24  ACQUISITIONS AND DISPOSALS

                                                                    GROUP
                                                              31ST DECEMBER 1997
                                                              ------------------
                                                                     L000
Net cash acquired with subsidiary...........................         (827)
                                                                     ----
Net cash outflow from acquisitions and disposals............         (827)
                                                                     ====

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

25  FINANCING

                                                                    GROUP
                                                              31ST DECEMBER 1997
                                                              ------------------
                                                                     L000
Capital element of finance lease rental payments............         (263)
Share capital issued........................................           36
Share premium...............................................          324
                                                                     ----
Net cash inflow from financing..............................           97
                                                                     ====

26  NET DEBT

  Reconciliation of net cash flow to movement in net debt

                                                                      GROUP
                                                               31ST DECEMBER 1997
                                                              ---------------------
                                                                      L000
Decrease in cash in the period..............................           (261)
Cash outflow from decrease in finance leasing...............            263
                                                                     ------
Change in net debt resulting from cash flows................              2
Finance leases acquired with subsidiary.....................            (35)
                                                                     ------
New finance leases in the period............................            (62)
                                                                     ------
Movement in net debt........................................            (95)
Net debt at 1 May 1997......................................         (1,061)
                                                                     ------
Net debt at 31 December 1997................................         (1,156)
                                                                     ======

  Analysis of net debt

                              NET DEBT OF GROUP
                            COMPANIES TRANSFERRED              ACQUISITION     OTHER NON      GROUP COMPANIES
                            IN AS PART OF MERGER    CASHFLOW   (EXCL CASH)    CASH CHANGES   31ST DECEMBER 1997
                            ---------------------   --------   ------------   ------------   ------------------
                                    L000              L000         L000           L000              L000
Cash in hand and at
  bank....................          1,058             (261)         --             --                 797
Debt due after one year...         (1,350)              --          --             --              (1,350)
Finance leases............           (769)             263         (35)           (62)               (603)
                                   ------             ----         ---            ---              ------
                                   (1,061)               2         (35)           (62)             (1,156)
                                   ======             ====         ===            ===              ======

27  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                           GROUP               COMPANY
                                                     31ST DECEMBER 1997   31ST DECEMBER 1997
                                                     ------------------   ------------------
                                                            L000                 L000
(Loss)/profit for the period.......................        (3,462)                 32
New share capital subscribed.......................           837                 837
New share premium on capital subscribed............         1,322               1,322
Merger reserve on acquisition......................         3,400                  --
                                                           ------               -----
Shareholders' funds at 31st December 1997..........         2,097               2,191
                                                           ======               =====

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

28  PENSIONS

     Certain employees are members of a pension scheme operated by the group. The scheme includes final salary and defined contributions sections. The assets of the scheme are held separately from those of the group and are administered by trustees.

     The scheme is the subject of an independent actuarial valuation every three years. The most recent actuarial valuation was as at 1st May 1996 using the projected unit method. At that date the market value of the assets was L16.07m of which L3.27m related to defined contribution assets. Ignoring defined contribution assets and liabilities, the actuarial value of the assets was sufficient to cover 107% of the value of the benefits that had accrued to members, after allowing for increases in earnings. The principle assumptions used were an interest rate of 7.75% pa, salary growth of 6% pa, price inflation of 3.5% pa and dividend growth of 3.9% pa. The anticipated surplus in the Fund at 1st May 1997 based on the assumptions in the 1996 valuation was nil. Company contributions during the period equalled the pension cost, of L54,000 per month, amounting to L432,000 for the eight months to 31st December 1997.

29  LEASING COMMITMENTS

     The group had commitments under operating leases to make payments totalling L3,813,000 in the period ending 31st December 1997 as follows:

                                                              31ST DECEMBER 1997
                                                              ------------------
                                                               LAND &
                                                              BUILDINGS    OTHER
                                                              ---------    -----
                                                                L000       L000
Lease expiring:
  Within one year...........................................       23        78
  Within two to five years..................................      284        65
  Over five years...........................................    3,002       545
                                                                -----       ---
                                                                3,309       688
                                                                =====       ===

     Included within other are annuity payments to former partners of the Richard Ellis Partnership.

30  CONTINGENT LIABILITIES

     The company has given an unlimited guarantee in respect of the bank loans and overdrafts of certain other group companies. At 31st December the amount guaranteed by the company was L952,000.

     The company has received a claim for L763,000 on behalf of a former employee in connection with the price paid to him on his resignation by the Richard Ellis Share Trust for his shares in the group and another claim for rent on one of its properties relating to a void period. If either claim is pursued, the Board intends to defend it vigorously.

31  POST BALANCE SHEET EVENT

     On 4th March 1998, the entire share capital of the company was acquired by Insignia Financial Group, Inc., a company incorporated in the USA.

32  RELATED PARTY TRANSACTIONS

     On 2nd May 1997 the group acquired the trade, assets and liabilities of the former Richard Ellis Partnership.

                          RICHARD ELLIS GROUP LIMITED

                    FOR THE PERIOD ENDED 31ST DECEMBER 1997

     All of the directors excluding I Harvey, B S Thomas and V W Benjamin were partners in the Richard Ellis Partnership prior to the acquisition and each received 395,704 shares in the group as consideration for the partnership's trade, assets and liabilities. The shares issued to H V A Ellingham and I D Ellis included 118,710 convertible shares.

     A J M Huntley, J A D Croft, C N G Arding, D A Sizer, R D Lucas, M D G Wheldon and R J F Wildman were shareholders in both Richard Ellis Group Limited and REI Limited. In aggregate they controlled 27.21% of the voting rights in Richard Ellis Group Limited and 26.87% of the voting rights in REI Limited at 31st December 1997.

     During the period the group was billed L308,000 by REI Limited, of which L291,000 was outstanding at the year end. The group charged L364,000 to REI Limited during the period. The outstanding debtor at the year end was L405,000. All transactions were carried out on normal commercial terms.

33  PARENT COMPANY

     Following the acquisition of Richard Ellis Group Limited, which took place on 4th March 1998, Insignia Financial Group Inc. (a company incorporated in the
USA) is now the ultimate parent company. The parent of the largest and smallest group of which the company is a member and for which financial statements are prepared is Richard Ellis Group Limited.

34  RICHARD ELLIS GROUP LIMITED

     Richard Ellis Group Limited was formed on the 7th April 1997, for the express purpose of acquiring the net assets of Richard Ellis Holdings Limited and subsidiaries and the net assets of Richard Ellis Partnership. These transactions completed after the 30th April 1997. As the company is newly formed and the group did not exist in its current form at the time no comparisons as at the 30th April 1997 have been provided for the company or for the group.

35  SIGNIFICANT DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

     The Company's accounting policies comply with U.K. GAAP which differ in certain significant respects from U.S. GAAP. The following is a summary of such differences.

ACCOUNTING FOR DEFERRED INCOME TAXES

     U.K. GAAP requires deferred income taxes to be recorded using the liability method based on those timing differences expected to crystallise in the foreseeable future. U.S. GAAP also requires the use of the liability method; however, full provision for all temporary differences is required.

                          RICHARD ELLIS GROUP LIMITED

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
        FOR THE PERIOD ENDED 31ST DECEMBER 1997 (UNAUDITED COMPARATIVES)

                                                                8 MONTHS ENDED       8 MONTHS ENDED
                                                       NOTE   31ST DECEMBER 1997   31ST DECEMBER 1996
                                                       ----   ------------------   ------------------
TURNOVER.............................................    2          27,550               20,207
Administrative expenses
   -- normal.........................................    3         (24,915)             (20,954)
   -- exceptional....................................    3          (6,191)                  --
                                                                   -------              -------
LOSS ON ORDINARY ACTIVITIES BEFORE INTEREST AND OTHER
  INCOME.............................................               (3,556)                (747)
Interest receivable..................................                  224                   86
Interest payable.....................................    6            (242)                (338)
                                                                   -------              -------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION..........               (3,574)                (999)
Share of profit of associated undertakings...........    7               7                   29
Taxation.............................................    8              69                   --
                                                                   -------              -------
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION...........               (3,498)                (970)
Minority interests -- equity.........................                   36                  (19)
                                                                   -------              -------
LOSS FOR THE FINANCIAL PERIOD........................   20          (3,462)                (989)
                                                                   =======              =======

    All amounts relate to continuing activities of the merged businesses and acquisitions.

  All recognised gains and losses are included in the profit and loss account.

                          RICHARD ELLIS GROUP LIMITED

                           CONSOLIDATED BALANCE SHEET
               AS AT 31ST DECEMBER 1997 (UNAUDITED COMPARATIVES)

                                                    NOTE   31ST DECEMBER 1997   31ST DECEMBER 1996
                                                    ----   ------------------   ------------------
                                                             L000      L000      L000       L000
FIXED ASSETS
  Intangible assets...............................   10        455                 493
  Tangible fixed assets...........................   11        994               1,818
  Investments.....................................   12         28                 512
  Investment in own shares........................   12        368                  --
                                                           --------             -------
                                                                       1,845                2,823
CURRENT ASSETS
  Work in progress................................           1,654                 538
  Debtors.........................................   13     12,057               9,256
Cash at bank and in hand..........................             797               2,323
                                                           --------             -------
                                                            14,508              12,117
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR....   14    (12,500)             (5,920)
                                                           --------             -------
NET CURRENT ASSETS................................                     2,008                6,197
                                                                      -------             --------
TOTAL ASSETS LESS CURRENT LIABILITIES.............                     3,853                9,020
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE
  YEAR............................................   15               (1,879)               3,500
                                                                      -------             --------
                                                                       1,974                5,520
                                                                      =======             ========
CAPITAL AND RESERVES:
  Called up share capital/Partnership capital.....   17                  837                3,200
  Share premium account...........................   20                1,322                2,723
  Capital reserve on acquisition..................                                            199
  Profit and loss account.........................   20               (3,462)                (508)
  Merger reserve..................................   20                3,400                   --
                                                                      -------             --------
SHAREHOLDERS' FUNDS...............................   27                2,097                5,614
Minority interests -- equity......................   16                 (123)                 (94)
                                                                      -------             --------
                                                                       1,974                5,520
                                                                      =======             ========

                          RICHARD ELLIS GROUP LIMITED

                        CONSOLIDATED CASH FLOW STATEMENT
        FOR THE PERIOD ENDED 31ST DECEMBER 1997 (UNAUDITED COMPARATIVES)

                                                               8 MONTHS ENDED        8 MONTHS ENDED
                                                     NOTE    31ST DECEMBER 1997    31ST DECEMBER 1996
                                                     ----    ------------------    ------------------
                                                                    L000                  L000
CASH FLOW FROM OPERATING ACTIVITIES................   21             (13)                1,261
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE....   22             (45)                  (50)
TAXATION...........................................                   --                    33
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT.......   23             527                    42
ACQUISITIONS AND DISPOSALS.........................   24            (827)                 (171)
                                                                    ----                 -----
CASH OUTFLOW BEFORE FINANCING......................                 (358)                1,115
FINANCING..........................................   25              97                  (386)
                                                                    ----                 -----
(DECREASE)/INCREASE IN CASH........................                 (261)                  729
                                                                    ====                 =====

                                                                        APPENDIX
A

                       AGREEMENT AND PLAN OF DISTRIBUTION

                                 BY AND BETWEEN

                         INSIGNIA FINANCIAL GROUP, INC.

                                      AND

                          INSIGNIA/ESG HOLDINGS, INC.

                         DATED AS OF             , 1998

                               TABLE OF CONTENTS


ARTICLE I     DEFINITIONS.................................................   A-1
     1.1      Definitions.................................................   A-1
ARTICLE II    THE DISTRIBUTION............................................   A-6
     2.1      Mechanics of the Distribution...............................   A-6
     2.2      Timing of the Distribution..................................   A-6
ARTICLE III   TAX MATTERS.................................................   A-7
     3.1      Assumption and Indemnification of Tax Liabilities...........   A-7
     3.2      Failure of the Merger to Occur..............................   A-7
     3.3      Indemnification Procedures..................................   A-7
ARTICLE IV    TRANSFER OF ASSETS AND PAYMENT OF LIABILITIES...............   A-8
     4.1      Transfer of Assets to Holdings..............................   A-8
     4.2      Payment of Liabilities......................................   A-8
ARTICLE V     OTHER AGREEMENTS............................................   A-8
     5.1      Use of "Insignia," "ESG," or "Insignia/ESG" Names...........   A-8
     5.2      Release of Holdings by the Company's Lenders................   A-9
     5.3      Books and Records...........................................   A-9
     5.4      Access to Information.......................................   A-9
     5.5      Retention of Records........................................   A-9
     5.6      Confidentiality.............................................  A-10
     5.7      Listing on NYSE.............................................  A-10
     5.8      Further Assurances..........................................  A-10
     5.9      Treatment of Certain Participation Interests................  A-10
     5.10     Cooperation.................................................  A-11
     5.11     Assumption of Certain Contracts by Holdings.................  A-11
     5.12     Payments With Respect to Consulting Agreements; Restricted
                Stock; Stock Options......................................  A-11
     5.13     Conflicting Terms...........................................  A-12
     5.14     Performance of Services.....................................  A-12
ARTICLE VI    INDEMNIFICATION AND RELEASES................................  A-12
     6.1      Mutual Release..............................................  A-12
     6.2      Indemnification by the Company..............................  A-12
     6.3      Indemnification by Holdings.................................  A-12
     6.4      Insurance Proceeds; Tax Benefits; Mitigation................  A-13
     6.5      Procedure for Indemnification...............................  A-13
     6.6      Remedies Cumulative.........................................  A-15
     6.7      Survival of Indemnities.....................................  A-15
ARTICLE VII   EMPLOYEE MATTERS............................................  A-15
     7.1      Employees...................................................  A-15
     7.2      Employee Benefits...........................................  A-15
     7.3      Other Liabilities and Obligations...........................  A-17
ARTICLE VIII  CONDITIONS..................................................  A-17
     8.1      Stockholder Approval........................................  A-17
     8.2      Opinion of Tax Counsel......................................  A-17
     8.3      Certain Transactions........................................  A-17
     8.4      Adequate Surplus............................................  A-17
     8.5      Release of Obligations......................................  A-17
     8.6      Bank Consent................................................  A-17


                                   App. A-(i)

ARTICLE IX    MISCELLANEOUS AND GENERAL...................................  A-17
     9.1      Termination.................................................  A-17
     9.2      Effect of Termination.......................................  A-18
     9.3      Modification or Amendment...................................  A-18
     9.4      Waiver; Remedies............................................  A-18
     9.5      Counterparts................................................  A-18
     9.6      Governing Law...............................................  A-18
     9.7      Notices.....................................................  A-18
     9.8      Captions....................................................  A-19
     9.9      No Third Party Beneficiary..................................  A-19
     9.10     Successors and Assigns......................................  A-19
     9.11     Certain Obligations.........................................  A-19
     9.12     Specific Performance........................................  A-20
     9.13     Severability................................................  A-20
     9.14     Jurisdiction................................................  A-20
SCHEDULE 3.1..............................................................  A-21
SCHEDULE 4.1..............................................................  A-22


                                   App. A-(ii)

     AGREEMENT AND PLAN OF DISTRIBUTION, dated as of             , 1998
("Agreement"), between Insignia Financial Group, Inc., a Delaware corporation (the "Company"), and Insignia/ESG Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("Holdings").

     WHEREAS, the Company, Holdings, Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), and AIMCO Properties, L.P., a Delaware limited partnership and a subsidiary of AIMCO ("AIMCO Properties"), have entered into an Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of the Company with and into AIMCO, with AIMCO as the surviving corporation;

     WHEREAS, the Boards of Directors of the Company and Holdings have approved this Agreement, which is being entered into prior to the Effective Time (as defined in Section 1.3 of the Merger Agreement), pursuant to which the Distribution (as defined below) will be consummated;

     WHEREAS, as soon as practicable after the Company Meeting (as hereinafter defined), subject to the satisfaction or waiver of the conditions set forth in
Article VIII of this Agreement, the Company will distribute (the "Distribution") to each holder of record of shares of Class A Common Stock, par value $.01 per share, of the Company ("Company Common Stock"), a number of shares of Common Stock, par value $.01 per share, of Holdings ("Holdings Common Stock") equal to two-thirds of the number of shares of Company Common Stock held by such holder;

     WHEREAS, the purpose of the Distribution is to allow the management of Holdings and its subsidiaries to focus exclusively on the operation and growth of the Holdings Business (as defined below), and to provide Holdings with greater access to the capital markets to develop its commercial real estate operations, to facilitate future acquisitions of other commercial real estate operations and to make Holdings better able to attract and retain top quality professionals in its commercial real estate operations, as well as to make possible the Merger by divesting the Company of all businesses and operations (other than the Retained Business (as defined below)) conducted by the Company and its Subsidiaries (as defined below) which AIMCO is unwilling to acquire;

     WHEREAS, the Company and Holdings wish to set forth and provide for certain agreements between the Company and Holdings in consideration of the separation of their ownership; and

     WHEREAS, it is the intention of the parties to this Agreement that the Distribution shall qualify as a transaction described in Section 355 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings (capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement):

     "Additional Interests" shall have the meaning set forth in Section 5.9(c) hereto.

     "Affiliate" of any Person shall mean another Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such first Person; provided, however, that for the purposes of this Agreement from and after the Time of Distribution, no Retained Company shall be deemed to be an Affiliate of any Holdings Company, and no Holdings Company shall be deemed to be an Affiliate of any Retained Company. The Affiliates of Holdings also include the Commercial Joint Venture Entities.

     "Agreement" shall have the meaning set forth in the Preamble.

                                    App. A-1

     "AIMCO" shall have the meaning set forth in the Recitals hereto.

     "AIMCO Properties" shall have the meaning set forth in the Recitals hereto.

     "Closing Date" shall have the meaning set forth in Section 3.1 of the Merger Agreement.

     "Code" shall have the meaning set forth in the Recitals hereto.

     "Commercial Joint Venture Entities" shall mean the following entities:
Brickyard Investors, L.P., Brookhollow Associates, L.P., Courtyard Plaza Associates, L.P., Glades Plaza, L.P., Hiawassee Oak Partners, L.P., Nashpike Partners, L.P., Sleepy Lake Partners, L.P., Bingham Partners, L.P., Clayton Investors Associates, LLC, Northpoint Partners, L.P., Mockingbird Associates, L.P., 101 Marietta Street Associates, Fresh Meadows Development, LLC, W/9FIG Realty, L.L.C., Dallas RPFIV Campbell Centre Associates Limited Partnership, St. Louis RPFIV Gateway One Associates Limited Partnership, Santa Rosa L.L.C. and any other entities owning commercial or non-residential real estate assets or interests therein, or entities owning residential real estate assets related to the New York Residential Business (as that term is defined in Section 4.1(i) of the Merger Agreement) other than those in which a subsidiary of Insignia Properties Trust, a Maryland real estate investment trust, serves as a general partner, whether now existing or hereafter formed.

     "Company" shall have the meaning set forth in the Preamble.

     "Company 401(k) Plan" shall have the meaning set forth in Section 7.2(b) hereof.

     "Company Common Stock" shall have the meaning set forth in the Recitals hereto.

     "Company Disclosure Letter" shall mean that certain letter dated March 17, 1998 from the Company to AIMCO annexed to and deemed part of the Merger Agreement.

     "Company Flex Plan" shall have the meaning set forth in Section 7.2(c) hereof.

     "Company Indemnifiable Losses" shall have the meaning set forth in Section
6.3 hereof.

     "Company Indemnitees" shall have the meaning set forth in Section 6.3 hereof.

     "Company LTD Plan" shall have the meaning set forth in Section 7.2(c) hereof.

     "Company Meeting" shall mean the special meeting of Company stockholders at which the stockholders will be asked to approve the Distribution and the Merger Agreement.

     "Company Restoration Plan" shall have the meaning set forth in Section 7.2(b) hereof.

     "Company Stock Plans" shall mean the Insignia Financial Group, Inc. Amended and Restated 1992 Stock Incentive Plan, as amended, and the Insignia Financial Group, Inc. 1995 Non-Employee Director Stock Option Plan.

     "Company VEBA" shall have the meaning set forth in Section 7.2(c) hereof.

     "Company Welfare Plans" shall have the meaning set forth in Section 7.2(c) hereof.

     "Contingent Incentive Award" shall have the meaning set forth in the Incentive Award Letters.

     "Contract" shall mean any note, bond, mortgage, indenture, lease, contract, agreement, obligation, understanding, commitment or other similar arrangement, whether written or oral.

     "Covered Person" shall have the meaning set forth in Section 2.1 of the Merger Agreement.

     "Credit Agreement" shall have the meaning set forth in Section 5.2 hereof.

     "DGCL" shall mean the General Corporation Law of the State of Delaware.

     "Distribution" shall have the meaning set forth in the Recitals hereto.

     "Effective Time" shall have the meaning set forth in Section 1.3 of the Merger Agreement.

     "Employment Agreements" shall mean the agreements listed in Schedule 5.12(a) hereto.

                                    App. A-2

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Existing 401(k) Plan" shall have the meaning set forth in Section 7.2(b) hereof.

     "Existing LTD Plan" shall have the meaning set forth in Section 7.2(c) hereof.

     "Existing Restoration Plan" shall have the meaning set forth in Section 7.2(b) hereof.

     "Existing Welfare Plans" shall have the meaning set forth in Section 7.2(c) hereof.

     "Flex Plan" shall have the meaning set forth in Section 7.2(c) hereof.

     "Former Employees" shall have the meaning set forth in Section 7.12(a) of the Merger Agreement.

     "Holdings" shall have the meaning set forth in the Preamble.

     "Holdings 40l(k) Plan" shall have the meaning set forth in Section 7.2(b) hereof.

     "Holdings Assets" shall have the meaning set forth in Section 4.1 hereof.

     "Holdings Businesses" shall mean all of the businesses conducted at or at any time prior to the Distribution by the Company or any of its Subsidiaries, excluding the Retained Business.

     "Holdings Common Stock" shall have the meaning set forth in the Recitals hereto.

     "Holdings Companies" shall mean Holdings and its Subsidiaries (determined after giving effect to the transactions contemplated by Article IV of this Agreement).

     "Holdings Entities" shall have the meaning set forth in Section 4.1 hereof.

     "Holdings Employees" shall mean all current and former employees of the Company and its Subsidiaries other than the Retained Employees.

     "Holdings Flex Plan" shall have the meaning set forth in Section 7.2(c) hereof.

     "Holdings Indemnifiable Losses" shall have the meaning set forth in Section
6.2 hereof.

     "Holdings Indemnities" shall have the meaning set forth in Section 6.2 hereof.

     "Holdings Liabilities" shall mean (i) all Liabilities or portions of Liabilities arising primarily out of or in connection with the Holdings Assets or the Holdings Businesses; (ii) all Liabilities under Contracts included in the Holdings Assets, whether such Liabilities arise before, upon or after the transactions contemplated by this Agreement and including any Liabilities under such Contracts resulting from the consummation of the transactions contemplated by this Agreement (including actions, claims or proceedings relating thereto);
(iii) all Liabilities of Holdings and its Subsidiaries pursuant to this Agreement, the Merger Agreement, the Indemnification Agreement or any of the Transaction Documents; and (iv) all Liabilities for payment of outstanding drafts and checks of Holdings and its Subsidiaries to the extent attributable to the Holdings Assets and the Holdings Businesses existing as of the Time of Distribution.

     "Holdings LTD Plan" shall have the meaning set forth in Section 7.2(c) hereof.

     "Holdings Restoration Plan" shall have the meaning set forth in Section 7.2(b) hereof.

     "Holdings Vacation Obligation" shall have the meaning set forth in Section 7.2(a) hereof.

     "Holdings VEBA" shall have the meaning set forth in Section 7.2(c) hereof.

     "Holdings Welfare Plans" shall have the meaning set forth in Section 7.2(c) hereof.

     "Incentive Award Letters" shall have the meaning set forth in Section 5.9(b) hereof.

     "Indemnifiable Losses" shall have the meaning set forth in Section 6.3 hereof.

     "Indemnification Agreement" shall mean that certain Amended and Restated Indemnification Agreement dated as of May 26, 1998 by and between AIMCO and Holdings, as the same may be amended and supplemented from time to time.
                                    App. A-3

     "Indemnifying Party" shall have the meaning set forth in Section 6.4 hereof.

     "Indemnitee" shall have the meaning set forth in Section 6.4 hereof.

     "Information" of a party shall mean any and all information that such party or any of its Representatives furnish or have furnished to the receiving party or any of its Representatives whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as "confidential" or "proprietary," together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving party of any of its Representatives which contain or otherwise reflect such Information, together with any and all copies, extracts or other reproductions of any of the same; provided, however, that for the purposes hereof all information relating to the Retained Companies and the Retained Business in the possession of any Holdings Company at the Time of Distribution shall be deemed to have been furnished by the Retained Companies and all information relating to the Holdings Companies and the Holdings Businesses in the possession of any Retained Company at the Time of Distribution shall be deemed to have been furnished by the Holdings Companies; and further provided that the term "Information" does not include information that:

          (a) is or becomes generally available to the public through no wrongful act of the receiving party or its Representatives;

          (b) is or becomes available to the receiving party on a non-confidential basis from a source other than the providing party or its Representatives, provided that such source is not known by the receiving party to be subject to a confidentiality agreement with the providing party; or

          (c) has been independently acquired or developed by the receiving party without violation of any of the obligations of the receiving party or its Representatives under this Agreement.

     "IRS" shall mean the United States Internal Revenue Service.

     "Lenders" shall have the meaning set forth in Section 5.2 hereof.

     "Liabilities" shall mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto.

     "Merger" shall have the meaning set forth in the recitals to the Merger Agreement.

     "Merger Agreement" shall have the meaning set forth in the Recitals hereto.

     "Participation Interests" shall mean the interests of Holdings in or with respect to Proceeds from or arising out of any investment by the Company or any Affiliates thereof in the Residential Joint Venture Entities listed below and in the REMIC, as set forth below:

                          ENTITY                             PARTICIPATION INTEREST
                          ------                             ----------------------
REMIC......................................................     30% of Proceeds
Southwest Associates, L.P..................................     35% of Proceeds
Western Hills Associates, LLC..............................     40% of Proceeds
Cobble Creek Associates LLC................................     40% of Proceeds
Chimney Ridge Associates...................................     40% of Proceeds
Bennington Square Associates LP............................     40% of Proceeds
Willow Park Associates.....................................     50% of Proceeds
Dallas Glen Associates, L.P................................     50% of Proceeds
Watermans Crossing Associates, L.P.........................     50% of Proceeds
Louisville Apartments Limited Partnership..................     50% of Proceeds

                                    App. A-4

     "Person" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

     "Proceeds" means the proceeds actually received by the Company or any of its Affiliates derived from or arising out of its investment in (i) each Residential Joint Venture Entity, and (ii) the REMIC, in each case after the Company or such Affiliate has received 100% of its investment plus a return thereon equal to 10% per annum.

     "NYSE" shall mean The New York Stock Exchange, Inc.

     "Record Date" shall mean the date designated by or pursuant to the authorization of the Board of Directors of the Company for the purpose of determining the stockholders of the Company entitled to participate in the Distribution.

     "REMIC" shall mean the obligations known as Structured Asset Securities Corporation Trust I Collateralized Mortgage Obligation Series 1992-MI, Class D.

     "Representatives" of a party shall mean such party's officers, directors, employees, accountants, counsel, investment bankers, financial advisors, consultants and other representatives.

     "Residential Joint Venture Entities" shall mean the following partnerships and limited liability companies: Southwest Associates L.P., Western Hills Associates LLC, Cobble Creek Associates LLC, Chimney Ridge Associates, Bennington Square Associates LP, Willow Park Associates, Dallas Glen Associates, L.P., Watermans Crossing Associates, L.P., and Louisville Apartments Limited Partnership.

     "Retained Assets" shall mean the assets relating to the Company's existing residential multifamily property management and ownership and partnership administration businesses but excluding the entities and assets listed in
Schedule 4.1 hereto.

     "Retained Business" shall mean the Company's existing residential multifamily property management and ownership and partnership administration businesses, including related assets and liabilities but excluding the entities and assets listed in Schedule 4.1 hereto.

     "Retained Companies" shall mean the Company and its Subsidiaries, other than Holdings and its Subsidiaries.

     "Retained Employees" shall mean those Persons who are employees of the Retained Companies immediately after the Time of Distribution.

     "Retained Liabilities" shall mean (i) all Liabilities or portions of Liabilities arising primarily out of or in connection with the Retained Assets or the Retained Business; (ii) all Liabilities under Contracts included in the Retained Assets, whether such Liabilities arise before, upon or after the transactions contemplated by this Agreement and including any Liabilities under such Contracts resulting from the consummation of the transactions contemplated by this Agreement (including actions, claims or proceedings relating thereto);
(iii) all Liabilities of the Company and its Subsidiaries (other than Holdings and its Subsidiaries) pursuant to this Agreement, the Merger Agreement, the Indemnification Agreement and the Transaction Documents; and (iv) all Liabilities for the payment of outstanding drafts and checks of the Company and its Subsidiaries to the extent attributable to the Retained Assets or the Retained Business existing as of the Time of Distribution.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or at least 50% of the value of the outstanding equity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or

                                    App. A-5
more of its Subsidiaries. The Subsidiaries of Holdings include the Commercial Joint Venture Entities but do not include the Residential Joint Venture Entities.

     "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, share, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

     "Tax Indemnifying Party" shall have the meaning set forth in Section 3.3(a) hereof.

     "Tax Indemnitee" shall have the meaning set forth in Section 3.3(a) hereof.

     "Tax Return" shall means any report, return or other information required to be supplied to a governmental entity with respect to Taxes.

     "Time of Distribution" shall mean the time as of which the Distribution is effective.

     "Third Party Claim" shall have the meaning set forth in Section 6.5 hereof.

     "Trade Marks" shall have the meaning set forth in Section 5.1(b) hereof.

     "Transaction Documents" shall have the meaning set forth in Section 5.8 hereof.

     "Transfer Agent" shall mean First Union National Bank, the transfer agent for the Company Common Stock.

     "VEBA" shall have the meaning set forth in Section 7.2(c) hereof.

                                   ARTICLE II

                                THE DISTRIBUTION

     2.1 Mechanics of the Distribution. The Distribution shall be effected by the distribution, to each holder of record of shares of Company Common Stock as of the Record Date, of certificates representing the number of shares of Holdings Common Stock equal to two-thirds of the number of shares of Company Common Stock held by such holder; provided, however, that no fractional shares of Holdings Common Stock shall be issued or delivered. In the event there are holders of Company Common Stock holding of record on the Record Date a number of shares of Company Common Stock not wholly divisible by three, the Transfer Agent shall distribute certificates representing shares of Holdings Common Stock to such holders on the basis of the next number of shares of Company Common Stock held below the actual number of shares held which is wholly divisible by three, multiplied by two. The Transfer Agent shall aggregate all shares of Holdings Common Stock that would be distributable but for the proviso to the first sentence of this Section 2.1, shall sell such shares in the public market as soon as practicable after the Time of Distribution and shall distribute the proceeds of the sale of such shares pro rata among the holders of record of Company Common Stock holding such numbers of shares of Company Common Stock not wholly divisible by three.

     2.2 Timing of the Distribution. The Board of Directors of the Company shall formally declare the Distribution and shall authorize the Company to effect the Distribution following the approval of the Distribution by the stockholders of the Company and prior to the Closing Date, subject to the satisfaction or waiver of the conditions set forth in Article VIII of this Agreement, by delivery of certificates representing shares of Holdings Common Stock to the Transfer Agent for delivery to the holders entitled thereto. The Distribution shall be deemed to be effective upon notification by the Company to the Transfer Agent that the Distribution has been effected and that the Transfer Agent is authorized to proceed with the distribution of certificates representing shares of Holdings Common Stock.

                                    App. A-6

                                  ARTICLE III

                                  TAX MATTERS

     3.1 Assumption and Indemnification of Tax Liabilities. Except as provided in the attached Schedule 3.1, and except as otherwise specifically provided in the Merger Agreement or the Indemnification Agreement, the respective Tax liabilities of the Company and its Subsidiaries (other than Holdings and its Subsidiaries) and of Holdings and its Subsidiaries, whether arising before, at or after the Time of Distribution, will continue to be the Tax liabilities of each such party, and each party hereto agrees to save, indemnify, defend and hold harmless the other, its Subsidiaries and each of their respective directors, officers, employees, agents, successors and assigns from and against all such Tax liabilities.

     3.2  Failure of the Merger to Occur.

     In the event the Merger does not occur, Holdings agrees to save, indemnify, defend and hold harmless the Company and each of its Subsidiaries and their successors and assigns from and against any Taxes that arise under Sections 355(e), 355(c)(2) and 361(c)(2) of the Code and corresponding state or local income and franchise Taxes as a result or on account of (i) any plan (or series of transactions) of Holdings pursuant to which one or more persons acquire, directly or indirectly, stock representing a 50% or greater interest in Holdings or (ii) any action of Holdings or any of its Subsidiaries after the Time of Distribution that is the principal cause of the Distribution not qualifying as a reorganization and distribution under Sections 368(a)(1)(D) and 355 of the Code.

     3.3  Indemnification Procedures.

     (a) Any claim for indemnification under this Article III shall be made by written notice from the party seeking to be indemnified (the "Tax Indemnitee") to the party from which indemnification is sought (the "Tax Indemnifying Party") in the same manner as set forth in Section 5 of the Indemnification Agreement. Except as otherwise provided in the Indemnification Agreement, if a Tax Indemnitee becomes aware during an examination of a Tax Return that the tax authority conducting the examination is considering asserting a Tax subject to indemnification, the Tax Indemnitee will (i) promptly notify the Tax Indemnifying Party of this fact, (ii) to the extent reasonably practicable, segregate the issue from any other issues being examined, (iii) permit the Tax Indemnifying Party to control the Tax examination insofar as it relates to that issue and any administrative or judicial appeals relating to the issue (including whether to settle the issue or to appeal from an adverse determination with regard to the issue) and (iv) cooperate with the Tax Indemnifying Party in all reasonable respects to establish that such Tax is not due and payable.

     (b) Upon a determination that a Tax Indemnifying Party is liable for a payment of Taxes to a Tax Indemnitee, the Tax Indemnifying Party shall pay the Tax Indemnitee such Taxes. Except as otherwise provided under the Indemnification Agreement, such payment will be made on an after-Tax basis promptly following the submission by the Tax Indemnitee of written evidence of the payment of indemnified Tax.

     (c) Except as otherwise provided in the Merger Agreement, the Company will be responsible for the preparation and filing of all Tax Returns with respect to all periods ending on or before the Time of Distribution and for the payment of all Taxes shown on those Tax Returns to be due. Holdings and its Subsidiaries will be responsible for the preparation and filing of all other Tax Returns relating to them or their assets or the Holdings Businesses which are required to be filed after the Time of Distribution and for the payment of all Taxes shown on those Tax Returns to be due and all related estimated Taxes payable after the Time of Distribution.

     (d) Each of the Company and Holdings will, and will cause their respective personnel to, cooperate fully with each other of them in connection with the preparation and review of Tax Returns and in connection with any examinations of any Tax Returns filed by either of them or their respective Subsidiaries.

                                    App. A-7

                                   ARTICLE IV

                 TRANSFER OF ASSETS AND PAYMENT OF LIABILITIES

     4.1 Transfer of Assets to Holdings. Prior to the Time of Distribution, the Company shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Holdings of all of the Company's and its Subsidiaries' right, title and interest in the Holdings Entities and the Holdings Assets. "Holdings Entities" and "Holdings Assets" mean, respectively, the entities and assets identified on Schedule 4.1 under the headings "Holdings Entities" and "Holdings Assets."

     4.2 Payment of Liabilities. Except as set forth in the Merger Agreement, the Indemnification Agreement, and the Transaction Documents, from and after the Time of Distribution, (i) Holdings shall, and shall use its reasonable best efforts to cause its Subsidiaries to pay, perform and discharge in due course all of the Holdings Liabilities for which such entity is liable, and (ii) the Company shall, and shall use its reasonable best efforts to cause its Subsidiaries, other than Subsidiaries that are not wholly owned Subsidiaries of Holdings or one of its Affiliates to, pay, perform and discharge in due course all of the Retained Liabilities for which such entity is liable.

                                   ARTICLE V

                                OTHER AGREEMENTS

     5.1  Use of "Insignia," "ESG," or "Insignia/ESG" Names.

     (a) From and after the Time of Distribution, Holdings shall have all rights in and use of the name "Insignia," "ESG," "Insignia/ESG" and all derivatives thereof. Subject to the terms of this Agreement, no later than the later of (i) 90 days after the Time of Distribution or (ii) 90 days after the Closing Date, but in no event later than December 31, 1998, the Company agrees (A) to cause each of the Company and its Subsidiaries (other than Holdings and its Subsidiaries) to change its name and all of its trade names, trademarks, service marks and all derivatives thereof, to a name or names which does/do not include the words "Insignia," "ESG" or "Insignia/ESG" and is/are not confusingly similar to the words "Insignia," "ESG," "Insignia/ESG" or any other trademarks, service marks, trade names or logos or all derivatives thereof used by the Holdings Companies, (B) to cause the word "Insignia," "ESG," and "Insignia/ESG" and all corporate names, trademarks, service marks, trade names and logos and all derivatives thereof which are used in any way by the Holdings Companies to be removed from all marketing, advertising and business materials, including without limitation, telephone listings, signage, brochures and all other property used by the Company or any Subsidiary of the Company, except that the Company and its Subsidiaries may continue to use any remaining stationary, business cards and other similar property which bears the word "Insignia" until the stock thereof on hand at the Time of Distribution has been depleted and (C) to use its reasonable best efforts to cause buildings which the Company or its Subsidiaries own or in which the Company or its Subsidiaries rent space, to change their names to names not including any reference to "Insignia," "ESG" or "Insignia/ESG."

     (b) Effective upon the Time of Distribution and continuing until the later of (i) 90 days after the Time of Distribution or (ii) 90 days after the Closing Date, but in no event later than December 31, 1998, and subject to the terms of this Agreement, Holdings hereby grants to the Company, solely for the purpose of complying with the terms of Section 5.1(a) hereof, a limited, non-exclusive, royalty free license to use the name "Insignia" and the Holdings corporate name, trade name, trademark, service mark and logo and all derivatives thereof (collectively, the "Trade Marks") only in connection with the marketing and sale of goods and/or residential property and asset management services which are currently undertaken by the Company and each Subsidiary of the Company (other than the Holdings Companies). All use of the Trade Marks by the Company shall inure to the benefit of Holdings.

     (c) The Trade Marks shall only be used in the same manner in which they are currently used by the Company and each of its Subsidiaries. In the event that the Trade Marks are used in a manner inconsistent

                                    App. A-8
with the terms of this sub-section, Holdings shall have the right to terminate the limited license of Section 5.1(b) upon ten (10) calendar days' prior notice to the Company.

     5.2 Release of Holdings by the Company's Lenders. As soon as practicable after the Time of Distribution, the Company shall use its reasonable best efforts to cause the Company's Lenders (as defined below) to release Holdings and its Subsidiaries from any and all obligations under the Credit Agreement (as defined below) and all ancillary agreements and documents related thereto and to release all related liens on the assets of Holdings and its Subsidiaries within a reasonable time after the Distribution; provided, however, that at the Effective Time, the Company or its successors in interest shall cause the Lenders to release Holdings and its Subsidiaries from any and all obligations under the Credit Agreement and all ancillary agreements and documents related thereto and release all related liens on the assets of Holdings and its Subsidiaries. The "Credit Agreement" shall mean that certain Amended and Restated Credit Agreement, dated as of March 19, 1997, by and among the Company, the lenders party thereto (the "Lenders"), First Union National Bank, as administrative agent, and Lehman Commercial Paper Inc., as syndication agent, as amended.

     5.3 Books and Records. Prior to or as promptly as practicable after the Time of Distribution, the Company shall deliver to Holdings all corporate books and records of the Holdings Companies in the possession of the Retained Companies and the relevant portions (or copies thereof) of all corporate books and records of the Retained Companies relating directly and primarily to the Holdings Companies, the Holdings Businesses or the Holdings Liabilities, including, in each case, all agreements, litigation files and government filings. From and after the Time of Distribution, all such books, records and copies shall be the property of Holdings. The Company may retain copies of all such corporate books and records. Prior to the Distribution, Holdings shall deliver to the Company all corporate books and records of the Retained Companies in the possession of any of the Holdings Companies and relevant portions (or copies thereof) of all corporate books and records of the Holdings Companies relating directly and primarily to the Retained Companies, the Retained Business or the Retained Liabilities, including, in each case, all agreements, active litigation files and government filings. From and after the Time of Distribution, all such books, records and copies shall be the property of the Company. Holdings may retain copies of all such corporate books and records.

     5.4 Access to Information. Upon reasonable notice, each party shall, and shall cause its Subsidiaries to, afford to Representatives of the other reasonable access, during normal business hours throughout the period prior to and following the Time of Distribution, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its Subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the United States Securities and Exchange Commission or any other federal or state regulatory agency or commission and (ii) access to all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement; provided, however, that the foregoing shall apply to Holdings and the Holding Companies only with respect to information and access necessary to or required by the Company in preparation of Tax Returns. Nothing in this
Section 5.4 shall require the parties to take any action or furnish any access or information which would cause or could reasonably be expected to cause the waiver of any applicable attorney client privilege. In addition, nothing herein shall require the parties to provide information other than with respect to itself and its Subsidiaries, or the conduct of their businesses.

     5.5 Retention of Records. If any information relating to the businesses, assets or liabilities of a Retained Company or a Holdings Company is retained by a Holdings Company or Retained Company, respectively, each of the Company and Holdings shall, and shall cause the other Retained Companies and Holdings Companies, respectively, to retain all such information in the Retained Companies' or Holdings Companies' possession or under its control until such information is at least ten years old except that if, prior to the expiration of such period, any Retained Company or Holdings Company wishes to destroy or dispose of any such information that is at least three years old, prior to destroying or disposing of any of such information,
                                    App. A-9

(a) the Company or Holdings, on behalf of the Retained Company or the Holdings Company that is proposing to dispose of or destroy any such information, shall provide no less than 45 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of, and (b) if, prior to the scheduled date of such destruction or disposal, the other party requests in writing that any of the information proposed to be destroyed or disposed of be delivered to such other party, the Company or Holdings, as applicable, promptly shall arrange for the delivery of the requested information to a location specified by, and at the expense of, the requesting party.

     5.6  Confidentiality.

     (a) Each party hereto shall keep, and shall cause its Representatives to keep, the other party's Information strictly confidential and will disclose such Information only to such of its Representatives who need to know such Information and who agree to be bound by this Section 5.6 and not to disclose such Information to any other Person. Without the prior written consent of the other party, neither party nor any of their respective Representatives shall disclose the other party's Information to any Person or entity except as may be required by law or judicial process and in accordance with this Section 5.6.

     (b) In the event that either party or any of its Representatives receives a request or is required by law or judicial process to disclose to a court or other tribunal all or any part of the other party's Information, the receiving party or its Representatives shall promptly notify the other party of the request in writing, and consult with and assist the other party in seeking a protective order or request for other appropriate remedy. In the event that such protective order or other remedy is not obtained or the other party waives compliance with the terms hereof, such receiving party or its Representatives, as the case may be, shall disclose only that portion of the Information or facts which, in the written opinion of the receiving party's outside counsel, is legally required to be disclosed, and will exercise its respective reasonable best efforts to assure that confidential treatment will be accorded such Information or facts by the Persons or entities receiving the same. The providing party will be given an opportunity to review the Information or facts prior to disclosure.

     5.7 Listing on NYSE. Holdings shall use its reasonable best efforts to list the shares of Holdings Common Stock to be issued pursuant to the Distribution on the NYSE.

     5.8 Further Assurances. The parties agree that if, after the Time of Distribution, a Holdings Company or a Retained Company holds assets which by the terms hereof or of the Merger Agreement were intended to be assigned and transferred to, or retained by, a Retained Company or a Holdings Company, respectively, each of Holdings and the Company shall, and shall cause the other Holdings Companies and Retained Companies, respectively, at their expense, to take all commercially reasonable actions required promptly to assign and transfer or cause to be assigned and transferred such assets to the applicable Holdings Company or Retained Company, without the payment of additional consideration, and the parties agree that the transferring Holdings Company or Retained Company, as applicable, will hold such assets as agent for the sole benefit of the transferee Retained Company or Holdings Company, as applicable, and all income and risk of loss of the transferred assets to the Time of Distribution shall be for the account of the intended owner. Each of the parties hereto, at its own cost and expense, promptly shall, or shall cause its Subsidiaries to, execute such documents (the "Transaction Documents") and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby. As used herein, the term "Transaction Documents" includes, but is not limited to, the Technical Services Agreement.

     5.9  Treatment of Certain Participation Interests.

     (a) From and after the Time of Distribution, the Company promptly shall pay to Holdings that percentage of all Proceeds received by the Company or any of its Affiliates, or their respective successors and assigns, from the respective Residential Joint Venture Entities and the obligations known as the REMIC in accordance with Holdings' applicable Participation Interest.

     (b) Effective at the Time of Distribution and without further action by the Company or Holdings, the Company hereby assigns to Holdings, and Holdings hereby assumes, the Company's duties, obligations and liabilities arising from or relating to the Incentive Award Letters (as defined below). The Company agrees to
                                    App. A-10
use its reasonable best efforts to obtain the consent of the other parties to the Incentive Award Letters to said assignments and assumptions and to the release of the Company from its duties, obligations and liabilities arising from or relating to the Incentive Award Letters. The "Incentive Award Letters" shall mean all of the agreements pursuant to which the Company has granted to any officer or employee of the Company any right to receive a portion of the Proceeds or any member or partnership interest, including, but not limited to, the letter agreements listed on Schedule 5.9(b) hereto.

     (c) The Company agrees that in the event the Company acquires additional membership interests or partnership units (the "Additional Interests") in any Residential Joint Venture Entity after the Time of Distribution which, together with interests or units owned by the Company at the Time of Distribution, would constitute a majority of the interests or units of such Residential Joint Venture Entity, the Company shall pay Holdings an amount equal to the amount Holdings would have received if such Residential Joint Venture Entity had sold all of its assets for an aggregate price equal to the per unit price paid by the Company for the Additional Interests multiplied by the total number of issued and outstanding membership interests or partnership units of such Residential Joint Venture Entity.

     5.10 Cooperation. The parties shall cooperate with each other in all reasonable respects to ensure (a) that the Distribution and the assumption (to the extent necessary) of the Retained Liabilities and of the Holdings Liabilities are consummated in accordance with the terms hereof, (b) the retention by the Company of the Retained Business, including, without limitation, allocating rights and obligations under Contracts, if any, of the Retained Companies or the Holdings Companies that relate to the Retained Business, and (c) the retention by Holdings of the Holdings Businesses, including, without limitation, allocating rights and obligations under Contracts, if any, of the Holdings Companies or the Retained Companies that relate to the Holdings Businesses.

     5.11 Assumption of Certain Contracts by Holdings. At the Time of Distribution, the Company will, and will cause its Subsidiaries (other than Holdings and its Subsidiaries) to, assign to Holdings, and Holdings will assume, all rights, liabilities and obligations attributable to (i) Holdings Employees under their respective employment, consulting and severance agreements with the Company, including, but not limited to, the Contracts listed in Schedule 5.11 hereto, and (ii) all other Contracts relating to the Holdings Businesses, including, but not limited to, the Contracts listed in Schedule 5.11 hereto. The Company will use its reasonable best efforts to obtain the consent of the other parties to the aforementioned Contracts to the assignment to Holdings and to the substitution of Holdings for the Company as a party thereto.

     5.12 Payments With Respect to Consulting Agreements; Restricted Stock; Stock Options.

     (a) From and after the Time of Distribution, in the event that the Company for any reason does not make a payment to a signatory to any of the employment agreements listed in Schedule 5.12(a) hereto (the "Employment Agreements") pursuant to an Employment Agreement, the Company shall immediately make such payment to Holdings.

     (b) From and after the Time of Distribution, in the event that the Company receives any payment (whether principal or interest) on a loan made by the Company pursuant to a Employment Agreement, the Company shall assign and transfer such loan payment to Holdings within ten days of the receipt thereof.

     (c) From and after the Time of Distribution, in the event the Company for any reason does not cause the shares of restricted stock identified in Schedule 5.12(c) (the "Restricted Stock") to vest in the holder thereof at the times set forth in the terms of grant of such Restricted Stock, the Company shall immediately pay to Holdings in cash an amount equal to the fair market value of the shares of Restricted Stock which did not so vest, determined as of the date on which such shares of Restricted Stock were to vest as if they had so vested and were freely transferable.

     (d) From and after the Time of Distribution, if the employment of any Covered Person (as defined in Section 2.1 of the Merger Agreement) should terminate prior to the vesting of all options to purchase shares of Company Common Stock held by such Covered Person, then the Company shall, promptly after such termination, pay to either such Covered Person or Holdings an amount equal to the "in the money" spread value of such remaining unvested options as of the Time of Distribution.
                                    App. A-11

     5.13 Conflicting Terms. The terms of this Agreement shall continue unabridged at and after the Effective Time, except that at and after the Effective Time, in the event that there are any conflicts between the terms of this Agreement on the one hand and the terms of the Merger Agreement and the Indemnification Agreement on the other hand, the terms of the Merger Agreement and the Indemnification Agreement shall control with respect to such inconsistent terms.

     5.14 Performance of Services. Beginning at the Time of Distribution, (i) the Company will provide, or cause one or more of its Subsidiaries to provide, to Holdings or another member of the Holdings Companies computer services and data processing for accounting and payroll functions at the Company's actual direct cost through December 31, 1998 and on a month-to-month basis thereafter pursuant to a Technical Services Agreement, dated as of June 29, 1998, by and among the Company, Holdings and AIMCO, as amended (the "Technical Services Agreement"); and (ii) Holdings will continue to provide, or cause one or more of its Subsidiaries to continue provide, to the Company or one or more of its Subsidiaries management services for certain properties owned by partnerships whose general partners are Affiliates of the Company on substantially the same terms and conditions as management agreements currently in effect.

                                   ARTICLE VI

                          INDEMNIFICATION AND RELEASES

     6.1 Mutual Release. Effective as of the Time of Distribution and except as otherwise specifically set forth in this Agreement or the Transaction Documents, the Merger Agreement or the Indemnification Agreement, each of the Company, on the one hand, and Holdings, on the other hand, releases and forever discharges the other and its affiliates, and its and their directors, officers, employees and agents of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against such other party or any of its assigns, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party prior to the Time of Distribution; provided, however, that the foregoing general release shall not apply to this Agreement, the Transaction Documents, the Merger Agreement or the Indemnification Agreement or the transactions contemplated hereby or thereby and shall not affect either party's right to enforce this Agreement or the Transaction Documents, the Merger Agreement, the Indemnification Agreement or any other agreement contemplated hereby or thereby in accordance with its terms. Each party understands and agrees that, except as otherwise specifically provided herein or in the Transaction Documents, the Merger Agreement or the Indemnification Agreement, neither the other party nor any of its Subsidiaries is, in this Agreement or any other agreement or document, representing or warranting to such party in any way as to the assets, business or Liabilities transferred or assumed as contemplated hereby or thereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, the Transaction Documents, the Merger Agreement or the Indemnification Agreement.

     6.2 Indemnification by the Company. Except as otherwise expressly set forth in the Merger Agreement, the Indemnification Agreement, and the Transaction Documents, the Company shall indemnify, defend and hold harmless Holdings and each of its Subsidiaries, and each of their respective directors, officers, employees, agents and Affiliates, and each of the heirs, executors, successors and assigns of any of the foregoing (the "Holdings Indemnities") from and against the Retained Liabilities and any and all losses, Liabilities and damages, including the costs and expenses of any and all actions, threatened actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such actions or threatened actions (collectively, "Holdings Indemnifiable Losses" and, individually, a "Holdings Indemnifiable Loss") of the Holdings Indemnitees arising out of or due to the failure or alleged failure of the Company or any of its Subsidiaries to pay, perform or otherwise discharge in due course any of the Retained Liabilities.

     6.3 Indemnification by Holdings. Except as otherwise expressly set forth in the Merger Agreement, the Indemnification Agreement and the Transaction Documents, Holdings shall indemnify, defend and hold harmless the Company and each of its Subsidiaries, and each of their directors, officers, employees, agents and
                                    App. A-12

Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Company Indemnitees") from and against the Holdings Liabilities and any and all losses, Liabilities and damages, including the costs and expenses of any and all actions, threatened actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such actions or threatened actions (collectively, "Company Indemnifiable Losses" and, individually, a "Company Indemnifiable Loss") of the Company Indemnitees arising out of or due to the failure or alleged failure of Holdings or any of its Affiliates to pay, perform or otherwise discharge in due course any of the Holdings Liabilities. The "Holdings Indemnifiable Losses" and the "Company Indemnifiable Losses" are collectively referred to as the "Indemnifiable Losses."

     6.4 Insurance Proceeds; Tax Benefits; Mitigation. The amount which any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to Sections 6.2 or 6.3 shall be reduced (including retroactively) by (i) any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss and (ii) any Tax benefits realized or realizable by such Indemnitee based on the present value thereof by reason of such loss and shall be increased by any Tax liability incurred by such Indemnitee based on such indemnity payment. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive insurance proceeds, Tax benefits or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds, Tax benefits or other amounts actually received. The Indemnitee shall take all reasonable steps to mitigate all Losses, including availing itself of any defenses, limitations, rights of contribution, claims against third parties and other rights at law (it being understood that any out-of-pocket costs paid to third parties in connection with such mitigation shall constitute Losses), and shall provide such evidence and documentation of the nature and extent of any Loss as may be reasonably requested by the Indemnifying Party.

     6.5  Procedure for Indemnification.

     (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a person (including any governmental entity) who is not a party to this Agreement or to any of the Transaction Documents of any claim or of the commencement by any such Person of any action (a "Third-Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as required by this Section 6.5 shall not relieve the Indemnifying Party of its obligations under this Article VI, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by such Indemnitee.

     (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel reasonably acceptable to the Indemnitee, any Third-Party Claim, provided that the Indemnifying Party must confirm in writing that it agrees that the Indemnitee is entitled to indemnification hereunder in respect of such Third-Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 6.5(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnitee of its election within 30 days after receipt of such notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim), and such Indemnitee shall cooperate in the defense or settlement or compromise of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article VI for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees'
                                    App. A-13
reasonable judgment there exists a conflict of interest between such Indemnitees and the Indemnifying Party, such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under Section 6.2 or 6.3, as the case may be) such Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnitee may not settle or compromise any Third-Party Claim without prior written notice to the Indemnifying Party, which shall have the option within fifteen days following the receipt of such notice (i) to disapprove the settlement and assume all past and future responsibility for the claim, including reimbursing the Indemnitee for prior expenditures in connection with the claim, or (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith, or (iii) to approve the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnitee's right to indemnity, or (iv) to approve and agree to pay the settlement. In the event the Indemnifying Party makes no response to such written notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected option (ii).

     (c) If an Indemnifying Party chooses to defend or to seek to compromise any Third-Party Claim, the Indemnitee shall make available to such Indemnifying Party any personnel and any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense.

     (d) Notwithstanding anything else in this Section 6.5 to the contrary, an Indemnifying Party shall not settle or compromise any Third-Party Claim unless
(i) such settlement or compromise contemplates as an unconditional term thereof the giving by such claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim and (ii) such settlement does not provide for any non-monetary relief by Indemnitee unless Indemnitee consents thereto. In the event the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third-Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third-Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of such offer of settlement or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third-Party Claim.

     (e) Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement, the Merger Agreement or the Indemnification Agreement.

     (f) In addition to any adjustments required pursuant to Section 6.4, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

     (g) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee

                                    App. A-14
as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     6.6 Remedies Cumulative. The remedies provided in this Article VI shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     6.7 Survival of Indemnities. The obligations of each of Holdings and the Company under this Article VI shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of the other related to such assets, businesses or Liabilities.

     6.8 Tax Matters. Notwithstanding anything to the contrary in this Article VI, any claim for indemnification with respect to any Liabilities which are Tax liabilities of the Company and Holdings shall be governed by the terms and provisions of Article III hereof.

                                  ARTICLE VII

                                EMPLOYEE MATTERS

     7.1 Employees. Immediately prior to, and subject to, the Distribution, the Company shall transfer to Holdings (or the Holdings Companies) the employees whose employment relates to the Holdings Companies and Holdings Businesses, as determined by the Company in its sole discretion, so that no such employee who becomes employed by Holdings experiences any termination or other interruption in employment. The employees who become employees of Holdings upon the Distribution shall not be employees of the Company or any Subsidiary of the Company at the Time of Distribution, except as otherwise agreed to in writing by the parties. Effective as of the Time of Distribution, (a) Retained Employees shall remain or become employees of the Retained Companies in the same capacities as then held by such employees (or in such other capacities and upon such terms and conditions as the Company shall determine in its sole discretion) and (b) Holdings Employees shall remain or become employees of the Holdings Companies in the same capacities as then held by such employee (or in such other capacities and upon such terms and conditions as Holdings shall determine in its sole discretion). Nothing contained in this Section 7.1 shall confer on any Retained Employee or any Holdings Employee any right to continued employment after the Time of Distribution, and such employees shall continue to be employed "at-will." At and from the Time of Distribution, except as set forth in this
Article VII, Holdings shall assume all obligations relating to all employees, including the Former Employees and employees of the Holdings Companies, arising prior to or at the Time of Distribution or, if the Merger is consummated, prior to or at the Effective Time, including all obligations or liabilities relating to employee benefits, health insurance and severance, if any.

     7.2 Employee Benefits. Without limiting the generality of Section 7.1 above:

     (a) Accrued Vacation. The Company and Holdings agree that all accrued vacation for Retained Employees on and after the Time of Distribution shall be the Company's obligation; provided, however, that if a Retained Employee (other than on-site employees) is terminated or quits prior to December 31, 1998 (or December 31, 1999 if the Closing Date occurs in 1999) and such Retained Employee (other than on-site employees) was entitled to accrued vacation relating to his employment prior to the Effective Time (the "Holdings Vacation Obligation") at the time of his departure and received a cash payment for such Holdings Vacation Obligation, Holdings shall promptly reimburse the Company for such amount.

     (b) 401(k) Plan and Restoration Plan. Immediately prior to, and subject to, the Distribution, the Company shall cause a "spin-off" of the assets and liabilities of the Company's 401(k) Retirement Plan (the "Existing 401(k) Plan") resulting in the division of the Existing 401(k) Plan into two separate, identical, component plans and trusts, in accordance with applicable law (including, without limitation, Section 414(l) of the Code), covering, respectively, (i) the Retained Employees (and their beneficiaries) (the "Company 401(k) Plan") and (ii) all other Existing 401(k) Plan participants (and their beneficiaries) (the "Holdings

                                    App. A-15

40l(k)Plan"). Immediately prior to, and subject to, the Distribution, the Company shall cause a "spin-off" of the assets and liabilities of the Company 401(k) Restoration Plan (the "Existing Restoration Plan") resulting in the division of the Existing Restoration Plan into two separate, identical component plans and trusts, covering, respectively, (i) the Retained Employees (and their beneficiaries) (the "Company Restoration Plan") and (ii) all other Existing Restoration Plan participants (and their beneficiaries) (the "Holdings Restoration Plan"). Immediately prior to, and subject to, the Distribution, the Company shall cause the Holdings 401(k) Plan and the Holdings Restoration Plan to be transferred to Holdings but shall retain the Company 401(k) Plan and the Company Restoration Plan. Prior to the Distribution, the Company shall draft the appropriate documents and us its reasonable best efforts to take all actions necessary, to the extent possible, to effectuate the intent of this Section 7.2(b).

     (c) Welfare Plans. Except as otherwise provided herein, immediately prior to, and subject to, the Distribution, the Company shall cause all Company employee benefit plans that are employee welfare benefit plans, as defined in
Section 3(l) of ERISA (the "Existing Welfare Plans"), to be divided into separate, identical component plans covering, respectively, (i) the Retained Employees (and their beneficiaries) (the "Company Welfare Plans") and (ii) all other Existing Welfare Plan participants, including without limitation, participants (and their beneficiaries) who experienced a "qualifying event" for purposes of the group health plan continuation coverage requirements of Section 4980 of the Code and Title I, Subtitle B of ERISA prior to the Closing Date regardless of when an election for continuation coverage is made by the participant (the "Holdings Welfare Plans"). Notwithstanding the foregoing, the Company shall cause the Company Long Term Disability Plan (the "Existing LTD Plan") to be divided into two separate, identical component plans covering, respectively, (i) employees who work for the Company after the Distribution and employees who were working in the United States based multifamily apartment business of the Company and the Subsidiaries not set forth on Section 4.2(h) of the Company Disclosure Letter at the time they became eligible for benefits under the Existing LTD Plan (the "Company LTD Plan") and (ii) all other participants in the Existing LTD Plan (the "Holdings LTD Plan"). Without limiting the generality of the foregoing, immediately prior to, and subject to, the Distribution, the Company shall cause a "spin-off" of the assets and liabilities of each of the Company Voluntary Employees' Beneficiary Association and the Company's existing Flexible Spending Plan (which contains premium, dependent care and medical health reimbursement component parts) (respectively, the "VEBA" and the "Flex Plan") resulting in the division of each of the VEBA and the Flex Plan into separate, identical, component plans and trusts, in accordance with applicable law, covering, respectively, (i) the Retained Employees (and their beneficiaries) (respectively, the "Company VEBA" and "Company Flex Plan") and (ii) all other participants (and their beneficiaries) in the VEBA and the Flex Plan (respectively, the "Holdings VEBA" and the "Holdings Flex Plan"). Immediately prior to and subject to, the Distribution, the Company shall cause the Holdings Welfare Plans, Holdings LTD Plan, Holdings VEBA and Holdings Flex Plan to be transferred to Holdings but shall retain the Company Welfare Plans, Company LTD Plan, Company VEBA and Company Flex Plan. Prior to the Distribution, the Company shall draft the appropriate documents and use its reasonable best efforts to take all actions necessary, to the extent possible, to effectuate the intent of this Section 7.2(c).

     (d) Stock Plans. Immediately prior to, and subject to, the Distribution, the Company shall cause Holdings to assume all options and awards of restricted stock (whether vested or unvested) held under the Company Stock Plans by employees of the Company who become employees of Holdings and convert such options and awards of restricted stock into an option to purchase shares of common stock of Holdings or an award of restricted shares of common stock of Holdings, as applicable, as the Company deems appropriate to reflect the Distribution. Prior to the Distribution, the Company shall draft the appropriate documents and use its reasonable best efforts to take all actions necessary, to the extent possible, to effectuate the intent of this Section 7.2(d).

     (e) Continuation of Group Health Plan Coverage. Holdings and the Holdings Companies shall be responsible for all obligations and liabilities relating to or arising under the group health plan continuation coverage requirements of
Section 4980B of the Code and Title I, Subtitle B of ERISA for employees employed by the Company prior to the Closing Date other than the Retained Employees. Holdings and the Holdings Companies shall also be responsible for any liabilities or obligations for severance obligations relating

                                    App. A-16
to employees of the Company employed by the Company prior to the Closing Date other than the Retained Employees.

     7.3 Other Liabilities and Obligations. Effective as of the Time of Distribution, Holdings shall assume and be solely responsible for (i) all liabilities and obligations related to the Holdings Employees and (ii) except as specifically provided in this Article VII and except to the extent otherwise provided in this Agreement, the Merger Agreement, the Indemnification Agreement or the Transaction Documents, all liabilities and obligations related to the Retained Employees that were incurred on or before the Time of Distribution. Effective as of the Time of Distribution, the Company shall assume and be solely responsible for (i) all liabilities and obligations related to the Retained Employees incurred after the Time of Distribution, (ii) all holiday, vacation and sick day benefits of the Retained Employees accrued as of the Time of Distribution, except as otherwise provided for in this Article VII, and (iii) all other liabilities, including, without limitation, for worker's compensation and medical benefits. For purposes of this Section 7.3, a liability is "incurred" on either the date the event giving rise to the liability occurs or, if the liability is related to more than one event, the date the first event to which the liability relates occurs. Notwithstanding the foregoing, deferred directors' fees shall be the sole responsibility of Holdings.

     7.4  Actions by Holdings. Any action required to be taken under this
Article VII may be taken by any member of the Holdings Companies.

                                  ARTICLE VIII

                                   CONDITIONS

     The obligations of the Company and Holdings to consummate the Distribution shall be subject to the fulfillment of each of the following conditions:

     8.1 Stockholder Approval. The stockholders of the Company shall have approved the Distribution.

     8.2 Opinion of Tax Counsel. The Company shall have received an opinion of Rogers & Wells LLP (or another recognized law firm acceptable to the recipient) that, based upon certificates and letters acceptable to Rogers & Wells LLP (or another nationally recognized law firm acceptable to the Company) dated as of the Closing Date, the Distribution should qualify as a tax-deferred distribution to the Company's stockholders (with customary exceptions, assumptions and qualifications and based on customary representations).

     8.3 Certain Transactions. The actions provided for in Section 4.1 shall have been consummated in accordance with Section 4.1 in all material respects.

     8.4 Adequate Surplus. The Boards of Directors of the Company and Holdings shall be reasonably satisfied that, after giving effect to the Distribution, (i) the Company will not be insolvent and will not have unreasonably small capital with which to engage in its businesses and (ii) the Company's surplus will be sufficient to permit, without violation of Section 170 of the DGCL, the Distribution.

     8.5 Release of Obligations. The Boards of Directors of the Company and Holdings shall be reasonably satisfied that the obligations of Holdings and its Subsidiaries under the Credit Agreement and the related liens on the assets of Holdings and its Subsidiaries will be released within a reasonable time after the Distribution.

     8.6 Bank Consent. The Lenders under the Credit Agreement shall have consented to the Distribution and the other transactions provided for herein on terms acceptable to the Boards of Directors of the Company and Holdings.

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

     9.1 Termination. This Agreement may be terminated by the Company at any time prior to the Time of Distribution.

                                    App. A-17

     9.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 9.1, no party to this Agreement (or any of its directors or officers) shall have any liability or further obligation to any other party.

     9.3 Modification or Amendment. The parties hereto may modify or amend this Agreement by written agreement executed and delivered by authorized officers of the respective parties.

     9.4 Waiver; Remedies. The conditions to the Company's obligation to consummate the Distribution are for the sole benefit of the Company and may be waived in writing by the Company in whole or in part to the extent permitted by applicable law. No delay on the part of any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

     9.5 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

     9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

     9.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

     If to the Company before the Effective Time:

        Insignia Financial Group, Inc.
        102 Woodmont Blvd.
        Suite 400
        Nashville, TN 37205
        Attn: Frank Garrison
        Telecopy: (615) 783-1021
        Telephone: (615) 783-1099

        with a copy (which shall not constitute notice) to:
        Proskauer Rose LLP
        1585 Broadway
        New York, New York 10036-8299
        Attn: Arnold S. Jacobs, Esq.
        Telecopy: (212) 969-2900
        Telephone: (212) 969-3210

                                    App. A-18

     If to the Company on or after the Effective Time, to the above address for the Company (but not to Proskauer Rose LLP) and to:

        Apartment Investment and Management Company
        1873 South Bellaire Street, 17th Floor
        Denver, Colorado 80222
        Attn: Peter K. Kompaniez
        Telecopy: (303) 757-8735
        Telephone: (303) 757-8101

        with a copy (which shall not constitute notice) to:
        Skadden, Arps, Slate, Meagher & Flom LLP
        300 South Grand Avenue
        Los Angeles, CA 90071
        Attn: Thomas C. Janson, Esq.
        Telecopy: (213) 687-5221
        Telephone: (213) 687-5600

     If to Insignia/ESG Holdings, Inc., to:

        Insignia/ESG Holdings, Inc.
        200 Park Avenue
        New York, New York 10166
        Attn: Adam B. Gilbert, Esq.
        Telecopy: (212) 984-6655
        Telephone: (212) 984-6644

        with a copy (which shall not constitute notice) to:
        Proskauer Rose LLP
        1585 Broadway
        New York, New York 10036-8299
        Attn: Arnold S. Jacobs, Esq.
        Telecopy: (212) 969-2900
        Telephone: (212) 969-3210

     9.8 Captions. All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     9.9 No Third Party Beneficiary. This Agreement is for the purpose of defining the respective rights and obligations of the parties hereto and is not for the benefit of any employee, creditor or other third party, except as may be expressly set forth herein.

     9.10 Successors and Assigns. No party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party hereto in its sole and absolute discretion. Any such conveyance, assignment or transfer without the express written consent of the other party shall be void ab initio. No assignment of this Agreement or any rights hereunder shall relieve the assigning party of its obligations hereunder. Any successor by merger to a party to this Agreement shall be substituted for such party as a party to this Agreement, and all obligations, duties and liabilities of the substituted party under this Agreement shall continue in full force and effect as obligations, duties and liabilities of the substituting party, enforceable against the substituting party as a principal, as though no substitution had been made.

     9.11 Certain Obligations. Whenever this Agreement requires any of the Subsidiaries of any party to take any action, this Agreement will be deemed to include an undertaking on the part of such party to cause such Subsidiary to take such action.
                                    App. A-19

     9.12 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     9.13 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     9.14 Jurisdiction. Each of the Company and Holdings hereby (i) consents to be subject to the jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of the courts of the State of New York in any suit, action or proceeding seeking to enforce any provision of, or based in any matter arising out of or in connection with, this Agreement or the transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the United States District Court for the Southern District of New York or the courts of the State of New York, (iv) irrevocably waives (x) any objection that it may have or hereafter have to the changing of venue of any such suit, action or proceeding in such court and (y) any claim that any such suit, action or proceeding in any such court has been brought in an inconvenient forum, and (v) irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 9.7 hereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

                                            INSIGNIA FINANCIAL GROUP, INC.

                                            By:
                                            ------------------------------------
                                              Name: Andrew L. Farkas
                                              Title: Chairman, President and
                                                     Chief Executive Officer

                                            INSIGNIA/ESG HOLDINGS, INC.

                                            By:
                                            ------------------------------------
                                              Name: Stephen B. Siegel
                                              Title: President

                                    App. A-20

                                  SCHEDULE 3.1

     Except as otherwise specifically required under the Merger Agreement or the Indemnification Agreement or as set forth in Section 3.1 of the Agreement to which this Schedule is annexed, the parties agree to unconditionally assume, pay, satisfy and discharge the Tax liabilities set forth herein:

  Federal Tax Liabilities:

     The Company shall be liable for all federal Taxes for periods ending on or before the Time of Distribution. From and after the Time of Distribution, the Company shall pay and be liable for all federal income Taxes of it and its Subsidiaries, and Holdings shall pay and be liable for all federal income Taxes of it and its Subsidiaries.

  State and Local Income or Franchise Tax Liabilities:

     The Company shall be liable for all state and local income and franchise Taxes that relate to any taxable period that ends on or before the Time of Distribution. For taxable periods that begin on or before the Time of Distribution and end after the Time of Distribution and for any subsequent taxable periods, the Company shall pay and be liable for all state and local income or franchise Taxes of the Company and its Subsidiaries (excluding Holdings and its Subsidiaries) and Holdings shall pay and be liable for all state and local income and franchise Taxes of Holdings and its Subsidiaries (except to the extent of estimated taxes paid on or before the Time of Distribution and applied to such Taxes).

                                    App. A-21

                                  SCHEDULE 4.1

1. HOLDINGS ENTITIES:

Richard Ellis Group Limited, and all of its subsidiaries

Metropolitan Opportunity Partners, Inc.
Metropolitan Opportunity Partners I, LLC

Insignia RO, Inc. and any subsidiaries thereof
Realty One, Inc.
First Ohio Escrow Corporation, Inc.
First Ohio Mortgage Corporation, Inc.
Corporate Relocation Management, Inc.
Reliance Relocation, Inc.

Insignia EC Corporation
Insignia (UK) Holdings Limited
Compagnia di Amministraziona a Gestioni Immobiliare SPA
S.I.A. Inc.
Insignia Capital Advisors, Inc. (formerly Insignia Mortgage & Investment Co.)* Insignia Arrow, Inc.
Insignia Residential Group, Inc. (formerly IMS-NY, Inc.) and the following subsidiaries thereof (all of which are part of the New York Residential Business)

Kreisel Company, Inc.
Soren Management, Inc.
Insignia Construction Management Services New York, Inc.
Douglas Elliman-Gibbon & Ives, Inc.
Insignia Commercial Investments Group, Inc. and any subsidiaries thereof Brookhollow Associates, LP
Falcon Gate, Inc.
Velocity One, Inc.
Courtyard Plaza Associates, LP
ICIG 101 Marietta LLC
Lennar Marietta Holdings, Inc.
101 Marietta Street Associates LP
ICIG Airport Technology, LLC
Tech Air Corp.
The Shoppes at Rivergate
Brickyard Investors, LP
ICIG Directives LLC
Sleepy Lake Partners LP
Glades Plaza LP
ICIG Oakhill Directives, LLC
Hiawassee Oaks Partners LP
ICIG Mockingbird LLC
Mockingbird Associates LP
Blackacre Mockingbird, LLC
ICIG Holdings LLC
Missouri Associates LLC
Westport Plaza Associates LLC

---------------

* Denotes those entities or their assets that are used in and/or relate to the multi-family business of the
  Company or a Subsidiary of the Company (other than Company's New York Residential Business), but which will nonetheless become entities or assets of Holdings.
                                    App. A-22

Barnes Morris, Pardoe & Foster Realty Associates, Inc.
Barnes, Morris, Pardoe & Foster Management Services, LLC
Insignia Rooney Management, Inc.
Insignia Commercial Group West, Inc.
O'Donnell Property Services, Inc.
Insignia/Edward S. Gordon Co. Inc.
ESG Operating Co., Inc.
Insignia/Edward S. Gordon Co., Inc. of Long Island LLC
Rostenberg-Doern Management Corporation
Insignia Commercial Group of Alabama, Inc.
Insignia Commercial Group of California, Inc.
Insignia Commercial Group of Colorado, Inc.
Insignia Commercial Group of Texas, Inc.
Frain, Camins & Swartchild Incorporated
Construction Interiors, Inc.
FC & S Management Company
Goldie Wolfe & Company
Insignia/ESG, Inc.
Insignia Commercial Group, Inc.
IPCG, Inc.
Insignia Retail Group, Inc.
Property Consulting Services, Inc.
Forum Properties, Inc.
Insignia Commercial Management, Inc.
Insignia Transport, Inc.
ICIG Bingham LLC
Bingham Partners, LP
Great American Tower LLC
Scottsdale Property Two LLC
Bingham Property Four LLC
Bingham Property Five LLC
A 50% interest in Market Ventures LLC**
Liquidity Assistance LLC ( except for the class A shares of Angeles Mortgage Investment Trust)*
RJN Corporation*
IFSE Holdings LLC*
MAP VII Acquisition Corporation*
Metropolitan Acquisition VII LLC*
FMG Acquisition I LLC*
Beattie Place LLC*
Walton Street Capital Acquisition Co., II LLC*
Insignia Development Directives, Inc.
All Commercial Joint Venture Entities

---------------

* Denotes those entities or their assets that are used in and/or relate to the multi-family business of the
  Company or a Subsidiary of the Company (other than Company's New York Residential Business), but which will nonetheless become entities or assets of Holdings.
                                    App. A-23

2. HOLDINGS ASSETS:

  Interests in Development Property

     Rights of the Company under any consulting agreement with Balcor*

     All rights to the name "Insignia," "Insignia Financial Group, Inc.," "Insignia/ESG, Inc." and any derivatives thereof, including trademarks, service marks, trade names, copyrights, and all related intellectual property*

     All rights to the symbol "FFO" on the NYSE*

     All assets used in connection with the Insignia division known as Insignia Financial Services, including, but not limited to, the Legal Department, the Investment Banking Department, the Securitization Department and the Co-Investment Group, except to the extent they relate to Retained Employees.*

     All assets located at offices where, as of the Effective Time, Holdings has become or a Holdings entity becomes financially obligated with respect to real property lease obligations*

     All personalty and intellectual property principally utilized by Company employees who do not become Retained Employees, whether or not employed by Holdings, including Andrew Farkas, James Aston, Ronald Uretta and Frank Garrison*

     Rights to be assigned by the Company to Holdings arising under confidentiality, standstill or similar agreements with respect to Holdings or other Holdings Entities, whether or not Holdings is a party thereto*

     Rights to be assigned by the Company to Holdings arising under or the ability to enforce all employment or similar agreements with respect to Holdings or other Holdings Entities, whether or not Holdings is a party thereto*

     Rights to be assigned by the Company to Holdings arising under or the ability to enforce all non-competition or similar agreements with respect to Holdings or other Holdings Entities, whether or not Holdings is a party thereto*

  Interests in and rights with respect to OnCor International

     "Time Share" or cooperative interest in aircraft generally referred to as "NetJet'

     Investment in Class B Shares of First Winthrop Corp. (subject to the provisions of Article 7 of the Agreement)*

     All of the following in the name of the Company or any subsidiary in which the Company directly or indirectly owns 80% or more of the equity interest (but specifically excluding the interest of IPT, IPLP, the IPT GP Entities and any of the Investment Limited Partnerships, or partnerships owning the Controlled Properties):

     - bank accounts, cash, deposits or cash equivalents*

     - earnest money deposits*

     - insurance policies in the name of the Company or Subsidiaries of the Company, including refunds of premiums attributable to periods before the Effective Time**

     - utility deposits, deposits for office leases or similar deposits*

     - tax refunds*

     - account receivables and notes, except advances made by a general partner to a limited partnership*

---------------

* Denotes those entities or their assets that are used in and/or relate to the multi-family business of the
  Company or a Subsidiary of the Company (other than Company's New York Residential Business), but which will nonetheless become entities or assets of Holdings.
                                    App. A-24

     - prepaid expenses*

     - pre-paid country club dues*

     - rights to reimbursements*

     Rights to be assigned by the Company to Holdings under indemnification or similar agreements or provisions in any document in favor of the Company or Company Subsidiaries*.

     Any Assets and related rights and any other assets not currently used in the residential property management business (but specifically including all assets used in the New York Residential Business)

     Any asset or loan or other obligation pertaining to the Holdings Entities or the Holdings Assets held directly or indirectly by Insignia Capital Corporation or any of its subsidiaries (other than the REMIC, inter-company receivables relating to the multi-family business other than the New York Residential Business, and IPT stock)*

     The interests of the Company, or any of its Subsidiaries including, but not limited to, Insignia Capital Corporation, in all notes and other obligations related to Investors First Staged Equity, LP acquired on December 31, 1997 and generally consisting of an assignment of rights under: Residual Proceeds Agreement dated July 1, 1993 between VMS Apartment Portfolio Associates II and the Federal Deposit Insurance Corporation; Residual Proceeds Security Agreement of even date between Investors First Stage Equity LP and VMS Apartment Portfolio Associates, Ltd. and the Federal Deposit Insurance Corporation ("FDIC"); Secured Promissory Note dated September 6, 1984 between VMS Apartment Portfolio Associates II in the original principal amount of $5,530,961 secured by the property known as Richardson Highlands situated in the County of Marin in the State of California; Restated Note dated as of July 1, 1993 between VMS Apartment Portfolio Associates II and the FDIC in the principal amount of $8,126,181; Residual Proceeds Agreement dated July 1, 1993 between VMS Apartment Portfolio Associates III; Secured Promissory Note dated December 6, 1984 in the original principal amount of $6,196,868; and Restated Note dated as of July 1, 1993 in the principal amount of $8,417,039 executed by VMS Apartments Portfolio Associates III (collectively, the "IFSE Obligations")*.

     All partnership and member interests in the Commercial Joint Venture Entities.

     Memberships in the Commerce Club with respect to employees which do not become Retained Employees.

     Insignia Jacques-Miller, L.P., a Subsidiary of IPT, holds certain Note Participation Interests with respect to obligations from Northgate, Limited, River Hill Limited, Chelsea Place, L.P., Eastgreen, Limited, and Lafayette Square, which shall be treated as follows: These Note Participation Interests are subject to the right of the Company's Investment Banking Division to receive an incentive fee equal to 33% of the actual proceeds collected with respect to such Note Participation Interests. In addition, the Company is obligated to pay out of such 33% incentive fee, certain incentives to individuals/employees of the Company. These rights to incentive fees/payments are collectively referred to as the "Note Participation Incentive Fees" and any amounts thereof related to collections under the notes underlying the Note Participation Interests which are collected before Closing are included in the Holdings Assets. Any amounts of the Note Participation Incentive Fees related to collections under the notes underlying the same following Closing are not Holdings assets.

     All Participation Interests.

---------------

* Denotes those entities or their assets that are used in and/or relate to the multi-family business of the
  Company or a Subsidiary of the Company (other than Company's New York Residential Business), but which will nonetheless become entities or assets of Holdings.
                                    App. A-25

     The Company shall specifically receive the following assets:

     - all preferred vendor contracts with HSF, Incorporated.

     - the main frame computer in Greenville, S.C., and all software used exclusively in the multi-family business (other than the New York Residential Business).

     To the extent that any assets of the Company that are not included in Holdings Assets are assets that were heretofore used by Holdings or any subsidiary and are necessary for the operation of Holdings' business. Holdings and the Company shall enter into an agreement reasonably acceptable to each other with respect to the shared use of such assets.

                                    App. A-26

                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            INSIGNIA/ESG HOLDINGS, INC.

                                            By: /s/ RONALD URETTA
                                              ----------------------------------
                                              Ronald Uretta
                                              Chief Operating Officer


Date: August 7, 1998

                               INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                                   DESCRIPTION
        -------                                   -----------
           2.1            Amended and Restated Agreement and Plan of Merger by and
                          among Apartment Investment and Management Company, AIMCO
                          Properties, L.P., Insignia Financial Group, Inc. and
                          Insignia/ESG Holdings, Inc., dated as of May 26, 1998
                          (incorporated by reference to Exhibit 2.1 to the
                          registration statement on Form S-4 (the "Form S-4") filed by
                          Apartment Investment and Management Company on August 4,
                          1998)
           2.2            Form of Agreement and Plan of Distribution by and between
                          Insignia Financial Group, Inc. and Insignia/ESG Holdings,
                          Inc. dated as of             , 1998 (incorporated by
                          reference to Appendix A to the Information Statement
                          included in this registration statement on Form 10 filed by
                          Insignia/ESG Holdings, Inc. on August 4 , 1998 (the "Form
                          10"))
          *3.1            Certificate of Incorporation of Insignia/ESG Holdings, Inc.
          *3.2            By-laws of Insignia/ESG Holdings, Inc.
          10.1            Asset and Stock Purchase Agreement, dated as of June 17,
                          1996, among Insignia Financial Group, Inc., Insignia Buyer
                          Corporation, Edward S. Gordon Company Incorporated, Edward
                          S. Gordon Company of New Jersey, Inc. and Edward S. Gordon
                          (incorporated herein by reference to Exhibit 10.15 of Form
                          10-K of Insignia Financial Group, Inc., dated March 24,
                          1998)
          10.2            Stock Purchase Agreement, dated March 19, 1997, by and among
                          Insignia Commercial Group, Inc., Insignia Financial Group,
                          Inc., Kirkland B. Armour, Scott J. Brandwein, Harvey B.
                          Camins, James L. Deiter, Lyan Homewood Fender, Ronald T.
                          Frain, Jay Hinshaw, Thomas E. Moxley, Robert B. Rosen, James
                          H. Swartchild, Jr., David Tropp, Gregg F. Witt, Frain,
                          Camins & Swartchild Incorporated, FC&S Management Company
                          and Construction Interiors, Incorporated (incorporated
                          herein by reference to Exhibit 10.22 to Form 10-K of
                          Insignia Financial Group, Inc. filed March 24, 1998)
          10.3            Stock Purchase Agreement, dated as of September 18, 1997, by and among Insignia Financial Group, Inc., Insignia RO, Inc.,
                          Joseph T. Aveni, Vincent T. Aveni, James C. Miller, Richard
                          A. Golbach, Joseph T. Aveni as Trustee of the Joseph T.
                          Aveni Declaration of Trust dated April 25, 1988, as amended on August 10, 1995, Vincent T. Aveni as Trustee of the
                          Vincent T. Aveni Declaration of Trust dated February 11,
                          1988, as restated on September 14, 1995, Joseph T. Aveni as
                          Trustee of the Vincent T. Aveni Declaration Trust, dated
                          July 13, 1994 and Vincent T. Aveni as Trustee of the Joseph
                          T. Aveni Declaration Trust, dated July 13, 1994
                          (incorporated herein by reference to Exhibit 10.27 to Form
                          10-K of Insignia Financial Group, Inc. filed March 24, 1998)
         *10.4            Deed of Warranty & Indemnity by and among Insignia Financial
                          Group, Inc. and each of the Shareholders of Richard Ellis
                          Group Limited dated February 25, 1998
          10.5            Amended and Restated Indemnification Agreement by and
                          between AIMCO and Insignia/ESG Holdings, Inc. dated as of
                          May 26, 1998 (incorporated by reference to Exhibit 2.2 to
                          the Form S-4)
         *10.6            Form of Second Amended and Restated Employment Agreement,
                          dated as of July 31, 1998, by and between Insignia/ESG
                          Holdings, Inc., Insignia/ESG, Inc. and Stephen B. Siegel
         *10.7            Form of Employment Agreement by and between Insignia/ESG
                          Holdings, Inc. and Ronald Uretta, dated as of August 3, 1998

        EXHIBIT
         NUMBER                                   DESCRIPTION
        -------                                   -----------
          10.8            Employment Agreement, dated as of June 17, 1996, by and
                          among Insignia Financial Group, Inc., Insignia Buyer
                          Corporation and Edward S. Gordon (incorporated by reference to Exhibit 10.16 to Form 10-K of Insignia Financial Group,
                          Inc. dated March 24, 1998)
          10.9            Amendment No. 1 to Employment Agreement, dated April 1,
                          1997, by and among Insignia Financial Group, Inc.,
                          Insignia/Edward S. Gordon Co., Inc. and Edward S. Gordon
                          (incorporated by reference to Exhibit 10.24 to Form 10-K of
                          Insignia Financial Group, Inc. dated March 24, 1998)
          10.10           Assignment, Assumption, Consent and Release Agreement by and
                          among Insignia Financial Group, Inc., Insignia/ESG Holdings,
                          Inc. and Edward S. Gordon, dated as of July 1, 1998 (Exhibit
                          A thereto is omitted because it is the same document as
                          Exhibit 10.7 to this Form 10)
         *10.11           Form of Employment Agreement by and between Insignia/ESG
                          Holdings, Inc. and Andrew L. Farkas dated as of August 3,
                          1998
         *10.12           Form of Employment Agreement by and between Insignia/ESG
                          Holdings, Inc. and Frank M. Garrison, dated as of August 3,
                          1998.
         *10.13           Form of Employment Agreement by and between Insignia/ESG
                          Holdings, Inc. and James A. Aston, dated as of August 3,
                          1998.
         *10.14           Insignia/ESG Holdings, Inc. 1998 Stock Incentive Plan
         *10.15           Insignia/ESG Holdings, Inc. 1998 Supplemental Stock Purchase
                          and Loan Program Under the Insignia/ESG Holdings, Inc. 1998
                          Stock Incentive Plan
         *10.16           Insignia/ESG Holdings, Inc. Executive Performance Incentive
                          Plan
         *10.17           Insignia/ESG Holdings, Inc. 1998 Employee Stock Purchase
                          Plan
         *10.18           Form of Indemnification Agreement to be entered into
                          separately by and between Insignia/ESG Holdings, Inc. and
                          each of the directors and executive officers listed on the schedule annexed thereto
         *10.19           Technical Services Agreement, dated as of June 29, 1998, by and among Insignia Financial Group, Inc., Insignia/ESG
                          Holdings, Inc. and Apartment Investment and Management
                          Company
         *10.20           Amendment No. 1 to Technical Services Agreement, dated as of
                          July 28, 1998, 1998, by and among Insignia Financial Group,
                          Inc., Insignia/ESG Holdings, Inc. and Apartment Investment
                          and Management Company
         *21.1            Subsidiaries of Insignia/ESG Holdings, Inc.
         *27.1            Financial Data Schedule for the year ended December 31, 1997 and for the three months ended March 31, 1998 (for SEC use only)


---------------


* Previously Filed